                             CONVERSION APPRAISAL REPORT

                                  GS FINANCIAL CORP.

                             PROPOSED HOLDING COMPANY FOR
                            GUARANTY SAVINGS AND HOMESTEAD
                                      ASSOCIATION
                                 Metairie, Louisiana

                                     Dated As Of:
                                  December 13, 1996


























                                     Prepared By:

                                  RP Financial, LC.
                               1700 North Moore Street
                                      Suite 2210
                              Arlington, Virginia  22209

                                        December 13, 1996

Board of Directors
Guaranty Savings and Homestead Association
3798 Veterans Memorial Boulevard
Metairie, Louisiana 70002

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Guaranty Savings and Homestead Association,
Metairie, Louisiana ("Guaranty Savings" or  the "Association").   The common
stock issued in connection with the Association's conversion will simultaneously be acquired by a holding company, GS Financial Corp.
("GS Financial" or the "Holding Company"). The conversion involves the issuance of shares of common stock to depositors and borrowers, the Holding Company's employee stock ownership plan ("ESOP"), Guaranty
Savings' employees, officers and directors, members of the local community and the public at large.

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This
Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October
21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization
-----------------------------

     The Board of Directors of the Association has adopted a Plan of Conversion pursuant to which the Association will convert from a Louisiana chartered mutual savings and loan association to a Louisiana chartered stock savings and loan association and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in Subscription and Community Offerings Holding Company stock in the amount equal to the appraised value of the Association. Immediately following the conversion, the only significant assets of the Holding Company will be the capital stock of the Association and the net conversion proceeds remaining after purchase of the Association's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Association's common stock. A portion of the remaining
50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.

RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal, we are independent of the Association and the other parties engaged by the Association to assist in the stock conversion process.

RP Financial, L.C.
Board of Directors
December 13, 1996
Page 2

Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed Guaranty Savings' application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Association that has included due diligence related discussions with the Association's management; LaPort, Sehrt, Romig & Hand, the Association's independent auditor; Elias, Matz, Tiernan & Herrick L.L.P., the Association's conversion counsel; and Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., which has been retained by the Association as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of Guaranty Savings. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Guaranty Savings.

     Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding Guaranty Savings intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution.
To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which Guaranty Savings' stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

RP Financial, L.C.
Board of Directors
December 13, 1996
Page 3

Valuation Conclusion
--------------------

     It is our opinion that, as of December 13, 1996, the aggregate pro forma market value of the shares to be issued was $26,000,000 at the midpoint, equal to 2,600,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range indicates a minimum value of $22,100,000 and a maximum value of $29,900,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 2,210,000 shares at the minimum to 2,990,000 shares at the maximum. In the event that the Association's appraised value is subject to an increase, up to 3,438,500 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $34,385,000, without a resolicitation.

Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Association as of September 30, 1996, the date of the financial data included in the Holding Company's prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                        Respectfully submitted,

                                        RP FINANCIAL, LC.

                                        William E. Pommerening
                                        Chief Executive Officer

                                        Gregory E. Dunn
                                        Senior Vice President

RP Financial, LC.

                                  TABLE OF CONTENTS
                      GUARANTY SAVINGS AND HOMESTEAD ASSOCIATION
                                 Metairie, Louisiana


                                                                        PAGE
         DESCRIPTION                                                   NUMBER


    CHAPTER ONE    OVERVIEW AND FINANCIAL ANALYSIS

      Introduction                                                       1.1
      Strategic Overview                                                 1.1
      Balance Sheet Trends                                               1.4
      Income and Expense Trends                                          1.7
      Interest Rate Risk Management                                      1.11
      Lending Activities and Strategy                                    1.12
      Asset Quality                                                      1.14
      Funding Composition and Strategy                                   1.15
      Legal Proceedings                                                  1.16



    CHAPTER TWO    MARKET AREA

      Introduction                                                       2.1
      Market Area Demographics                                           2.2
      National Economic Factors                                          2.4
      Local Economy                                                      2.6
      Competition                                                        2.7



    CHAPTER THREE  PEER GROUP ANALYSIS

      Selection of Peer Group                                            3.1
      Financial Condition                                                3.5
      Income and Expense Components                                      3.8
      Loan Composition                                                   3.11
      Interest Rate Risk                                                 3.13
      Credit Risk                                                        3.15
      Summary                                                            3.15

RP Financial, LC.

                                 TABLE OF CONTENTS
                      GUARANTY SAVINGS AND HOMESTEAD ASSOCIATION
                                 Metairie, Louisiana
                                     (continued)


                                                                        PAGE
         DESCRIPTION                                                   NUMBER


    CHAPTER FOUR   VALUATION ANALYSIS

      Introduction                                                       4.1
      Appraisal Guidelines                                               4.1
      RP Financial Approach to the Valuation                             4.1
      Valuation Analysis                                                 4.2
         1.   Financial Condition                                        4.3
         2.   Profitability, Growth and Viability of Earnings            4.4
         3.   Asset Growth                                               4.6
         4.   Primary Market Area                                        4.6
         5.   Dividends                                                  4.7
         6.   Liquidity of the Shares                                    4.9
         7.   Marketing of the Issue                                     4.9
                A.   The Public Market                                   4.9
                B.   The New Issue Market                                4.13
                C.   The Acquisition Market                              4.14
         8.   Management                                                 4.17
         9.   Effect of Government Regulation and Regulatory Reform      4.17
      Summary of Adjustments                                             4.18
      Valuation Approaches                                               4.18
         1.   Price-to-Earnings ("P/E")                                  4.19
         2.   Price-to-Book ("P/B")                                      4.20
         3.   Price-to-Assets ("P/A")                                    4.21
      Valuation Conclusion                                               4.21

RP Financial, LC.







                         LIST OF TABLES
           GUARANTY SAVINGS AND HOMESTEAD ASSOCIATION
                       Metairie, Louisiana





  TABLE
 NUMBER         DESCRIPTION                                     PAGE
-------         -----------                                     ----




  1.1       Summary Balance Sheet Data                           1.5
  1.2       Historical Income Statements                         1.8





  2.1       Summary Demographic Data                             2.3
  2.2       Major Employers                                      2.6
  2.3       Unemployment Rates                                   2.7
  2.4       Deposit Summary                                      2.8





  3.1       Peer Group of Publicly-Traded Thrifts                3.3
  3.2       Balance Sheet Composition and Growth Rates           3.6
  3.3       Income as a Percent of Average Assets and Yields,
            Costs, Spreads                                       3.9
  3.4       Loan Portfolio Composition Comparative Analysis      3.12
  3.5       Interest Rate Risk Comparative Analysis              3.14
  3.6       Peer Group Credit Risk Comparative Analysis          3.16





  4.1       Market Area Unemployment Rates                       4.7
  4.2       Conversion Pricing Characteristics                   4.15
  4.3       Market Pricing Comparatives                          4.16
  4.4       Public Market Pricing                                4.22

RP Financial, LC.
Page 1.1

                         I.  OVERVIEW AND FINANCIAL ANALYSIS
Introduction

     Guaranty Savings and Homestead Association ("Guaranty Savings" or the "Association"), organized in 1937, is a Louisiana chartered mutual savings and loan association headquartered in Metairie, Louisiana. In addition to its main office facility, which includes a full service branch, the Association maintains two other full service branches based in the Louisiana cities of New Orleans and Mandeville. In general, the Association's maintains operations in the New Orleans metropolitan area, while the substantial portion of the Association's depositors reside in close proximity to one of its three branches. Guaranty Savings' deposits are insured up to the maximum allowable amount by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At September 30, 1996, Guaranty Savings had $86.5 million in assets, $60.5 million in deposits and equity of $24.5 million or 28.3 percent of total assets. A summary of Guaranty Savings' key operating ratios for the past three and three-quarter fiscal years are presented in Exhibit I-3.

     GS Financial Corp. ("GS Financial" or the "Holding Company"), a Louisiana corporation, was recently organized to facilitate the conversion of Guaranty Savings. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Association will issue upon its conversion from the mutual to stock form of ownership. Going forward, GS Financial will own 100 percent of the Association's stock, and the Association will be GS Financial's sole subsidiary. Approximately 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Association, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for GS Financial other than the ownership of the Association, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of the cash retained at the holding company in investment securities. In the future GS Financial may acquire or organize other operating subsidiaries.


Strategic Overview

     Guaranty Savings is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. Prior to 1994, the Association maintained its headquarters and largest presence in New Orleans. The relocation of the main office to Metairie was prompted by the changing demographic characteristics of the New Orleans metropolitan area, and, in particular, the migration of New Orleans residents to more suburban markets such as Metairie. Following the relocation of the main office to Metairie, the other Metairie branch maintained by Guaranty Savings was closed

RP Financial, LC.
Page 1.2


and a new branch was recently opened in Mandeville (May 1996), an outlying and relatively fast growing suburb of New Orleans.

     Throughout its history, Guaranty Savings has pursued a traditional thrift operating strategy and, thus, 1-4 family permanent mortgage loans and retail deposits have consistently been the principal components of the Association's assets and liabilities, respectively. While the Association's lending activities include diversification into other types of lending, such lending has typically been limited and, thus, higher risk types of loans constitute a very minor portion of the Association's loan portfolio. Guaranty Savings' risk averse strategy effectively served to abrogate the significant loan losses experienced by many of its local thrift competitors, following the severe downturn experienced in the oil and gas industries that caused the commercial real estate markets in New Orleans and Louisiana in general to collapse during the late-1980s. While the local market area economy has recovered somewhat from the economic downturn of the late-1980s, the Association has maintained its conservative operating posture of controlling asset growth, building capital and emphasizing the origination of 1-4 family permanent mortgage loans in local and familiar markets. Guaranty Savings' operating strategy has been effective in limiting the Association's credit risk exposure, while, comparatively, the Association maintains a greater degree of interest rate risk exposure. Guaranty Savings' operating strategy of offering only fixed rate 1-4 family permanent mortgage loans, which are all retained for portfolio, funded primarily by short-term deposits has resulted in a balance sheet that is liability sensitive.

     As a traditional thrift, Guaranty Savings' earnings base is largely dependent upon net interest income and operating expense levels. Maintenance of a liability sensitive balance sheet reflects the Association's philosophy that earnings can be more fully maximized by incurring some interest rate risk, while Guaranty Savings' strong capital position and resultant favorable interest-earning assets to interest-bearing liabilities ("IEA/IBL") ratio will sustain earnings at lower but profitable levels during periods of rising and higher interest rates. Guaranty Savings' ability to take on a certain degree of interest rate risk in the net margin is further enhanced by the limited risk that earnings will be negatively impacted to any significant extent by credit quality related losses. Interest rate risk associated with the net interest margin is also somewhat negated by Guaranty Savings' relatively high concentration of lower costing savings accounts, which tend to be less interest sensitive than CDs. However, the Association recently increased the rate paid on savings accounts to an above market rate (4.0 percent), in an effort to stem the outflow of regular savings deposits. Overall, Guaranty Savings' operating strategy has provided for a relatively strong net interest margin during the past five and three-quarter fiscal years.

     The other major component of Guaranty Savings' earnings, operating expenses, has trended higher in recent years and are currently maintained at a relatively high level for an institution which maintains a traditional thrift operating strategy. Higher operating expenses combined with asset shrinkage have resulted in

RP Financial, LC.
Page 1.3


the Association's operating expense ratio trending higher, with the increase in operating expenses being largely attributable to normal compensation increases and higher expenses associated with depreciating a new main office building which was built in 1994.

     Retail deposits have consistently served as the sole interest-bearing funding source for the Association. After experiencing strong deposit growth during fiscal 1991, which was supported by disintermediation occurring at the local thrifts that were failing due to asset quality problems, Guaranty Savings' deposit balance has steadily declined in recent years. The decline in deposits reflects the Association's general strategy of not paying above market rates for CDs, during a period when deposit growth has been limited among all financial institutions by the relatively low market rates being offered on CDs and the more attractive returns that have been provided by other investment alternatives such as stock mutual funds. The Association may also be at a competitive disadvantage in terms of competing for deposits, as the result of offering only a limited number of deposit products. Most notably, the Association's deposit products do not include checking or money market deposit accounts.

     Over the past five and three-quarter fiscal years, Guaranty Savings' operating strategy has resulted in asset shrinkage, an increasing capital position and healthy core earnings. An emphasis on originating 1-4 family fixed rate loans for portfolio has served to limit the Association's credit risk exposure, while the Association's interest rate exposure is more notable as indicated by its negative short-term gap position. Earnings have been supported by a generally favorable interest rate environment, in which the Association's maintenance of a negative short-term gap position has been beneficial to the net interest margin. Notwithstanding the favorable interest rate environment, the Association in general has maintained a strong net interest margin as the result of its high IEA/IBL ratio. Earnings were depressed for the most recent twelve month period, primarily as the result of non-recurring items associated with losses recorded on the sale of investments and the one time special assessment to recapitalize the SAIF. However, the Association's core earnings have come under pressure as well, due to a decline in the net interest margin and an increase in the operating expense ratio. The Association's Board of Directors has elected to convert to the stock form of ownership to improve the competitive position of Guaranty Savings. The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets, and reduce interest rate risk by enhancing the Association's IEA/IBL ratio, which, will in turn reduce the repricing mismatch between the Association's interest-sensitive assets and interest-sensitive liabilities. The additional funds realized from the stock offering will also serve as an alternative funding source to deposits in meeting the Association's future funding needs, which will allow for competitive pricing in the Association's deposit rates. Additionally, Guaranty Savings' significant equity-to-assets ratio will also better position the Association to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through acquiring

RP Financial, LC.
Page 1.4

branches or other financial institutions in areas that would provide for further penetration in the markets currently served by the Association or nearby surrounding markets. Expansion may also be pursued through acquiring financial services that are not currently offered by the Association. At this time, the Association has no specific plans for expansion other than internal growth. The Association's projected internal use of proceeds are highlighted below.


    o Holding Company. Approximately 50 percent of the net conversion proceeds will be retained by GS Financial. Such funds will initially be used to provide a loan to the Association's ESOP trust, and the balance will be invested into short- and intermediate-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchase of common stock consistent with OTS limitations.

    o Guaranty Savings. Approximately 50 percent of the net proceeds of the conversion will be infused into the Association in exchange for all of the Association's newly issued stock. Proceeds infused into the Association will initially be invested into short- and intermediate-term investments. Over time, the proceeds are expected to be redeployed into the Association's loan growth and normal investment activities.

     Overall, it is the Association's objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that compromises the credit quality or increases the overall risk associated with Guaranty Savings' operations. The Association has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.


Balance Sheet Trends

     From December 31, 1991 through September 30, 1996, Guaranty Savings exhibited annual asset growth of negative 1.5 percent (see Table 1.1). During this period, the Association's interest-earning asset composition exhibited a shift towards cash and investments, as the loans receivable balance declined from 53.9 percent of assets at fiscal year end 1991 to 49.8 percent of assets at September 30, 1996. Assets have been funded primarily with retail deposits and retained earnings.

     Guaranty Savings' loan portfolio declined at a 3.2 percent annual rate from fiscal year end 1991 through September 30, 1996. Most of the decline in the loan balance occurred during fiscal 1993, as net loans receivable declined from $47.2 million at fiscal year end 1992 to $40.7 million at fiscal year end 1993. The decline in the loan balance during fiscal 1993 was largely attributable to the high volume of 1-4 family loans being refinanced during that period, which resulted in the Association incurring significant repayments on 1-4 family permanent mortgage loans. At the same time, the Association elected not to actively pursue 1-4 family

RP Financial, LC
Page 1.5


                                            Table 1.1
                              Guaranty Savings and Homestead Association
                                  Historical Balance Sheets
                               (Amount and Percent of Assets)

                                                                                                                            Annual
                                      For the Fiscal Year Ended December 31,                                                Growth
                        --------------------------------------------------------------------------------
                              1991            1992             1993             1994            1995        Sept. 30, 1996    Rate
                        -------------    -------------    -------------    -------------   -------------    -------------    -----
                        Amount    Pct    Amount    Pct    Amount    Pct    Amount    Pct   Amount    Pct    Amount     Pct     Pct
                        -------   ---    ------    ---    ------    ---    ------    ---   ------    ---    ------     ---     ---
                        ($000)    (%)    ($000)    (%)    ($000)    (%)    ($000)    (%)   ($000)    (%)    ($000)     (%)     (%)

Total Amount of:
Assets                  $93,076  100.0%  $90,499  100.0%  $90,100  100.0% $88,250  100.0%  $86,040  100.0%  $86,521  100.0%  -1.53%
Cash and cash
 equivalents             $2,762    3.0%    2,294    2.5%    2,883    3.2%   2,620    3.0%    2,355    2.7%   $8,698   10.1%  27.32%
Investment securities   $34,915   37.5%   34,697   38.3%   37,798   42.0%  35,496   40.2%   33,360   38.8%  $23,068   26.7%  -8.36%
Mortgage-backed
 securities              $3,894    4.2%    3,444    3.8%    6,112    6.8%   6,063    6.9%    6,367    7.4%   $7,299    8.4%  14.14%
Loans receivable, net   $50,192   53.9%   47,128   52.1%   40,679   45.1%  40,042   45.4%   39,888   46.4%  $43,058   49.8%  -3.18%
Deposits                $73,267   78.7%   69,482   76.8%   67,432   74.8%  64,642   73.2%   60,945   70.8%  $60,495   69.9%  -3.95%
Total equity            $19,134   20.6%   20,315   22.4%   21,901   24.3%  22,839   25.9%   23,946   27.8%  $24,500   28.3%   5.34%


____________________________

(1)   Ratios are as a percent of ending assets.

Sources:  Guaranty Savings' prospectus and audited financial statements.

RP Financial, LC.
Page 1.6

originations during the period of high refinancing activity, based on management's belief that there was a high degree of interest rate risk associated with retaining 1-4 family fixed rate loans at the market interest rates that were prevailing for 1-4 family loans during that period.
Accordingly, most of the decline in the loan portfolio has consisted of 1-4 family permanent mortgage loans, as Guaranty Savings' diversification into other types of lending has consistently been very limited in recent years. Subsequent to fiscal 1993, the Association's loan portfolio declined slightly during fiscal years 1994 and 1995, while the trend of loan shrinkage was reversed during the first nine months of fiscal 1996. Consistent with the Association's traditional emphasis on originating and retaining 1-4 family permanent mortgage loans, the recent growth realized in the loan portfolio has been supported by growth in 1-4 family permanent mortgage loans. As of September 30, 1996, 1-4 family permanent mortgage loans comprised 96.6 percent of the Association's loan portfolio. The balance of the loan portfolio consists of minor balances of construction, land, multi-family, commercial real estate and consumer loans.

     Over the past five and three-quarter fiscal years, the Association has maintained a relatively high level of cash and investments, ranging from a high of 45.2 percent of assets at fiscal year end 1993 to a low of 36.8 percent of assets at September 30, 1996. The peak balance of cash and investments maintained at fiscal year end 1993 reflects the redeployment of cash flow generated by accelerated loan repayments into the cash and investments portfolio. Comparatively, the lower ratio of cash and investments maintained at September 30, 1996 resulted from a portion of those funds being redeployed into loans and mortgage-backed securities. The investment portfolio is substantially comprised of U.S. Government and federal agency securities ($21.2 million), with the balance of the portfolio consisting of an adjustable rate mortgage mutual fund ($1.0 million) and FHLMC common stock ($879,000). Exhibit I-4 provides historical detail of the Association's investment portfolio. The investment portfolio consists primarily of securities with maturities of less than five years, and to a much lesser extent securities with maturities ranging between five and ten years. As of September 30, 1996, the entire investment portfolio was classified as available for sale. Guaranty Savings maintained an unrealized gain of $1.0 million on the available for sale portfolio at September 30, 1996. In addition to investment securities, the Association held cash and cash equivalents of $8.7 million at September 30, 1996, which was higher than the level of liquidity that typically has been maintained by Guaranty Savings. During fiscal years 1991 through 1995, Guaranty Savings' cash and cash equivalents balance was maintained between 2.5 percent and 3.2 percent of assets, well below the 10.1 percent ratio maintained at September 30, 1996. Not reflected in Table 1.1 was the Association's investment in FHLB stock, which amount to $718,000 at September 30, 1996.

     Mortgage-backed securities comprise the balance of the Association's interest-earning assets composition, serving as an investment alternative to 1-4 family permanent mortgage loans. Over the past five and three-quarter fiscal years, the Association's mortgage-backed securities balance has generally trended

RP Financial, LC.
Page 1.7

higher increasing from $3.9 million, or 4.2 percent of assets, at fiscal year end 1991 to $7.3 million, or 8.4 percent of assets, at September 30, 1996. Mortgage-backed securities held by the Association consists of participation certificates, which have been issued by FHLMC and FNMA. The mortgage-backed securities portfolio is classified as held to maturity and consists entirely of fixed rate securities. Most of the mortgage-backed securities portfolio has scheduled maturities ranging between 1 and 10 years, with approximately one-third of the portfolio having stated maturities of more than 10 years.

     Over the past five and three-quarter fiscal years, Guaranty Savings' funding needs have been substantially met through retail deposits, internal cash flows and retained earnings. From fiscal year end 1991 through September 30, 1996, the Association's deposits declined at an annual rate of 4.0 percent. The deposit run-off exhibited by the Association was somewhat overstated by the influx of deposits received by the Association during fiscal 1991, reflecting the impact of new deposit customers that were generated by the failure of other Louisiana thrifts. After showing a fairly steady decline during fiscal years 1991 through 1995, the Association's deposit run-off slowed considerably during the first nine months of fiscal 1996. Most of the decline in deposits has consisted of CDs, resulting in the savings account balance increasing as a percent of total deposits. As of September 30, 1996, CDs and savings accounts comprised 60.3 percent and 39.7 percent of the Association's total deposits, respectively, versus comparative ratios of 66.6 percent and 33.4 percent at December 31, 1991. As noted previously, deposit products offered by the Association are limited to CDs and regular savings accounts. Guaranty Savings did not utilize borrowings during the past five and three-quarter fiscal years, with the decline in deposits being funded by asset shrinkage and the retention of earnings.

     Positive earnings during the past five and three-quarter fiscal years translated into an annual capital growth rate of 5.3 percent for the Association. Capital growth combined with a decline in assets served to increase Guaranty Savings' equity-to-assets ratio from 20.6 percent at the end of fiscal 1991 to 28.3 percent at September 30, 1996. All of the Association's capital is tangible capital, and the Association maintained significant capital surpluses relative to all of its regulatory capital requirements at September 30, 1996. The addition of conversion proceeds will serve to further increase Guaranty Savings' capital position to a level that is relatively unique within the thrift industry and, as a result, the Association's return on equity ("ROE") can be expected to be well below industry averages following its conversion.


Income and Expense Trends

     The Association has reported positive earnings over the last five and three-quarter fiscal years (see Table 1.2), ranging from a low of 0.44 percent of average assets for the twelve months ended September 30, 1996 to a high of
1.41 percent of average assets in fiscal 1993. Earnings during the most recent twelve month

RP Financial, LC
Page 1.8

                                                                                    Table 1.2
                                                                  Guaranty Savings and Homestead Association
                                                                         Historical Income Statements
                                                                   (Amount and Percent of Avg. Assets)(1)

                                                                     For the Fiscal Year Ended December 31,
                               -------------------------------------------------------------------------------------------
                                         1991                   1992                    1993                  1994
                               -------------------------------------------------------------------------------------------
                                 Amount       Pct        Amount       Pct          Amount      Pct       Amount      Pct
                               ---------   -------    ----------   --------    -----------   -------   ---------   -------
                                 ($000)       (%)        ($000)        (%)         ($000)      (%)       ($000)      (%)



Interest Income                  $7,166     8.12%     $7,198         7.84%      $6,327       7.01%      $6,035     6.77%
Interest Expense                 (3,296)    -3.73%     (3,296)      -3.59%      (2,385)     -2.64%      (2,408)   -2.70%
                              ---------     -------   --------     --------    --------    --------    --------   -------
Net Interest Income              $3,870      4.38%     $3,902        4.25%      $3,942       4.37%      $3,627     4.07%
Provision for Loan Losses          (124)    -0.14%       (119)      -0.13%         (98)     -0.11%         (21)   -0.02%
                               --------     -------   --------     --------     -------    --------    --------   -------
Net Interest Income
 after Provisions                $3,746      4.24%     $3,783        4.12%      $3,844       4.26%      $3,606     4.04%

Other Income                        137      0.16%        107        0.12%         134       0.15%         109     0.12%
Operating Expense                (1,926)    -2.18%     (1,928)      -2.10%      (1,955)     -2.17%      (2,186)   -2.45
                                 -------     ------     ------      ------      -------     ------      -------    ------
Net Operating Income             $1,957      2.22%     $1,962        2.14%      $2,023       2.24%      $1,529     1.71%

Non-Operating Income
Net gain(loss) on sale of
 IEA                                 $2      0.00%        ($4)      -0.00%          $5       0.01%        ($10)   -0.01
Net gain(loss) on REO               (72)    -0.08%        (72)      -0.08%         (30)     -0.03%           5     0.01%
Other Non-Op.
 Income/(Expense)                     0      0.00%          0        0.00%           0       0.00%           0     0.00%
                                   -----   -------       -----     -------        -----   --------       -----    -------
 Net Non-Operating Income           (70)                  (76)      -0.08%         (25)     -0.03%          (5)   -0.01%

Net Income Before Tax            $1,887      2.14%     $1,886        2.06%      $1,998       2.21%      $1,524     1.71%
Income Taxes                       (705)    -0.80%       (704)      -0.77%        (722)     -0.80%        (529)   -0.59%
Change in Acctg.
 Principle                           --       ---          --         ---         --       ---               0     0.00%
                                 -------   -------     --------   -------      -------  ---------     ---------   --------
Net Income (Loss)                $1,182      1.34%     $1,182        1.29%      $1,276       1.41%        $995     1.12%


Core Earnings
Net Income Before Ext.
 Items                           $1,182      1.34%     $1,182        1.29%      $1,276       1.41%        $995     1.12%
Addback:
 Non-Operating Losses                72      0.08%         76        0.08%          30       0.03%          10     0.01%
Deduct:
 Non-Operating Gains                 (2)    -0.00%          0        0.00%          (5)     -0.01%          (5)   -0.01%
Tax Effect Non-Op. Items(2)         (24)    -0.03%        (26)      -0.03%          (9)     -0.01%          (2)   -0.00%
                               ---------    -------    -------     -------     --------   --------      -------   --------
Core Net Income                  $1,228      1.39%     $1,232        1.34%      $1,293       1.43%        $998     1.12%







                                                         For the 12 Months
                           -------------------------
                                        1995               Ended  9/30/96
                           -------------------------  -----------------------
                                  Amount        Pct       Amount      Pct
                               ---------   --------    ---------   --------
                                  ($000)         (%)      ($000)      (%)



Interest Income                 $6,260        7.18%     $6,096     7.04%
Interest Expense                (2,664)      -3.06%     (2,620)   -3.03%
                               ---------    -------     --------  ------
Net Interest Income             $3,596        4.13%     $3,476     4.02%
Provision for Loan Losses          (12)      -0.01%        (26)   -0.03%
                               --------     -------     --------  --------
Net Interest Income
 after Provisions               $3,584        4.11%     $3,450     3.99%

Other Income                        58        0.07%         75     0.09%
Operating Expense               (2,295)      -2.63%     (2,351)   -2.72%
                               --------      ------     -------   ------
Net Operating Income            $1,347        1.55%     $1,174     1.36%

Non-Operating Income
Net gain(loss) on sale of
 IEA                                $0        0.00%      ($100)   -0.12%
Net gain(loss) on REO               11        0.01%          3     0.00%
Other Non-Op.
 Income/(Expense)                   (6)      -0.01%       (413)   -0.48%
                                -------   --------    --------   -------
 Net Non-Operating Income            5        0.01%       (510)   -0.59%

Net Income Before Tax           $1,352        1.55%       $664     0.77%
Income Taxes                      (480)      -0.55%       (285)   -0.33%
Change in Acctg.
 Principle                         --          ---         --       ---
                               --------    ---------   --------   ------
Net Income (Loss)                 $872         1.00%      $379     0.44%


Core Earnings
Net Income Before Ext.
 Items                            $872         1.00%      $379      0.44%
Addback:
 Non-Operating Losses                6          0.01%      513      0.59%
Deduct:
 Non-Operating Gains               (11)        -0.01%       (3)    -0.00%
Tax Effect Non-Op. Items(2)          2          0.00%     (173)    -0.20%
                                -------      --------     ------   -------
Core Net Income                   $869          1.00%     $717     -0.83%













____________________________
(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 34.0 percent.

Sources:  Guaranty Savings' prospectus and audited financial statements.

RP Financial, LC.
Page 1.9

period were depressed by non-recurring items, consisting of the one special assessment to recapitalize the SAIF and a higher than normal loss recorded on the sale of investment securities. Consistent with the Association's traditional thrift operating mode, net interest income and operating expenses have been the dominant factors in Guaranty Savings' earnings. Non-interest operating income has been a limited contributor to the Association's earnings, while credit quality related losses related to maintaining and disposing of real estate owned and loan loss provisions were generally not a significant earnings factor as well. With the exception of the loss on sale securities recorded during fiscal 1996, gains and losses realized from the sale of loans and investments have not had a significant impact on the Association's earnings during the past five and three-quarter fiscal years.

     Guaranty Savings' level of net interest income before provisions for loan losses has been maintained above 4.00 percent of average assets throughout the period shown in Table 1.2, ranging from a low of 4.02 percent for the twelve months ended September 30, 1996 to a high of 4.38 percent in fiscal 1991. Peak earnings recorded by the Association during fiscal 1993 were also supported by a relatively high net interest margin of 4.37 percent, while during the past two and three-quarter fiscal years Guaranty Savings' net interest margin has generally trended lower. The stronger net interest margins exhibited by the Association during fiscal years 1991 through 1993 were supported by a number of factors, including the declining interest rate environment, an improving capital position, and a shift in the Association's deposit composition towards lower costing savings accounts. Comparatively, the lower net interest margins recorded by the Association since fiscal 1993 have been attributable to such factors as higher interest rates and a reduction in the level of interest-earning assets comprising total assets. The reduction in the level of interest-earning assets comprising total assets was largely attributable to the building of a new main office, which was completed during 1994. From fiscal year end 1993 to fiscal year end 1994, the Association's balance of premises and equipment, net of depreciation, increased from $1.1 million, or 1.25 percent of assets, to $2.6 million, or 3.00 percent of total assets. As of September 30, 1996, the Association's premises and equipment balance, net of depreciation, equaled $2.8 million, or 3.21 percent of assets.

     The impact of interest rates on Guaranty Savings' net interest margin is further revealed through examination of the Association's historical net interest rate spreads and yields and costs as set forth in Exhibits I-3 and I-5. From fiscal 1993 to the nine months ended September 30, 1996, Guaranty Savings' yield-cost spread narrowed from 3.74 percent to 3.11 percent. The reduction in the yield-cost spread was attributable to a more significant increase in the Association's funding costs relative to the yield earned on interest-earning assets, reflecting the more immediate impact of higher interest rates on the Association's interest-sensitive liabilities. The increase in Guaranty Savings' deposit costs was largely the result of higher CD costs, as the rate paid on the Association's passbook accounts exhibited little variance during the past three and three-quarter fiscal years. While the yield earned on the Association's interest-earning assets also increased since fiscal 1993,

RP Financial, LC.
Page 1.10

the increase was more limited in light of the less interest-sensitive nature of the interest-earning assets maintained by the Association. The increase in yield earned on Guaranty Savings' interest-earning assets was supported by higher yields earned on investments, which was partially negated by a decline in the yield earned on the Association's loan portfolio. Guaranty Savings' net interest margin will likely be enhanced by the stock offering, due to the reinvestment of interest-free capital into interest-earning assets and the higher IEA/IBL ratio that will result from the Association's increased capital position.

     Consistent with the Association's adherence to a traditional thrift operating philosophy and resultant limited diversification, sources of non-interest operating income have not been a significant contributor to the Association's earnings. Throughout the period shown in Table 1.2, sources of non-interest operating income ranged from 0.16 percent to 0.07 percent of average assets, and for the twelve months ended September 30, 1996 non-interest operating income equaled 0.09 percent of average assets. Sources of non-interest operating income consist substantially of late charges and miscellaneous sources of non-interest operating income. Beyond its limited diversification in general, the absence of checking account products has been a constraining factor with respect to the amount of non-interest operating income generated by the Association. At this time, the Association has no plans to further diversify into activities that would generate additional non-interest operating income and, thus, Guaranty Savings' earnings can be expected to remain highly dependent upon the net interest margin.

     For a traditional thrift, the Association exhibited relatively high operating expenses during the five and three-quarter period shown in Table 1.2, particularly in recent years. After dropping to a low of 2.10 percent of average assets during fiscal 1992, the Association's operating expense to average assets ratio has trended steadily higher to equal 2.72 percent for the twelve months ended September 30, 1996. The upward trend exhibited in the operating expense ratio since fiscal 1992 has been the result of normalized increases in operating expenses and a shrinking asset base. Further contributing to the increase in the Association's operating expenses was the building of a new main office facility, which was completed in 1994. Notwithstanding the inflating impact the Association's asset shrinkage has had on its operating expense ratio, Guaranty Savings' operating expense ratio is considered to be relatively high in view of its highly non-diversified operating strategy.

     The recent trends in the Association's net interest margin and operating expense ratio indicate that Guaranty Savings has been experiencing earnings compression from the major two components of its core earnings, as highlighted by the decline in the Association's expense coverage ratio (net interest income divided by operating expenses). Guaranty Savings' expense coverage ratio equaled 2.01 times during fiscal 1993, versus a comparative ratio of 1.48 times during the twelve months ended September 30, 1996. While lower, Guaranty Savings' expense coverage ratio of 1.48 times is still considered to be indicative of favorable core earnings

RP Financial, LC.
Page 1.11

strength. The Association's conversion to stock form will place further upward pressure on operating expenses, due to increase costs associated with operating as a publicly-traded institution and expenses related to the stock benefit plans.

     Gains and losses resulting from the sale of investments have typically not been a significant factor in the Association's earnings, with the most notable impact occurring during the twelve months ended September 30, 1996. For the twelve months ended September 30, 1996, Guaranty Savings recorded a loss on the sale of investments of $100,000, or 0.12 percent of average assets. The loss was the result of the Association's decision to enhance the yield of the investment portfolio through selling approximately $8.0 million of lower yielding U.S. Treasury securities. Prior to fiscal 1996, gains and losses resulting from the sale of loans and investments were not a material factor in the Association's earnings and, thus, the loss on sale recorded during fiscal 1996 is viewed as a non-operating item.

     Credit quality related losses have impacted the Association's earnings to various degrees over the past five and three-quarter fiscal years, with such losses consisting of loan loss provisions and real estate operations losses. Loan loss provisions established by the Association were higher during fiscal years 1991 through 1993, ranging from 0.11 percent of average assets in fiscal 1993 to 0.14 percent of average assets during fiscal 1991. The higher loan loss provisions established during fiscal years 1991 through 1993 was consistent with the higher level of non-performing assets maintained by the Association during those years. Comparatively, over the past two and three-quarter years, loan loss provisions established by the Association have been minimal. A low risk lending strategy, favorable credit quality measures, and the build-up of loss provisions to more conservative levels have served to contain the amount of loss provisions established by the Association in recent years. As of September 30, 1996, the Association maintained valuation allowances of $337,000, equal to 0.78 percent of net loans receivable and 106.6 percent of non-performing assets.
Exhibit I-6 sets forth the Association's loan loss allowance activity during the past three and three-quarter fiscal years. Real estate operations gains and losses posted by Guaranty Savings primarily reflect losses incurred on maintaining and disposing of real estate owned, with the most notable impact on earnings occurring during fiscal years 1991 and 1992. In both fiscal years 1991 and 1992 the Association posted real estate operations losses amounting to 0.08 percent of average assets. Comparatively, Guaranty Savings has realized modest gains on real estate operations during the past two and three quarter fiscal years. As of September 30, 1996, the Association did not hold any real estate owned.


Interest Rate Risk Management

     Guaranty Savings' balance sheet is currently liability-sensitive, as indicated by its one year cumulative gap to assets ratio of negative 16.5 percent (see Exhibit I-7). An almost exclusive emphasis on fixed rate

RP Financial, LC.
Page 1.12

lending funded primarily by short- and intermediate-term deposits have been the primary factors accounting for the repricing mismatch between Guaranty Savings' interest-sensitive assets and interest-sensitive liabilities. As of September 30, 1996, of the total loans due after one year from September 30, 1996, fixed rate loans comprised 99.6 percent of those loans (see Exhibit I-8). Guaranty Savings pursues management of interest rate risk primarily through maintaining a high balance of liquidity and a strong capital position. Liquidity of the investment portfolio is enhanced by the Association's classification of all investments as available for sale. To a lesser extent, management of interest rate risk is conducted by offering attractive rates on certain longer term CDs from time-to-time. Management of interest rate risk is further supported by the Association's high concentration of passbook savings accounts, given the lower cost and less interest-sensitive characteristics of those accounts.

     The short-term repricing mismatch between the Association's interest-sensitive assets and liabilities indicates that net interest income will be somewhat inconsistent in various interest rate environments, with declining and low interest rate environments being more beneficial to Guaranty Savings' net interest margin. Comparatively, the Association's net interest margin is adversely impacted by rising and higher interest rates, as highlighted by the narrowing of Guaranty Savings' yield-cost spread since fiscal 1993. However, given the Association's current IEA/IBL ratio of 136.9 percent, which will become stronger following the infusion of conversion proceeds, Guaranty Savings has the capacity to take on a certain degree of interest rate risk and sustain positive, although lower, core earnings during periods of moderately rising interest rates.


Lending Activities and Strategy

     The Association's lending activities have traditionally concentrated on the origination and retention of 1-4 family permanent mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of September 30, 1996, $41.9 million, or 96.6 percent, of Guaranty Savings' total loan portfolio was comprised of loans secured by 1-4 family permanent mortgage loans. The Association has substantially de-emphasized other types of lending in recent years, with multi-family and commercial real estate loans, which totaled $475,000, or 1.1 percent of total loans outstanding at September 30, 1996, comprising the second largest component of Guaranty Savings' loan portfolio. The balance of the loan portfolio was comprised of minor balances of construction, land and consumer loans. Exhibit I-11 provides the contractual maturity of the Association's loan portfolio, by loan type, as of September 30, 1996.

     Guaranty Savings originates only fixed rate 1-4 family permanent mortgage loans, retaining all originations for portfolio. Fixed rate loans offered by the Association have terms ranging from 15 to 25 years, and are generally underwritten in accordance with FNMA/FHLMC requirements. The Association will

RP Financial, LC.
Page 1.13

originate 1-4 family permanent mortgage loans up to a maximum loan-to-value ("LTV") ratio of 90.0 percent, with private mortgage insurance ("PMI") being required for loans with LTV ratios of more than 80.0 percent. All of the Association's 1-4 family permanent mortgage loans are secured by local properties, with the Association competing for loans primarily through offering competitive rates and retention of servicing. While it is the Association's policy not to charge any points on its loan 1-4 family loan originations, a 1.0 percent prepayment penalty of the outstanding loan balance is applied to loans that are repaid in less than five years.

     On a limited basis, the Association also originates construction loans to finance the construction of 1-4 family residences. Prior to March 1996, the Association did not offer construction loans. As of September 30, 1996, Guaranty Savings' construction loan balance totaled $412,000, or 1.0 percent of the total loan portfolio. The Association's construction lending activities consist of loans to finance the construction of pre-sold single-family houses, and are originated as construction/permanent loans to borrowers intending to live in the properties upon completion of the construction. Construction/permanent loans require payment of interest only during the construction period and are structured to be converted to fixed rate permanent loans at the end of the construction phase.

     Land loans serve as a complement to the Association's 1-4 family lending activities, as they consist of loans secured by residential lots. As of September 30, 1996, the Association's land loan balance amounted to $121,000, or
0.3 percent of the loan balance. Terms of land loans offered by the Association generally require an LTV ratio of 70.0 percent or less and are fixed rate loans with terms of 15 years or less. Both construction and land lending are expected to remain as very minor areas of lending diversification for the Association.

     Commercial real estate and multi-family loans held by the Association are collateralized by properties in its normal lending territory and totaled $475,000, or 1.1 percent of the total loan portfolio. Commercial real estate and multi-family loans are generally extended up to an LTV ratio of 70.0 percent and are originated as fixed rate loans with terms of 15 years or less. Consistent with the higher credit risk associated with commercial real estate and multi-family loans, loan rates offered on those loans are at a premium to the Association's 1-4 family loan rates. Properties securing the commercial real estate and multi-family loan portfolio include churches, small retail establishments and small apartment buildings. As of September 30, 1996, the Association's largest commercial real estate/multi-family loan had an outstanding balance of $82,000 and was performing in accordance with its terms. In recent years, the Association has been inactive in originating commercial real estate/multi-family loans.

     The balance of the Association's loan portfolio consists of consumer loans, which amounted to $463,000, or 1.1 percent of total loans outstanding at September 30, 1996. Consumer loans held by the Association consist of loans secured by deposits and second mortgage loans. Second mortgage loans originated

RP Financial, LC.
Page 1.14

by the Association are fixed rate amortizing loans, with terms of up to 15 years. The Association will originate second mortgage loans up to an LTV ratio of 80.0 percent of the combined loan balance of the first and second liens, provided that the second mortgage loan amount does not exceed $50,000. In addition, Guaranty Savings requires second mortgage loan borrowers to maintain at least 10.0 percent cash equity in the subject property and the borrower must hold the first mortgage with the Association as well. At this time, the Association's consumer lending activities are expected to remain limited.

     Exhibit I-10, which shows the Association's loan originations and repayments over the past three and three-quarter fiscal years, further highlights Guaranty Savings' emphasis on originating 1-4 family permanent mortgage loans. Originations of 1-4 family permanent mortgage loans accounted for 96.0 percent of the Association's total loan volume during the past three and three-quarter fiscal years. Accelerated repayments associated with refinancing activity was the primary factor contributing to the $6.4 million net decrease in the Association's loan portfolio during fiscal 1993, as Guaranty Savings elected not to pursue the refinancing activity on the origination side in light of the low market interest rates that were being offered on 1-4 family fixed rate loans during that period. Comparatively, more modest declines were recorded in the loan portfolio during fiscal years 1994 and 1995, which was attributable to both an increase in loan originations and a slow down in loan repayments. After four consecutive years of loan portfolio shrinkage, the Association posted an increase in loans during the first nine months of fiscal 1996. Loan growth during fiscal 1996 has been primarily realized through increased originations of 1-4 family permanent mortgage loans and, to a lesser extent, initiation of construction loan originations and a decline in loan repayments. The increase in 1-4 family originations during fiscal 1996 was in part supported by the Association's decision to increase the maximum LTV ratio allowed on 1-4 family loan originations from 80.0 percent to 90.0 percent. Guaranty Savings retains all loan originations for portfolio and has not purchased any loans over the past three and three-quarter fiscal years.
Guaranty Savings' future lending strategy going forward is expected to remain fairly consistent with recent historical trends, and, thus, the origination of 1-4 family permanent mortgage loans is expected to account for the substantial portion of the Association's lending activities.


Asset Quality

     The Association's historical 1-4 family lending emphasis has generally supported favorable credit quality measures. Over the past three and three-quarter fiscal years, Guaranty Savings' non-performing assets-to-assets ratio has ranged from a high of 0.60 percent at fiscal year end 1993 to a low of
0.27 percent at fiscal year ends 1994 and 1995. As of September 30, 1996, Guaranty Savings' balance of non-performing assets totaled $316,000, or 0.37 percent of total assets. As shown in Exhibit I-12, non-accruing loans accounted for the

RP Financial, LC.
Page 1.15

Association's entire non-performing assets balance. Non-accruing loans held by the Association at September 30, 1996 consisted only of 1-4 family permanent mortgage loans.

     The Association reviews and classifies assets on a regular basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. At September 30, 1996, the Association had $355,000 of assets classified as Special Mention and $1.8 million of assets classified as Substandard. The Association maintained valuation allowances of $337,000 at September 30, 1996, equal to 0.78 percent of net loans receivable and 106.6 percent of non-performing assets.


Funding Composition and Strategy

     Deposits have consistently been the Association's primary source of funds, and at September 30, 1996 deposits constituted 100 percent of Guaranty Savings' interest-bearing liabilities. Exhibit I-13 sets forth the Association's historical deposit composition and Exhibit I-14 reflects the interest rate and maturity composition of the CD portfolio at September 30, 1996. The Association's deposit composition has consistently reflected a relatively high concentration of lower costing savings accounts, with such deposits accounting for 39.7 percent of Guaranty Savings' total deposits at September 30, 1996. Over the past three and three-quarter fiscal years, the mix between the Association's savings accounts and CDs has been maintained at fairly consistent levels, with both balances exhibiting declines since fiscal year end 1993.

     As with most thrifts today, the concentration of the Association's CDs have short-term maturities. As of September 30, 1996, the CD portfolio totaled
$36.5 million, with 80.0 percent of those CDs having maturities of one year or less. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $1.4 million, or 3.7 percent of Guaranty Savings' total CDs at September 30, 1996. Guaranty Savings generally does not pay premium rates for higher balance CDs. The Association does not utilize brokered CDs and typically offers CD rates that are priced in the middle of the range of rates offered by its local competitors. Comparatively, the Association recently increased the rate paid on passbook accounts to an above market rate, in an effort to stem the outflow that has been experienced in the savings account balance during recent years.

     Guaranty Savings generally does not use borrowings as a funding source and the Association maintained no borrowings at September 30, 1996. Guaranty Savings' deposit growth, internal funding and conversion proceeds are expected to be adequate enough to fund the substantial portion of the Association's lending and investment activities for the intermediate-term. If borrowings are needed, the Association has ample borrowing capacity with the FHLB of Dallas. The Association is expected to borrow from the Holding Company to finance the purchase of ESOP shares.

RP Financial, LC.
Page 1.16

Legal Proceedings

     Guaranty Savings is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition and results of operations of Guaranty Savings.

RP Financial, LC.
Page 2.1


                                II.  MARKET AREA


Introduction

     Guaranty Savings conducts operations out of its headquarters office in Metairie, Jefferson Parish, Louisiana. The Association also maintains two other branches in the New Orleans metropolitan area, one in New Orleans and the other in Mandeville. The New Orleans branch is located in Orleans Parish, and the Mandeville branch is located in St. Tammany Parish. Prior to moving its main office to Metairie in October 1994, the Association maintained its main office in New Orleans. At the end of 1995, Guaranty Savings closed another branch maintained in Metairie and the Mandeville branch was opened in May 1996. Metairie is located to the northwest of New Orleans. Exhibit II-1 provides information on the Association's office facilities.

     The Association has served the New Orleans metropolitan area since it was established in 1937, and emerged intact from the severe economic recession that occurred in Louisiana in the mid-and late-1980s. This recession ultimately led to the failure of 48 savings institutions based in Louisiana, 22 of which were headquartered in the New Orleans metropolitan area.

     Management considers the New Orleans metropolitan area to be the Association's primary market area for deposits and lending since most of the Association's depositors live near the Association's branches and most of the Association's loans are collateralized by homes or other property located in these areas. The New Orleans metropolitan statistical area encompasses the southeast tip of Louisiana, including the Parishes of Jefferson, Orleans, Plaquemines, and St. Tammany.

     The economy in the New Orleans metropolitan area is based on the oil and gas industry, shipbuilding, and tourism, supplemented by a number of other employment sectors, particularly service industries and construction. The growth in non-manufacturing employment in the market area, such as service industries and trade, have created an economy that is more insulated from the type of economic setbacks that occurred in the past. Southern Louisiana's relatively undiversified economic structure, particularly its dependence on the oil and gas industry, led to a severe economic recession in the 1980s when oil prices declined sharply. Despite the moderate economic growth and increased economic diversification that has occurred since the economy bottomed out in the late-1980s, the economy is still - heavily based in natural resources production and thus remains somewhat exposed to future economic risk.

     Future growth opportunities for Guaranty Savings depend on several different indicators in the Association's market area such as demographic growth trends, the strength of the local economy and the

RP Financial, L.C.
Page 2.2


competitive environment. These factors have been briefly examined to help determine the growth potential that exists for the Association and the relative economic health of the Association's market area.


Market Area Demographics

     Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the Association's market area (see Table 2.1). In the 1990s, the Association market area has generally exhibited less favorable growth characteristics than the comparative growth rates of Louisiana and the U.S. Orleans Parish's population declined slightly from 1990 to 1996, while the population of Jefferson Parish exhibited a modestly positive growth rate during the same time period. Comparatively, strong population growth was recorded in St. Tammany Parish, which is a more distant market to the City of New Orleans. Growth in households mirrored the population growth rates, with only St. Tammany Parish outpacing the comparative U.S. and Louisiana household growth measures. Over the next five years, population and household growth trends are projected to remain essentially the same for the three primary market area parishes served by Guaranty Savings, although St. Tammany Parish's favorable growth rates are projected to slow modestly from the growth rates posted from 1990 to 1996.

     Income measures for the primary market area parishes generally exceeded the comparative Louisiana measures, although falling below the median household and per capital income measures exhibited by the U.S. Consistent with projected household income for the U.S. and Louisiana, household income is projected to decline in Orleans, Jefferson and St. Tammany Parishes over the next five years. The smallest decline in household income is projected for St. Tammany Parish (negative 0.3 percent), which is consistent with the stronger population and household growth being recorded in St. Tammany Parish. Comparatively, over the next five years median household income is projected to decline at an annual rate of 1.4 percent for both Jefferson and Orleans Parishes, which exceeded the comparative U.S. and Louisiana growth rates of negative 0.8 percent and negative
1.1 percent, respectively. The general decline exhibited in household income levels reflects that most of the job growth is being realized in service related jobs, which tend to be relatively low paying jobs. In summary, St. Tammany's demographic characteristics appear to provide the best prospects for lending and deposit growth, while Orleans Parish would seemingly offer the least promising prospects for growth among the three primary market area parishes served by the Association.

RP Financial, LC.
Page 2.3


                                   Table 2.1
                            Summary Demographic Data
                              State and County Data

                                            Year                  Growth Rate      Growth Rate
                            ------------------------------------
Population (000)                1990        1996        2001          1990-96        1996-2001
----------------                ----        ----        ----          -------        ---------
                                                                          (%)              (%)
United States                248,710     265,295     278,802             1.1%             1.0%
Louisiana                      4,220       4,368       4,493             0.6%              0.6%
Jefferson Parish                 448         458         465             0.4%              0.3%
Orleans Parish                   497         479         465            -0.6%             -0.6%
St Tammany Parish                145         179         207             3.7%              2.9%

Households (000)
----------------

United States                 91,947      98,239     103,293             1.1%              1.0%
Louisiana                      1,499       1,549       1,592             0.5%              0.6%
Jefferson Parish                 166         170         173             0.3%              0.3%
Orleans Parish                   188         181         176            -0.6%             -0.6%
St Tammany Parish                 50          63          73             3.7%              3.0%

Median Household Income ($)
---------------------------

United States                $29,199     $34,530     $33,189             2.8%             -0.8%
Louisiana                    $22,777     $25,457     $24,087             1.9%             -1.1%
Jefferson Parish             $29,492     $29,575     $27,629             0.0%             -1.4%
Orleans Parish               $18,111     $21,481     $20,038             2.9%             -1.4%
St Tammany Parish            $29,534     $33,978     $33,437             2.4%             -0.3%

Per Capita Income -1996 ($)
---------------------------

United States                $13,179     $16,738       ----              4.1%              ----
Louisiana                    $10,150     $12,345       ----              3.3%              ----
Jefferson Parish             $12,684     $13,905       ----              1.5%              ----
Orleans Parish                $9,606     $13,904       ----              6.4%              ----
St Tammany Parish            $12,416     $15,418       ----              3.7%              ----

1996 Age Distribution(%)  0-14 Years 15-24 Years 25-44 Years      45-64 Years         65+ Years        Median Age
------------------------  ---------- ----------- -----------      -----------         ---------        ----------

United States                   22.0        13.7       31.6              19.9              12.8              34.3
Louisiana                       24.1        15.2       30.4              18.8              11.5              32.4
Jefferson Parish                22.2        13.2       32.8              20.3              11.5              34.0
Orleans Parish                  23.0        15.1       31.0              17.8              13.1              32.9
St Tammany Parish               25.1        13.6       30.9              21.0               9.4              33.7

                           Less Than  $15,000 to $25,000 to        $50,000 to       $100,000 to
1996 HH Income Dist.(%)      $15,000      24,999    $49,999           $99,999          $149,999         $150,000+
-----------------------    ---------  ---------- ----------        ----------       -----------         ---------

United States                   19.7        15.6       34.0              24.4               4.3               2.1
Louisiana                       31.2        17.9       31.0              16.3               2.3               1.2
Jefferson Parish                22.8        17.9       35.9              19.8               2.4               1.2
Orleans Parish                  37.0        17.6       25.8              14.2               3.1               2.4
St Tammany Parish               20.5        15.4       33.3              24.1               4.3               2.3


Sources: CACI, Inc. and U.S. Dept. of Commerce.

RP Financial, L.C.
Page 2.4


National Economic Factors

     Over the past year, national economic growth has been mixed. Economic data through most of the fourth quarter of 1995 suggested that the economy was on track for a soft landing, as indicated by modest retail sales growth and a stable inflation picture. Weak retail sales during the holiday shopping season and a slight increase in the November unemployment rate provided indications of a slowing national economy at the end of the fourth quarter. Economic data released in January 1996 continued to indicate a generally sluggish economy, as highlighted by the Federal Reserve's mid-January "Beige Book" report which indicated slowing economic growth in its latest nationwide survey of economic conditions. Record-breaking winter weather conditions further slowed the economy in January of 1996. Unemployment declined sharply in February, although the January figures were skewed by the weather and by striking GM workers. A stronger than expected March 1996 employment report served to rekindle inflation fears, while other economic indicators suggested that the pace of economic growth was moderate and inflation was under control.

     Higher oil and commodity prices heightened inflation concerns in late-April 1996; however, wages, which account for most of the inflation measures, did not signal that inflation was heating up. Unemployment data for both May and June suggested a strong pace of economic growth, with the stronger than expected job growth pushing interest rates higher. Second quarter GDP increased at a healthy
4.7 percent annual rate, however, other economic measures, such as consumer and producer prices, reflected a more modest pace of economic growth.

     The third quarter of 1996 started with a continuation of second quarter trends, although mid-July Congressional testimony by the Federal Reserve Chairman hinted of expectations that the economy would taper off slightly in the second half of 1996. However, much of the economic data released during July and August continued to indicate a fairly robust pace of economic growth. Such economic data included a stronger than expected increase in July durable good orders, the consumer confidence index hitting a six year high and a decline in the August unemployment rate. Comparatively, for the balance of the third quarter, economic data, such as a decline in August durable good orders and smaller than expected increases in August retail sales and consumer prices, suggested that the economy was cooling off. A slight increase in the September unemployment rate further signaled a slowing economy.

     Economic data released in the beginning of the fourth quarter generally confirmed that the national economy was slowing. October unemployment remained at 5.2 percent, although the number of new jobs being added to the economy was lower compared to job growth recorded during the late-spring and the summer. Third quarter GDP growth fell to a 2.2 percent annual rate, versus a comparative
4.7 percent rate in the second quarter. Wage data indicated that inflation was under control, as wages remained flat for production and

RP Financial, L.C.
Page 2.5


nonsupervisory workers in October, despite a $0.50 increase in the minimum wage becoming effective on October 1, 1996. Modest increases in the October consumer price index and October retail sales provided further indications that the national economy was slowing. While the November unemployment rate climbed to
5.4 percent from 5.2 percent in October, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. Other inflation measures, such as the November consumer price index, suggested that the economy was sluggish and non-inflationary. Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. Interest rates generally trended lower in the fourth quarter of 1995, due to the slowing of the economy. The sluggish economy and a 0.25 percent cut in short-term interest rates by the Federal Reserve pushed the yield on 30-year U.S. Government bond to slightly below 6.0 percent at year end 1995. Following another 0.25 percent rate cut by the Federal Reserve in January 1996, interest rates moved higher during the balance of the first quarter. The upward trend in interest rates reflected generally improving economic conditions and indications that the Fed would not cut interest rates further due to mixed inflation signals.

     Interest rates continued to edge higher during the second quarter and the 30-year U.S. Government bond yield climbed above 7.0 percent following the stronger than expected May job growth reported in early-June. The favorable June employment report had a more severe effect on bond prices, as the large drop in unemployment provided for one of the largest one day declines in bond prices with the yield on the 30-year benchmark bond increasing from 6.93 percent to 7.18 percent. During the balance of third quarter, economic data which contained mixed inflation signals provided for an uneven interest rate environment. After trending lower for a brief period in July and August, another spike in interest rates was experienced in late-August and early-September as inflation concerns were raised by the stronger than expected economic growth. Comparatively, aided by the Federal Reserve's decision not to raise interest rates at its September and October meetings, along with economic data providing indications of a cooling economy, interest rates declined in late-September and through most of October. Interest rates continued to edge lower through November, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of Treasurys caused bond prices to slide in mid-December, despite the economic statistics which continued to reflect mild inflation. As of December 13, 1996, one- and thirty-year U.S. Government bonds were yielding 5.43 percent and 6.57 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through December 13, 1996.

RP Financial, L.C.
Page 2.6


Local Economy

     The southeastern Louisiana economy has its historical roots in agriculture and seagoing trade, and is still a major international port. Agriculture declined as a major industry in southeastern Louisiana as the area developed, and southeastern Louisiana's economy today is founded on oil and natural gas (and related industries), tourism, shipbuilding, and port-related industries. Economic diversification in the market area has improved somewhat since the oil and gas industry suffered a major setback with the decline in oil prices that occurred in the mid-and late-1980s.

     Economic diversification in the market area has been developed primarily within the areas of health care, aerospace industries, and research and technology. Retail trade is also a growing employment sector for the New Orleans metropolitan area. Table 2.2 lists several of the largest private sector employers in the New Orleans metropolitan area.


                                    Table 2.2
                          Guaranty Savings & Homestead
                       Major Employers in New Orleans MSA

          Employer                                   Industry
          --------                                   --------
          Avondale Shipyards                         Shipbuilding
          Freeport-McMoran, Inc                      Exploration, Mining
          South Central Bell Telephone               Telecommunications
          Mercy Baptist Medical                      Health Care
          Shell Oil Company                          Petroleum Refining
          Tulane University                          Education
          Chevron USA Co.                            Oil
          Exxon Corp.                                Oil
          National Supermarkets                      Food Retailer
          Ochsner Foundation Hospital                Health Care
          Martin Marietta                            Aerospace Tech.
          Hilton Hotels                              Hotel
          I.E. Dupont Nemours & Co                   Chemical Manufact.


          Source:  New Orleans Chamber of Commerce

     Comparative unemployment rates for the primary market area parishes, as well as for the U.S. and Louisiana, are shown in Table 2.3. The unemployment data for the market area further implies that the more favorable growth opportunities exist in St. Tammany Parish, as St. Tammany Parish's September 1996 unemployment rate of 5.3 percent was the lowest among the three primary market area parishes served by the Association. Similarly, Jefferson Parish's slightly higher unemployment rate of 5.4 percent was also indicative

RP Financial, L.C.
Page 2.7


of a fairly healthy economic environment. Comparatively, Orleans Parish September 1996 unemployment rate of 8.1 percent was the highest among the three primary market parishes served by the Association, and was also consistent with the generally negative demographic trends that have prevailed for Orleans Parish during the 1990s.



                                    Table 2.3
                    Guaranty Savings & Homestead Association
                         Selected Unemployment Rates(1)

                                 September 1995         September 1996
          Region                 Unemployment           Unemployment
          ------                 --------------         --------------

          United States               5.4%                   5.0%
          Louisiana                   6.4                    6.7
          Jefferson Parish            5.4                    5.4
          Orleans Parish              7.6                    8.1
          St. Tammany                 4.9                    5.3


          (1)  Data is not seasonally adjusted.

          Source:  Bureau of Labor Statistics.


Competition

     Competition among financial institutions in the Association's market is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Association's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Guaranty Savings will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

     The Association's retail deposit base is closely tied to the economic fortunes of the New Orleans metropolitan area and, in particular, the three parishes where branches are maintained. Table 2.4 displays deposit market trends from June 30, 1993 through June 30, 1995 for Jefferson and Orleans Parishes, the two parishes where the Association maintained branches during that period. Additional data is also presented for the State of Louisiana. The data indicates that deposit growth in the Association's primary market area between 1993 and 1995 was mixed, as indicated by 2.8 percent positive annual deposit growth in Jefferson Parish and 3.0 percent negative annual deposit growth in Orleans Parish. Jefferson Parish's deposit growth was realized through strong growth in commercial bank and credit union deposits, which was partially negated by a

RP Financial, LC.
Page 2.8


                                   Table 2.4
                    Guaranty Savings & Homestead Association
                                Deposit Summary


                                              As of June 30,
                         ------------------------------------------------------
                                    1993                        1995
                         ---------------------------  ------------------------- Deposit
                                    Market  Number of           Market No. of   Growth Rate
                         Deposits   Share   Branches  Deposits  Share  Branches 1993-1995
                         --------   ------  --------- --------  ------ -------- -----------
                                           (Dollars In Thousands)                  (%)
A. Deposit Summary
------------------
  State of Louisiana    $41,738,755  100.0%  1,720  $42,609,263  100.0%  1,738  1.0%
    Commercial Banks     33,428,945   80.1%  1,224   35,640,178   83.6%  1,291  3.3%
    Credit Unions         2,761,683    6.6%    337    2,953,998    6.9%    322  3.4%
    Savings Institutions  5,548,127   13.3%    159    4,015,087    9.4%    125 -14.9%


  Jefferson Parish       $4,249,686  100.0%    142   $4,495,047  100.0%    145   2.8%
    Commercial Banks      2,662,574   62.7%     82    3,325,519   74.0%     92  11.8%
    Credit Unions           186,861    4.4%     27      218,324    4.9%     26   8.1%
    Savings Institutions  1,400,251   32.9%     33      951,204   21.2%     27 -17.6%
    Guaranty Savings         35,695    0.8%      1       59,278    1.3%      2  28.9%


  Orleans Parish         $7,840,526  100.0%     176  $7,381,379  100.0%    168  -3.0%
    Commercial Banks      6,224,997   79.4%      82   6,267,311   84.9%     89   0.3%
    Credit Unions           455,910    5.8%      65     457,761    6.2%     59   0.2%
    Savings Institutions  1,159,619   14.8%      29     656,307    8.9%     20 -24.8%
    Guaranty Savings         31,777    0.4%       2       3,481    0.0%      1 -66.9%


Sources: SNL Securities and Thompson Credit Union Directory

RP Financial, L.C.
Page 2.9


decline in savings institution deposits. Comparatively, in Orleans Parish, modestly positive deposit growth was posted by commercial banks and credit unions, which was more than offset by a notable decline in thrift deposits. The notable drop in thrift deposits was attributable to a number of factors, including disintermediation caused by the low interest rate environment, market share expansion by commercial banks through acquisition and competitive forces, and the implementation of limited growth strategies by undercapitalized thrift institutions seeking to build capital levels.

     Largely as the result of relocating the main office from Orleans Parish to Jefferson Parish, the Association recorded notable increases and declines in the amount of deposits maintained in those respective parishes during the period covered in Table 2.4. Overall, the Association's deposit balance declined at a
3.6 percent annual rate from June 30, 1993 through June 30, 1995. The Association's prospects for future deposit growth may be somewhat contained by the slow growth nature of Jefferson and Orleans Parishes, and the generally intense competition that exists for deposits throughout the markets served by Guaranty Savings' branches. Accordingly, given the projected limited demographic growth for Orleans and Jefferson Parishes, Guaranty Savings' future deposit growth will be somewhat dependent upon increasing market share in those markets or gaining a stronger market presence in St. Tammany Parish where the demographic characteristics tend to be more supportive of deposit growth opportunities. To augment the deposit growth that is possible internally, the Association may seek deposit growth opportunities through acquiring branches or other financial institutions, but, at this time, the Association has no definite plans to acquire additional branches or other financial institutions. The Association should also continue to benefit from its favorable image as a locally-owned and community-oriented institution, as the trend of consolidation among financial institutions is expected to provide Guaranty Savings with opportunities to gain customers that become dissatisfied with their banking relationship as the result of an acquisition.

RP Financial, LC.
Page 3.1

                              III.  PEER GROUP ANALYSIS


     This chapter presents an analysis of Guaranty Savings' operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of Guaranty Savings is provided by these institutions. Factors affecting the Association's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Guaranty Savings and the Peer Group, will then be used as a basis for the pro forma valuation of Guaranty Savings' to-be-issued common stock.


Selection of Peer Group

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history.

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Guaranty Savings. In the selection process, we applied two primary "screens" to the universe of all public companies:

     o Screen #1. Louisiana institutions with assets of $500 million or less, equity-to-assets ratios of at least 8.0 percent, and positive earnings. Two companies met the criteria for Screen #1 and both were included for the Peer Group: Teche Holding Company and Citisave Financial Corp. Exhibit III-2 details the financial characteristics of all publicly-traded Louisiana thrifts.

     o Screen #2. Southeast, Southwest and Mid-West institutions with assets between $50 million and $300 million, equity-to-assets ratios of at least 20.0 percent, core return on average assets ratios between 0.50 percent and 1.50 percent, non-performing assets to assets ratios of less than 2.0 percent, and completed mutual-to-stock conversion prior to 1996. Apart from the Louisiana institutions already selected, 12 institutions met the selection criteria for Screen #2 (see Exhibit III-3), and eight were included as part of Guaranty Savings' Peer
          Group: CCF Holding Company of GA, CKF Bancorp of Danville KY, Damen Financial Corp. of Chicago IL, Fort Thomas Financial Corp. of KY, Gateway Bancorp of Kentucky, Kentucky First Bancorp of Kentucky, Marion Capital Holdings of IN, and NS & L Bancorp of Neosho MO.

RP Financial, LC.
Page 3.2


          The four institutions excluded from the Peer Group all exhibited not meaningful core price-to-earnings ("P/E") multiples (core P/E multiples above 25.0x); thereby, limiting their usefulness in deriving the Association's pro forma market value. The Peer Group candidates which exhibited not meaningful core P/E multiples were ASB Financial Corp. of OH, Frankfort First Bancorp of KY, Great American Bancorp of IL, and Harrodsburg First Financial Bancorp, Inc. of KY.

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-4 provides summary demographic data for the primary market areas served by each of the Peer Group companies. In general, the Peer Group is comprised of relatively small institutions operating with strong capital ratios that are facing the same leverage challenge that will be faced by Guaranty Savings as a newly converted company. At the same time, while the Peer Group companies have strong capital ratios, their capital levels are nonetheless below the level reported by Guaranty Savings, even on a pre-conversion basis. While there are some differences between the Peer Group companies and Guaranty Savings, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Association and, thus, will provide a good basis for valuation. The following sections present a comparison of Guaranty Savings' financial condition, income and expense measures, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Guaranty Savings, is detailed below.


o CCF Holding Company of GA. Selected due to traditional thrift operating strategy, comparable asset size, same size of branch network, high level of capital, comparable funding composition, strong net interest margin, relatively high level of operating expenses for a traditional thrift, and high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio.


o CKF Bancorp of Danville KY. Selected due to traditional thrift operating strategy, high level of capital, comparable funding composition, strong net interest margin, limited earnings contribution from sources of non-interest operating income, and high concentration of 1-4 family permanent mortgage loans comprising the MBS and loan portfolio.


o Citisave Financial Corp. of LA. Selected due to Louisiana market area, traditional thrift operating strategy, comparable asset size, similar composition of interest-earning assets, comparable funding composition, strong net interest margin, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.


o Damen Financial Corp of Chicago IL. Selected due to traditional thrift operating strategy, same size of branch network, similar composition of interest-earning assets, high level of capital, limited earnings contribution from sources of non-interest operating income, high concentration of MBS and 1-4 family

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                                                       Table 3.1

                                         Peer Group of Publicly-Traded Thrifts

                                                 December 17, 1996(1)


                                                     Primary        Operating   Total             Fiscal  Conv.  Stock   Market
Ticker   Financial Institution             Exchg.     Market         Strat.(2)  Assets   Offices   Year   Date   Price   Value
------   ------------------------------    ------   ----------       ---------  ------   -------  -----   -----  -----   -----
                                                                                                                  ($)    ($Mil)
TSH      Teche Holding Company of LA        AMEX    Southern LA       Thrift     380        8     09-30   04/95  13.25     47
DFIN     Damen Fin. Corp. of Chicago IL     OTC     Chicago IL        Thrift     235        3     11-30   10/95  12.87     49
MARN     Marion Capital Holdings of IN      OTC     Central IN        Thrift     175        2     06-30   03/93  20.37     38
FTSB     Fort Thomas Fin. Corp. of KY       OTC     Northern KY       Thrift      89 J      2     09-30   06/95  14.25     22
KYF      Kentucky First Bancorp of KY       AMEX    Central KY        Thrift      86        2     06-30   08/95  11.50     16
CCFH     CCF Holding Company of GA          OTC     Atlanta GA        Thrift      79 J      3     09-30   07/95  15.00     17
CZF      Citisave Fin. Corp. of LA          AMEX    Baton Rouge LA    Thrift      76        5     12-31   07/95  14.00     13
GWBC     Gateway Bancorp of KY              OTC     Eastern KY        Thrift      69        2     06-30   01/95  14.50     16
CKFB     CKF Bancorp of Danville KY         OTC     Central KY        Thrift      60        1     12-31   01/95  19.75     19
NSLB     NS&L Bancorp of Neosho MO          OTC     Southwest MO      Thrift      57 J      2     09-30   06/95  13.75     12


NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)

       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer,
            Div.=Diversified, and Ret.=Retail Banking.

       (3) FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 12/17/96

RP Financial, LC.
Page 3.4

     permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Fort Thomas Financial Corp. of KY. Selected due to traditional thrift operating strategy, similar size of branch network, comparable asset size, high level of capital, similar funding composition, strong net interest margin, relatively high level of operating expenses for a traditional thrift, and high concentration of 1-4 family permanent mortgage loans comprising the MBS and loan portfolio.

o Gateway Bancorp of KY. Selected due to traditional thrift operating strategy, similar size of branch network, high level of capital, comparable funding composition, limited earnings contribution from sources of non-interest operating income, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Kentucky First Bancorp of KY. Selected due to traditional thrift operating strategy, comparable asset size, similar size of branch network, high level of capital, strong net interest margin, and favorable credit quality measures.

o Marion Capital Holdings of IN. Selected due to traditional thrift operating strategy, similar size of branch network, high level of capital, similar funding composition, strong net interest margin, and limited earnings contribution from sources of non-interest operating income.

o NS & L Bancorp of Neosho MO. Selected due to traditional thrift operating strategy, similar size of branch network, high level of capital, similar composition of interest-earning assets, similar funding composition, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Teche Holding Company of LA. Selected due to Louisiana market area, traditional thrift operating strategy, relatively high level of operating expenses for a traditional thrift, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.


     In aggregate, the Peer Group companies are more highly capitalized than the industry average (21.64 percent of assets versus 12.79 percent for the all SAIF average), generate higher earnings (1.12 percent core ROAA versus 0.83 percent for the all SAIF average), and generate a lower ROE (5.10 percent core ROE versus 7.41 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio and core P/E multiple were below and above the respective comparable SAIF averages (see next page). The Peer Group's below market P/B ratio is viewed as being largely a function of the Peer Group's high capital ratio and resulting low ROE. The higher core P/E multiple of the Peer Group appears to reflect investor expectations of future earnings growth through eventual leveraging of the excess capital. RP Financial concluded that the same attributes will apply to Guaranty Savings' conversion stock, further confirming the applicability of the Peer Group selection for deriving the Association's pro forma market value.

RP Financial, LC.
Page 3.5


                                                 As of December 13, 1996
                                                 -----------------------
                                                   Peer       All SAIF
                                                   Group      Insured
                                                   -----      --------

       Equity-to-Assets                            21.64%      12.79%
       Core Return on Assets ("ROA")                1.12        0.83
       Core Return on Equity ("ROE")                5.10        7.41

       Price-to-Book ratio ("P/B")                 97.82%      116.52%
       Core Price-to-Earnings multiple ("P/E")     19.23x       15.51x
       Price-to-Assets ratio ("P/A")               21.21%       14.06%

       Source:  Table 4.4 - Chapter IV Valuation Analysis.

     Ideally, the Peer Group companies would be comparable to Guaranty Savings in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Guaranty Savings, as will be highlighted in the following comparative analysis.

Financial Condition

     Table 3.2 shows comparative balance sheet measures for Guaranty Savings and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Association's ratios reflect balances as of September 30, 1996, while the Peer Group's ratios are based on data as of June 30, 1996 or September 30, 1996. Guaranty Savings' net worth base of 28.3 percent was above the Peer Group's average net worth ratio of 21.6 percent. Accordingly, with the consummation of the conversion and infusion of the net conversion proceeds, the gap between the Association's and the Peer Group's capital positions will widen, with Guaranty Savings' pro forma equity-to-assets ratio expected to exceed 40.0 percent. All of Guaranty Savings' and the Peer Group's capital consisted of tangible capital. Guaranty Savings' higher pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. However, at the same time, the Association's high pro forma capitalization will likely result in a relatively low return on equity for an extended period of time. Both the Association's and the Peer Group's capital ratios reflected significant capital surpluses with respect to the regulatory capital requirements, with the Association's ratios currently indicating slightly greater capital surpluses.

     The interest-earning asset compositions for the Association and the Peer Group were somewhat similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for Guaranty Savings and the Peer Group. Guaranty Savings' combined level of loans and mortgage-backed securities was

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                        Table 3.2
                         Balance Sheet Composition and Growth Rates
                              Comparable Institution Analysis
                                  As of September 30, 1996


                                                                     Balance Sheet as a Percent of Assets
                                      ---------------------------------------------------------------------------------------------
                                       Cash and                            Borrowed  Subd.    Net    Goodwill  Tng Net     MEMO:
                                      Investments  Loans   MBS  Deposits     Funds   Debt    Worth   & Intang   Worth    Pref.Stock
                                      -----------  -----   ---  --------   --------  -----   -----   --------  -------   ----------
Guaranty Savings
----------------
  September 30, 1996                      37.5     49.8    8.4    69.9        0.0     0.0     28.3      0.0     28.3        0.0

SAIF-Insured Thrifts                      18.1     66.2   12.4    71.4       14.1     0.1     12.7      0.2     12.5        0.0
State of LA                               21.9     66.1    9.1    77.8        6.5     0.0     14.2      0.1     14.1        0.0
Comparable Group Average                  22.0     62.9   12.4    69.6        7.2     0.0     21.6      0.0     21.6        0.0
  Mid-West Companies                      22.1     60.9   14.1    67.2        7.6     0.0     23.6      0.0     23.6        0.0
  South-East Companies                    21.7     67.4    8.4    75.1        6.1     0.0     17.0      0.0     17.0        0.0
`
Comparable Group
---------------

Mid-West Companies
------------------

CKFB  CKF Bancorp of Danville KY          10.1     88.2    0.0     72.6       0.4     0.0     25.2      0.0     25.2       0.0
DFIN  Damen Fin. Corp. of Chicago IL      38.8     38.9   19.8     50.7      25.4     0.0     22.5      0.0     22.5       0.0
FTSB  Fort Thomas Fin. Corp. of KY(1)     10.7     85.4    1.0     69.7       5.1     0.0     24.3      0.0     24.3       0.0
GWBC  Gateway Bancorp of KY               30.8     26.1   41.8     74.1       0.0     0.0     25.1      0.0     25.1       0.0
KYF   Kentucky First Bancorp of KY        18.3     52.6   26.4     57.7      19.0     0.0     22.2      0.0     22.2       0.0
MARN  Marion Capital Holdings of IN        9.9     83.1    0.0     70.8       3.4     0.0     22.7      0.0     22.7       0.0
NSLB  NS&L Bancorp of Neosho MO(1)        35.9     51.9    9.8     75.1       0.0     0.0     23.3      0.0     23.3       0.0

South-East Companies
--------------------
CFH  CCF Holding Company of GA(1)         23.8     60.6   13.5     76.5       0.6     0.0     21.2      0.0     21.2       0.0
CZF   Citisave Fin. Corp. of LA           34.9     58.4    3.1     81.8       0.0     0.0     16.0      0.0     16.0       0.0
TSH   Teche Holding Company of LA          6.3     83.3    8.5     67.1      17.6     0.0     13.8      0.0     13.8       0.0




                                                           Balance Sheet Annual Growth Rates                 Regulatory Capital
                                       ----------------------------------------------------------------   --------------------------
                                                  Cash and  Loans             Borrows.    Net   Tng Net
                                       Assets  Investments  & MBS  Deposits   &Subdebt   Worth    Worth   Tangible   Core   Reg.Cap.
                                       ------  -----------  -----  --------   --------   -----   ------   --------   -----  --------
Guaranty Savings
----------------
  September 30, 1996                    0.75     -14.35     11.82      -0.99     0.00    3.08     3.08     27.79    27.79    80.10

SAIF-Insured Thrifts                   11.62       6.29     13.21       5.64    16.00   -0.21    -0.51     10.57    10.65    22.61
State of LA                            11.58      -9.64     13.25       4.52    57.49   -7.37    -8.05     13.43    14.20    29.22
Comparable Group Average                4.78     -18.19     13.85      -0.25   -17.57   -7.37    -7.36     19.07    19.07    43.42
  Mid-West Companies                    5.48     -14.39     13.35       1.25   -17.57   -4.89    -4.89     19.82    19.82    45.33
  South-East Companies                  3.13     -27.06     15.01      -3.76       NM  -14.84   -14.79     13.78    13.78    29.99

Comparable Group
---------------

Mid-West Companies
------------------

CKFB  CKF Bancorp of Danville KY        6.86      13.33      6.38      10.84   -12.12   -4.49     -4.49    20.77    20.77    36.79
DFIN  Damen Fin. Corp. of Chicago IL   13.51      12.04     14.39     -10.11    18.49      NM        NM    16.48    16.48    48.97
FTSB  Fort Thomas Fin. Corp. of KY(1)   2.57     -37.94     11.51       8.78   -39.53    0.38      0.38    19.50    19.50    30.80
GWBC  Gateway Bancorp of KY            -6.12     -24.04      4.75      -3.66       NM  -14.43    -14.43    24.20    24.20    83.30
KYF   Kentucky First Bancorp of KY     21.23     -17.30     36.89      -2.18       NM   -2.00     -2.00    18.20    18.20    34.80
MARN  Marion Capital Holdings of IN    -1.01     -31.07      3.91       2.91   -37.11   -6.49     -6.49    21.00    21.00    33.07
NSLB  NS&L Bancorp of Neosho MO(1)      1.33     -15.75     15.64       2.20       NM   -2.28     -2.28    18.60    18.60    49.60

South-East Companies
--------------------
CFH  CCF Holding Company of GA(1)      -2.96     -35.88      15.67     -17.83      NM      NM        NM       NM      NM        NM
CZF   Citisave Fin. Corp. of LA        -4.86     -22.61       7.57      -2.40      NM  -14.12    -14.02    13.78   13.78     29.99
TSH   Teche Holding Company of LA      17.21     -22.70      21.79       8.95      NM  -15.55    -15.55       NM      NM        NM


(1) Financial information is for the quarter ending June 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.7


lower than the Peer Group's ratio (58.2 percent versus 75.3 percent for the Peer Group), with the Association maintaining lower concentrations of both loans and mortgage-backed securities relative to the comparative Peer Group ratios. Comparatively, the Association's cash and investments to assets ratio was higher than the comparable ratio for the Peer Group (37.5 percent versus 22.0 percent for the Peer Group). Overall, Guaranty Savings' interest-earning assets amounted to 95.7 percent of assets, which was below the comparable Peer Group ratio of 97.3 percent. The Association's lower ratio was primarily the result of maintaining a relatively high level of fixed assets, which was primarily attributable to the increase in fixed assets associated with building a new main office in 1994.

     Guaranty Savings' funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition. The Association's deposits equaled 69.9 percent of assets, which was comparable to the Peer Group average of 69.6 percent. Deposits accounted for all of Guaranty Savings' interest-bearing liabilities, while the Peer Group maintained borrowings which amounted to 7.2 percent of assets. Accordingly, both Guaranty Savings and the Peer Group were considered to have ample borrowing capacity. Total interest-bearing liabilities maintained by the Association and the Peer Group, as a percent of assets, equaled 69.9 percent and 76.8 percent, respectively, with the Association's lower ratio being supported by maintenance of a higher capital position.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Association's IEA/IBL ratio is higher than the Peer Group's ratio, based on respective ratios of 136.9 percent and 126.7 percent. The additional capital realized from stock proceeds will serve to further increase the IEA/IBL ratio advantage currently maintained by the Association, as the interest free capital realized in Guaranty Savings' stock offering will be deployed into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Guaranty Savings' growth rates are based on annualized growth for the nine months ended September 30, 1996, while the Peer Group's growth rates are based on annual growth for the twelve months ended June 30, 1996 or September 30, 1996. Asset growth rates of positive 0.8 percent and positive 4.8 percent were posted by the Association and the Peer Group, respectively. Guaranty Savings' limited asset growth resulted from growth in loans and mortgage-backed securities being largely funded by cash and investments. Similarly, growth in loans and mortgage-backed securities accounted for the Peer Group's asset growth, as a negative growth rate was also realized in the Peer Group's balance of cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Association's measures.

     Retained earnings funded the Association's asset growth, as well as a slight decline in Guaranty Savings' deposits. The Peer Group's asset growth was funded by deposits and borrowings, notwithstanding the

RP Financial, LC.
Page 3.8


negative borrowings growth rate shown for the Peer Group average. The Peer Group's borrowings growth rate was understated by the Peer Group companies with borrowings growth rates in excess of 100 percent, which accounted for two out of the six "NM" borrowing growth rates shown for the Peer Group companies in Table 3.2. The other four Peer Group companies with "NMs" indicated as borrowings growth rates recorded no change in their balance of balance of borrowings for the twelve month period. Despite recording a lower return on average assets ratio, Guaranty Savings posted a stronger capital growth rate than the Peer Group (positive 3.1 percent versus negative 7.4 percent for the Peer Group). Dividend payments and stock repurchases, as well as possible negative SFAS 115 adjustments, were likely factors that accounted for the Peer Group's negative capital growth rate. Following the increase in capital realized from conversion proceeds, the Association's capital growth rate will be depressed by its higher pro forma capital position.

Income and Expense Components

     Guaranty Savings and the Peer Group reported net income to average assets ratios of 0.44 percent and 0.97 percent, respectively (see Table 3.3), based on earnings for the twelve months ended September 30, 1996, or for the twelve months ended June 30, 1996 for some of the Peer Group companies. Both the Association's and the Peer Group's earnings were depressed by the one time assessment to recapitalize the SAIF. With the exception of the SAIF assessment, the Association's and the Peer Group's earnings were fairly representative of their core earnings, as other non-recurring items were not significant factors in their respective earnings. The Peer Group's higher earnings were realized primarily through maintenance of a lower level of operating expenses and a higher level of non-interest operating income, which was partially negated by the Association's more favorable net interest margin. Further contributing to the Peer Group's higher return was the absence of the special SAIF assessment for the Peer Group companies which reported earnings for the twelve months ended June 30, 1996.

     The Association's stronger net interest margin resulted from a lower interest expense ratio, which was partially negated by the Peer Group's higher interest income ratio. As indicated in the yield-cost section of Table 3.3, the Peer Group's higher interest income ratio was not realized through earning a higher yield on interest-earning assets, with Guaranty Savings and the Peer Group posting comparable yields on assets of 7.48 percent and 7.44 percent, respectively. Accordingly, the Peer Group's higher interest income ratio was attributable to maintaining a higher concentration of interest-earnings assets as a percent of total assets (97.3 percent versus 95.7 percent for Guaranty Savings). Comparatively, the Association's lower interest expense ratio was realized through maintaining both a lower cost of funds (4.36 percent versus
4.80 percent for the Peer Group) and a lower level of interest-bearing liabilities (69.9 percent versus 76.8 percent for the Peer Group). Guaranty Savings' lower cost of funds was supported by its composition of interest-bearing liabilities, which

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                      Table 3.3
             Income as a Percent of Average Assets and Yields, Costs, Spreads
                             Comparable Institution Analysis
                       For the Twelve Months Ended September 30, 1996



                                                       Net Interest Income                         Other Income
                                                 -------------------------------             -----------------------
                                                                           Loss      NII                               Total
                                          Net                             Provis.   After     Loan    R.E.    Other    Other
                                        Income   Income   Expense   NII   on IEA   Provis.    Fees    Oper.   Income   Income
                                        ------   ------   -------  ----  -------   -------   ------   -----   ------   ------
Guaranty Savings
----------------
  September 30, 1996                    0.44     7.04      3.03   4.02    0.03     3.99      0.00     0.00    0.09     0.09

SAIF-Insured Thrifts                    0.62     7.36      4.14   3.22    0.13     3.09      0.12     0.00    0.31     0.43
State of LA                             0.48     8.35      4.48   3.87    0.14     3.73      0.15    -0.01    0.58     0.72
Comparable Group Average                0.97     7.23      3.66   3.58    0.04     3.54      0.07     0.00    0.29     0.35
  Mid-West Companies                    1.03     7.22      3.72   3.50    0.03     3.47      0.02    -0.01    0.15     0.16
  South-East Companies                  0.82     7.26      3.51   3.75    0.04     3.71      0.18     0.02    0.60     0.80

Comparable Group
----------------

Mid-West Companies
------------------
CKFB  CKF Bancorp of Danville KY         1.28     7.35      3.63   3.72    0.04     3.68      0.08     0.00    0.00     0.09
DFIN  Damen Fin. Corp. of Chicago IL     0.77     7.25      4.21   3.04    0.03     3.01      0.05     0.00    0.03     0.08
FTSB  Fort Thomas Fin. Corp. of KY(1)    1.33     7.97      3.94   4.02    0.10     3.92      0.00     0.01    0.41     0.42
GWBC  Gateway Bancorp of KY              0.84     6.71      3.79   2.92    0.01     2.91      0.00     0.01    0.02     0.04
KYF   Kentucky First Bancorp of KY       0.89     7.09      3.38   3.71    0.01     3.69      0.00     0.00    0.15     0.15
MARN  Marion Capital Holdings of IN      1.13     7.80      3.88   3.92    0.02     3.90      0.02    -0.11    0.13     0.04
NSLB  NS&L Bancorp of Neosho MO(1)       0.97     6.39      3.21   3.18    0.02     3.16      0.01     0.00    0.33     0.34

South-East Companies
--------------------
CCFH  CCF Holding Company of GA(1)       0.97     7.03     3.24    3.78    0.03     3.75     0.10      0.04    0.36     0.50
CZF   Citisave Fin. Corp. of LA          0.78     7.17     3.29    3.87    0.01     3.86     0.44     -0.03    0.96     1.37
TSH   Teche Holding Company of LA        0.72     7.60     4.00    3.60    0.09     3.51     0.00      0.05    0.48     0.53




                                        G&A/Other Exp.      Non-Op. Items       Yields, Costs, and Spreads
                                      ------------------  ----------------    ------------------------------
                                                                                                                MEMO:       MEMO:
                                       G&A      Goodwill    Net    Extrao.      Yield       Cost    Yld-Cost   Assets/    Effectiv
                                      Expense    Amort.    Gains    Items     On Assets   Of Funds   Spread    FTE Emp.   Tax Rate
                                      -------   --------   -----   -------    ---------   -------   --------   --------   --------
Guaranty Savings
----------------
  September 30, 1996                    2.72      0.00     -0.60     0.00        7.48       4.36      3.12       2,622     42.92

SAIF-Insured Thrifts                    2.24      0.02     -0.33     0.00        7.63       4.83      2.80       4,113      35.24
State of LA                             3.25      0.01     -0.39     0.00        8.59       5.31      3.28       2,679      35.43
Comparable Group Average                2.28      0.00     -0.23     0.00        7.44       4.80      2.64       4,773      28.60
  Mid-West Companies                    1.98      0.00     -0.22     0.00        7.45       5.00      2.45       5,855      26.66
  South-East Companies                  3.00      0.01     -0.27     0.00        7.44       4.34      3.09       2,249      33.13

Comparable Group
----------------

Mid-West Companies
------------------
CKFB  CKF Bancorp of Danville KY        1.82      0.00      0.01     0.00        7.48       5.09      2.39       7,487      34.56
DFIN  Damen Fin. Corp. of Chicago IL    1.91      0.00     -0.34     0.00        7.42       5.42      2.01       7,330       8.39
FTSB  Fort Thomas Fin. Corp. of KY(1)   2.43      0.00      0.00     0.00        8.20       5.30      2.90       4,937      30.33
GWBC  Gateway Bancorp of KY             1.23      0.00     -0.47     0.00        6.79       5.14      1.64       7,722      33.26
KYF   Kentucky First Bancorp of KY      2.13      0.00     -0.44     0.00        7.31       4.51      2.80       3,910      30.22
MARN  Marion Capital Holdings of IN     2.11      0.00     -0.44     0.00        8.36       5.24      3.12       6,021      18.41
NSLB  NS&L Bancorp of Neosho MO(1)      2.23      0.00      0.14     0.00        6.56       4.29      2.27       3,581      31.46

South-East Companies
--------------------
CCFH  CCF Holding Company of GA(1)      2.86      0.00      0.07     0.00        7.17       4.07      3.10       2,479      33.82
CZF   Citisave Fin. Corp. of LA         3.67      0.02     -0.39     0.00        7.39       4.09      3.29       1,576      32.06
TSH   Teche Holding Company of LA       2.46      0.00     -0.50     0.00        7.76       4.87      2.88       2,692      33.50


(1) Financial information is for the quarter ending June 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.10


reflected no borrowings and a relatively high concentration of lower costing savings accounts. Overall, Guaranty Savings and the Peer Group reported net interest income to average assets ratios of 4.02 percent and 3.58 percent, respectively.

     In another key area of core earnings strength, the Association maintained a considerably higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Association and the Peer Group recorded operating expense to average assets ratios of 2.72 percent and 2.28 percent, respectively. It should be noted that the one time SAIF assessment expense has been reflected as a non-operating item for the Association and the Peer Group companies which reported earnings for the twelve months ended September 30, 1996. Guaranty Savings' higher operating expense ratio can in part be explained by its less favorable proficiency, with respect to maintaining a relatively high number of employees for its asset size. Assets per full time equivalent employee equaled $2.6 million for the Association, versus a comparative measure of $4.8 million for the Peer Group. Asset shrinkage recorded by the Association over the past several years has also served to place upward pressure on Guaranty Savings' operating expense ratio. On a post-conversion basis, the Association's operating expenses can be expected to increase with the addition of public company reporting expenses and stock benefit plans, with such expenses already impacting the Peer Group's operating expenses.

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), Guaranty Savings' earnings strength was less favorable than the Peer Group's. Expense coverage ratios posted by Guaranty Savings and the Peer Group equaled 1.48x and 1.57x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

     Sources of non-interest operating income made a higher contribution to the Peer Group's earnings, with such income amounting to 0.09 percent and
0.35 percent of Guaranty Savings' and the Peer Group's average assets, respectively. The Association's relatively low level of non-interest operating income is consistent with a traditional thrift operating strategy, which provides for limited diversification into services that generate non-interest operating income. Further constraining non-interest operating for the Association is a deposit base which contains no checking accounts, as Guaranty Savings offers only CDs and regular savings accounts. Real estate operations were not a material factor in either Guaranty Savings' or the Peer Group's non-interest operating income, which was indicative of their favorable credit quality measures and, in particular, relatively low levels of real estate owned. The Peer Group's higher level of non-interest operating represented not only a current earnings advantage, but was also considered to be more favorable in terms of

RP Financial, LC.
Page 3.11


limiting future interest rate risk exposure, as a higher level of non-interest operating income indicates that the ability to sustain earnings is less dependent upon the net interest margin. Overall, the Association's lower level of non-interest operating income and higher level of operating expenses translated into a less favorable efficiency ratio (operating expenses as a percent of non-interest operating income and net interest income), which is considered to be a key measure of core earnings strength. For the period shown in Table 3.3, Guaranty Savings and the Peer Group posted efficiency ratios of
66.2 percent and 58.0 percent, respectively.

     Favorable credit quality measures and low risk operating strategies translated into minor loan loss provisions established by Guaranty Savings and the Peer Group. Net gains were negative for both the Association and the Peer Group, with such losses amounting to 0.60 percent and 0.23 percent of average assets for Guaranty Savings and the Peer Group, respectively. The lower net loss posted by the Peer Group was in part supported by the absence of the special SAIF assessment for the Peer Group companies which reported earnings for the twelve months ended June 30, 1996. Further contributing to the larger net loss recorded by the Association was the loss recorded on the sale of securities, which amounted to 0.12 percent of average assets. Gains and losses resulting from the sale of loans and investments are generally viewed as being non-recurring in nature, given that they are highly dependent upon interest rate movements and typically do not represent a core earnings activity for a thrift. Similarly, the special SAIF assessment is also viewed as a non-recurring item. Accordingly, the Association's and the Peer Group's net losses will be discounted in evaluating the relative strengths and weaknesses of their respective earnings. Extraordinary items were not a factor in either the Association's or the Peer Group's earnings.

     Both the Association and the Peer Group exhibited effective tax rates which indicated earnings were being fully taxed, with Guaranty Savings recording a higher effective tax rate than the Peer Group (42.92 percent versus 28.60 percent for the Peer Group). Overall, net of the one time SAIF assessment expense, the Association's and the Peer Group's reported earnings were considered to be fairly representative of their core earnings.


Loan Composition

     Table 3.4 presents data related to the loan composition of Guaranty Savings and the Peer Group. An emphasis on low risk residential lending was apparent in both the Association's and the Peer Group's loan compositions, with 1-4 family permanent mortgage loans and mortgage-backed securities accounting for
97.1 percent and 82.8 percent of Guaranty Savings' and the Peer Group's loan and MBS portfolios, respectively. Guaranty Savings' higher ratio was attributable to its higher concentration of 1-4 family permanent mortgage loans, as the Peer Group's ratio of mortgage-backed securities was above the

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                      Table 3.4
                   Loan Portfolio Composition and Related Information
                            Comparable Institution Analysis
                                As of September 30, 1996

                                           Portfolio Composition as a Percent of MBS and Loans
                                         ---------------------------------------------------------
                                                    1-4     Constr.   5+Unit    Commerc.             RWA/    Serviced   Servicing
Institution                               MBS     Family    & Land    Comm RE   Business  Consumer  Assets  For Others   Assets
-----------                              -----    ------    -------   -------   --------  --------  ------  ----------   --------
                                          (%)       (%)       (%)       (%)       (%)        (%)      (%)     ($000)      ($000)
Guaranty Savings                         14.40     82.70     1.05       0.94      0.00      0.91     34.69          0           0

SAIF-Insured Thrifts                     15.74     61.48     5.15      11.54      1.61      6.34     51.08    431,340       3,100
State of LA                              11.61     68.65     4.13       4.83      1.62     10.75     48.19      9,188          29
Comparable Group Average                 17.46     65.32     4.34      11.34      0.51      3.13     46.64      4,460           0

Comparable Group
----------------
CCFH  CCF Holding Company of GA(1)       18.01     72.17    12.29       2.69      0.00      1.58     40.69      8,883           0
CKFB  CKF Bancorp of Danville KY          0.01     76.46     4.74      15.21      0.83      5.00     56.99          0           0
CZF   Citisave Fin. Corp. of LA           5.05     76.27     7.69       8.30      1.22      5.39     45.61      1,333           0
DFIN  Damen Fin. Corp. of Chicago IL     32.41     57.43     0.00      10.37      0.00      0.14     32.15         86           0
FTSB  Fort Thomas Fin. Corp. of KY(1)     1.11     77.70     7.66      14.11      0.00      1.45     55.91          0           0
GWBC  Gateway Bancorp of KY              63.23     34.26     0.00       1.10      0.00      1.42     28.78          0           0
KYF   Kentucky First Bancorp of KY       28.86     40.20     0.49      24.27      3.03      3.44     53.54          0           0
MARN  Marion Capital Holdings of IN       0.02     60.34     4.83      34.20      0.00      2.60     64.46     34,301           0
NSLB  NS&L Bancorp of Neosho MO(1)       15.94     77.36     1.66       0.22      0.00      5.70     36.19          0           0
TSH   Teche Holding Company of LA         9.96     81.04     4.04       2.91      0.00      4.57     52.06          0           0


(1) Financial information is for the quarter ending June 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.13


Association's ratio. Given the Association's general philosophy of retaining all originations for portfolio, loans serviced for others represented a more significant off-balance sheet item for the Peer Group; however, the Peer Group's average balance of loans serviced for others ($4.5 million) also indicated that most of the Peer Group companies were originating loans primarily for portfolio. Neither the Association or the Peer Group maintained any servicing intangibles.

     As indicated by the higher percentage of 1-4 family loans maintained by the Association, lending diversification was very limited for Guaranty Savings. Comparatively, while not extensive, the Peer Group exhibited a greater degree of lending diversification than Guaranty Savings. Multi-family/commercial real estate loans accounted for the Peer Group's primary area of lending diversification, amounting to 11.3 percent of the Peer Group's loan and MBS portfolio. Other areas of lending diversification for the Peer Group consisted mostly of construction/land and consumer loans, comprising 4.3 percent and 3.1 percent of the Peer Group's loan and MBS portfolio, respectively.
Comparatively, the Association's lending diversification reflected very minor balances of multi-family/commercial real estate, construction/land and consumer loans, with each loan type representing 1.1 percent or less of Guaranty Savings' loan and MBS portfolio. Guaranty Savings does not holding any commercial business loans, while commercial business loans constituted a very modest area of lending diversification for the Peer Group. Consistent with the Peer Group's greater diversification into higher risk types of lending, the Association maintained a lower risk weighted assets-to-assets ratio than the Peer Group (34.7 percent versus 46.6 percent for the Peer Group). Overall, both the Association's and the Peer Group's risk weighted assets ratios were indicative of relatively low risk operating strategies, as both ratios were lower than the SAIF-insured average of 51.1 percent.


Interest Rate Risk

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Association versus the Peer Group companies. The data indicates a cumulative one year gap to assets ratios of negative 16.5 percent for the Association, while only limited gap data was available for the Peer Group companies. The two Peer Group companies which reported gap data exhibited positive one year gap ratios of 11.9 percent and 16.2 percent, respectively. Guaranty Savings' one year gap ratio indicates that net interest income is exposed to a relatively high degree of volatility due to interest rate movements; however, following the infusion of stock proceeds and the resulting decline in the proportion of interest-sensitive liabilities meeting the Association's funding needs, Guaranty Savings' one year gap should narrow substantially.

RP Financial, LC.
Page 3.14

                                          Table 3.5
              Guaranty Savings and Homestead Association and the Peer Group
                         Interest Rate Risk Comparative Analysis



                                                                         Interest-Earning            Non Interest-
                                                                              Assets/                   Earning
                                   One Year             Equity/          Interest-Bearing             Assets(3)/
                                 Gap/Assets(1)          Assets            Liabilities(2)                Assets
                                 -------------          -------          ----------------            --------------
                                     (%)                  (%)                  (%)                        (%)
Guaranty Savings(4)                -16.5%                28.3%                136.9%                      4.6%

Peer Group Average                  14.1%                21.6%                126.9%                      3.1%

Peer Group(5)
-------------
CCF Holding Company of GA             NA                 21.2%                127.0%                      3.0%
CKF Bancorp of Danville KY            NA                 25.2%                134.7%                      2.2%
Citisave Fin. Corp. of LA             NA                 16.0%                117.9%                      3.5%
Damen Fin. Corp. of Chicago IL        NA                 22.5%                128.1%                      2.6%
Fort Thomas Fin. Corp. of KY        11.9% (J95)          24.3%                129.8%                      4.1%
Gateway Bancorp of KY                 NA                 25.1%                133.2%                      1.3%
Kentucky First Bancorp of KY          NA                 22.2%                126.9%                      3.4%
Marion Capital Holdings of IN       16.2% (J96)          22.7%                125.3%                      7.4%
NS & L Bancorp of Neosho MO           NA                 23.3%                130.0%                      1.5%
Teche Holding Company of LA           NA                 13.8%                115.8%                      2.0%

(1)   Latest date as of: M=March, J=June, S=September, D=December.
(2) Interest-earning assets includes cash; interest-bearing liabilities includes non interest-bearing deposits but excludes escrows.
(3) Comprised of REO, non-accruing loans, and other non interest-earning assets.
(4)   Guaranty Savings' data is as of September 30, 1996.
(5)   As of September 30, 1996 or most recent data available.

Sources:  Guaranty Savings' prospectus and SNL Securities.

RP Financial, LC.
Page 3.15


     In terms of balance sheet composition, Guaranty Savings'' interest rate risk characteristics were considered to be generally more favorable than the Peer Group's. In particular, Guaranty Savings' higher capital position and resulting higher IEA/IBL ratio indicate a lesser dependence on the yield-cost spread to sustain the net interest margin. However, the Association's higher level of non-interest earning assets indicates that the Peer Group has a greater capacity to generate interest income in comparison to Guaranty Savings. On a pro forma basis, the infusion of stock proceeds will serve to further increase the IEA/IBL ratio advantage currently maintained by Guaranty Savings.

Credit Risk

     Overall, Guaranty Savings' credit risk exposure did not appear to be materially different than the Peer Group's, with both the Association's and the Peer Group's credit quality measures being representative of limited credit risk exposure. As shown in Table 3.6, Guaranty Savings' ratio of non-performing assets (REO, non-accruing loans and accruing loans more than 90 days past due) to assets was lower than Peer Group's ratio (0.37 percent versus 0.62 percent for the Peer Group). Similarly, Guaranty Savings' non-performing loans to loans ratio was slightly lower than the Peer Group's ratio (0.73 percent versus 0.79 percent for the Peer Group). Loss reserve ratios as a percent of non-performing assets also indicated limited credit risk exposure for the Association and Peer Group, with the Association and the Peer Group maintaining loss reserves as a percent of non-performing assets of 106.6 percent and 140.6 percent, respectively. Net loan charge-offs were not a material factor for either the Association or the Peer Group during the period covered in Table 3.6.


Summary

     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Guaranty Savings. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                               Table 3.6
                 Credit Risk Measures and Related Information
                       Comparable Institution Analysis
            As of September 30, 1996 or Most Recent Date Available

                                                          NPAs &                                 Rsrves/
                                                REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan      NLCs/
Institution                                    Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs     Loans
-----------                                    ------    ------    ------    ------    -------    ------   ---------     -----
                                                (%)       (%)       (%)       (%)       (%)        (%)      ($000)        (%)
Guaranty Savings                                0.00      0.37      0.73      0.78     106.64     106.64       24         0.06

SAIF-Insured Thrifts                            0.19      0.87      0.94      0.85     177.70     125.59      263         0.10
State of LA                                     0.07      0.39      0.46      0.88     131.81     100.32       54         0.09
Comparable Group Average                        0.02      0.62      0.79      0.58      80.68     140.59        3         0.02

Comparable Group
-----------------
CCFH  CCF Holding Company of GA(1)              0.00      0.92      1.50      0.89      59.37      59.37         0        0.00
CKFB  CKF Bancorp of Danville KY                0.00      1.47      0.64      0.22      34.71      13.42         0        0.00
CZF   Citisave Fin. Corp. of LA                 0.10      0.22      0.21      0.15      73.63      40.85        14        0.13
DFIN  Damen Fin. Corp. of Chicago IL            0.00      0.15      0.38      0.38      98.29      98.29         0        0.00
FTSB  Fort Thomas Fin. Corp. of KY(1)           0.00      1.27      1.48      0.42      28.12      28.12         1        0.01
GWBC  Gateway Bancorp of KY                     0.00      0.45      0.33      0.44     135.00      25.80         0        0.00
KYF   Kentucky First Bancorp of KY              0.00      0.09        NA      0.81         NA     486.84         1        0.01
MARN  Marion Capital Holdings of IN             0.10      0.95      1.01      1.37     135.65     121.70         0        0.00
NSLB  NS&L Bancorp of Neosho MO(1)              0.00      0.02        NA      0.14         NA     390.91         0        0.00
TSH   Teche Holding Company of LA               0.01        NA        NA      1.00         NA         NA        14        0.00


(1) Financial information is for the quarter ending June 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 4.1

                            IV.  VALUATION ANALYSIS


Introduction

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of Guaranty Savings from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.


Appraisal Guidelines

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology provides for: (1) selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS limited eligibility to only seasoned public companies in the peer group; (2) a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation.

     On October 21, 1994, the OTS released written revisions to the appraisal guidelines, which had already been implemented in practice by the OTS. As outlined in the guideline revisions, the basic appraisal methodology to be followed is unchanged from the October 1983 guidelines. The revised guidelines, however, limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.


RP Financial Approach to the Valuation

     RP Financial's valuation analysis complies with the appraisal guidelines as revised and issued as of October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, given the significant weight in the valuation process of limiting the new issue discount. The pricing characteristics of recent conversions serve as the best proxy for near-term aftermarket trading activity in newly issued thrift shares, and the pricing characteristics of such recent conversions have been applied to Guaranty Savings' valuation in order to evaluate

RP Financial, LC.
Page 4.2

the Association's potential aftermarket trading characteristics. It should be noted that such analysis cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Guaranty Savings, or Guaranty Savings' value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the valuation analysis.


Valuation Analysis

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between the Association and the Peer Group and how those differences affect our pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of Guaranty Savings coming to market at this time.

RP Financial, LC.
Page 4.3

1.   Financial Condition

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association's and the Peer Group's financial strengths are noted as follows:

     o Overall A/L Composition. Residential assets, including 1-4 family permanent mortgage loans and MBS, funded by retail deposits were the primary components of both Guaranty Savings' and the Peer Group's balance sheets. The Peer Group's interest-earning asset composition exhibited a higher concentration of loans and greater diversification into higher risk types of loans. Overall, the Association's and the Peer Group's interest-earning compositions were fairly comparable in terms of yield and credit risk exposure. The comparable yield earned by the Association, despite the Peer Group's higher concentration of loans, was supported by Guaranty Savings maintaining a relatively high concentration of longer term fixed rate loans and investments. The Association's and the Peer Group's credit risk exposure were considered to be somewhat limited, as indicated by relatively low risk weighted assets-to-assets ratios and generally favorable credit quality measures. The Peer Group's higher concentration of loans and greater diversification into higher risk types of lending translated in a slightly higher level of non-performing asset than maintained by Guaranty Savings. There were no material differences in Guaranty Savings' and the Peer Group's funding compositions, with retail deposits meeting the major portion of their respective funding needs. Borrowings were utilized to a slightly greater degree by the Peer Group, although both the Association and the Peer Group maintained ample borrowing capacities. For valuation purposes, RP Financial concluded no adjustment was warranted for the Association's asset/liability composition.

     o Credit Quality. Both the Association's and the Peer Group's credit quality measures were indicative of limited credit risk exposure. Guaranty Savings maintained a slightly lower non-performing assets-to-assets ratio than the Peer Group, while the Peer Group maintained higher reserves than Guaranty Savings as a percent of non-performing assets. The low risk operating strategies maintained by the Association and the Peer Group were further indicated by risk weighted assets-to-assets ratios that were lower than the comparable ratio for all publicly-traded SAIF-insured thrifts, with Guaranty Savings maintaining a lower risk weighted assets-to-assets ratio than the Peer Group. Overall, we concluded that no adjustment was warranted for the Association's credit quality.

     o Balance Sheet Liquidity. The Association operated with a higher balance of cash and investment securities than the Peer Group (37.5 percent of assets versus 22.0 percent for the Peer Group). Guaranty Savings and the Peer Group were considered to have ample borrowing capacities, as Guaranty Savings did not maintain any borrowings and the Peer Group's borrowings amounted to 7.2 percent of assets. Overall, the Association's current balance sheet liquidity is considered to be more favorable than Peer Group's, with the infusion of conversion proceeds expected to further increase Guaranty Savings' balance sheet liquidity as the proceeds will likely be initially deployed into short-term investments. However, at the same time, the Peer Group maintains significant balance sheet liquidity as well and, thus, RP Financial concluded that a slight upward adjustment was warranted for the Association's balance sheet liquidity.

RP Financial, LC.
Page 4.4

     o Funding Liabilities. Retail deposits served as the primary interest-bearing source of funds for the Association and the Peer Group, with borrowings being utilized to a slightly greater degree by the Peer Group. Guaranty Savings' absence of borrowings was favorable in terms of providing for lower funding costs and slightly greater future borrowing capacity. For purposes of the valuation, RP Financial concluded that Guaranty Savings' funding composition warranted a slight upward adjustment.

     o Capital. The Association operates with a higher pre-conversion capital ratio than the Peer Group, 28.3 percent and 21.6 percent of assets, respectively. The Association's capital advantage will be increased further by the infusion of stock proceeds, providing Guaranty Savings with greater leverage potential. At the same time, the Association's more significant capital surplus will likely result in a depressed ROE for an extended period of time. Overall, RP Financial concluded that no valuation adjustment is warranted for the Association's capital position.

     On balance, the characteristics of the Association's and the Peer Group's financial conditions were not materially different in most respects for valuation purposes. Guaranty Savings' balance sheet liquidity and funding composition represented positive valuation considerations, while the other financial condition measures were considered to be fairly comparable for the Association and the Peer Group. Overall, we concluded that a slight upward valuation adjustment was warranted for the Association's financial strength.


2.   Profitability, Growth and Viability of Earnings

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Guaranty Savings and the Peer Group were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of their respective earnings. The specific factors considered in the valuation include:

     o Reported Earnings. The Association recorded lower earnings on a ROAA basis (0.44 percent of average assets versus 0.97 percent for the Peer Group). Both the Association's and the Peer Group's reported earnings were depressed by the one time assessment to recapitalize the SAIF, with the earnings advantage maintained by the Peer Group being in part attributable to the fact that reported earnings for some of the Peer Group companies were for the twelve months ended June 30, 1996 and, thus, did not include the impact of the SAIF assessment. Absent the SAIF assessment expense, Guaranty Savings'' reported earnings were slightly lower than the Peer Group's. The Peer Group's more favorable reported earnings stemmed largely from more favorable core earnings measures of lower operating expenses and higher non-interest operating income, with Guaranty Savings' stronger net interest margin somewhat negating the Peer Group's core earnings advantage. However, after taking into account the pro forma impact of conversion proceeds on Guaranty Savings' earnings, the Association's and the Peer Group's reported earnings indicated comparability in earnings strength on a ROAA basis. However, the Association's pro forma ROE will be well below the Peer Group average. Overall, no adjustment was warranted for this factor.

RP Financial, LC.
Page 4.5

     o Core Earnings. Net of the SAIF assessment, both the Association's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Association operated with a stronger net interest margin, a higher operating expense ratio and a lower level of non-interest operating income. The Association's stronger net interest margin and higher level of operating expenses translated into a lower expense coverage ratio (1.48x versus 1.57x for the Peer Group). The Peer Group's lower operating expense ratio and higher level of non-interest operating income also supported a more favorable efficiency ratio (58.0 percent versus 66.2 percent for the Association). Consistent with the Association's and the Peer Group's favorable credit quality measures, loss provisions had a minimal impact on their respective earnings. Overall, the Association's currently less favorable core earnings should be largely addressed by the expected earnings benefits to be realized from the redeployment of conversion proceeds into interest-earning assets, which will be partially offset by expenses associated with the stock benefit plans and operating as a publicly-traded company. Accordingly, we concluded that no valuation adjustment was warranted for the Association's core earnings.

     o Interest Rate Risk. Exposure to interest rate risk is considered to be somewhat limited for both the Association and the Peer Group, in light of their strong capital positions and resulting favorable IEA/IBL ratios. The current IEA/IBL ratio advantaged maintained by Guaranty Savings will be strengthened by the redeployment of stock proceeds into interest-earning assets. Likewise, the redeployment of stock proceeds into short-term investments will serve to diminish the negative short-term gap position currently maintained by the Association Accordingly, RP Financial concluded that the interest rate risk associated with the Association's and the Peer Group's earnings was comparable.

     o Credit Risk. Loan loss provisions were not a significant factor in either Guaranty Savings' or the Peer Group's earnings. In terms of future exposure to credit quality related losses, both the Association's and the Peer Group's operating strategies and credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of loans was more notable for the Peer Group, which along with the higher concentration of loans maintained by the Peer Group translated into a higher risk weighted assets-to-assets ratio for the Peer Group. However, both the Association's and the Peer Group's risk weighted assets-to-assets ratios were below the average for all publicly-traded SAIF-insured thrifts and, thus, indicated low credit risk operating strategies. Overall, RP Financial concluded that the credit risk exposure associated with the Association's earnings was similar to the Peer Group's and no adjustment was warranted for valuation purposes.

     o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Peer Group's historical growth has been stronger than the Association's, even though Guaranty Savings currently maintains greater leverage capacity and higher liquidity than the Peer Group. Second, the infusion of stock proceeds will further increase the Association's earnings growth potential advantages with respect to leverage capacity and availability of liquidity to fund loan growth. Lastly, as shown in
          Exhibit III-4, opportunities for lending growth in the market area where the Association maintains its largest presence (Jefferson Parish) is considered to be less favorable than in the primary market areas served by the Peer Group companies, as indicated by comparative population growth rates. On balance, the Association's earnings growth potential was considered to be comparable to the Peer Group's for purposes of this valuation.

     o Return on Equity. The Association's return on equity will be well below the Peer Group and industry averages, owing to Guaranty Savings' significant pro forma capitalization that will

RP Financial, LC.
Page 4.6

          provide an equity-to-assets ratio in excess of 40.0 percent. In view of the limited capital growth rate that will be imposed by Guaranty Savings' extremely high equity position, it is expected that the market will consider the Association's stock to be less attractive until the Association can demonstrate its ability to profitably leverage its equity in a prudent manner. Therefore, RP Financial concluded that a moderate downward adjustment was warranted for the Association's ROE.

     Overall, Guaranty Savings' earnings characteristics were considered to be comparable to the Peer Group's, with the most distinguishing factor being the Association's significantly lower pro forma return on equity. Accordingly, RP Financial concluded that a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Association's earnings relative to the Peer Group's.


3.   Asset Growth

     Guaranty Savings' asset growth was lower than the Peer Group's, during the period covered in our comparative analysis (positive 0.8 percent versus positive 4.8 percent for the Peer Group). While the Association's capital position, both currently and on a pro forma basis, provides for greater capacity to leverage relative to the Peer Group's equity-to-assets ratio, it is not viewed as a material advantage for the Association. The Association's greater leverage capacity is viewed to be negated by the limited growth recorded by Guaranty Savings historically, despite maintaining a high level of capital, and the comparatively less favorable loan and deposit growth potential that is indicated by the Association's primary market area demographic characteristics. On balance, we believe no adjustment is warranted for this factor.

4.   Primary Market Area

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. The primary market area served by Guaranty Savings, consisting of certain segments of the New Orleans metropolitan area, has shown signs of sporadic recovery from the significant economic downturn that occurred in the late-1980s. Jefferson Parish, where the Association maintains its largest presence has exhibited modest population and household growth rates which were below the comparative U.S. and Louisiana growth rates. While St. Tammany Parish has recorded relatively strong demographic growth, Guaranty Savings' presence in that market area is somewhat limited, maintaining one branch in Mandeville which was opened approximately six months ago. Orleans Parish, where the Association also maintains a relatively small branch, has exhibited declines in population and households and is considered to be the least favorable of the markets served by Guaranty Savings in terms of supporting loan and deposit growth opportunities.

RP Financial, LC.
Page 4.7

     In general, the Peer Group companies operate in healthier and faster growing market areas than the Association's primary market area (see Exhibit III-4). Population growth in the primary market areas served by the Peer Group companies was generally more favorable than the comparative measure for Jefferson Parish. As shown in Table 4.1, September 1996 unemployment rates in the markets served by the Peer Group companies were generally not dramatically different than Jefferson Parish's September 1996 unemployment rate. Overall, the Peer Group companies appear to generally operate in healthier and faster growing market environments compared to the primary market area served by Guaranty Savings, which would tend to be more favorable for the Peer Group companies with respect to limiting potential credit risk exposure and providing opportunities for loan and deposit growth. Therefore, we concluded a slight downward adjustment was appropriate for the Association's market area.


                                      Table 4.1
                            Market Area Unemployment Rates
                  Guaranty Savings and the Peer Group Companies (1)

                                                     September 1996
                                 County                Unemployment

Guaranty Savings - LA     Jefferson                        5.4%

The Peer Group
CCF Holding Company - GA       Clayton                     4.8%
CKF Bancorp of Danville - KY   Boyle                       3.6
Citisave Fin. Corp. - LA       East Baton Rouge            5.5
Damen Fin. Corp. - IL          Cook                        5.3
Fort Thomas Fin. Corp. - KY    Campbell                    3.6
Gateway Bancorp - KY           Boyd                        3.6
Kentucky First Bancorp - KY    Harrison                    3.6
Marion Capital Holdings - IN   Grant                       5.4
NS & L Bancorp of Neosho - MO  Newton                      6.4
Tech Holding Company - LA      St. Mary                    8.1

(1)  Unemployment rates are not seasonally adjusted.

Source:  U.S. Bureau of Labor Statistics.

5.   Dividends

     The Holding Company presently has not established a dividend policy, but will consider instituting a cash dividend policy at some point in the future, based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment

RP Financial, LC.
Page 4.8

opportunities available to the Holding Company and the Association, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and
(3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All ten of the institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.75 percent to 4.35 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.98 percent as of December 13, 1996, representing an average earnings payout ratio of 60.09 percent (payout ratio is skewed upwards by the negative earnings impact of the special SAIF assessment). As of December 13, 1996, approximately 80 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.34 percent and an average payout ratio of 41.72 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a slight market pricing premium on average relative to non-dividend paying thrifts.

     The Holding Company will have the capacity to pay a dividend that is comparable to the Peer Group's average dividend yield, based on pro forma profitability and capital. Accordingly, the Holding Company's decision to forego establishing a dividend policy at the time of conversion is not believed to represent a material impact on the attractiveness of its stock, relative to the stocks of the Peer Group companies on average. Accordingly, no adjustment has been applied for this factor.

RP Financial, LC.
Page 4.9

6.   Liquidity of the Shares

     The Peer Group is by definition composed of companies that are traded in the public markets, seven of which trade on the NASDAQ and three of which trade on the AMEX. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $11.6 million to $48.5 million as of December 13, 1996, with an average market value of $24.8 million. The shares outstanding of the Peer Group members ranged from 843,000 to 3.8 million, with average shares outstanding of approximately 1.7 million. The Association's conversion offering will result in a market value and shares outstanding that are not materially different in terms of providing for liquidity in the stock. Accordingly, similar to the Peer Group companies, we anticipate that there will be a liquid and efficient trading market for the Association's stock and, thus, no adjustment was required for this factor.


7.   Marketing of the Issue

     We believe that three separate markets exists for thrift stocks coming to market such as Guaranty Savings: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends;
(2) the new issue market in which converting thrifts are evaluated on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the acquisition market for thrift franchises in Louisiana. All three of these markets were considered in the valuation of the Association's to-be-issued stock.

     A.   The Public Market

     The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.
Exhibit IV-3 displays historical stock price indices for thrifts only.

     In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. The Dow Jones Industrial Average ("DJIA") rallied to new highs in early- and mid-November 1995, with the rally being initially led by transportation issues, and continued strength in the bond market. Investors poured into defensive issues during the first budget impasse, with the DJIA posting several consecutive highs in mid-November. The DJIA surged past the 5000 mark in late-November, reflecting

RP Financial, LC.
Page 4.10

strength in blue chip issues and a mild rebound in the technology sector amid increasing expectations that the Federal Reserve would cut short-term interest rates. Defensive issues sustained the rally through early-December, while weakness in the technology sector provided for a slight pull-back in the stock market in mid-December. At the close of 1995, market activity was mixed. Favorable inflation data led to a 0.25 percent cut in short-term interest rates by the Federal Reserve in late-December, which served to initially lift stock prices. However, the second budget impasse and weak holiday retail sales quickly erased the positive impact of the interest rate cut, as the DJIA dropped sharply shortly after the Federal Reserve action. Bond prices rallied on news of the sagging economy, as the 30-year bond yield fell below 6.0 percent in late-December.

      The stock market began 1996 on a down note, reflecting concern over the budget stalemate in Washington. A sell-off in technology stocks further sustained the decline in the stock market, as investors dumped technology stocks on profit concerns. However, favorable inflation data and strong fourth quarter earnings by some blue chip issues served to abbreviate the decline in the stock market, with the DJIA posting several new highs in the second half of January. Stock prices were further boosted by increasing expectations of another rate cut by the Federal Reserve, which occurred at the end of January. The stock market moved sharply higher in early-February, as the cut in short-term interest rates and strong fourth quarter earnings posted by some large technology companies served to renew investor interest in technology stocks. Low inflation and modest economic growth translated into renewed interest for cyclical stocks as well, with the DJIA posting five consecutive all-time highs during the week ended February 9. Congressional testimony by the Federal Reserve Chairman provided for significant swings in the stock market in mid-February, reflecting changing investor sentiment regarding the possibility of future rate cuts. The volatility continued through the end of February, reflecting turbulence in the bond market and general uncertainty over future interest rate trends. An unexpectedly large drop in the February unemployment rate provided for a sharp one day sell-off in the stock market on March 8, as bond prices plunged on news of the strong job growth and the possibility that an accelerating economy may lead to higher inflation. However, the stock market recovered the following week, as inflation fears were somewhat alleviated by additional economic data which indicated a more modest pace of economic growth than suggested by the unemployment data, including a 0.2 percent drop in February wholesale prices. After trading in a narrow range through the end of March, merger activity and a jump in IBM's stock price propelled the DJIA to a new record in early-April. The upturn was brief, as bond and stock prices slumped following the stronger than expected March employment report which served to rekindle inflation fears.

     Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable fourth quarter earnings among technology issues pushed the NASDAQ

RP Financial, LC.
Page 4.11


Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth reported in early-May stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above 7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below 7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May. Stronger than expected job growth in May further depressed bond prices in early-June, which served to stall the stock market as well.

     Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield dropped below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point decline in the DJIA and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that economy was moderating and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

     The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward

RP Financial, LC.
Page 4.12

trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market. On December 13, 1996, the DJIA closed at 6304.87, translating into an increase of 23.2 percent from year end 1995.

     Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Sustained by acquisition activity and relatively low interest rates, thrift stocks edged higher during the first half of November 1995. A tax law change in the new congressional budget, which would provide for the elimination of back taxes on bad-debt reserves taken before 1988, served to push thrift stocks higher in late-November, as investors speculated that the removal of the potential back taxes would accelerate the pace of mergers and acquisitions in the thrift industry. Uncertainty regarding the Federal Reserve's intentions on cutting short-term interest rates provided for a relatively narrow trading range for thrift stocks during the first half of December. The rate cut by the Fed and reports of sluggish retail sales led to a rally in the bond market in late-December, which, in turn, bolstered prices for thrift and bank issues.

     Thrift stocks followed the stock market in general lower in early-1996, reflecting concern that the absence of a budget agreement would lead to higher interest rates. The downturn in thrift stocks was brief, as thrift prices trended higher in the second half of January. Economic data which indicated that inflation was low supported the recovery in thrift prices, as the favorable inflation news served to calm the credit markets and increased expectations that interest rates would remain low. Thrift prices were further boosted by the Federal Reserve's move to cut short-term interest rates at the end of January and generally favorable fourth quarter earnings. Mixed indications on the future direction of interest rates translated into a relatively narrow trading range for thrift stocks throughout February.

     Interest sensitive issues were among the stocks most severely affected by the sell-off precipitated by the decline in the February 1996 unemployment rate, as prospects for further near-term rate cuts by the Federal Reserve were substantially eliminated by the explosive job growth. However, thrift prices rebounded in late-March and early-April as interest rates stabilized. A bullish outlook on the financial institution sector in general served to further bolster prices in early-April, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the release of the March employment report, as interest sensitive stocks were pulled lower by the unfavorable

RP Financial, LC.
Page 4.13

interest rate outlook. The downturn was abbreviated by the generally strong first quarter earnings posted by bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and through mid-June, uncertainty over future interest rate trends provided for a flat thrift stock market.

     The Supreme Court's ruling in favor of thrifts seeking damages for goodwill served to boost thrift prices in the beginning of July, but the upturn was abbreviated by a sharp increase in interest rates in early-July. The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

     Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues. The SNL Index for all publicly-traded thrifts closed at 473.6 on December 13, 1996, an increase of 27.0 percent from one year ago.


     B.   The New Issue Market

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. Demand for converting issues was strong in the first quarter of 1996, with most offerings being oversubscribed and posting healthy increases in near term aftermarket trading. Comparatively, offerings completed in the second quarter

RP Financial, LC.
Page 4.14

reflected a cooling interest in thrift IPOs, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. The most recently completed offerings, offerings which have closed during the past three months, have generally been well received in the market place. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices have been among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 25.0 percent.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 90.44 percent reflects a discount of 22.4 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 116.52 percent), and the average core P/E ratio of 18.54 times reflects a premium of 19.5 percent from the all SAIF-insured public average core P/E ratio of 15.51 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

     C.   The Acquisition Market

          Also considered in the valuation was the potential impact on Guaranty Savings' stock price of recently completed and pending acquisitions of other thrifts operating in Guaranty Savings' market area. As shown in
Exhibit IV-4, there has been a fair amount of acquisition activity involving Louisiana commercial banks over the past few years, while only one Louisiana thrift has been acquired. The absence of thrift acquisitions is due, in part, to the relatively limited number of publicly-owned thrifts based in Louisiana. In light of the Association's extremely high pro forma capital position, which would tend to make Guaranty Savings a less attractive acquisition candidate, acquisition speculation is not expected to have a material influence on the Association's initial trading price. However, at the same time, the acquisition market for Louisiana bank stocks has been fairly active, which may imply a certain degree of acquisition speculation for

RP Financial, LC.
Page 4.15

RP Financial, LC.

                             Table 4.2
                     Recent Conversions (Last Three Months)
              Conversion Pricing Characteristics: Sorted Chronologically




       Institutional Information                          Pre-Conversion Data                               Insider Purchases
       -------------------------                          -------------------                               -----------------
                                                                                           Offering
                                                  Financial Info.     Asset Quality        Information
                                                 --------------      -------------        -----------
                                                                                                            Benefit Plans
                                                                                                            -------------
                           Conversion                      Equity/    NPAs/     Res.   Gross   % of  Exp./          Recog.   Mgmt.
Institution         State      Date    Ticker    Assets    Assets     Assets    Cov.   Proc.   Mid.  Proc.  ESOP    Plans   & Dirs.
-----------         -----      ----    ------    ------    -------    ------    ----   -----   ----  -----  ----    -----   -------
                                                 ($Mil)      (%)      (%)(2)    (%)   ($Mil)   (%)   (%)    (%)      (%)    (%)(3)
PS Financial        IL      11/27/96    PSFI       55       22.48%     1.06%     32%    21.8   132%   2.7%  8.0%    4.0%     4.8%
Carolina Fincorp(1) NC      11/25/96    CFNC       94        9.18%     0.06%    659%    18.5   132%   4.8%  8.0%    4.0%     7.0%
Delphos Citizens
  Bancorp           OH      11/21/96    DCBI       92       12.65%     1.04%     10%    20.4   132%   2.7%  8.0%    4.0%     3.3%
Fulton Bancorp      MO *    10/18/96    FTNB       90       10.33%     0.54%     276%   17.2   132%   3.2%  8.0%    4.0%     7.4%
Chester Bancorp     IL *    10/08/96    CNBA      137        8.81%     0.16%     179%   21.8   132%   3.0%  8.0%    4.0%    18.2%
South Street Fin.
  Corp.(1)          NC      10/03/96    SSFC      168       12.33%     0.36%      73%   45.0   132%   3.1%  8.0%    4.0%     2.1%
AFSALA Bancorp      NY      10/01/96    AFED      137        6.08%     0.56%     105%   14.5   132%   4.9%  8.0%    4.0%     4.7%
CBES Bancorp        MO *    09/30/96    CBES       90        9.00%     0.73%      59%   10.3    98%   5.1%  8.0%    4.0%    10.3%
First Allen
 Parish Bancorp     LA      09/30/96  P. Sheet     30        7.30%      0.43%    242%    2.6   106%  13.2%  8.0%    4.0%    19.3%
Westwood Hmstd.(1)  OH *    09/30/96    WEHO       98       14.59%      0.00%     NM    28.4   132%   2.5%  8.0%    4.0%    11.9%
Home Bancorp
 of Elgin           IL *    09/27/96    HBEI      300       12.38%      0.49%     60%   70.1   132%   2.7%  8.0%    4.0%     2.0%
Foundation Bancorp  OH      09/26/96  P. Sheet     31        9.06%      0.00%     NA     4.6   132%   5.4%  8.0%    4.0%    16.0%
Midwest SB          IL *    09/23/96  P. Sheet     36        4.33%      0.60%     83%    1.9   132%  19.8%  7.0%    3.0%    12.7%
Peoples Financial
  Corp.             OH      09/13/96    PFFC       78       12.88%      0.77%     32%   14.9   100%   3.9%  4.0%    4.0%     6.4%

                                     Averages:   $103       10.81%      0.49%    151%  $20.9   126%   5.5%  7.6%    3.9%     9.0%
                                      Medians:     91        9.76%      0.52%     78%   17.9   132%   3.5%  8.0%    4.0%     7.2%




            Pro Forma Data                                        Post-IPO Pricing Trends
            --------------                           ----------------------------------------------
Pricing Ratios(4)  Fin. Characteristics                               Closing Price:
-----------------  --------------------              ----------------------------------------------
                                                 First          After            After
                                         IPO    Trading    %    First      %     First       %
P/TB   P/E  P/A    ROA   TE/A   ROE     Price     Day     Chg.  Week(5)   Chg.  Month(6)    Chg.
(%)    (x)  (%)     (%)    (%)   (%)     ($)       ($)     (%)     ($)     (%)     ($)       (%)
----   ---  ---    ---   ----   ---     -----    -------  ----  -------   ----  --------    ----
70.5%  14.2  29.7%  2.1%  42.1%  5.0%    10.00     11.64   16.4%  11.88    18.8%   $11.94    19.4%
77.0%  19.3  16.9%  0.9%  22.0%  4.0%    10.00     13.00   30.0%  13.00    30.0%    13.75    37.5%
70.2%  13.6  18.6%  1.4%  26.5%  5.2%    10.00     12.13   21.3%  12.50    25.0%    11.75    17.5%
71.9%  15.0  16.4%  1.1%  22.8%  4.8%    10.00     12.50   25.0%  12.88    28.8%    14.75    47.5%
71.3%  15.7  14.1%  0.9%  19.7%  4.6%    10.00     12.94   29.4%  12.88    28.8%    12.88    28.8%
76.1%  16.2  21.6%  1.3%  28.4%  4.7%    10.00     12.75   27.5%  12.50    25.0%    12.25    22.5%
71.2%  16.3   9.7%  0.6%  13.7%  4.4%    10.00     11.38   13.8%  11.31    13.1%    12.13    21.3%
61.9%  13.3  10.4%  0.8%  16.9%  4.6%    10.00     12.63   26.3%  13.44    34.4%    13.50    35.0%
63.5%   8.4   8.3%  1.0%  13.0%  7.6%    10.00        NT     NA      NT       NA       NT       NA
73.5%  36.5  23.2%  0.6%  31.5%  2.0%    10.00     10.75    7.5%  10.63     6.3%    10.63     6.3%
72.3%  24.0  19.5%  0.8%  26.9%  3.0%    10.00     11.81   18.1%  12.19    21.9%    12.63    26.3%
70.0%  28.2  13.4%  0.5%  19.1%  2.5%    10.00        NT      NA     NT        NA      NT       NA
70.0%  28.2  13.4%  0.5%  19.1%  2.5%    10.00        NT      NA     NT        NA      NT       NA
64.2%  27.6  16.3%  0.6%  25.4%  2.3%    10.00     10.88    8.7%  11.50     15.0%   12.75    27.5%

70.0%  19.0  15.9%  0.9%  22.6%  4.2%   $10.00    $12.04   20.4% $12.24     22.4%  $12.59    25.9%
70.8%  16.2  16.3%  0.8%  22.4%  4.5%    10.00     12.13   21.2%  12.50     25.0%   12.63    26.3%



Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.                               December 13, 1996
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.

RP FINANCIAL, LC.
_______________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                                            Table 4.3
                                                                   Market Pricing Comparatives
                                                                  Prices As of December 13, 1996


                                              Market         Per Share Data
                                          Capitalization    _________________                    Pricing Ratios(3)
                                        _________________                        ________________________________________________
                                                                        Book
                                         Price/   Market      12-Mth    Value/
Financial Institution                   Share(1)   Value      EPS(2)    Share      P/E       P/B       P/A       P/TB      P/CORE
_____________________                   ________  _______    _______   _______   _______   ________   ______   ________   _______

                                          ($)     ($Mil)      ($)       ($)       (X)        (%)       (%)       (%)        (x)

SAIF-Insured Thrifts                     18.72    142.09      0.87     16.03     17.22     116.52     14.06     119.53     15.51
Converted Last 3 Mths (no MHC)           12.96     34.15      0.47     14.41     19.88      90.44     21.73      90.44     18.54

Comparable Group
________________

Converted Last 3 Mths (no MHC)
______________________________

AFED  AFSALA Bancorp of NY               11.50     16.73      0.61     14.05     18.85      81.85     11.20      81.85     18.85
CBES  CBES Bancorp of MO                 13.75     14.09      0.70     16.56     19.64      83.03     14.57      83.03     13.61
CFNC  Carolina Fincorp of NC             13.12     24.30      0.52     12.99        NM     101.00     22.18     101.00        NM
DCBI  Delphos Citizens Bancorp of OH     11.94     24.35      0.73     14.26     16.36      83.73     22.19      83.73     16.36
FTNB  Fulton Bancorp of MO               14.87     25.56      0.67     13.92     22.19     106.82     24.36     106.82     22.88
HBEI  Home Bancorp of Elgin IL           12.81     89.79      0.06     14.12        NM      90.72     24.23      90.72        NM
PFFC  Peoples Fin. Corp. of OH           13.00     19.38      0.36     15.57        NM      83.49     21.21      83.49        NM
SSFC  South Street Fin. Corp. of NC      13.87     62.37      0.62     13.15     22.37     105.48     29.99     105.48     21.02
WEHO  Westwood Hmstd Fin Corp of OH      11.75     30.74     -0.03     15.10        NM      77.81     25.64      77.81        NM





                                     Dividends(4)                Financial Characteristics(6)
                                     _______________________ ______________________________________________________
                                     Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
Financial Institution                                                               ________________ ______________
_____________________                Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                     _______ ______ _______ ______  _______ _______ _______ _______ _______ _______
                                       ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                   0.37   1.98   33.16   1,353   12.79    0.87    0.62    5.36    0.83    7.41
Converted Last 3 Mths (no MHC)         0.00   0.00    0.00     151   24.00    0.46    0.75    3.68    0.91    4.74

Comparable Group
________________

Converted Last 3 Mths (no MHC)
______________________________

AFED  AFSALA Bancorp of NY              0.00   0.00    0.00     149   13.68    0.59    0.59    4.34    0.59    4.34
CBES  CBES Bancorp of MO                0.00   0.00    0.00      97   17.55      NA    0.80    7.42    1.15   10.70
CFNC  Carolina Fincorp of NC            0.00   0.00    0.00     110   21.96    0.06    0.88    4.00    0.88    4.00
DCBI  Delphos Citizens Bancorp of OH    0.00   0.00    0.00     110   26.51    0.40    1.36    5.12    1.36    5.12
FTNB  Fulton Bancorp of MO              0.00   0.00    0.00     105   22.80    0.92    1.10    4.81    1.06    4.67
HBEI  Home Bancorp of Elgin IL          0.00   0.00    0.00     371   26.71    0.49    0.13    0.80    0.68    4.14
PFFC  Peoples Fin. Corp. of OH          0.00   0.00    0.00      91   25.40    0.76    0.59    2.31    0.67    2.63
SSFC  South Street Fin. Corp. of NC     0.00   0.00    0.00     208   28.43      NA    1.34    4.71    1.43    5.02
WEHO  Westwood Hmstd Fin Corp of OH     0.00   0.00      NM     120   32.96    0.03   -0.08   -0.38    0.41    2.03


(1) Average of High/Low or Bid/Ask price per share.

(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

RP Financial, L.C.
Page 4.17

Guaranty Savings' stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting Peer Group companies which operate in markets that have experienced a comparable, or, in some markets, a greater degree of consolidation among financial institutions as has been experienced by Louisiana-based financial institutions. Accordingly, the Peer Group companies are considered to be subject to the same type of acquisition speculation that may influence Guaranty Savings' trading price.

          Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.


8.   Management

     Guaranty Savings' management team has experience and expertise in all of the key areas of the Association's operations. Exhibit IV-5 provides summary resumes of Guaranty Savings' Board of Directors and executive management. While the Association does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Association's present management structure as indicated by Guaranty Savings' solid core earnings and healthy capital position.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing conservative and competitive operating strategies.
Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.   Effect of Government Regulation and Regulatory Reform

     The Association and the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as they are all SAIF-insured institutions subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings bank, Guaranty Savings will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Association's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Association's value was warranted for this factor.

RP Financial, L.C.
Page 4.18

Summary of Adjustments

     Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group as follows:


 Key Valuation Parameters:                               Valuation Adjustment
 ------------------------                                --------------------

 Financial Condition                                       Slight Upward
 Profitability, Growth and Viability of Earnings           Moderate Downward
 Asset Growth                                              No Adjustment
 Primary Market Area                                       Slight Downward
 Dividends                                                 No Adjustment
 Liquidity of the Shares                                   No Adjustment
 Marketing of the Issue                                    No Adjustment
 Management                                                No Adjustment
 Effect of Government Regulations and Regulatory Reform    No Adjustment



Valuation Approaches

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Guaranty Savings' to-be-issued stock --price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Guaranty Savings' prospectus for offering expenses, the effective tax rate, and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 5.92 percent was utilized, equal to the arithmetic average of the Association's average yield on interest-earnings assets and cost of deposits for the nine months ended September 30, 1996 (the reinvestment rate calculation specified by OTS conversion guidelines). The 5.92 percent reinvestment rate is believed to be representative of the blended rate reflecting the Association's business plan as converted and incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed emphasis on the following:

     o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Association's and the Peer Group's earnings and overall financial condition, the P/E approach was carefully considered in this valuation.

     o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial

RP Financial, L.C.
Page 4.19

          considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions which often exhibit P/E multiples that are well above industry averages and, thus, are viewed as a less meaningful indicator of value.

     o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.

     The Association has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Association's conversion stock is $26,000,000 at the midpoint at this time.

     1. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Association's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base.
Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Guaranty Savings' reported earnings equaled $379,000 for the twelve months ended September 30, 1996. In deriving Guaranty Savings' core earnings, two adjustments were made to reported earnings. The first adjustment accounted for the one time expense of the special SAIF assessment, and the second adjustment accounted for the non-recurring loss on the sale of investment securities. The special SAIF assessment recorded by the Association amounted to $413,000. On a tax effected basis, assuming an effective tax rate of 34.0 percent, the elimination of the SAIF assessment resulted in a $273,000 increase to the Association's reported earnings. Guaranty Savings recorded a loss on the sale of investments of $100,000 for the twelve months ended September 30, 1996, which was considered to be a non-recurring earnings item for the Association. Comparatively, during fiscal years 1991 through 1995, gains and losses on the sale of investments had a nominal impact on the Association's earnings. On a tax effected basis, the elimination of the loss on the sale of investments increased the Association's earnings by $66,000. As shown below, after factoring in the two adjustments, Guaranty Savings' core earnings were determined to equal

RP Financial, L.C.
Page 4.20

$718,000 for the twelve months ended September 30, 1996. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

                                                           Amount
                                                           ------

                                                           ($000)

     Net income                                            $379
     Adjustment for SAIF assessment(1)                      273
     Adjustment for loss on the sale of investments(1)       66
                                                           -----
     Core earnings estimate                                $718

     (1)  Tax effected at 34.0 percent.


     Based on Guaranty Savings' trailing twelve month earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma core P/E multiple at the $26,000,000 midpoint value was 23.27 times, resulting in a premium of 21.0 percent from the Peer Group average of 19.23 times core earnings. The premium exhibited in the Association's P/E multiple was accounted for in the discount reflected in its pro forma P/B ratio. In comparison to all SAIF-insured and Louisiana publicly-traded thrifts, the Association's core P/E ratio reflected premiums of 50.0 percent and 58.0 percent, respectively.

     2. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Association's pro forma market value by applying a valuation P/B ratio to Guaranty Savings' pro forma book value. Based on the $26.0 million midpoint valuation, Guaranty Savings' pro forma P/B ratio was
55.80 percent.  In comparison to the average P/B ratio for the Peer Group of
97.82 percent, Guaranty Saving' valuation reflected a 43.0 percent discount relative to the Peer Group. RP Financial considered the discount under the P/B approach to be reasonable, in light of the downward adjustments applied to the Association's value for earnings and market area. Additionally, the discounted P/B ratio is also warranted by the Association's very low pro forma ROE (2.40 percent, based on core earnings, versus 5.10 percent for the Peer Group) and resulting pro forma P/E multiple.

     Given the emphasis in the revised appraisal guidelines on limiting near term aftermarket price increases in the stocks of converting institutions, RP Financial also considered the pro forma P/B ratios of recent conversions in its valuation analysis. It is these companies that provide the best proxy for aftermarket trading for a new issue such as Guaranty Savings' conversion stock (as newly converted thrifts represent an "alternative investment" to purchasing conversion stock), and it is the pro forma P/B ratio that investors have recently tended to emphasize in evaluating the trading of new issues. At the midpoint value of $26,000,000, Guaranty Savings' pro forma P/B ratio of 55.80 percent was discounted by approximately 20.3 percent and 38.3

RP Financial, L.C.
Page 4.20


percent from the average of the recently completed stock conversions of 70.0 percent at closing (see Table 4.2) and 90.44 percent currently in the after-market (see Table 4.3). Guaranty Savings' lower pro forma pricing is warranted by its lower pro forma ROE (2.40 percent, based on core earnings, versus 4.74 percent for the recent conversions). As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics has been limited to a technical analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of valuation.

     3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Guaranty Savings' value equaled 23.94 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 21.21 percent, which implies a 12.87 percent premium being applied to the Association's pro forma P/A ratio.
While generally emphasized less than the P/E and P/B approaches, the P/A ratio is an indicator of franchise value and, thus, was a factor in deriving the other pricing ratios. The premium pricing for the Association's franchise value is further indicated by Guaranty Savings' price/deposits ("P/D") ratio of 43.0 percent (assuming no deposit withdrawals), which implies a 39.2 percent premium relative to the Peer Group average's P/D ratio of 30.9 percent.

Valuation Conclusion

     Based on the foregoing, it is our opinion that, as of December 13, 1996, the aggregate pro forma market value of the Association was $26,000,000 at the midpoint, equal to 2,600,000 shares offered at $10.00 per share.
Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $22,100,000 and a maximum of $29,900,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 2,210,000 shares at the minimum to 2,990,000 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which if exercised, would result in an offering size of $34,385,000, equal to 3,438,500 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                                  Table 4.4
                                            Public Market Pricing
                                     Guaranty Savings and the Comparables
                                           As of December 13, 1996




                                          Market
                                      Capitalization   Per Share Data              Pricing Ratios(3)
                                     ----------------  ---------------   ---------------------------------------
                                                                 Book
                                      Price/   Market   12-Mth  Value/
                                     Share(1)   Value   EPS(2)  Share     P/E     P/B    P/A     P/TB    P/CORE
                                     --------  ------   ------  ------   -----   -----  -----   ------  --------
                                        ($)    ($MIL)     ($)    ($)      (X)     (%)    (%)     (%)       (X)

Guaranty Savings
----------------
 Superrange                            10.00    34.39    0.28   15.69    35.75   63.75  29.65   63.75    26.43
 Range Maximum                         10.00    29.90    0.29   16.72    34.65   59.82  26.69   59.82    24.88
 Range Midpoint                        10.00    26.00    0.30   17.92    33.40   55.80  23.94   55.80    23.27
 Range Minimum                         10.00    22.10    0.31   19.56    31.82   51.13  21.00   51.13    21.38


SAIF-Insured Thrifts(7)
-----------------------
 Averages                              18.72   142.09    0.87   16.03    17.22  116.52  14.06  119.53    15.51
 Medians                                  --       --      --      --    18.61  111.11  12.43  113.24    15.29


All Non-MHC State of LA(7)
--------------------------
 Averages                              18.12    49.43    0.65   16.39    21.19  108.10  14.69  108.80    14.73
 Medians                                  --      --       --      --    21.05  109.86  14.68  111.38    14.77


Comparable Group Averages
-------------------------
 Averages                              14.92    24.82    0.68   15.28    21.10   91.82  21.21   97.83    19.23
 Medians                                  --      --       --      --    22.09   93.75  21.04   93.75    19.43


State of LA
-----------
AHA  Acadiana Bancshares of LA         14.25    38.92   -0.43   17.03     NM     83.68  14.68   83.68     NM
CZF  Citisave Fin. corp. of LA         14.00    13.47    0.63   12.58    22.22  111.29  17.81  111.38    16.67
ISBF ISB Financial Corp. of LA         17.50   123.39    0.73   15.93    23.97  109.86  17.99  113.27    17.68
MERI Meritrust FSB of Thibodaux LA     31.62    24.47    1.59   21.67    19.89  145.92  10.59  145.92    11.71
TSH  Teche Holding Company of LA       13.25    46.92    0.71   14.76    18.66   89.77  12.36   89.77    12.86


Comparable Group
----------------
CCFH CCF Holding Company of GA         15.00    16.97    0.68   14.86    22.06  100.94  21.39  100.94    23.08
CKFB CKF Bancorp of Danville KY        19.75    18.58    0.79   16.05    25.00  123.05  31.03  123.05    25.00
CZF  Citisave Fin. Corp. of LA         14.00    13.47    0.63   12.58    22.22  111.29  17.81  111.38    16.67
DFIN Damen Fin. Corp. of Chicago IL    12.87    48.53    0.47   14.02     NM     91.80  20.69   91.80    21.10
FTSB Fort Thomas Fin. Corp. of KY      14.25    22.43    0.74   13.75    19.26  103.64  25.24  103.64    19.26
GWBC Gateway Cancorp of KY             14.50    16.15    0.54   15.64     NM     92.71  23.24   92.71    19.59
KYF  Kentucky first Bancorp of KY      11.50    15.97    0.52   13.78    22.12   83.45  18.57   83.45    16.91
MARN Marion Capital Holdings of IN     20.37    37.54    1.09   21.49    18.69   94.79  21.50   94.79    14.87
NSLB NS&L Bancorp of Neosho MO         13.75    11.59    0.66   15.84    20.83   86.81  20.23   86.81    22.92
TSH  Teche Holding Company of LA       13.25    46.92    0.71   14.76    18.66   89.77  12.36   89.77    12.86





                                             Dividends(4)                         Financial Characteristics(6)
                                     ---------------------------   ----------------------------------------------------------
                                                                                                  Reported          Core
                                     Amount/           Payout       Total    Equity/   NPAs/   -------------   --------------
                                      Share    Yield   Ratio(5)    Assets   Assets    Assets    ROA     ROE     ROA      ROE
                                     -------   -----   --------    ------   -------  ------    -----   -----   -----   ------
                                       ($)      (%)      (%)       ($MIL)     (%)      (%)      (%)     (%)     (%)      (%)

Guaranty Savings
----------------
 Superrange                            0.00    0.00      0.00        116     46.51     0.27     0.83    1.78    1.12    2.41
 Range Maximum                         0.00    0.00      0.00        112     44.63     0.28     0.77    1.73    1.07    2.40
 Range Midpoint                        0.00    0.00      0.00        109     42.90     0.29     0.72    1.67    1.03    2.40
 Range Minimum                         0.00    0.00      0.00        105     41.07     0.30     0.66    1.61    0.98    2.39


SAIF-Insured Thrifts(7)
-----------------------
 Averages                              0.37    1.98     33.16      1,353     12.79     0.87     0.62    5.36    0.83    7.41
 Medians                                 --      --        --         --        --       --       --      --      --      --


All Non-MHC State of LA(7)
--------------------------
 Averages                              0.39    2.16     56.13        327     14.19     0.39     0.48    3.16    0.73    5.26
 Medians                                 --      --        --         --        --       --       --      --      --      --


Comparable Group Averages
-------------------------
 Averages                              0.44    2.98     60.09        131     21.64     0.62     0.97    4.35    1.12    5.10
 Medians                                 --      --        --         --        --       --       --      --      --      --


State of LA
-----------
AHA  Acadiana Bancshares of LA         0.00    0.00       NM         265     17.55     0.56    -0.47   -4.71   -0.44   -4.39
CZF  Citisave Fin. corp. of LA         0.40    2.86     63.49         76     16.00     0.22     0.78    4.47    1.04    5.97
ISBF ISB Financial Corp. of LA         0.34    1.94     46.58        686     16.38      NA      0.81    4.38    1.09    5.94
MERI Meritrust FSB of Thibodaux LA     0.70    2.21     44.03        231      7.26      NA      0.55    7.37    0.93   12.52
TSH  Teche Holding Company of LA       0.50    3.77     70.42        380     13.77      NA      0.72    4.30    1.04    6.24


Comparable Group
----------------
CCFH CCF Holding Company of GA         0.40    2.67     58.82         79     21.19     0.92     0.96    5.14    0.92    4.92
CKFB CKF Bancorp of Danville KY        0.44    2.23     55.70         60     25.22     1.47     1.28    4.72    1.28    4.72
CZF  Citisave Fin. Corp. of LA         0.40    2.86     63.49         76     16.00     0.22     0.78    4.47    1.04    5.97
DFIN Damen Fin. Corp. of Chicago IL    0.24    1.86     51.06        235     22.54     0.15     0.77    3.66    1.00    4.75
FTSB Fort Thomas Fin. Corp. of KY      0.25    1.75     33.78         89     24.35     1.27     1.33    5.37    1.33    5.37
GWBC Gateway Cancorp of KY             0.40    2.76     74.07         69     25.07     0.45     0.83    3.26    1.14    4.47
KYF  Kentucky first Bancorp of KY      0.50    4.35       NM          86     22.25     0.09     0.90    3.71    1.17    4.85
MARN Marion Capital Holdings of IN     0.80    3.93     73.39        175     22.68     0.95     1.14    4.80    1.43    6.03
NSLB NS&L Bancorp of Neosho MO         0.50    3.64       NM          57     23.31     0.02     0.97    4.06    0.88    3.69
TSH  Teche Holding Company of LA       0.50    3.77     70.42        380     13.77      NA      0.72    4.30    1.04    6.24



(1) Average of high/low or bid/ask price per share.
(2) EPS (common earnings per share) is based on actual trailing twelve month data and is shown on a pro forma basis.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets;
    P/TB = Price to Tangible Book, and P/CORE = Price to Core Earnings
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accurance or completeness of such information.

                                   EXHIBITS

RP Financial, L.C.


                               LIST OF EXHIBITS

Exhibit

Number                Description
------                -----------

I-1                   Map of Office Locations

I-2                   Audited Financial Statements

I-3                   Key Operating Ratios

I-4                   Investment Portfolio Composition

I-5                   Yields and Costs

I-6                   Loan Loss Allowance Activity

I-7                   Gap Table

I-8                   Fixed Rate and Adjustable Rate Loans

I-9                   Loan Portfolio Composition

I-10                  Loan Originations and Repayments

I-11                  Contractual Maturity By Loan Type

I-12                  Non-Performing Assets

I-13                  Deposit Composition

I-14                  Time Deposit Rate/Maturity


II-1                  Description of Office Facilities

II-2                  Historical Interest Rates


III-1                 General Characteristics of Publicly-Traded
                       Instructions

III-2                 Financial Analysis of Louisiana Institutions

RP Financial, L.C.

III-3                 Financial Analysis of Peer Group Candidates

III-4                 Peer Group Market Area Comparative Analysis


IV-1                  Stock Prices:  As of December 13, 1996

IV-2                  Historical Stock Price Indices

IV-3                  Historical Thrift Stock Indices

IV-4                  Market Area Acquisition Activity

IV-5                  Director and Senior Management Summary Resumes

IV-6                  Pro Forma Regulatory Capital Ratios

IV-7                  Pro Forma Analysis Sheet

IV-8                  Pro Forma Effect of Conversion Proceeds

IV-9                  Peer Group or Earnings Analysis


V-1                   Film Qualifications Statement

                                  EXHIBIT I-1
                  Guaranty Savings and Homestead Association
                            Map of Office Locations

                                    Map of
                                   Louisiana

                                  EXHIBIT I-2
                  Guaranty Savings and Homestead Association
                         Audited Financial Statements

                         [Incorporated by Reference]

                                      EXHIBIT I-3
                      Guaranty Savings and Homestead Association
                                 Key Operating Ratios


Selected Operating Ratios(3):
Average yield on interest-earning assets             7.47%      7.54%      7.52%      6.97%      7.26%
Average rate on interest-bearing liabilities         4.36       4.26       4.27       3.62       3.52
Average interest rate spread(4)                      3.11       3.28       3.25       3.35       3.74
Net interest margin(4)                               4.26       4.34       4.32       4.19       4.52
Interest-earning assets as a percent of
  interest-bearing liabilities                     135.61     132.92     133.39     130.39     128.78
Net interest income after provision for loan
losses as a percent of noninterest expense         133.28     185.46     156.17     164.58     192.77
Noninterest expense as a percent of
  average assets                                     3.01       2.23       2.63       2.43       2.21
Return on average assets                             0.57       1.31       1.00       1.10       1.42
Return on average equity                             1.99       4.88       3.70       4.41       6.02
Average equity as a percent of average assets       28.50      26.76      26.99      25.02      23.54




Source: Guaranty Savings' prospectus.

                                  EXHIBIT I-3
                   Guaranty Savings and Homestead Association
                              Key Operating Ratios
                                   (Continued)

                                                      At or for the Nine Months           At or For the
                                                         Ended September 30,         Year Ended December 31,
                                                      -------------------------    ---------------------------
                                                          1996         1995          1995     1994     1993
                                                      ------------ ------------    -------- -------- ---------
Asset Quality Ratios(5):
Nonperforming loans as a percent of total loans
 receivable(6)                                            0.73%        0.57          0.51%    0.49%    1.23%
Nonperforming assets as a percent of total
 assets(6)                                                0.37         0.27          0.27     0.27     0.60
Allowance for loan losses as a percent of
 total loans receivable                                   0.78         0.83          0.80     0.85     0.90
Allowance for loan losses as a percent of
 nonperforming loans                                    106.65       145.65        156.80   175.13    73.12
Net charge-offs as a percent of average loans
 receivable                                                  -         0.03          0.08     0.15     0.11


Capital Ratios(5):
Tangible capital ratio                                   27.79%       27.09%        27.35%   25.90%   24.30%
Core capital ratio                                       27.79        27.09         27.35    25.90    24.30
Risk-based capital ratio                                 80.10        91.72         93.60    90.00    89.40

___________________

     (1) In the opinion of management, financial information at September 30, 1996 and for the nine months ended September 30, 1996 and 1995 reflects all adjustments (consisting only of normal recurring accruals) which are necessary to present fairly the results of such interim periods.

     (2) Includes $413,000, pre-tax, of a one-time assessment to recapitalize the SAIF. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     (3) With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.

     (4) Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percent of average interest-earning assets.

     (5) Asset Quality Ratios and Capital Ratios are end of period ratios, except for net charge-offs to average loans receivable.

     (6) Nonperforming assets consist of non-accruing loans, net REO and net non-accruing investment securities. Non-accruing loans consist of loans which are 90 days or more past due, while REO consists of real estate acquired through foreclosure, real estate acquired by acceptance of a deed-in-lieu of foreclosure and in-substance foreclosures. Nonperforming assets totalled $316,093 at September 30, 1996. At September 30, 1996, the Association had no troubled debt restructurings. See "Business - Asset Quality."



Source: Guaranty Savings' prospectus.

                                      EXHIBIT I-4
                        Guaranty Savings and Homestead Association
                             Investment Portfolio Composition


                                                                                           December 31,
                                                               ------------------------------------------------------------------
                                         September 30, 1996           1995                   1994                   1993
                                         ------------------    -----------------     ------------------      --------------------

                                         Carrying    Market    Carrying    Market    Carrying     Market     Carrying     Market
                                          Value      Value      Value      Value      Value        Value      Value        Value
                                        ---------   -------   ---------   -------   ---------    --------   ---------     --------
                                                                    (In Thousands)



Available for sale:
   U.S. government and
     Federal Agency securities          $21,153     $21,153    $ 2,207    $ 2,207    $ 2,735      $ 2,735    $ 3,321      $ 3,321
  Other                                   1,915       1,915      1,053      1,053        454          454        448          448
                                        --------    -------    -------    -------    -------     --------    -------      --------
Total available for sale                 23,068      23,068      3,260      3,260      3,189        3,189      3,769        3,769
                                        --------    -------    -------    --------   -------     --------    -------      --------
Held to maturity:
   U.S. Government and
     Federal Agency securities               -           -      30,100      30,440    32,307       31,746     34,029       34,365
   Other                                     -           -           -           -         -            -          -            -
                                         --------   -------   --------   ---------    -------     -------    -------       -------
Total held to maturity                       -           -      30,100      30,440    32,307       31,746     34,029       34,365
                                         --------   -------   --------   ---------    -------     -------    -------       -------
   Total                                $23,068     $23,068    $33,360     $33,700   $35,496      $34,935    $37,798      $38,134
                                        --------   --------   --------   ---------   -------      --------  --------      --------
                                        --------   --------   --------   ---------   -------      --------  --------      --------



Source: Guaranty Savings' prospectus.

                                                     EXHIBIT I-5
                                     Guaranty Savings and Homestead Association
                                                  Yields and Costs


                                  Nine Months Ended September 30,                              Year Ended December 31,
                       ------------------------------------------------------  ----------------------------------------------------
                                 1996(1)                      1995                       1995                       1994
                       --------------------------  --------------------------  -------------------------- -------------------------
                                          Average                     Average                     Average                   Average
                       Average            Yield/   Average            Yield/   Average            Yield/  Average            Yield/
                       Balance  Interest  Rate(2)  Balance  Interest  Rate(2)  Balance  Interest   Rate   Balance  Interest   Rate
                       -------  -------- --------  -------  --------  -------  -------  --------  ------- -------  -------- -------
                                                                   (Dollars in Thousands)
Interest earning
 assets:
  Loans receivable(1)  $41,031   $2,771     9.00%  $40,114    $2,793    9.28%  $40,196   $3,703     9.21%  $40,298   $3,730   9.26%
  Investment
    activities(4)       28,306    1,311     6.17    34,707     1,536    5.90    34,227    2,028     5.93    37,983    1,876    481
  Mortgage backed
    activities           7,311      327     5.96     6,313       288    6.08     6,267      380     6.06     6,447      389    601
  Other interest
    earning assets       4,705      151     4.28     2,417       107    5.90     2,561      149     5.82     1,897       90    474
                       -------  --------            -------  --------           -------  --------          -------  --------
     Total interest
       earning assets   81,355    4,560     7.47    83,551     4,724    7.54    83,251    6,260     7.52    86,625    6,035    697
                                 -------                     --------                    --------                   --------
Noninterest earning
  assets                 4,380                       3,972                       4,096                       3,489
                       -------                     --------                    --------                    -------
     Total assets      $85,735                     $87,523                     $87,347                     $90,114
                       -------                     --------                    --------                    -------
                       -------                     --------                    --------                    -------

Interest bearing
  liabilities:
  Passbook accounts    $23,371      581     3.33   $25,275       680    3.59   $25,013      880     352    $26,935      898    333
  Certificates of
    deposit             36,622    1,374     5.02    37,581     1,327    4.71    37,397    1,781     477     39,462    1,510    383
                       -------  --------           -------  --------          --------  --------           -------  --------
     Total interest
       bearing
       liabilities      59,993    1,963     4.36    62,856     2,007    4.26    62,410    2,661     427     66,437    2,404    362
                                 -------                     --------                    --------                   --------
Noninterest bearing
  liabilities(5)         1,309                       1,244                       1,363                       1,131
                       -------                     --------                    --------                    -------
     Total
       liabilities      61,302                      61,100                      63,773                      67,570
  Retained earnings     24,433                      21,423                      23,571                      22,514
                       -------                     --------                    --------                    -------
     Total
       liabilities
       and retained
       earnings        $85,735                     $87,523                     $87,347                     $90,114
                       -------                     --------                    --------                    -------
                       -------                     --------                    --------                    -------

Total interest
  earning assets       $21,362                     $30,695                     $20,841                     $20,188
                       -------                     --------                    --------                    -------
                       -------                     --------                    --------                    -------
Total interest
  income; average
  interest rate
  spread               $2,597     3.11%             $2,717    3.28%           $3,596     3.25%            $1,626    3.35%
                       ------   ------              ------  ------            ------   ------             ------  ------
                       ------   ------              ------  ------            ------   ------             ------  ------
  Total interest
    margin(6)                               4.26%                       4.31%                      4.32%                      4.19%
                                          ------                      ------                     ------                     ------
                                          ------                      ------                     ------                     ------
Average interest
  earning assets
  to average
  interest bearing
  liabilities                             135.61%                     132.92%                    133.39%                    130.39%
                                          ------                      ------                     ------                     ------
                                          ------                      ------                     ------                     ------

------------------
(1) At September 30, 1996, the weighted average yields earned and rates paid were as follows: loans receivable, 8.97%; mortgage-backed securities, 5.96%; investment securities, 5.95%; total interest-earning assets, 7.45%; deposits, 4.36%; and interest rate spread, 3.09%.
(2)  Annualized.
(3) Includes nonaccrual loans during the respective periods. Calculated net of deferred fees and discounts, loans in process and allowance for loan losses.
(4)  Includes non-accruing investment securities during the respective periods.
(5)  Includes noninterest-bearing deposits.
(6) Net interest margin is net interest income divided by average interest-bearing assets.


Source: Guaranty Savings' prospectus.

                                  EXHIBIT I-6
                   Guaranty Savings and Homestead Association
                        Loan Loss Allowance Activity

                                                      At or For the Nine Months
                                                         Ended September 30,        At or For the Year Ended December 31,
                                                      -------------------------    --------------------------------------
                                                          1996         1995            1995         1994         1993
                                                      ------------ ------------    ------------ ------------ ------------
Total loans outstanding                                 $43,390      $40,479         $40,207      $40,384      $41,048
                                                      ------------ ------------    ------------ ------------ ------------
                                                      ------------ ------------    ------------ ------------ ------------
Allowance for loan losses,
 beginning of period                                    $   323      $   345         $   345      $   370      $   321
Provision (credit) for loan
 losses                                                      14            -              12           35           98
Net loans charged-off
 (recovered)                                                  -           10              34           60           49
                                                      ------------ ------------    ------------ ------------ ------------
Allowance for loan losses, end
 of period                                              $   337      $   335         $   323      $   345      $   370
                                                      ------------ ------------    ------------ ------------ ------------
                                                      ------------ ------------    ------------ ------------ ------------
Allowance for loan losses as a
 percent of total loans
 outstanding                                                .78%         .83%            .80%         .85%         .90%
                                                      ------------ ------------    ------------ ------------ ------------
                                                      ------------ ------------    ------------ ------------ ------------
Allowance for loan losses as a
 percent of nonperforming
 loans                                                   106.65%      145.65%         156.80%      175.13%       73.12%
                                                      ------------ ------------    ------------ ------------ ------------
                                                      ------------ ------------    ------------ ------------ ------------
Ratio of net charge-offs during
 the period to average loans
 outstanding during the period                              N/A          .03%            .08%         .15%         .11%
                                                      ------------ ------------    ------------ ------------ ------------
                                                      ------------ ------------    ------------ ------------ ------------



Source: Guaranty Savings' prospectus.

                                                  EXHIBIT I-7
                                   Guaranty Savings and Homestead Association
                                                   Gap Table

                                                                 September 30, 1996
                                     ---------------------------------------------------------------------------------------------
                                                     Over Three      Over One      Over Three     Over Five
                                        Within         Through        Through        Through       Through      Over Ten
                                     Three Months     12 Months     Three Years    Five Years     Ten Years       Years     Total

                                     ---------------------------------------------------------------------------------------------
                                                                (Dollars in Thousands)


Interest-earning assets:
 Loans receivable(1):
  One-to four-family residential     $    15          $    116      $    493       $  1,637       $  8,320      $ 31,628    $42,209
  Construction                            --                --            --             --             --           412        412
  Commercial real                         --                 2            21             --            295           124        442
  Consumer                               173                --            --             --             --            --        173
  Other                                   --                 5             9              2             94            44        154
 Mortgage-backed securities:              --                --            --             --             --            --         --
  Adjustable-rate                         --                --            --             --             --            --         --
  Fixed-rate                              --               107         2,929            931            995         2,337      7,299
 Investment Securities                 5,488             4,834         4,589          6,104          2,053            --     23,068
 FHLB Stock                              718                --            --             --             --            --        718
 Other interest-earning assets         8,303                --            --             --             --            --      8,303
                                     -------          --------      --------       --------       --------      --------    -------
  Total interest-earning assets       14,697             5,064         8,041          8,674         11,757        34,545     82,778
                                     -------          --------      --------       --------       --------      --------    -------

Interest bearing liabilities:
 Passbook accounts (2)                 2,401             1,401         4,802          4,802          4,802         4,802     24,010
 Certificates of deposit (3)           9,035            20,158         7,056            236             --            --     36,485
                                     -------          --------      --------       --------       --------      --------    -------
  Total interest-bearing liabilities  11,436            22,559        11,858          5,038          4,802         4,802     60,495
                                     -------          --------      --------       --------       --------      --------    -------

Interest rate sensitivity gap        $ 3,261          $(17,495)     $ (3,817)      $  3,636       $  6,955      $ 29,743    $22,283
                                     -------          --------      --------       --------       --------      --------    -------
                                     -------          --------      --------       --------       --------      --------    -------
Cumulative interest rate
 sensitivity gap                     $ 3,261          $(14,234)     $(15,051)      $(14,415)      $ (7,460)     $ 22,283
                                     -------          --------      --------       --------       --------      --------
                                     -------          --------      --------       --------       --------      --------
Percentage of cumulative gap
 to total assets                     $  3.77%           (16.45)%      (20.86)%       (16.66)%        (8.62)%      (25.68)%
                                     -------          ---------     ---------      ---------      ---------     ---------
                                     -------          ---------     ---------      ---------      ---------     ---------
Cumulative ratio of interest-
 earning assets to interest-
 bearing liabilities                  128.52%             58.13%        60.63%         71.67%         86.61%       136.83%
                                     -------          ---------     ---------      ---------      ---------     ---------
                                     -------          ---------     ---------      ---------      ---------     ---------


                                  EXHIBIT I-8
                    Guaranty Savings and Homestead Association
                       Fixed Rate and Adjustable Rate Loans








                                                  Floating or
                                 Fixed-Rate     Adjustable-Rate      Total
                                 -----------    ---------------     -------
                                                 (In Thousands)

One- to four-family residential   $42,621           $   --          $42,621
Commercial real estate                442               --              442
Consumer                               --              173              173
Other real estate                     154               --              154
                                  -------           -------         --------
Total                             $43,217           $  173          $43,390









Source: Guaranty Savings' prospectus.

                                                EXHIBIT I-9
                                  Guaranty Savings and Homestead Association
                                          Loan Portfolio Composition


                                                                                 December 31,
                              September 30,         ----------------------------------------------------------------------
                                 1996                       1995                      1994                     1993
                          -------------------       -------------------       ------------------      --------------------
                           Amount        %           Amount        %           Amount       %          Amount         %
                          --------    -------       --------    -------       --------   -------      --------     -------
                                                          (Dollars in Thousands)

Real estate loan:
  One- to four-family
    residential:
    Conventional           $41,378     95.36%        $38,449     95.36%        $38,236    94.68%       $38,205      93.08%
    FHA and VA                 541      1.25             675      1.68             854     2.11          1,018       2.48
  Construction                 412       .95               -         -               -        -              -          -
  Commercial real estate       442      1.02             484      1.20             601     1.49            654       1.59
  Other real estate            154      0.35             146      0.36             182     0.45            418       1.02
                          --------    -------       --------    -------       --------   -------      --------     -------
    Total real estate
      loans                 42,927     98.93          39,754     98.87          39,873    98.73         40,295      98.17
                          --------    -------       --------    -------       --------   -------      --------     -------
Consumer loans:
  Second Mortgage              290      0.67             267       0.67            350     0.87            440       1.07
  Loans on deposits            173      0.40             186       0.46            161     0.40            313       0.76
                          --------    -------       --------    -------       --------   -------      --------     -------
        Total consumer
          loans                463      1.07             453       1.13            511     1.27            753       1.83
                          --------    -------       --------    -------       --------   -------      --------     -------
          Total loans      $43,390    100.00%        $40,207    100.00%        $40,384   100.00%       $41,048     100.00%
                          --------    -------       --------    -------       --------   -------      --------     -------
                          --------    -------       --------    -------       --------   -------      --------     -------

Less:
  Deferred loan fees
    (costs)                    (6)                       (6)                       (3)                     (1)
  Allowance for loan
    losses                     337                       323                       345                     370
    Net loans              $43,058                   $39,888                   $40,042                 $40,679
                          --------                  --------                  --------                --------
                          --------                  --------                  --------                --------







Source: Guaranty Savings' prospectus.

                                  EXHIBIT I-10
                   Guaranty Savings and Homestead Association
                        Loan Originations and Repayments

                                      Nine Months Ended
                                        September 30,             Year Ended December 31,
                                      -----------------         -------------------------------
                                        1996     1995             1995         1994     1993
                                      -------- --------         --------     -------- ---------
                                                             (In Thousands)
Loan originations:
   One-to-four family residential      $7,005   $4,729           $6,400       $6,467   $ 3,161
   Construction                           412        -                -            -         -
   Commercial real estate                   -        -                -            -         -
   Consumer                                59       94              150          105       228
   Other real estate                        -        -                -            -         -
                                      -------- --------         --------     -------- ---------
      Total loan originations           7,476    4,823            6,550        6,572     3,389
Loan principal repayments              (4,294)  (4,822)          (6,727)      (7,236)   (9,887)
Increase (decrease) due to other
 items, net(1)                            (12)     (11)              23           27        49
                                      -------- --------         --------     -------- ---------
Net increase (decrease) in
 loan portfolio                        $3,170   $  (10)          $ (154)      $ (637)  $(6,449)
                                      -------- --------         --------     -------- ---------
                                      -------- --------         --------     -------- ---------

____________________

(1) Other items consist of loans in process, deferred fees and discounts, and allowance for loan losses.




Source: Guaranty Savings' prospectus.

                                 EXHIBIT 1-11
                 Guaranty Savings and Homestead Association
                     Contractual Maturity By Loan Type

                                               One- to                                        Other
                                             four-family                       Commercial      real
                                             residential      Construction     real estate    estate    Consumer    Total
                                             -----------      ------------     -----------    ------    --------    -----
                                                                                 (In Thousands)
Amounts due after September 30, 1996 in:
   One year or less                          $   131              --             $   2        $  5        $173       $   311
   After one year through two years              318              --                --           9          --           327
   After two years through three years           175              --                21           2          --           198
   After three years through five years        1,637              --                --          --          --         1,637
   After five years through ten years          8,320              --               295          94          --         8,709
   After ten years through fifteen years      15,611              --               124          26          --        15,761
   After fifteen years                        16,017             412                --          18          --        16,447
                                             -------            ----             -----        ----        ----       -------
      Total(1)                               $42,209            $412             $442         $154        $173       $43,390
                                             -------            ----             -----        ----        ----       -------
                                             -------            ----             -----        ----        ----       -------

      -----------------------
      (1) Gross of loans in process, deferred fees, unearned discounts and interest, and allowance for loan losses.

Source: Guranty Savings' prospectus.

                                 EXHIBIT 1-12
                  Guaranty Savings and Homestead Association
                            Non-Performing Assets

                                                       December 31,
                                                 ---------------------------
                                 September 30,
                                     1996          1995      1994      1993
                                 -------------    -----     -----     -----
                                              (Dollars in Thousands)

Total nonperforming assets:
 Non-accruing loans                  $316          $206      $197      $ 506
 Real estate owned, net                --            24        37         38
                                      ---           ---       ---        ---
 Total nonperforming assets          $316          $230      $234      $ 544
                                      ---           ---       ---        ---
                                      ---           ---       ---        ---
Troubled debt restructurings         $ --          $ --      $ --      $  --
                                      ---           ---       ---        ---
                                      ---           ---       ---        ---


Total nonperforming loans as a
 percentage of total loans            .73%          .51%      .49%      1.23%
                                      ---           ---       ---       ----
                                      ---           ---       ---       ----
Total nonperforming assets as a
 percentage of total assets           .37%          .27%      .27%       .60%
                                      ---           ---       ---       ----
                                      ---           ---       ---       ----






Source: Guaranty Savings' prospectus.

                                                EXHIBIT I-13
                                  Guaranty Savings and Homestead Association
                                            Deposit Composition


                                                                                 December 31,
                              September 30,         ----------------------------------------------------------------------
                                 1996                       1995                      1994                     1993
                          -------------------       -------------------       ------------------      --------------------
                           Amount        %           Amount        %           Amount       %          Amount         %
                          --------    -------       --------    -------       --------   -------      --------     -------
                                                          (Dollars in Thousands)

Certificate accounts:
  2.00%-2.99%              $     -         -%        $     -         -%        $     -        -%       $   295        .44%
  3.00%-3.99%                   15       .03              78       .13           8,409    13.01         27,043      40.10
  4.00%-4.99%               10,995     18.17          20,156     33.12          25,366    39.24          9,736      14.44
  5.00%-5.99%               24,494     35.53          12,602     20.71           3,600     5.57          2,257       3.35
  6.00%-6.99%                3,981      6.58           3,898      6.52             706     1.09          1,232       1.83
  7.00%-7.99%                    -         -               -         -             110      .17            206        .31
  8.00% or more                  -         -               -         -              87      .13            275        .40
                          --------    -------       --------    -------       --------   -------      --------     -------
    Total certificate
      accounts              36,485     60.31          36,825     60.42          38,277    59.21         41,044      60.87
                          --------    -------       --------    -------       --------   -------      --------     -------
    Passbook savings
      account               24,010     39.39          24,120     39.58          26,365    40.79         26,388      39.13
                          --------    -------       --------    -------       --------   -------      --------     -------
        Total deposits     $60,495    100.00%        $60,945    100.00%        $64,642   100.00%       $67,432     100.00%
                          --------    -------       --------    -------       --------   -------      --------     -------
                          --------    -------       --------    -------       --------   -------      --------     -------







Source: Guaranty Savings' prospectus.

                                  EXHIBIT I-14
                   Guaranty Savings and Homestead Association
                           Time Deposit Rate/Maturity



                                        Balance at September 30, 1996
                               Maturing in the 12 Months Ending September 30,
                            ---------------------------------------------------

Certificates of Deposit      1997      1998     1999     Thereafter     Total
-----------------------     -------   -------  -------  ------------   --------
                                       (In Thousands)


2.00% - 2.99%               $     -    $    -   $    -       $  -      $     -
3.00% - 3.99%                    15         -        -          -           15
4.00% - 4.99%                10,829       147       19          -       10,995
5.00% - 5.99%                15,217     3,757    2,412        108       21,494
6.00% - 6.99%                 3,132       721        -        128        3,981
7.00% - 7.99%                     -         -        -          -            -
8.00% or more                     -         -        -          -            -
                            -------   -------  -------       ----    ---------
 Total certificate accounts $29,193    $4,625   $2,431       $236      $36,485
                            -------   -------  -------       ----    ---------
                            -------   -------  -------       ----    ---------




Source: Guaranty Savings' prospectus.

                                   EXHIBIT II-1
                    GUARANTY SAVINGS AND HOMESTEAD ASSOCIATION
                              LIST OF BRANCH OFFICES

                                                 LEASE      NET BOOK
                                              EXPIRATION    VALUE OF    AMOUNT OF
   DESCRIPTION/ADDRESS        LEASED/OWNED       DATE       PROPERTY     DEPOSITS
-------------------------     ------------    ----------    --------    ---------
                                                                (In Thousands)


Main Office:
3798 Veterans Blvd.
Metairie, LA 70002                Owned           N/A         $2,012    $55,502

Branch Offices:
2111 North Causeway Blvd.
Mandeville, LA                    Owned           N/A            379        116(1)

3915 Canal Street
New Orleans, LA                   Owned           N/A            278      4,877
                                                               -----     ------

  Total(2)                                                    $2,669    $60,495
                                                               =====     ======


----------------------

(1)  Opened in May 1996.

(2)  In addition, the Association continues to own the site of a former branch office at
     1700 Veterans Boulevard, Metairie, Louisiana, which office had a net book value of
     $95,000 at September 30, 1996 and was being leased to a third party.





Source: Guaranty Savings' prospectus.

                                 EXHIBIT II-2
                          Historical Interest Rates

                         Historical Interest Rates(1)



                           Prime         90 Day       One Year      30 Year
Year/Qtr. Ended             Rate         T-Bill        T-Bill        T-Bond
---------------            -----         ------       --------      -------
1991:  Quarter 1            8.75%          5.92%          6.24%       8.26%
       Quarter 2            8.50%          5.72%          6.35%       8.43%
       Quarter 3            8.00%          5.22%          5.38%       7.80%
       Quarter 4            6.50%          3.95%          4.10%       7.47%

1992:  Quarter 1            6.50%          4.15%          4.53%       7.97%
       Quarter 2            6.50%          3.65%          4.06%       7.79%
       Quarter 3            6.00%          2.75%          3.06%       7.38%
       Quarter 4            6.00%          3.15%          3.59%       7.40%

1993:  Quarter 1            6.00%          2.95%          3.18%       6.93%
       Quarter 2            6.00%          3.09%          3.45%       6.67%
       Quarter 3            6.00%          2.97%          3.36%       6.03%
       Quarter 4            6.00%          3.06%          3.59%       6.34%

1994:  Quarter 1            6.25%          3.56%          4.44%       7.09%
       Quarter 2            7.25%          4.22%          5.49%       7.61%
       Quarter 3            7.75%          4.79%          5.94%       7.82%
       Quarter 4            8.50%          5.71%          7.21%       7.88%

1995:  Quarter 1            9.00%          5.86%          6.47%       7.43%
       Quarter 2            9.00%          5.57%          5.63%       6.63%
       Quarter 3            8.75%          5.42%          5.68%       6.51%
       Quarter 4            8.50%          5.09%          5.14%       5.96%

1996:  Quarter 1            8.25%          5.14%          5.38%       6.67%
1996:  Quarter 2            8.25%          5.16%          5.68%       6.87%
1996:  Quarter 3            8.25%          5.03%          5.69%       6.92%
December 13, 1996           8.25%          4.92%          5.43%       6.57%




(1) End of period data.

Source: SNL Securities.

                                    EXHIBIT III-1
               General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)


California Companies
--------------------

AHM    Ahmanson and Co. H.F. of CA         NYSE     Nationwide         M.B.       50,588      345   12-31  10/72  31.50    3,323
GWF    Great Western Fin. Corp. of CA      NYSE     CA,FL              Div.       43,548      416   12-31    /    29.50    4,054
GDW    Golden West Fin. Corp. of CA        NYSE     Nationwide         M.B.       37,012      232   12-31  05/59  62.00    3,557
GLN    Glendale Fed. Bk, FSB of CA         NYSE     CA                 Div.       15,104      150   06-30  10/83  22.25    1,049
CAL    CalFed Inc. of Los Angeles CA       NYSE     CA,NV              Div.       14,127      124   12-31  03/83  24.25    1,199
CSA    Coast Savings Financial of CA       NYSE     California         R.E.        8,549       89   12-31  12/85  35.50      660
DSL    Downey Financial Corp. of CA        NYSE     Southern CA        Thrift      4,954       52   12-31  01/71  18.87      480
FED    FirstFed Fin. Corp. of CA           NYSE     Los Angeles CA     R.E.        4,197       25   12-31  12/83  22.25      234
BVFS   Bay View Capital Corp. of CA        OTC      San Francisco CA   M.B.        3,428       27   12-31  05/86  41.50      276
BPLS   Bank Plus Corp. of CA               OTC      Los Angeles CA     R.E.        3,323       33   12-31    /    11.25      205
WES    Westcorp Inc. of Orange CA          NYSE     California         Div.        3,181       25   12-31  05/86  21.37      555
PFFB   PFF Bancorp of Pomona CA            OTC      Southern CA        Thrift      2,486       22   03-31  03/96  14.25      283
AFFFZ  America First Fin. Fund of CA       OTC      San Francisco CA   Div.        2,228       36   12-31    /    29.37      177
CENF   CENFED Financial Corp. of CA        OTC      Los Angeles CA     Thrift      2,161       18   12-31  10/91  28.00      143
FRC    First Republic Bancorp of CA (3)    NYSE     CA,NV              M.B.        2,122       11   12-31    /    17.00      125
CFHC   California Fin. Hld. Co. of CA      OTC      Central CA         Thrift      1,339       22   12-31  04/83  28.94      137
HEMT   HF Bancorp of Hemet CA              OTC      Southern CA        Thrift      1,004       12   06-30  06/95  11.00       69
REDF   RedFed Bancorp of Redlands CA       OTC      Southern CA        Thrift        866       14   12-31  04/94  13.25       94
HTHR   Hawthorne Fin. Corp. of CA          OTC      Southern CA        Thrift        828        9   12-31    /     7.44       19
QCBC   Quaker City Bancorp of CA           OTC      Los Angeles CA     R.E.          738        8   06-30  12/93  16.50       63
ITLA   Imperial Thrift & Loan of CA (3)    OTC      Los Angeles CA     R.E.          736       11   12-31    /    14.00      109
PROV   Provident Fin. Holdings of CA       OTC                         M.B.          580        0   06-30  06/96  14.25       73
HBNK   Highland Federal Bank of CA         OTC      Los Angeles CA     R.E.          469       11   12-31    /    17.12       39
SGVB   SGV Bancorp of W. Covina CA         OTC      Los Angeles CA     Thrift        345        6   06-30  06/95  11.00       29
MBBC   Monterey Bay Bancorp of CA          OTC      West Central CA    Thrift        327        6   12-31  02/95  14.87       48
PCCI   Pacific Crest Capital of CA (3)     OTC      Southern CA        R.E.          265        4   12-31    /    11.75       35
BYFC   Broadway Fin. Corp. of CA           OTC      Los Angeles CA     Thrift        117        3   12-31  01/96   9.12        8
FSSB   First FS&LA of San Bern. CA         OTC      San Bernard. CA    Thrift        100        4   06-30  12/92   9.00        3




Florida Companies
-----------------


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)


Florida Companies (continued)
-----------------------------

BANC   BankAtlantic Bancorp of FL          OTC      Southeastern FL   M.B.         2,170       43   12-31  11/83  13.00      191
FFPB   First Palm Beach Bancorp of FL      OTC      Southeast FL      Thrift       1,490       31   09-30  09/93  23.00      117
HARB   Harbor FSB, MHC of FL (45.7)        OTC      Eastern FL        Thrift       1,057       22   09-30  01/94  32.00      158
FFFL   Fidelity FSB, MHC of FL(47.2)       OTC      Southeast FL      Thrift         857       20   12-31  01/94  17.25      116
BKUNA  BankUnited SA of FL                 OTC      Miami FL          Thrift         824        7   09-30  12/85   8.75       50
CMSV   Commty. Svgs, MHC of FL(47.6)       OTC      Southeast FL      Thrift         626 J     17   09-30  10/94  18.25       89
FFLC   FFLC Bancorp of Leesburg FL         OTC      Central FL        Thrift         336        8   12-31  01/94  20.25       51
FFFG   F.F.O. Financial Group of FL        OTC      Central FL        R.E.           311       11   12-31  10/88   2.75       23
FFPC   Florida First Bancorp of FL         OTC      Northwestern FL   Thrift         297        9   12-31  11/86  11.37       39
FFML   First Family Fin. Corp. of FL       OTC      Central FL        Thrift         156        5   06-30  10/92  22.00       12


Mid-Atlantic Companies
----------------------

DME    Dime Savings Bank, FSB of NY (3)    NYSE     NY,NJ,FL          M.B.        19,683       87   12-31  08/86  14.75    1,570
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE     New York City NY  Thrift      13,410       82   06-30  01/94  49.37    2,353
SVRN   Sovereign Bancorp of PA             OTC      PA,NJ,DE          M.B.         9,365      120   12-31  08/86  13.00      641
ASFC   Astoria Financial Corp. of NY       OTC      New York City NY  Thrift       7,266       46   12-31  11/93  35.00      753
COFD   Collective Bancorp Inc. of NJ       OTC      Southern NJ       Thrift       5,253       79   06-30  02/84  34.00      693
LISB   Long Island Bancorp of NY           OTC      Long Island NY    M.B.         5,221 J     36   09-30  04/94  30.87      761
RCSB   RCSB Financial, Inc. of NY (3)      OTC      NY                M.B.         4,049 J     34   11-30  04/86  27.87      429
ALBK   ALBANK Fin. Corp. of Albany NY      OTC      NY,MA             Thrift       3,510       63   06-30  04/92  31.00      406
ROSE   TR Financial Corp. of NY            OTC      New York, NY      Thrift       3,141       15   12-31  06/93  31.62      283
NYB    New York Bancorp, Inc. of NY        AMEX     Southeastern NY   Thrift       2,941       29   09-30  01/88  33.87      376
GRTR   Greater New York SB of NY (3)       OTC      New York NY       Div.         2,567       14   12-31  06/87  13.50      181
BKCO   Bankers Corp. of NJ (3)             OTC      Central NJ        Thrift       2,330       15   12-31  03/90  20.00      248
CMSB   Cmnwealth Bancorp of PA             OTC      Philadelphia PA   M.B.         2,085       39   06-30  06/96  14.25      256
NWSB   Northwest SB, MHC of PA(29.9)       OTC      Pennsylvania      Thrift       1,902       53   06-30  11/94  13.25      310
MLBC   ML Bancorp of Villanova PA          OTC      Philadelphia PA   M.B.         1,889       18   03-31  08/94  14.56      173
RELY   Reliance Bancorp of NY              OTC      NYC NY            Thrift       1,829       28   06-30  03/94  18.75      167
HARS   Harris SB, MHC of PA (23.1)         OTC      Southeast PA      Thrift       1,724       31   12-31  01/94  18.12      203
NSBK   Northside SB of Bronx NY (3)        OTC      New York NY       Thrift       1,639       17   09-30  04/86  52.00      252
HAVN   Haven Bancorp of Woodhaven NY       OTC      New York City NY  Thrift       1,565        9   12-31  09/93  28.50      123


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

Mid-Atlantic Companies (continued)
----------------------------------

JSBF   JSB Financial, Inc. of NY           OTC      New York City     R.E.         1,519      13    12-31  06/90  36.50      356
QCSB   Queens County SB of NY (3)          OTC      New York City NY  R.E.         1,326       9    12-31  11/93  47.25      362
WSFS   WSFS Financial Corp. of DE (3)      OTC      DE                Div.         1,307      14    12-31  11/86   9.87      137
DIME   Dime Community Bancorp of NY        OTC                        Thrift       1,226       0    06-30  06/96  14.87      216
OCFC   Ocean Fin. Corp. of NJ              OTC                        Thrift       1,190       0    12-31  07/96  25.50      231
YFED   York Financial Corp. of PA          OTC      PA,MD             Thrift       1,154      22    06-30  02/84  16.37      121
PFSB   PennFed Fin. Services of NJ         OTC      Northern NJ       Thrift       1,142      17    06-30  07/94  20.12       98
MFSL   Maryland Fed. Bancorp of MD         OTC       MD               Thrift       1,128 J    25    02-28  06/87  34.25      107
FSLA   First SB, SLA MHC of NJ (37.6)      OTC      Eastern NJ        Thrift         975      17    12-31  06/92  18.00      129
PVSA   Parkvale Financial Corp of PA       OTC      Southwestern PA   Thrift         924      28    06-30  07/87  25.25      102
PSBK   Progressive Bank, Inc. of NY (3)    OTC      Eastern NY        Thrift         886      17    12-31  08/84  23.00       90
PKPS   Poughkeepsie SB of NY               OTC      Poughkeepsie NY   R.E.           861       9    12-31  11/85   5.25       66
MBB    MSB Bancorp of Middletown NY (3)    OTC      Southeastern NY   Thrift         848      17    09-30  08/92  19.12       54
FFIC   Flushing Fin. Corp. of NY (3)       OTC      New York, NY      Thrift         770       7    12-31  11/95  18.75      161
IBSF   IBS Financial Corp. of NJ           OTC      Southwest NJ      Thrift         742       8    09-30  10/94  15.63      168
PWBC   PennFirst Bancorp of PA             OTC      Western PA        Thrift         701       9    12-31  06/90  13.50       53
PSAB   Prime Bancorp, Inc. of PA           OTC      Southeastern PA   Thrift         677      18    12-31  11/88  20.25       75
FCIT   First Cit. Fin. Corp of MD          OTC      DC Metro Area     Thrift         668      14    12-31  12/86  18.75      55
FSFI   First State Fin. Serv. of NJ        OTC      Northeastern NJ   Thrift         666 J    13    09-30  12/87  15.00       59
THRD   TF Financial Corp. of PA            OTC      Philadelphia PA   Thrift         663      11    06-30  07/94  16.00       69
SFIN   Statewide Fin. Corp. of NJ          OTC      Northern NJ       Thrift         662      16    03-31  10/95  13.87       69
FSNJ   First SB of NJ, MHC (45.0)          OTC      Northern NJ       Thrift         651 J     4    05-31  01/95  17.25       53
BFSI   BFS Bankorp, Inc. of NY             OTC      New York NY       R.E.           643       5    09-30  05/88  49.50       81
GAF    GA Financial Corp. of PA            AMEX     Pittsburgh PA     Thrift         589      10    12-31  03/96  14.75      131
FBBC   First Bell Bancorp of PA            OTC      Pittsburgh PA     Thrift         577       7    12-31  06/95  16.00      124
TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC      Central NJ        Thrift         524      10    12-31  08/95  16.00      145
FMCO   FMS Financial Corp. of NJ           OTC      Southern NJ       Thrift         519      16    12-31  12/88  17.37       43
PULS   Pulse Bancorp of S. River NJ        OTC      Central NJ        Thrift         502       4    09-30  09/86  15.75       48
AHCI   Ambanc Holding Co. of NY (3)        OTC      East-Central NY   Thrift         496       9    12-31  12/95  11.00       54
PBIX   Patriot Bank Corp. of PA            OTC      Southeast PA      Thrift         490       7    12-31  12/95  13.37       60
FSPG   First Home SB, SLA of NJ            OTC      NJ,DE             Thrift         487      10    12-31  04/87  19.50       40
ANBK   American Nat'l Bancorp of MD        OTC      Baltimore MD      R.E.           487       9    07-31  11/95  12.25       44
IROQ   Iroquois Bancorp of Auburn NY (3)   OTC      Central NY        Thrift         474       9    12-31  01/86  16.75       40


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

Mid-Atlantic Companies (continued)
----------------------------------

LVSB   Lakeview SB of Paterson NJ          OTC      Northern NJ       Thrift         473        8   07-31  12/93  23.50       58
CJFC   Central Jersey Fin. Corp of NJ      OTC      Central NJ        Thrift         464        6   03-31  09/84  37.50      100
CNSK   Covenant Bank for Svgs. of NJ (3)   OTC      Southern NJ       Thrift         387       12   12-31    /    12.00       33
SHEN   First Shenango Bancorp of PA        OTC      Western PA        Thrift         384        4   12-31  04/93  22.50       51
PFNC   Progress Financial Corp. of PA      OTC      Southeastern PA   M.B.           367        9   12-31  07/83   8.37       31
CARV   Carver FSB of New York, NY          OTC      New York, NY      Thrift         365        8   03-31  10/94   8.00       19
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC      Northern NJ       Thrift         363        8   12-31  10/89  18.87       61
RARB   Raritan Bancorp. of Raritan NJ (3)  OTC      Central NJ        Thrift         354        5   12-31  03/87  23.25       36
FFWM   First Fin. Corp of Western MD       OTC      Western MD        Thrift         346        9   06-30  01/92  31.75       67
FOBC   Fed One Bancorp of Wheeling WV      OTC      Northern WV,OH    Thrift         342        9   12-31  01/95  16.12       40
FSBI   Fidelity Bancorp, Inc. of PA        OTC      Southwestern PA   Thrift         318        8   09-30  06/88  19.00       26
HARL   Harleysville SA of PA               OTC      Southeastern PA   Thrift         315        4   09-30  08/87  18.75       24
FKFS   First Keystone Fin. Corp of PA      OTC      Philadelphia PA   Thrift         294        5   09-30  01/95  20.00       26
CVAL   Chester Valley Bancorp of PA        OTC      Southeastern PA   Thrift         284        6   06-30  03/87  18.50       30
CATB   Catskill Fin. Corp. of NY (3)       OTC      Albany NY         Thrift         284        3   09-30  04/96  13.87       79
LFBI   Little Falls Bancorp of NJ          OTC      New Jersey        Thrift         281        7   12-31  01/96  12.50       36
LFED   Leeds FSB, MHC of MD (35.3)         OTC      Baltimore MD      Thrift         275        1   06-30  03/94  16.00       55
EQSB   Equitable FSB of Wheaton MD         OTC      Central MD        Thrift         268 J      4   09-30  09/93  26.75       16
FIBC   Financial Bancorp of NY             OTC      New York, NY      Thrift         267        5   09-30  08/94  14.50       26
WVFC   WVS Financial Corp. of PA (3)       OTC      Pittsburgh PA     Thrift         266        5   06-30  11/93  24.25       42
YFCB   Yonkers Fin. Corp. of NY            OTC      Yonkers NY        Thrift         260        4   09-30  04/96  12.87       46
FBER   First Bergen Bancorp of NJ          OTC      Northern NJ       Thrift         250        2   09-30  04/96  12.00       38
IFSB   Independence FSB of DC              OTC      Washington DC     Ret.           248        2   12-31  06/85   7.62       10
WSB    Washington SB, FSB of MD            AMEX     Southeastern MD   Thrift         247 J      3   07-31    /     4.94       21
CTBK   Center Banks, Inc. of NY (3)        OTC      Central NY        Thrift         242        7   12-31  05/86  16.12       15
WYNE   Wayne Bancorp of NJ                 OTC                        Thrift         240        0   12-31  06/96  14.37       32
GDVS   Greater DV SB,MHC of PA(19.9) (3)   OTC      Southeast PA      Thrift         232        7   12-31  03/95  10.00       33
ESBK   Elmira SB of Elmira NY (3)          OTC      NY,PA             Ret.           221        6   12-31  03/85  17.00       12
HRBF   Harbor Federal Bancorp of MD        OTC      Baltimore MD      Thrift         214        6   03-31  08/94  15.12       27
LARL   Laurel Capital Group of PA          OTC      Southwestern PA   Thrift         202        6   06-30  02/87  15.87       24
SBFL   SB Fing. Lakes MHC of NY(33.0)      OTC      Western NY        Thrift         197        4   04-30  11/94  13.50       24
PHFC   Pittsburgh Home Fin. of PA          OTC      Pittsburgh PA     Thrift         195        6   09-30  04/96  13.12       29
PEEK   Peekskill Fin. Corp. of NY          OTC      Southeast NY      Thrift         186        3   06-30  12/95  13.44       51


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

Mid-Atlantic Companies (continued)
----------------------------------

SFED   SFS Bancorp of Schenectady NY       OTC      Eastern NY        Thrift         166        3   12-31  06/95  14.87       19
TPNZ   Tappan Zee Fin. Corp. of NY         OTC      Southeast NY      Thrift         120        1   03-31  10/95  13.75       21
PRBC   Prestige Bancorp of PA              OTC                        Thrift         104        0   12-31  06/96  13.00       13
THBC   Troy Hill Bancorp of PA             OTC      Pittsburgh PA     Thrift          99        2   06-30  06/94  20.00       21
WHGB   WHG Bancshares of MD                OTC      Baltimore MD      Thrift          98 J      5   09-30  04/96  12.81       21
WWFC   Westwood Fin. Corp. of NJ           OTC      Northern NJ       Thrift          94        2   03-31  06/96  16.00       10
ALBC   Albion Banc Corp. of Albion NY      OTC      Western NY        Thrift          60        2   09-30  07/93  17.50        4
BRFC   Bridgeville SB, FSB of PA           OTC      Western PA        Thrift          55        1   12-31  10/94  16.00       18
PWBK   Pennwood SB of PA (3)               OTC      Pittsburgh PA     Thrift          46        3   12-31  07/96  12.62        8


Mid-West Companies
------------------

SFB    Standard Fed. Bancorp of MI         NYSE     MI,IN,OH          M.B.        15,354      166   12-31  01/87  56.50    1,762
COFI   Charter One Financial of OH         OTC      OH,MI             Div.        13,826      155   12-31  01/88  39.12    1,829
RFED   Roosevelt Fin. Grp. Inc. of MO      OTC      MO,IL,KS          Div.         9,048       79   12-31  01/87  18.94      798
TCB    TCF Financial Corp. of MN           NYSE     MN,IL,MI,WI,OH    Div.         7,115      184   12-31  06/86  41.75    1,456
CFB    Commercial Federal Corp. of NE      NYSE     NE,CO,KS,OK       M.B.         6,668       98   06-30  12/84  46.00      637
FFHC   First Financial Corp. of WI         OTC      WI,IL             Div.         5,596      129   12-31  12/80  28.50      853
SPBC   St. Paul Bancorp, Inc. of IL        OTC      Chicago IL        Div.         4,276       52   12-31  05/87  27.62      499
SECP   Security Capital Corp. of WI        OTC      Wisconsin         Div.         3,494       42   06-30  01/94  73.25      674
MAFB   MAF Bancorp of IL                   OTC      Chicago IL        Thrift       3,163       13   06-30  01/90  34.62      363
GTFN   Great Financial Corp. of KY         OTC      Kentucky          M.B.         2,831       41   12-31  03/94  29.12      413
CTZN   CitFed Bancorp of Dayton OH         OTC      Dayton OH         M.B.         2,748       33   03-31  01/92  29.75      255
STND   Standard Fin. of Chicago IL         OTC      Chicago IL        Thrift       2,340       13   12-31  08/94  21.00      340
ABCW   Anchor Bancorp Wisconsin of WI      OTC      Wisconsin         M.B.         1,892       33   03-31  07/92  34.75      161
FISB   First Indiana Corp. of IN           OTC      Central IN        M.B.         1,485       28   12-31  08/83  25.50      211
FTFC   First Fed. Capital Corp. of WI      OTC      Southern WI       M.B.         1,469       44   12-31  11/89  24.00      148
DNFC   D&N Financial Corp. of MI           OTC      MI,WI             Ret.         1,408       35   12-31  02/85  15.37      117
STFR   St. Francis Cap. Corp. of WI        OTC      Milwaukee WI      Thrift       1,404       13   09-30  06/93  26.50      145
JSBA   Jefferson Svgs Bancorp of MO        OTC      St. Louis MO,TX   Thrift       1,128       21   12-31  04/93  22.87       96
FFSW   First Fed Fin. Serv. of OH          OTC      Northeastern OH   Thrift       1,111       18   12-31  04/87  39.00      141
AADV   Advantage Bancorp of WI             OTC      WI,IL             Thrift       1,016       15   09-30  03/92  31.87      108


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

Mid-West Companies (continued)
------------------------------

OFCP   Ottawa Financial Corp. of MI        OTC      Western MI        Thrift         827       26   12-31  08/94  16.75       87
CFSB   CFSB Bancorp of Lansing MI          OTC      Central MI        Thrift         812       18   12-31  06/90  19.25       93
IFSL   Indiana Federal Corp. of IN         OTC      Northwestern IN   Thrift         809       15   12-31  02/87  21.75      103
NASB   North American SB of MO             OTC      KS,MO             M.B.           740 J      8   09-30  09/85  33.75       77
FFEC   First Fed. Bancshares of WI         OTC      Northwest WI      Thrift         729       20   12-31  10/94  18.37      126
MSBK   Mutual SB, FSB of Bay City MI       OTC      Michigan          M.B.           678       22   12-31  07/92   5.69       24
LBCI   Liberty Bancorp of Chicago IL       OTC      Chicago IL        Thrift         664        4   12-31  12/91  25.50       63
GSBC   Great Southern Bancorp of MO        OTC      Southwest MO      Div.           658       25   06-30  12/89  17.25      151
HNFC   Hinsdale Financial Corp. of IL      OTC      Chicago IL        M.B.           651       10   09-30  07/92  24.25       65
HOMF   Home Fed Bancorp of Seymour IN      OTC      Southern IN       Thrift         633       15   06-30  01/88  35.25       78
AVND   Avondale Fin. Corp. of IL           OTC      Chicago IL        Ret.           613        6   03-31  04/95  16.75       60
FNGB   First Northern Cap. Corp of WI      OTC      Northeast WI      Thrift         608       20   12-31  12/83  16.00       70
FFDP   FirstFed Bancshares of IL           OTC      Chicago IL        Thrift         603        3   12-31  07/92  16.75       55
FFYF   FFY Financial Corp. of OH           OTC      Youngstown OH     Thrift         603       10   06-30  06/93  25.87      132
SFSL   Security First Corp. of OH          OTC      Northeastern OH   R.E.           600       13   03-31  01/88  16.62       83
HMNF   HMN Financial, Inc. of MN           OTC      Southeast MN      Thrift         565        7   12-31  06/94  18.25       85
HFFC   HF Financial Corp. of SD            OTC      South Dakota      Thrift         554       19   06-30  04/92  16.50       48
SSBK   Strongsville SB of OH               OTC      Cleveland OH      Thrift         542       13   12-31    /    22.50       57
FDEF   First Defiance Fin.Corp. of OH      OTC      Northwest OH      Thrift         524        9   06-30  10/95  12.06      120
FFBH   First Fed. Bancshares of AR         OTC      Northern AR       Thrift         510        8   12-31  05/96  16.00       82
CBCI   Calumet Bancorp of Chicago IL       OTC      Chicago IL        Thrift         493        5   06-30  02/92  32.62       78
FBCI   Fidelity Bancorp of Chicago IL      OTC      Chicago IL        Thrift         476        5   09-30  12/93  17.12       49
FFSX   First FS&LA. MHC of IA (45.0)       OTC      Western IA        Thrift         458       12   06-30  06/92  30.25       57
PERM   Permanent Bancorp of IN             OTC      Southwest IN      Thrift         422       11   03-31  04/94  20.25       43
ASBI   Ameriana Bancorp of IN              OTC      Eastern IN,OH     Thrift         400        8   12-31  02/87  15.63       51
PMFI   Perpetual Midwest Fin. of IA        OTC      EastCentral IA    Thrift         396        4   12-31  03/94  18.75       36
SFSB   SuburbFed Fin. Corp. of IL          OTC      IL,IN             Thrift         391       12   12-31  02/92  19.00       24
HALL   Hallmark Capital Corp. of WI        OTC      Milwaukee WI      Thrift         388        3   06-30  01/94  17.62       25
PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC      Northeast AR      Thrift         382        5   09-30  04/94  17.25       28
CAFI   Camco Fin. Corp. of OH              OTC      Eastern OH        M.B.           378        7   12-31    /    16.25       34
SWBI   Southwest Bancshares of IL          OTC      Chicago IL        Thrift         376        5   12-31  06/92  18.25       48
HBEI   Home Bancorp of Elgin IL            OTC      Northern IL       Thrift         371        5   12-31  09/96  12.81       90
CBSB   Charter Financial Inc. of IL        OTC      Southern IL       Thrift         367 J      6   09-30  12/95  12.50       61


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

Mid-West Companies (continued)
------------------------------

FFKY   First Fed. Fin. Corp. of KY         OTC      Central KY        Thrift         357        7   06-30  07/87  19.25       81
FFHH   FSF Financial Corp. of MN           OTC      Southern MN       Thrift         355       11   09-30  10/94  14.87       52
KNK    Kankakee Bancorp of IL              AMEX     Illinois          Thrift         353       10   03-31  12/92  24.00       34
HVFD   Haverfield Corp. of OH              OTC      Cleveland OH      Thrift         351       10   12-31  03/85  18.50       35
PVFC   PVF Capital Corp. of OH             OTC      Cleveland OH      R.E.           345        9   06-30  12/92  15.00       35
CASH   First Midwest Fin. Corp. of IA      OTC      IA,SD             R.E.           342 J      9   09-30  09/93  24.75       44
HMCI   Homecorp, Inc. of Rockford IL       OTC      Northern IL       Thrift         340        9   12-31  06/90  17.75       20
MCBS   Mid Continent Bancshares of KS      OTC      Central KS        M.B.           340        7   09-30  06/94  23.75       48
WOFC   Western Ohio Fin. Corp. of OH       OTC      Western OH        Thrift         333 J      6   12-31  07/94  21.00       46
INBI   Industrial Bancorp of OH            OTC      Northern OH       Thrift         320       10   12-31  08/95  12.37       69
FMBD   First Mutual Bancorp of IL          OTC      Central IL        Thrift         316        7   12-31  07/95  14.87       57
HBFW   Home Bancorp of Fort Wayne IN       OTC      Northeast IN      Thrift         316 J      8   09-30  03/95  18.50       53
WCBI   WestCo Bancorp of IL                OTC      Chicago IL        Thrift         308        1   12-31  06/92  21.50       56
SMFC   Sho-Me Fin. Corp. of MO             OTC      Southwest MO      Thrift         292        7   12-31  06/94  21.62       36
WFCO   Winton Financial Corp. of OH        OTC      Cincinnati OH     R.E.           283 J      4   09-30  08/88  12.00       24
PFDC   Peoples Bancorp of Auburn IN        OTC      Northeastern IN   Thrift         280        6   09-30  07/87  20.00       47
GFCO   Glenway Financial Corp. of OH       OTC      Cincinnati OH     Thrift         279 J      6   06-30  11/90  19.00       22
FCBF   FCB Fin. Corp. of Neenah WI         OTC      Eastern WI        Thrift         269        6   03-31  09/93  18.75       46
CBK    Citizens First Fin.Corp. of IL      AMEX     Central IL        Thrift         266        6   12-31  05/96  13.87       39
FFED   Fidelity Fed. Bancorp of IN         OTC      Southwestern IN   Thrift         262        4   06-30  08/87   9.50       24
FBCV   1st Bancorp of Vincennes IN         OTC      Southwestern IN   M.B.           258        1   06-30  04/87  30.50       20
FFOH   Fidelity Financial of OH            OTC      Cincinnati OH     Thrift         256        4   12-31  03/96  11.37       46
WAYN   Wayne S&L Co., MHC of OH(46.7)      OTC      Central OH        Thrift         251        6   03-31  06/93  23.00       34
OSBF   OSB Fin. Corp. of Oshkosh WI        OTC      Eastern WI        Thrift         250        7   12-31  06/92  27.25       32
CBIN   Community Bank Shares of IN         OTC      Southeast IN      Thrift         235        7   12-31  04/95  12.50       25
DFIN   Damen Fin. Corp. of Chicago IL      OTC      Chicago IL        Thrift         235        3   11-30  10/95  12.87       49
CAPS   Capital Savings Bancorp of MO       OTC      Central MO        Thrift         231        7   06-30  12/93  14.00       26
MBLF   MBLA Financial Corp. of MO          OTC      Northeast MO      Thrift         227        2   06-30  06/93  19.00       26
FFHS   First Franklin Corp. of OH          OTC      Cincinnati OH     Thrift         218        7   12-31  01/88  16.00       19
OHSL   OHSL Financial Corp. of OH          OTC      Cincinnati, OH    Thrift         218        4   12-31  02/93  20.75       25
EFBI   Enterprise Fed. Bancorp of OH       OTC      Cincinnati OH     Thrift         214 J      5   09-30  10/94  14.50       30
LARK   Landmark Bancshares of KS           OTC      Central KS        Thrift         214        5   09-30  03/94  17.00       32
MFBC   MFB Corp. of Mishawaka IN           OTC      Northern IN       Thrift         211 J      4   09-30  03/94  16.50       33


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

Mid-West Companies (continued)
------------------------------

SBCN   Suburban Bancorp. of OH             OTC      Cincinnati OH     Thrift         210        8   06-30  09/93  15.00       22
WEFC   Wells Fin. Corp. of Wells MN        OTC      Southcentral MN   Thrift         201        7   12-31  04/95  13.00       27
CBCO   CB Bancorp of Michigan City IN      OTC      Northwest IN      Thrift         200        3   03-31  12/92  24.25       28
FFFD   North Central Bancshares of IA      OTC      Central IA        Thrift         198        4   12-31  03/96  13.37       51
MWFD   Midwest Fed. Fin. Corp of WI        OTC      Central WI        Thrift         195        9   12-31  07/92  18.00       29
FFBZ   First Federal Bancorp of OH         OTC      Eastern OH        Thrift         184        6   09-30  06/92  16.00       25
GFED   Guaranty FS&LA,MHC of MO(31.1)      OTC      Southwest MO      Thrift         183        4   06-30  04/95  11.37       36
MFFC   Milton Fed. Fin. Corp. of OH        OTC      Southwest OH      Thrift         181        2   09-30  10/94  14.12       32
PULB   Pulaski SB, MHC of MO (29.0)        OTC      St. Louis MO      Thrift         179 J      5   09-30  05/94  14.12       30
LSBI   LSB Fin. Corp. of Lafayette IN      OTC      Central IN        Thrift         178        3   12-31  02/95  18.75       17
PFED   Park Bancorp of Chicago IL          OTC      Chicago IL        Thrift         177        3   12-31  08/96  12.37       33
CMRN   Cameron Fin. Corp. of MO            OTC      Northwest MO      Thrift         176 J      3   09-30  04/95  15.50       44
MARN   Marion Capital Holdings of IN       OTC      Central IN        Thrift         175        2   06-30  03/93  20.37       38
EGLB   Eagle BancGroup of IL               OTC      Central IL        Thrift         164        1   12-31  07/96  13.25       17
NEIB   Northeast Indiana Bncrp of IN       OTC      Northeast IN      Thrift         160        3   12-31  06/95  13.50       26
SMBC   Southern Missouri Bncrp of MO       OTC      Southeast MO      Thrift         160 J      8   06-30  04/94  14.25       23
FFWC   FFW Corporation of Wabash IN        OTC      Central IN        Thrift         155        3   06-30  03/93  22.00       15
FBSI   First Bancshares of MO              OTC      Southcentral MO   Thrift         154        5   06-30  12/93  16.50       20
FFWD   Wood Bancorp of OH                  OTC      Northern OH       Thrift         152        6   06-30  08/93  16.50       25
SJSB   SJS Bancorp of St. Joseph MI        OTC      Southwest MI      Thrift         152        4   06-30  02/95  25.50       23
QCFB   QCF Bancorp of Virginia MN          OTC      Northeast MN      Thrift         148        2   06-30  04/95  17.69       25
JXSB   Jcksnville SB,MHC of IL(43.3%)      OTC      Central IL        Thrift         144        4   12-31  04/95  12.50       16
BWFC   Bank West Fin. Corp. of MI          OTC      Southeast MI      Thrift         140        2   06-30  03/95  10.75       21
MWBI   Midwest Bancshares, Inc. of IA      OTC      Southeast IA      Thrift         138        4   12-31  11/92  26.50        9
CLAS   Classic Bancshares of KY            OTC      Eastern KY        Thrift         136        1   03-31  12/95  11.62       15
FKKY   Frankfort First Bancorp of KY       OTC      Frankfort KY      Thrift         129        3   06-30  07/95  11.37       39
PTRS   The Potters S&L Co. of OH           OTC      Northeast OH      Thrift         125        4   12-31  12/93  18.75        9
MFCX   Marshalltown Fin. Corp. of IA       OTC      Central IA        Thrift         124        3   09-30  03/94  14.50       20
WEHO   Westwood Hmstd Fin Corp of OH       OTC      Cincinnati OH     Thrift         120        2   12-31  09/96  11.75       31
GTPS   Great American Bancorp of IL        OTC      East Central IL   Thrift         120 J      3   09-30  06/95  14.50       28
NBSI   North Bancshares of Chicago IL      OTC      Chicago IL        Thrift         117        2   06-30  12/93  15.75       17
MIFC   Mid Iowa Financial Corp. of IA      OTC      Central IA        Thrift         115 J      6   09-30  10/92   6.25       11
ASBP   ASB Financial Corp. of OH           OTC      Southern OH       Thrift         114        1   06-30  04/95  17.50       30


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

Mid-West Companies (continued)
------------------------------

DCBI   Delphos Citizens Bancorp of OH      OTC      Northwest OH      Thrift         110 P      1   09-30  11/96  11.94       24
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC      Central KY        Thrift         110 J      2   09-30  10/95  18.50       40
FFSL   First Independence Corp. of KS      OTC      Southeast KS      Thrift         109        1   09-30  10/93  19.62       11
BDJI   First Fed. Bancorp. of MN           OTC      Northern MN       Thrift         107        5   09-30  04/95  18.00       13
FTNB   Fulton Bancorp of MO                OTC      Central MO        Thrift         105 P      2   04-30  10/96  14.87       26
CNSB   CNS Bancorp of MO                   OTC      Central MO        Thrift          99        5   12-31  06/96  15.00       25
FFBI   First Financial Bancorp of IL       OTC      Northern IL       M.B.            97        2   12-31  10/93  15.87        7
CBES   CBES Bancorp of MO                  OTC      Western MO        Thrift          97        2   06-30  09/96  13.75       14
NWEQ   Northwest Equity Corp. of WI        OTC      Northwest WI      Thrift          96        3   03-31  10/94  12.25       11
CIBI   Community Inv. Bancorp of OH        OTC      NorthCentral OH   Thrift          95        3   06-30  02/95  16.75       11
WCFB   Webster CityFSB,MHC of IA(45.2      OTC      Central IA        Thrift          95        1   12-31  08/94  13.06       27
PFFC   Peoples Fin. Corp. of OH            OTC      Northeast OH      Thrift          91 P      2   09-30  09/96  13.00       19
INCB   Indiana Comm. Bank, SB of IN        OTC      Central IN        Ret.            91        3   06-30  12/94  16.50      15
FTSB   Fort Thomas Fin. Corp. of KY        OTC      Northern KY       Thrift          89 J      2   09-30  06/95  14.25       22
HFSA   Hardin Bancorp of Hardin MO         OTC      Western MO        Thrift          88        3   03-31  09/95  12.37       12
THR    Three Rivers Fin. Corp. of MI       AMEX     Southwest MI      Thrift          87        4   06-30  08/95  13.62       12
KYF    Kentucky First Bancorp of KY        AMEX     Central KY        Thrift          86        2   06-30  08/95  11.50       16
FFDF   FFD Financial Corp. of OH           OTC      Northeast OH      Thrift          85        1   06-30  04/96  13.12       19
GFSB   GFS Bancorp of Grinnell IA          OTC      Central IA        Thrift          85        1   06-30  01/94  20.75       10
AMFC   AMB Financial Corp. of IN           OTC      Northwest IN      Thrift          84        4   12-31  04/96  12.87       14
SFFC   StateFed Financial Corp. of IA      OTC      Des Moines IA     Thrift          81        2   06-30  01/94  16.50       13
SOBI   Sobieski Bancorp of S. Bend IN      OTC      Northern IN       Thrift          81        3   06-30  03/95  14.25       13
PCBC   Perry Co. Fin. Corp. of MO          OTC      EastCentral MO    Thrift          80 J      1   09-30  02/95  17.00       15
LOGN   Logansport Fin. Corp. of IN         OTC      Northern IN       Thrift          80        1   12-31  06/95  11.75       16
HZFS   Horizon Fin'l. Services of IA       OTC      Central IA        Thrift          77        3   06-30  06/94  14.50        6
HHFC   Harvest Home Fin. Corp. of OH       OTC      Southwest OH      Thrift          76 J      3   09-30  10/94   9.87        9
ATSB   AmTrust Capital Corp. of IN         OTC      Northcentral IN   Thrift          72 J      3   06-30  03/95  10.12        5
GWBC   Gateway Bancorp of KY               OTC      Eastern KY        Thrift          69        2   06-30  01/95  14.50       16
MIVI   Miss. View Hold. Co. of MN          OTC      Central MN        Thrift          69 J      1   09-30  03/95  11.75       11
MSBF   MSB Financial Corp. of MI           OTC      Southcentral MI   Thrift          63        2   06-30  02/95  19.25       13
LXMO   Lexington B&L Fin. Corp. of MO      OTC      West Central MO   Thrift          61 J      1   09-30  06/96  13.50       17
CKFB   CKF Bancorp of Danville KY          OTC      Central KY        Thrift          60        1   12-31  01/95  19.75       19
NSLB   NS&L Bancorp of Neosho MO           OTC      Southwest MO      Thrift          57 J      2   09-30  06/95  13.75       12


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

Mid-West Companies (continued)
------------------------------

RELI   Reliance Bancshares Inc of WI (3)   OTC      Milwaukee WI      Thrift          48        1   June   04/96   6.75       17
HBBI   Home Building Bancorp of IN         OTC      Southwest IN      Thrift          43        2   09-30  02/95  18.00        6
CSBF   CSB Financial Group Inc of IL       OTC      Centralia IL      Thrift          42 J      1   09-30  10/95  10.56       11
HWEN   Home Financial Bancorp of IN        OTC      Central IN        Thrift          39        0   06-30  07/96  13.00        7
FLKY   First Lancaster Bncshrs of KY       OTC                        Thrift          38        0   06-30  07/96  15.50       15
LONF   London Financial Corp. of OH        OTC      Central OH        Thrift          37 J      1   09-30  04/96  13.50        7
JOAC   Joachim Bancorp of MO               OTC      Eastern MO        Thrift          36        1   03-31  12/95  14.37       11



New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT(32.3) (3)   OTC      Southwestern CT   Div.         7,237       84   12-31  07/88  27.25    1,104
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC      ME,NH             Div.         4,456       82   12-31  12/86  25.75      649
WBST   Webster Financial Corp. of CT       OTC      Central CT        Thrift       3,984       64   12-31  12/86  37.75      306
CFX    Cheshire Fin. Corp. of NH (3)       AMEX     S.W. NH,MA        M.B.         1,521       23   12-31  02/87  16.25      199
EGFC   Eagle Financial Corp. of CT         OTC      Western CT        Thrift       1,407       19   09-30  02/87  28.75      130
SISB   SIS Bank of Springfield MA (3)      OTC      Central MA        Div.         1,285       21   12-31  02/95  23.25      133
DSBC   DS Bancor Inc. of Derby CT (3)      OTC      Southwestern CT   Thrift       1,259       22   12-31  12/85  42.50      129
ANDB   Andover Bancorp, Inc. of MA (3)     OTC      Northeastern MA   M.B.         1,199       11   12-31  05/86  25.75      132
WLDN   Walden Bancorp of MA (3)            OTC      Eastern MA        M.B.         1,049       17   04-30  12/85  34.81      178
MDBK   Medford Savings Bank of MA (3)      OTC      Eastern MA        Thrift       1,008       16   12-31  03/86  25.00      113
AFCB   Affiliated Comm BC, Inc of MA       OTC      MA                Thrift       1,005       10   12-31    /    22.62      115
FFES   First FS&LA of E. Hartford CT       OTC      Central CT        Thrift         943       12   12-31  06/87  23.00       60
FMLY   Family Bancorp of Haverhill MA (3)  OTC      MA,NH             Div.           918       21   12-31  11/86  34.38      148
MASB   MassBank Corp. of Reading MA (3)    OTC      Eastern MA        Thrift         879       14   12-31  05/86  37.37      100
FESX   First Essex Bancorp of MA (3)       OTC      MA,NH             Div.           869       10   12-31  08/87  13.37       81
EBCP   Eastern Bancorp of NH               OTC      VT, NH            M.B.           869       25   09-30  11/83  22.62       83
BFD    BostonFed Bancorp of MA             AMEX     Boston MA         M.B.           797        8   12-31  10/95  14.87       98
MECH   Mechanics SB of Hartford CT (3)     OTC      Hartford CT       Thrift         710        0   12-31  06/96  15.50       82
NSSB   Norwich Financial Corp. of CT (3)   OTC      Southeastern CT   Thrift         694       18   12-31  11/86  19.50      105
DIBK   Dime Financial Corp. of CT (3)      OTC      Central CT        Thrift         692       10   12-31  07/86  17.50       90
NSSY   Norwalk Savings Society of CT (3)   OTC      Southwest CT      Thrift         637        8   12-31  06/94  24.25       58
GROV   GroveBank for Savings of MA (3)     OTC      Eastern MA        Thrift         599        7   12-31  08/86  49.12       76


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

New England Companies (continued)
---------------------------------

CBNH   Community Bankshares Inc of NH (3)  OTC      Southcentral NH   M.B.           549        9   06-30  05/86  20.25       49
BKC    American Bank of Waterbury CT (3)   AMEX     Western CT        Thrift         548       15   12-31  12/81  28.75       66
PBKB   People's SB of Brockton MA (3)      OTC      Southeastern MA   Thrift         513       14   12-31  10/86  10.62       36
SOSA   Somerset Savings Bank of MA (3)     OTC      Eastern MA        R.E.           511        5   12-31  07/86   2.00       33
MWBX   Metro West of MA (3)                OTC      Eastern MA        Thrift         499        9   12-31  10/86   4.87       68
ABBK   Abington Savings Bank of MA (3)     OTC      Southeastern MA   M.B.           484        7   12-31  06/86  19.62       37
SWCB   Sandwich Co-Op. Bank of MA (3)      OTC      Southeastern MA   Thrift         461       11   04-30  07/86  29.62       56
PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC      Central CT        Thrift         460        8   12-31  08/86  27.75       53
PETE   Primary Bank of NH (3)              OTC      Southern NH       Ret.           414        8   12-31  10/93  14.62       29
BKCT   Bancorp Connecticut of CT (3)       OTC      Central CT        Thrift         402        3   12-31  07/86  22.25       59
EIRE   Emerald Island Bancorp, MA (3)      OTC      Eastern MA        R.E.           392        7   12-31  09/86  18.50       33
MIDC   Midconn Bank of Kensington CT (3)   OTC      Central CT        Thrift         358       10   09-30  09/86  19.31       37
WRNB   Warren Bancorp of Peabody MA (3)    OTC      Eastern MA        R.E.           354        6   12-31  07/86  15.63       57
LSBX   Lawrence Savings Bank of MA (3)     OTC      Northeastern MA   Thrift         330        6   12-31  05/86   8.25       35
CEBK   Central Co-Op. Bank of MA (3)       OTC      Eastern MA        Thrift         326       11   04-30  10/86  18.37       36
NMSB   Newmil Bancorp. of CT (3)           OTC      Eastern CT        Thrift         306       12   06-30  02/86   8.75       35
POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC      Southeastern NH   Thrift         269        3   12-31  02/88  13.62       78
NHTB   NH Thrift Bancshares of NH          OTC      Central NH        Thrift         264       10   12-31  05/86  11.75       20
NEBC   Northeast Bancorp of ME (3)         OTC      Eastern ME        Thrift         230        8   06-30  08/87  13.50       17
TBK    Tolland Bank of CT (3)              AMEX     Northern CT       Thrift         228        7   12-31  12/86  11.62       13
HIFS   Hingham Inst. for Sav. of MA (3)    OTC      Eastern MA        Thrift         193        4   12-31  12/88  17.50       23
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC      Southeastern MA   Thrift         189        2   12-31  08/88  16.87       31
BSBC   Branford SB of CT (3)               OTC      New Haven CT      R.E.           176        5   12-31  11/86   3.87       25
IPSW   Ipswich SB of Ipswich MA (3)        OTC      Northwest MA      Thrift         158        4   12-31  05/93  11.62       14
AFED   AFSALA Bancorp of NY                OTC      Central NY        Thrift         149 P      4   09-30  10/96  11.50       17
KSBK   KSB Bancorp of Kingfield ME (3)     OTC      Western ME        M.B.           133 J      8   12-31  06/93  23.00        9
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC      Southeastern MA   Thrift         116        4   04-30  12/87  14.75       13
NTMG   Nutmeg FS&LA of CT                  OTC      CT                M.B.            94        3   12-31    /     7.25        5
FCB    Falmouth Co-Op Bank of MA (3)       AMEX     Southeast MA      Thrift          91        1   09-30  03/96  13.12       19
MCBN   Mid-Coast Bancorp of ME             OTC      Eastern ME        Thrift          56        2   03-31  11/89  18.75        4
GLBK   Glendale Co-op. Bank of MA (3)      OTC      Boston MA         Thrift          37 J      1   04-30  01/94  20.00        5


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

WAMU   Washington Mutual Inc. of WA (3)    OTC      WA,OR,ID,UT,MT    Div.        22,414      290   12-31  03/83  42.37    3,057
WFSL   Washington FS&LA of Seattle WA      OTC      Western US        Thrift       5,115       89   09-30  11/82  25.75    1,048
IWBK   Interwest SB of Oak Harbor WA       OTC      Western WA        Div.         1,712       31   12-31    /    32.25      255
STSA   Sterling Financial Corp. of WA      OTC      WA,OR             M.B.         1,531       41   06-30    /    13.75       76
FWWB   First Savings Bancorp of WA (3)     OTC      Central WA        Thrift         947       16   03-31  11/95  18.50      201
MSEA   Metropolitan Bancorp of WA          OTC      Western WA        R.E.           753       10   03-31  01/90  19.25       70
KFBI   Klamath First Bancorp of OR         OTC      Southern OR       Thrift         672        7   09-30  10/95  14.94      173
HRZB   Horizon Financial Corp. of WA (3)   OTC      Northwest WA      Thrift         500       12   03-31  08/86  13.25       86
FMSB   First Mutual SB of Bellevue WA (3)  OTC      Western WA        M.B.           401        6   12-31  12/85  18.00       44
CASB   Cascade SB of Everett WA            OTC      Seattle WA        Thrift         340        6   06-30  08/92  13.00       27
RVSB   Rvrview SB,FSB MHC of WA(40.3)      OTC      Southwest WA      M.B.           219        9   03-31  10/93  16.75       37



South-East Companies
--------------------

FFCH   First Fin. Holdings Inc. of SC      OTC      CHARLESTON SC     Div.         1,546       32   09-30  11/83  23.25      148
LIFB   Life Bancorp of Norfolk VA          OTC      Southeast VA      Thrift       1,405       20   12-31  10/94  18.37      181
AMFB   American Federal Bank of SC         OTC      Northwest SC      Thrift       1,395       41   12/31  01/89  19.00      208
MGNL   Magna Bancorp of MS                 OTC      MS,AL             M.B.         1,302       62   06-30  03/91  18.00      247
FLFC   First Liberty Fin. Corp. of GA      OTC      Georgia           M.B.           991 J     29    9-30  12/83  18.50      111
HFNC   HFNC Financial Corp. of NC          OTC      Charlotte NC      Thrift         845        8   06-30  12/95  17.87      307
VFFC   Virginia First Savings of VA        OTC      Petersburg VA     M.B.           781       23   06-30  01/78  12.87       74
ISBF   ISB Financial Corp. of LA           OTC      SouthCentral LA   Thrift         686       16   12-31  04/95  17.50      123
PALM   Palfed, Inc. of Aiken SC            OTC      Southwest SC      Thrift         660       19   12-31  12/85  14.50       76
CNIT   Cenit Bancorp of Norfolk VA         OTC      Southeastern VA   Thrift         656 J     15   12-31  08/92  39.25       64
EBSI   Eagle Bancshares of Tucker GA       OTC      Atlanta GA        Thrift         642       10   03-31  04/86  13.62       62
VABF   Va. Beach Fed. Fin. Corp of VA      OTC      Southeast VA      M.B.           604       12   12-31  11/80   9.25       46
FFFC   FFVA Financial Corp. of VA          OTC      Southern VA       Thrift         530       11   12-31  10/94  21.25      107
CFCP   Coastal Fin. Corp. of SC            OTC      SC                Thrift         453 J      9   09-30  09/90  21.00       72
TSH    Teche Holding Company of LA         AMEX     Southern LA       Thrift         380        8   09-30  04/95  13.25       47
FSFC   First So.east Fin. Corp. of SC      OTC      Northwest SC      Thrift         329       11   06-30  10/93   9.50       42
FFRV   Fid. Fin. Bkshrs. Corp. of VA       OTC      Southern VA       Thrift         329        7   12-31  05/86  24.25       56
COOP   Cooperative Bk.for Svgs. of NC      OTC      Eastern NC        Thrift         327       17   03-31  08/91  20.50       31
ANA    Acadiana Bancshares of LA (3)       AMEX     Southern LA       Thrift         265        4   12-31  07/96  14.25       39
UFRM   United FS&LA of Rocky Mount NC      OTC      Eastern NC        M.B.           264        9   12-31  07/80   7.75       24


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

South-East Companies (continued)
--------------------------------

SOPN   First SB, SSB, Moore Co. of NC      OTC      Central NC        Thrift         263        5   06-30  01/94  18.00       67
MERI   Meritrust FSB of Thibodaux LA       OTC      Southeast LA      Thrift         231        8   12-31    /    31.62       24
FLAG   Flag Financial Corp of GA           OTC      Western GA        M.B.           229        4   12-31  12/86  11.00       22
SSFC   South Street Fin. Corp. of NC (3)   OTC      South Central NC  Thrift         208 P      2   09-30  10/96  13.87       62
CFTP   Community Fed. Bancorp of MS        OTC      Northeast MS      Thrift         204        1   09-30  03/96  17.12       73
PERT   Perpetual of SC, MHC (46.8%)        OTC      Northwest SC      Thrift         202 P      5   09-30  10/96  22.00       33
PLE    Pinnacle Bank of AL                 AMEX     Central AL        Thrift         192        5   06-30  12/86  17.00       15
GSFC   Green Street Fin. Corp. of NC       OTC      Southern NC       Thrift         176        3   09-30  04/96  15.37       66
ESX    Essex Bancorp of VA                 AMEX     VA,NC             M.B.           172       12   12-31    /     2.25        2
FTF    Texarkana Fst. Fin. Corp of AR      AMEX     Southwest AR      Thrift         166        5   09-30  07/95  14.50       27
NFSL   Newnan SB, FSB of Newnan GA         OTC      Western GA        M.B.           162 J      8   03-31  03/86  25.25       40
CFFC   Community Fin. Corp. of VA          OTC      Central VA        Thrift         161        3   03-31  03/88  21.00       27
FGHC   First Georgia Hold. Corp of GA      OTC      Southeastern GA   Thrift         144 J      7   09-30  02/87   8.62       17
PDB    Piedmont Bancorp of NC              AMEX     Central NC        Thrift         132        2   06-30  12/95  10.87       30
BFSB   Bedford Bancshares of VA            OTC      Southern VA       Thrift         127        3   09-30  08/94  18.00       21
FFBS   FFBS Bancorp of Columbus MS         OTC      Columbus MS       Thrift         126        3   06-30  06/93  23.00       36
GSLC   Guaranty Svgs & Loan FA of VA       OTC      Charltsvl VA      M.B.           115        3   06-30    /     8.25        8
CFNC   Carolina Fincorp of NC (3)          OTC      Southcentral NC   Thrift         110 P      4   06-30  11/96  13.12       24
SRN    Southern Banc Company of AL         AMEX     Northeast AL      Thrift         108        4   06-30  10/95  13.37       18
TWIN   Twin City Bancorp of TN             OTC      Northeast TN      Thrift         107        3   12-31  01/95  17.25       15
SSM    Stone Street Bancorp of NC          AMEX     Central NC        Thrift         106        2   12-31  04/96  19.62       36
KSAV   KS Bancorp of Kenly NC              OTC      Central NC        Thrift          96        3   12-31  12/93  20.87       14
SZB    SouthFirst Bancshares of AL         AMEX     Central AL        Thrift          91 J      2   09-30  02/95  12.50       11
CCFH   CCF Holding Company of GA           OTC      Atlanta GA        Thrift          79 J      3   09-30  07/95  15.00       17
CZF    Citisave Fin. Corp. of LA           AMEX     Baton Rouge LA    Thrift          76        5   12-31  07/95  14.00       13
SSB    Scotland Bancorp of NC              AMEX     S. Central NC     Thrift          69        2   09-30  04/96  14.25       26
SCCB   S. Carolina Comm. Bnshrs of SC      OTC      Central SC        Thrift          43        1   06-30  07/94  15.00       11
MBSP   Mitchell Bancorp of NC (3)          OTC      Western NC        Thrift          35        1   12-31  07/96  14.25       14

South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX       OTC      Houston TX        M.B.         2,859       40   12-31    /    22.62      112


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 December 18, 1996(1)

                                                    Primary           Operating   Total            Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg.   Market            Strat.(2)   Assets  Offices   Year   Date   Price   Value
------ ---------------------------------   ------   ----------------  ---------   ------  -------  ------  -----  -----   ------
                                                                                  ($Mil)                           ($)    ($Mil)

South-West Companies (continued)
--------------------------------

FBHC   Fort Bend Holding Corp. of TX       OTC      Eastcentral TX    M.B.           282        5   03-31  06/93  24.25       20
JXVL   Jacksonville Bancorp of TX          OTC      East Central TX   Thrift         218        6   09-30  04/96  14.50       38
LBFI   L&B Financial of S. Springs TX      OTC      Northeast TX      Thrift         145        6   06-30  09/94  17.00       27
LOAN   Horizon Bancorp, Inc of TX (3)      OTC      Austin TX         R.E.           141 J      8   04-30    /    19.00       26
ETFS   East Texas Fin. Serv. of TX         OTC      Northeast TX      Thrift         115 J      2   09-30  01/95  16.25       18
AABC   Access Anytime Bancorp of NM        OTC      Eastern NM        Thrift         109        3   12-31  08/86   5.63        4
GUPB   GFSB Bancorp of Gallup NM           OTC      Northwest NM      Thrift          80        1   06-30  06/95  15.87       14


Western Companies (Excl CA)
---------------------------

FFBA   First Colorado Bancorp of Co        OTC      Denver CO         Thrift       1,501 J     26   12-31  01/96  17.50      333
WSTR   WesterFed Fin. Corp. of MT          OTC      MT                Thrift         566       20   06-30  01/94  18.12       80
GBCI   Glacier Bancorp of MT               OTC      Western MT        Div.           412       13   06-30  03/84  23.37       79
SFBM   Security Bancorp of MT              OTC      Southcentral MT   Thrift         382       16   06-30  11/86  30.00       45
UBMT   United SB, FA of MT                 OTC      Central MT        Thrift         108        4   12-31  09/86  18.75       23
TRIC   Tri-County Bancorp of WY            OTC      Southeastern WY   Thrift          79        2   12-31  09/93  19.00       12
MORG   Morgan Financial Corp. of CO        OTC      Northeast CO      Thrift          75        1   06-30  01/93  11.25        9
CRZY   Crazy Woman Creek Bncorp of WY      OTC      Northeast WY      Thrift          52        1   09-30  03/96  11.75       12



Other Areas
-----------


NOTES: (1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer,
           Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.


Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly
        Traded Thrifts.

Date of Last Update: 12/18/96


                                   EXHIBIT III-2
                     Financial Analysis of Louisiana Institutions

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                    Exhibit III-2
                             Market Pricing Comparatives
                            Prices As of December 13, 1996


                                                       Per Share Data
                                         Market        --------------
                                     Capitalization             Book               Pricing Ratios(3)
                                    -----------------                    ----------------------------------------
                                     Price/   Market   12-Mth   Value/

Financial Institution               Share(1)  Value    EPS(2)   Share      P/E     P/B     P/A     P/TB    P/CORE
---------------------               --------  -------  -------  -------  -------  ------  ------  -------  ------

                                       ($)    ($Mil)     ($)       ($)      (X)      (%)     (%)      (%)     (x)
SAIF-Insured Thrifts                  18.72   142.09    0.87     16.03    17.22   116.52   14.06   119.53   15.51
State of LA                           18.12    49.43    0.65     16.39    21.19   108.10   14.69   108.80   14.73

Comparable Group
----------------


State of LA
-----------
ANA   Acadiana Bancshares of LA       14.25    38.92   -0.43     17.03       NM    83.68   14.68    83.68      NM
CZF   Citisave Fin. Corp. of LA       14.00    13.47    0.63     12.58    22.22   111.29   17.81   111.38   16.67
ISBF  ISB Financial Corp. of LA       17.50   123.39    0.73     15.93    23.97   109.86   17.99   113.27   17.68
MERI  Meritrust FSB of Thibodaux LA   31.62    24.47    1.59     21.67    19.89   145.92   10.59   145.92   11.71
TSH   Teche Holding Company of LA     13.25    46.92    0.71     14.76    18.66    89.77   12.36    89.77   12.86



                                        Dividends(4)                       Financial Characteristics(6)
                                     ------------------------  --------------------------------------------------------
                                     Amount/         Payout    Total    Equity/   NPAs/      Reported         Core
                                                                                          --------------  -------------
Financial Institution                Share    Yield  Ratio(5)  Assets   Assets   Assets     ROA    ROE     ROA    ROE
---------------------                -------  -----  --------  -------  -------  -------  ------  ------  -----  ------

                                        ($)     (%)      (%)    ($Mil)     (%)     (%)      (%)    (%)      (%)    (%)
SAIF-Insured Thrifts                   0.37    1.98    33.16     1,353   12.79    0.87     0.62   5.36     0.83   7.41
State of LA                            0.39    2.16    56.13       327   14.19    0.39     0.48   3.16     0.73   5.26

Comparable Group
----------------


State of LA
-----------
ANA   Acadiana Bancshares of LA        0.00    0.00       NM       265   17.55    0.56    -0.47   -4.71   -0.44   -4.39
CZF   Citisave Fin. Corp. of LA        0.40    2.86    63.49        76   16.00    0.22    0.78    4.47     1.04    5.97
ISBF  ISB Financial Corp. of LA        0.34    1.94    46.58       686   16.38      NA    0.81    4.38     1.09    5.94
MERI  Meritrust FSB of Thibodaux LA    0.70    2.21    44.03       231    7.26      NA    0.55    7.37     0.93   12.52
TSH   Teche Holding Company of LA      0.50    3.77    70.42       380   13.77      NA    0.72    4.30     1.04    6.24



(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis. (3) P/E = Price to earnings;
    P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.


Copyright (c) 1995 by RP Financial, Inc.

                                      EXHIBIT III-3
                       Financial Analysis of Peer Group Candidates

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                       Exhibit III-3
                       Financial Analysis of Peer Group Candidates
                               Market Pricing Comparatives
                              Prices As of December 13, 1996


                                                         Per Share Data
                                         Market          --------------
                                      Capitalization                          Pricing Ratios(3)
                                     ---------------                     -------------------------------------
                                                                  Book
                                      Price/   Market    12-Mth  Value/
Financial Institution                Share(1)   Value    EPS(2)  Share     P/E    P/B     P/A    P/TB   P/CORE
---------------------                --------  ------    -----   ------  ------  ------  -----  ------ -------
                                        ($)    ($Mil)     ($)      ($)     (X)    (%)     (%)     (%)    (x)


SAIF-Insured Thrifts                   18.72   142.09     0.87   16.03    17.22  116.52  14.06  119.53   15.51
Comparable Group Average               15.32    27.09     0.60   15.12    21.33  102.12  24.88  102.12   20.34
 Mid-West Companies                    15.35    28.01     0.59   15.14    21.18  102.23  25.20  102.23   19.95
 South-East Companies                  15.00    16.97     0.68   14.86    22.06  100.94  21.39  100.94   23.08


Comparable Group
----------------

Mid-West Companies
------------------
ASBP ASB Financial Corp. of OH         17.50    30.00     0.37   14.79      NM   118.32  26.24  118.32    NM
CKFB CKF Bancorp of Danville KY        19.75    18.58     0.79   16.05    25.00  123.05  31.03  123.05   25.00
DFIN Damen Fin. Corp. of Chicago IL    12.87    48.53     0.47   14.02      NM    91.80  20.69   91.80   21.10
FTSB Fort Thomas Fin. Corp. of KY      14.25    22.43     0.74   13.75    19.26  103.64  25.24  103.64   19.26
FKKY Frankfort First Bancorp of KY     11.37    39.11     0.32    9.84      NM   115.55  30.38  115.55    NM
GWBC Gateway Bancorp of KY             14.50    16.15     0.54   15.64      NM    92.71  23.24   92.71   19.59
GTPS Great American Bancorp of IL      14.50    28.28     0.42   17.09      NM    84.84  23.63   84.84    NM
HFFB Harrodsburg 1st Fin Bcrp of KY    18.50    39.94     0.57   14.28      NM   129.55  36.45  129.55    NM
KYF  Kentucky First Bancorp of KY      11.50    15.97     0.52   13.78   22.12    83.45  18.57   83.45   16.91
MARN Marion Capital Holdings of IN     20.37    37.54     1.09   21.49   18.69    94.79  21.50   94.79   14.87
NSLB NS&L Bancorp of Neosho MO         13.75    11.59     0.66   15.84   20.83    86.81  20.23   86.81   22.92

South-East Companies
--------------------
CCFH CCF Holding Company of GA         15.00    16.97     0.68   14.86   22.06   100.94  21.39  100.94   23.08






                                               Dividends(4)                Financial Characteristics(6)
                                       -------------------------  ------------------------------------------------------
                                                                                                Reported        Core
                                        Amount/          Payout    Total   Equity/    NPAs/  ------------  ------------
Financial Institution                   Share   Yield   Ratio(5)  Assets   Assets    Assets   ROA    ROE    ROA    ROE
---------------------                  -------  -----   --------  ------   -------   ------  -----  -----  -----  -----
                                         ($)     (%)      (%)     ($Mil)     (%)       (%)    (%)    (%)    (%)    (%)


SAIF-Insured Thrifts                     0.37   1.98      33.16    1,353    12.79     0.87    0.62   5.36   0.83   7.41
Comparable Group Average                 0.42   2.80      59.57      110    24.26     0.67    0.95   3.89   1.08   4.42
 Mid-West Companies                      0.43   2.81      59.70      113    24.54     0.65    0.95   3.78   1.10   4.37
 South-East Companies                    0.40   2.67      58.82       79    21.19     0.92    0.96   5.14   0.92   4.92


Comparable Group
----------------

Mid-West Companies
------------------
ASBP ASB Financial Corp. of OH           0.40  2.29        NM        114    22.18     1.89    0.57   2.44  0.89    3.83
CKFB CKF Bancorp of Danville KY          0.44  2.23       55.70       60    25.22     1.47    1.28   4.72  1.28    4.72
DFIN Damen Fin. Corp. of Chicago IL      0.24  1.86       51.06      235    22.54     0.15    0.77   3.66  1.00    4.75
FTSB Fort Thomas Fin. Corp. of KY        0.25  1.75       33.78       89    24.35     1.27    1.33   5.37  1.33    5.37
FKKY Frankfort First Bancorp of KY       0.36  3.17        NM        129    26.30     0.16    0.81   2.52  1.09    3.39
GWBC Gateway Bancorp of KY               0.40  2.76       74.07       69    25.07     0.45    0.83   3.26  1.14    4.47
GTPS Great American Bancorp of IL        0.40  2.76        NM        120    27.85     0.13    0.69   2.42  0.68    2.36
HFFB Harrodsburg 1st Fin Bcrp of KY      0.40  2.16       70.18      110    28.14     0.58    1.17   4.61  1.17    4.61
KYF  Kentucky First Bancorp of KY        0.50  4.35        NM         86    22.25     0.09    0.90   3.71  1.17    4.85
MARN Marion Capital Holdings of IN       0.80  3.93       73.39      175    22.68     0.95    1.14   4.80  1.43    6.03
NSLB NS&L Bancorp of Neosho MO           0.50  3.64        NM         57    23.31     0.02    0.97   4.06  0.88    3.69

South-East Companies
--------------------
CCFH CCF Holding Company of GA           0.40  2.67       58.82       79    21.19     0.92    0.96   5.14  0.92    4.92


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets;
    P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                    EXHIBIT III-4
                     Peer Group Market Area Comparative Analysis


                                                Exhibit III-4
                    Peer Group Primary Market Area Demographic/Competition Trends



                                                                                                       Per Capita Income
                                                 Population     Proj.                                  -----------------   Deposit
                                                ------------    Pop.  1990-96   1995-2001                       % State    Market
Institution                     County          1990    1996    2001  % Change   % Change  Median Age  Amount   Average   Share(1)
-----------                     ------          ----    ----    ----  --------  ---------  ----------  ------   -------   --------
                                                (000)   (000)

CCF Holding Company of GA       Clayton           182     202    219     11.0%       8.2%        31.7  15,670     93.8%       5.9%
CKF Bancorp of Danville KY      Boyle              26      27     28      5.0%       3.8%        36.8  13,510    106.0%      12.1%
Citisave Fin. Corp. of LA       E. Baton Rouge    380   398.9    414      5.0%       3.8%        31.3  15,519    125.7%       1.2%
Damen Fin. Corp. of Chicago IL  Cook            5,105   5,136  5,161      0.6%       0.5%        34.1  18,013    103.9%       0.1%
Fort Thomas Fin. Corp. of KY    Campbell           84      88     91      4.8%       3.6%        33.8  14,358    112.7%       5.7%
Gateway Bancorp of KY           Boyd               51      50     50     -1.3%      -1.0%        38.8  12,665     99.4%       4.9%
Kentucky First Bancorp of KY    Harrison           16      17     18      5.3%       4.0%        36.3  12,462     97.8%      27.8%
Marion Capital Holdings of IN   Grant              74      74     73     -0.8%      -0.6%        36.3  13,601     89.0%      14.6%
NS & L Bancorp of Neosho MO     Newton             44      48     51      8.3%       6.1%        35.9  13,365     86.0%      16.7%
Teche Holding Company of LA     St. Mary           58      57     57     -1.0%      -0.8%        31.1   9,461     76.6%      19.8%
                                                -----   -----  -----     -----      -----        ----  ------    ------      -----
                                Averages:       602.1   609.9  616.2      3.7%       2.8%        34.6  13,862     99.1%      10.9%
                                Medians:        66.13   65.55  65.08      4.9%       3.7%        35.0  13,556     98.6%       9.0%

Guaranty Savings                Jefferson         448     458    465      2.1%       1.7%        34.0  13,905    112.6%       1.3%



(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources: CACI, Inc; FDIC; OTS.


                                EXHIBIT IV-1
                                Stock Prices:
                            As of December 13, 1996

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                     Exhibit IV-1
                                          Weekly Thrift Market Line - Part One
                                              Prices As Of December 13, 1996




                                        Market Capitalization                            Price Change Data
                                   ___________________________      __________________________________________________________
                                                                        52 Week (1)                      % Change From

                                              Shares    Market      _________________              ___________________________
                                    Price/    Outst-   Capital-                          Last      Last     Dec 31,   Dec 31,
Financial Institution              Share(1)   anding   ization(9)     High      Low      Week      Week     1994(2)   1995(2)
_____________________              _______   _______   _______      _______   _______   _______   _______   _______   ________
                                     ($)      (000)     ($Mil)         ($)      ($)       ($)       (%)       (%)       (%)

Market Averages. SAIF-Insured
 Thrifts(no MHC)
____________________________

SAIF-Insured Thrifts(322)            18.76     6,033     149.0        19.98      14.87     18.76      0.06    154.89      13.68
NYSE Traded Companies(12)            35.23    46,176   1,615.4        37.27      25.34     35.44     -0.18    272.38      25.15
AMEX Traded Companies(17)            15.39     3,208      57.7        17.19      12.45     15.36      0.28    241.19       5.37
NASDAQ Listed OTC Companies(293)     18.30     4,586      95.5        19.44      14.59     18.28      0.06    139.87      13.58
California Companies(25)             21.67    21,784     649.1        22.94      15.84     21.63      0.37     84.73      21.78
Florida Companies(7)                 13.55     7,295      86.5        14.50      11.14     13.85     -1.21     48.08      15.13
Mid-Atlantic Companies(66)           18.97     6,153     126.9        19.95      14.72     18.91      0.41    141.93      16.28
Mid-West Companies(151)              18.92     4,075     107.1        20.13      15.32     18.89      0.21    171.88      11.70
New England Companies(10)            19.58     3,449      84.0        20.44      15.22     19.69     -0.61    233.00      17.95
North-West Companies(6)              19.94    13,563     315.9        21.62      15.35     20.20     -1.81     87.95      15.05
South-East Companies(42)             17.05     3,794      64.5        18.79      13.78     17.08     -0.28    189.23      10.17
South-West Companies(7)              16.52     1,866      34.6        17.52      12.54     16.77     -0.99    -16.59      13.89
Western Companies (Excl CA)(8)       17.11     4,353      78.2        17.93      13.80     17.36     -1.23    297.58      17.92
Thrift Strategy(249)                 17.45     3,541      69.2        18.63      14.07     17.45      0.03    121.25      11.82
Mortgage Banker Strategy(39)         22.50    12,295     379.2        23.96      17.32     22.52     -0.35    244.04      18.75
Real Estate Strategy(15)             20.40     7,577     148.7        21.41      15.33     20.18      1.32    130.65      19.13
Diversified Strategy(15)             30.56    30,284     898.4        32.11      22.39     30.62     -0.18    209.65      22.84
Retail Banking Strategy(4)           14.06     3,348      50.5        14.50      10.94     13.72      2.28    178.33      10.20
Companies Issuing Dividends(259)     19.48     6,340     164.9        20.78      15.45     19.48      0.03    170.87      13.62
Companies Without Dividends(63)      15.74     4,744      82.7        16.59      12.45     15.73      0.17     76.53      14.07
Equity/Assets LESS THAN6%(34)        22.14    17,981     494.6        23.50      16.17     22.04     -0.08    150.82      20.10
Equity/Assets 6-12%(152)             20.35     6,191     160.2        21.73      15.99     20.40     -0.11    160.68      15.45
Equity/Assets MORE THAN12%(136)      16.18     2,963      53.0        17.17      13.31     16.14      0.29    125.24       8.96
Converted Last 3 Mths (no MHC)(7)    12.80     2,479      31.5        13.14      11.62     12.77      0.24      0.00       0.00
Actively Traded Companies(51)        27.02    17,902     563.7        28.55      20.42     26.99      0.33    188.15      20.28
Market Value Below $20 Million(77)   14.48       954      12.9        15.56      12.31     14.50     -0.05     81.79       3.43
Holding Company Structure(279)       19.16     6,050     155.3        20.39      15.20     19.16      0.12    145.44      13.61
Assets Over $1 Billion(67)           27.61    18,350     537.0        28.99      20.40     27.54      0.33    197.51      24.84
Assets $500 Million-$1 Billion(54)   18.06     5,305      86.1        19.06      14.30     18.03      0.10    184.17      15.42
Assets $250-$500 Million(71)         17.49     2,688      42.6        18.83      14.19     17.56     -0.33    101.63      12.17
Assets less than $250 Million(130)   14.93     1,437      20.6        16.07      12.47     14.92      0.11    100.71       6.44
Goodwill Companies(133)              21.72    10,197     262.7        22.99      16.52     21.74      0.00    186.61      19.57
Non-Goodwill Companies(189)          16.74     3,194      71.6        17.92      13.75     16.72      0.10     97.23       8.93
Acquirors of FSLIC Cases(14)         29.81    33,382   1,146.1        31.40      22.21     29.84      0.63    267.48      14.59




                                              Current Per Share Financials
                                    _________________________________________________


                                                                   Tangible
                                   Trailing     12 Mo.    Book     Book
                                    12 Mo.      Core      Value/   Value/    Assets/
Financial Institution               EPS(3)      EPS(3)    Share    Share(4)   Share
_____________________              ________    _______   _______   _______   _______
                                      ($)         ($)       ($)        ($)      ($)

Market Averages. SAIF-Insured
  Thrifts(no MHC)
____________________________
SAIF-Insured Thrifts(322)             0.88       1.19     16.19      15.77    163.46
NYSE Traded Companies(12)             1.73       2.63     20.88      19.42    374.11
AMEX Traded Companies(17)             0.71       0.95     14.71      14.55    109.18
NASDAQ Listed OTC Companies(293)      0.86       1.15     16.09      15.69    158.18
California Companies(25)              0.42       1.03     17.32      16.88    275.94
Florida Companies(7)                  0.41       0.63     12.37      12.04    150.89
Mid-Atlantic Companies(66)            1.07       1.42     16.29      15.61    173.31
Mid-West Companies(151)               0.92       1.18     16.81      16.48    149.04
New England Companies(10)             1.20       1.41     17.31      16.00    234.86
North-West Companies(6)               0.94       1.28     12.45      11.85    168.46
South-East Companies(42)              0.76       1.05     13.98      13.79    119.40
South-West Companies(7)               0.54       1.01     15.88      15.07    223.55
Western Companies (Excl CA)(8)        0.86       1.06     15.68      15.65     99.11
Thrift Strategy(249)                  0.78       1.07     16.11      15.76    143.75
Mortgage Banker Strategy(39)          1.41       1.60     16.21      15.26    245.01
Real Estate Strategy(15)              0.83       1.38     15.98      15.80    206.98
Diversified Strategy(15)              1.37       2.15     18.55      18.01    236.03
Retail Banking Strategy(4)            0.56       0.77     12.94      12.46    161.93
Companies Issuing Dividends(259)      1.00       1.31     16.39      15.89    163.17
Companies Without Dividends(63)       0.37       0.70     15.37      15.22    164.68
Equity/Assets LESS THAN6%(34)         0.81       1.41     15.26      14.12    306.43
Equity/Assets 6-12%(152)              1.11       1.47     16.38      15.80    198.33
Equity/Assets MORE THAN12%(136)       0.64       0.83     16.21      16.13     90.16
Converted Last 3 Mths (no MHC)(7)     0.44       0.55     14.80      14.80     67.41
Actively Traded Companies(51)         1.58       2.20     18.55      17.71    260.66
Market Value Below $20 Million(77)    0.55       0.79     15.67      15.53    132.28
Holding Company Structure(279)        0.89       1.20     16.62      16.18    162.08
Assets Over $1 Billion(67)            1.34       1.91     19.11      17.80    269.19
Assets $500 Million-$1 Billion(54)    1.02       1.31     15.01      14.67    164.15
Assets $250-$500 Million(71)          0.88       1.11     15.84      15.59    160.31
Assets less than $250 Million(130)    0.58       0.79     15.26      15.19    107.68
Goodwill Companies(133)               1.04       1.47     16.62      15.57    214.72
Non-Goodwill Companies(189)           0.77       1.00     15.90      15.90    128.53
Acquirors of FSLIC Cases(14)          1.61       2.46     18.37      17.09    307.80


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                  Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part One
                                              Prices As Of December 13, 1996




                                       Market Capitalization                      Price Change Data
                                   __________________________       _________________________________________________________
                                                                       52 Week (1)                      % Change From
                                             Shares    Market       _________________             ___________________________
                                    Price/   Outst-   Capital-                           Last      Last     Dec 31,   Dec 31,
Financial Institution              Share(1)  anding   ization(9)     High       Low      Week      Week     1994(2)   1995(2)
_____________________              _______   _______   _______      _______   _______   _______   _______   _______   ________
                                     ($)      (000)     ($Mil)         ($)      ($)       ($)       (%)       (%)       (%)


Market Averages. BIF-Insured
  Thrifts(no MHC)
____________________________

BIF-Insured Thrifts(75)              18.73     7,963     188.6        19.67     13.64     18.74      0.07    131.52      26.59
NYSE Traded Companies(3)             27.04    53,821   1,349.3        28.16     15.71     26.66      0.60    162.20      47.02
AMEX Traded Companies(5)             16.80     3,978      67.3        17.75     13.50     16.82     -0.20     50.05      10.60
NASDAQ Listed OTC Companies(67)      18.46     5,899     138.2        19.39     13.54     18.49      0.06    136.47      26.33
California Companies(3)              14.25     6,047      89.8        14.96     10.33     14.42     -1.15    277.78      35.31
Mid-Atlantic Companies(20)           20.54    13,333     310.6        21.48     14.95     20.49      0.22     89.09      20.58
New England Companies(42)            18.20     4,117      73.2        19.15     13.22     18.31     -0.30    148.40      28.40
North-West Companies(4)              23.03    22,995     847.2        24.38     15.46     22.25      3.46     86.40      30.66
South-East Companies(4)              13.87     2,515      34.9        14.34     11.75     13.87      0.05      0.00       0.00
Thrift Strategy(48)                  18.23     4,563     111.7        19.02     13.43     18.16      0.49    127.57      27.10
Mortgage Banker Strategy(10)         20.36    18,983     319.7        21.81     14.93     20.74     -1.07    171.31      24.48
Real Estate Strategy(8)              18.50     5,072     103.6        19.23     12.48     18.54     -0.53    196.38      37.20
Diversified Strategy(7)              21.35    22,737     706.4        22.87     14.71     21.58     -1.98     80.09      23.62
Retail Banking Strategy(2)           15.81     1,341      20.4        16.69     13.25     15.31      3.45     18.30       3.26
Companies Issuing Dividends(55)      20.50     7,185     206.1        21.55     14.72     20.50      0.13    132.20      26.63
Companies Without Dividends(20)      14.11     9,994     142.9        14.76     10.82     14.15     -0.10    125.09      26.43
Equity/Assets LESS THAN6%(8          13.75    19,561     285.6        14.77     10.30     13.88     -0.96    117.50      19.44
Equity/Assets 6-12%(51)              19.85     7,327     206.9        20.89     14.23     19.89     -0.19    137.16      28.21
Equity/Assets MORE THAN12%(16)       17.72     4,164      82.6        18.27     13.44     17.54      1.37     -1.34      23.78
Converted Last 3 Mths (no MHC)(2)    13.50     3,175      43.3        14.00     12.56     13.50      0.00      0.00       0.00
Actively Traded Companies(28)        20.39    12,338     291.9        21.56     14.71     20.39     -0.05    163.99      28.63
Market Value Below $20 Million(12)   15.24       892      12.7        16.27     11.66     15.52     -1.12     67.00      19.76
Holding Company Structure(47)        19.25     7,175     180.7        20.22     14.18     19.22      0.37    138.29      28.23
Assets Over $1 Billion(17)           25.57    24,941     692.0        27.06     17.27     25.58     -0.23    125.60      30.82
Assets $500 Million-$1 Billion(18)   19.58     5,037      91.2        20.55     15.05     19.59      0.07    130.52      18.39
Assets $250-$500 Million(22)         16.65     3,351      44.9        17.24     11.94     16.46      1.42    155.76      31.75
Assets less than $250 Million(18)    14.55     1,616      19.1        15.41     11.26     14.80     -1.37    101.53      23.19
Goodwill Companies(38)               21.27    12,058     321.9        22.44     15.31     21.29     -0.09    134.71      24.87
Non-Goodwill Companies(37)           16.42     4,229      67.1        17.14     12.11     16.41      0.21    126.34      28.64




                                              Current Per Share Financials
                                   _________________________________________________


                                                                   Tangible
                                   Trailing     12 Mo.     Book      Book
Financial Institution                12 Mo.      Core      Value/    Value/   Assets
_____________________                EPS(3)      EPS(3)    Share    Share(4)  Share
                                   ________    _______   _______   _______   _______
                                      ($)         ($)       ($)       ($)       ($)

Market Averages. BIF-Insured
  Thrifts(no MHC)
____________________________


BIF-Insured Thrifts(75)              1.32       1.32     14.91     14.08     165.58
NYSE Traded Companies(3)             1.55       1.66     18.47     13.99     251.54
AMEX Traded Companies(5)             0.91       0.74     15.01     14.57     143.93
NASDAQ Listed OTC Companies(67)      1.35       1.36     14.71     14.04     162.95
California Companies(3)              1.23       1.15     11.73     11.73     157.31
Mid-Atlantic Companies(20)           1.29       1.37     16.26     14.63     184.96
New England Companies(42)            1.46       1.40     14.58     14.01     168.57
North-West Companies(4)              1.52       1.57     14.11     13.34     159.52
South-East Companies(4)              0.22       0.33     14.55     14.55      59.54
Thrift Strategy(48)                  1.20       1.20     15.40     14.32     153.27
Mortgage Banker Strategy(10)         1.71       1.71     15.17     14.78     225.79
Real Estate Strategy(8)              1.38       1.37     12.10     12.10     117.06
Diversified Strategy(7)              2.00       2.03     13.24     12.66     190.13
Retail Banking Strategy(2)           0.27       0.25     16.69     16.24     261.20
Companies Issuing Dividends(55)      1.54       1.52     15.63     14.48     183.16
Companies Without Dividends(20)      0.77       0.82     13.02     13.01     119.65
Equity/Assets LESS THAN6%(8          1.01       1.07     10.43     10.17     184.41
Equity/Assets 6-12%(51)              1.55       1.53     15.15     13.99     186.69
Equity/Assets MORE THAN12%(16)       0.76       0.80     16.39     16.31      89.80
Converted Last 3 Mths (no MHC)(2)    0.57       0.59     13.07     13.07      52.70
Actively Traded Companies(28)        1.67       1.68     15.31     14.58     189.10
Market Value Below $20 Million(12)   1.03       0.99     15.82     15.35     169.30
Holding Company Structure(47)        1.41       1.44     15.09     14.32     160.44
Assets Over $1 Billion(17)           1.98       2.04     16.64     15.20     211.20
Assets $500 Million-$1 Billion(18)   1.44       1.30     15.81     14.52     175.09
Assets $250-$500 Million(22)         1.05       1.12     13.55     13.10     146.67
Assets less than $250 Million(18)    0.99       0.97     14.24     13.91     140.37
Goodwill Companies(38)               1.52       1.52     16.22     14.48     210.40
Non-Goodwill Companies(37)           1.14       1.14     13.71     13.71     124.71


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                Exhibit IV-1 (continued)
                                         Weekly Thrift Market Line - Part One
                                            Prices As Of December 13, 1996




                                    Market Capitalization                      Price Change Data
                                   __________________________       _________________________________________________________
                                                                      52 Week (1)                     % Change From
                                              Shares    Market      _________________             ___________________________
                                    Price/    Outst-   Capital-                          Last      Last     Dec 31,   Dec 31,
Financial Institution              Share(1)   anding   ization(9)     High      Low      Week      Week     1994(2)   1995(2)
_____________________              _______   _______   _______      _______   _______   _______   _______   _______   ________
                                     ($)      (000)     ($Mil)         ($)      ($)       ($)       (%)       (%)       (%)

Market Averages. MHC Institutions
_________________________________

SAIF-Insured Thrifts(19)             18.00     4,661      25.8        19.11     14.60     17.87      0.65    141.25       4.88
BIF-Insured Thrifts(2)               18.63    21,894     164.2        21.06     13.94     19.00     -1.71    246.25      13.38
NASDAQ Listed OTC Companies(21)      18.06     6,384      39.6        19.31     14.53     17.99      0.41    176.25       5.77
Florida Companies(3)                 22.50     5,512      56.6        23.87     16.67     22.87     -1.23      0.00       9.96
Mid-Atlantic Companies(8)            15.16     7,619      26.4        16.86     12.49     15.09      0.45     80.00      -0.20
Mid-West Companies(7)                17.36     1,942      12.5        18.30     14.32     17.07      1.15    202.50       3.23
New England Companies(1)             27.25    40,516     322.0        29.12     18.62     27.87     -2.22    246.25      43.42
North-West Companies(1)              16.75     2,196      13.2        17.25     14.09     16.75      0.00      0.00      15.20
South-East Companies(1)              22.00     1,505      15.5        22.00     20.25     21.37      2.95      0.00       0.00
Thrift Strategy(19)                  17.62     4,721      25.4        18.87     14.33     17.51      0.58    141.25       3.00
Mortgage Banker Strategy(1)          16.75     2,196      13.2        17.25     14.09     16.75      0.00      0.00      15.20
Diversified Strategy(1)              27.25    40,516     322.0        29.12     18.62     27.87     -2.22    246.25      43.42
Companies Issuing Dividends(20)      17.85     6,641      40.9        19.16     14.23     17.81      0.28    176.25       5.77
Companies Without Dividends(1)       22.00     1,505      15.5        22.00     20.25     21.37      2.95      0.00       0.00
Equity/Assets LESS THAN6%(1)         17.25     1,625      12.9        17.25     14.25     17.25      0.00      0.00       8.70
Equity/Assets 6-12%(14)              19.10     8,127      51.1        20.54     14.93     19.04      0.32    176.25       6.74
Equity/Assets MORE THAN12%(6)        15.31     2,456      13.0        16.25     13.47     15.17      0.74      0.00       1.67
Actively Traded Companies(1)         18.00     7,166      36.0        18.50     13.18     18.00      0.00     80.00      20.00
Market Value Below $20 Million(1)    12.50     1,272       7.0        14.12     11.50     12.00      4.17      0.00      -9.88
Holding Company Structure(1)         18.00     7,166      36.0        18.50     13.18     18.00      0.00     80.00      20.00
Assets Over $1 Billion(4)            22.66    20,011     121.2        24.41     16.97     23.16     -1.83    246.25      14.93
Assets $500 Million-$1 Billion(5)    17.69     5,458      39.4        18.59     13.30     17.66      0.20     80.00       8.38
Assets $250-$500 Million(4)          21.63     2,115      17.7        22.06     16.90     20.88      3.24    202.50      12.58
Assets less than $250 Million(8)     14.16     2,169      10.0        15.73     12.75     14.12      0.22      0.00      -4.84
Goodwill Companies(10)               20.60    11,031      68.7        21.75     15.56     20.51      0.54    176.25      12.84
Non-Goodwill Companies(11)           15.98     2,582      15.9        17.31     13.69     15.92      0.30      0.00      -0.59
MHC Institutions(21)                 18.06     6,384      39.6        19.31     14.53     17.99      0.41    176.25       5.77
MHC Converted Last 3 Months(1)       22.00     1,505      15.5        22.00     20.25     21.37      2.95      0.00       0.00




                                              Current Per Share Financials
                                   _________________________________________________


                                                                   Tangible
                                   Trailing     12 Mo.     Book      Book
                                    12 Mo.      Core      Value/    Value/    Assets
Financial Institution               EPS(3)      EPS(3)    Share    Share(4)   Share
_____________________              ________    _______   _______   _______   _______
                                      ($)        ($)       ($)       ($)       ($)

Market Averages. MHC Institutions
_________________________________

SAIF-Insured Thrifts(19)             0.64       0.96     13.30     12.95     134.77
BIF-Insured Thrifts(2)               0.88       0.80     11.53     11.52     124.80
NASDAQ Listed OTC Companies(21)      0.66       0.95     13.12     12.81     133.77
Florida Companies(3)                 1.10       1.41     14.84     14.56     156.71
Mid-Atlantic Companies(8)            0.20       0.63     11.73     11.15     120.67
Mid-West Companies(7)                0.61       0.90     13.02     12.99     135.41
New England Companies(1)             1.91       1.53     14.76     14.74     178.61
North-West Companies(1)              0.95       1.11     10.73      9.60      99.83
South-East Companies(1)              1.36       1.36     19.18     19.18     134.33
Thrift Strategy(19)                  0.58       0.91     13.16     12.88     133.17
Mortgage Banker Strategy(1)          0.95       1.11     10.73      9.60      99.83
Diversified Strategy(1)              1.91       1.53     14.76     14.74     178.61
Companies Issuing Dividends(20)      0.62       0.93     12.80     12.47     133.74
Companies Without Dividends(1)       1.36       1.36     19.18     19.18     134.33
Equity/Assets LESS THAN6%(1)         1.21       1.62     13.96     13.96     234.81
Equity/Assets 6-12%(14)              0.61       0.97     13.34     12.89     145.53
Equity/Assets MORE THAN12%(6)        0.69       0.75     12.34     12.34      80.63
Actively Traded Companies(1)         0.63       1.14     12.59     11.03     136.03
Market Value Below $20 Million(1)    0.21       0.52     13.01     12.98     112.98
Holding Company Structure(1)         0.63       1.14     12.59     11.03     136.03
Assets Over $1 Billion(4)            1.05       1.32     13.28     12.48     156.99
Assets $500 Million-$1 Billion(5)    0.64       0.97     13.98     13.56     151.09
Assets $250-$500 Million(4)          0.79       1.28     15.30     15.25     181.27
Assets less than $250 Million(8)     0.41       0.59     11.52     11.38      89.76
Goodwill Companies(10)               0.82       1.16     13.42     12.73     149.74
Non-Goodwill Companies(11)           0.53       0.77     12.87     12.87     120.71
MHC Institutions(21)                 0.66       0.95     13.12     12.81     133.77
MHC Converted Last 3 Months(1)       1.36       1.36     19.18     19.18     134.33



(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                           Exhibit IV-1 (continued)
                                                    Weekly Thrift Market Line - Part One
                                                       Prices As Of December 13, 1996

                                          Market Capitalization                               Price Change Data
                                       ___________________________      _________________________________________________________
                                                                         52 Week (1)                           % Change From
                                                  Shares    Market      _______________                 _________________________
                                       Price/     Outst-   Capital-                          Last       Last    Dec 31,   Dec 31,
Financial Institution                  Share(1)   anding   ization(9)    High       Low      Week       Week    1994(2)   1995(2)
_____________________                  _______   _______   _______      _______   _______   _______   _______   _______   ________
                                         ($)      (000)     ($Mil)        ($)       ($)       ($)       (%)       (%)       (%)



NYSE Traded Companies
_____________________
AHM   Ahmanson and Co. H.F. of CA        31.50   105,496   3,323.1        33.50     21.88     31.75     -0.79     68.00      18.87
CAL   CalFed Inc. of Los Angeles CA(8)   24.25    49,427   1,198.6        24.37     14.87     24.25      0.00     20.11      53.97
CSA   Coast Savings Financial of CA      35.50    18,584     659.7        36.37     26.50     34.75      2.16    207.09       2.54
CFB   Commercial Federal Corp. of NE     46.00    13,857     637.4        48.50     35.00     45.75      0.55    ***.**      21.85
DME   Dime Savings Bank, FSB of NY*      14.75   106,447   1,570.1        16.50     10.87     14.87     -0.81     46.62      26.94
DSL   Downey Financial Corp. of CA       18.87    25,459     480.4        19.33     13.50     18.17      3.85     65.09      30.14
FRC   First Republic Bancorp of CA*      17.00     7,361     125.1        17.87     12.25     17.00      0.00    277.78      29.57
FED   FirstFed Fin. Corp. of CA          22.25    10,518     234.0        24.25     12.37     22.25      0.00     37.77      57.58
GLN   Glendale Fed. Bk, FSB of CA        22.25    47,166   1,049.4        22.50     15.63     21.25      4.71     36.92      26.28
GDW   Golden West Fin. Corp. of CA       62.00    57,376   3,557.3        67.50     49.50     64.25     -3.50    136.73      12.22
GWF   Great Western Fin. Corp. of CA     29.50   137,432   4,054.2        31.12     21.12     30.00     -1.67     69.83      16.28
GPT   GreenPoint Fin. Corp. of NY*       49.37    47,656   2,352.8        50.12     24.00     48.12      2.60      N.A.      84.56
SFB   Standard Fed. Bancorp of MI        56.50    31,192   1,762.3        58.00     37.75     56.12      0.68    506.87      43.51
TCB   TCF Financial Corp. of MN          41.75    34,870   1,455.8        45.00     29.25     43.00     -2.91    529.71      26.06
WES   Westcorp Inc. of Orange CA         21.37    25,985     555.3        23.87     16.19     22.50     -5.02    191.54      21.28


AMEX Traded Companies
_____________________
ANA   Acadiana Bancshares of LA*         14.25     2,731      38.9        15.12     11.69     14.62     -2.53      N.A.       N.A.
BKC   American Bank of Waterbury CT*     28.75     2,291      65.9        29.87     24.00     29.00     -0.86     53.33       5.50
BFD   BostonFed Bancorp of MA            14.87     6,590      98.0        15.12     11.50     14.75      0.81      N.A.      26.55
CFX   Cheshire Fin. Corp. of NH*         16.25    12,257     199.2        16.50     12.50     15.25      6.56     36.55       3.97
CZF   Citisave Fin. Corp. of LA          14.00       962      13.5        16.50     13.00     13.50      3.70      N.A.      -5.08
CBK   Citizens First Fin.Corp. of I      13.87     2,817      39.1        13.87      9.50     13.62      1.84      N.A.       N.A.
ESX   Essex Bancorp of VA(8)              2.25     1,053       2.4         4.75      1.62      2.00     12.50    -86.57      19.68
FCB   Falmouth Co-Op Bank of MA*         13.12     1,455      19.1        14.00     10.25     13.25     -0.98      N.A.       N.A.
GAF   GA Financial Corp. of PA           14.75     8,900     131.3        15.37     10.25     14.75      0.00      N.A.       N.A.
KNK   Kankakee Bancorp of IL             24.00     1,415      34.0        26.37     18.37     24.75     -3.03    140.00      27.19
KYF   Kentucky First Bancorp of KY       11.50     1,389      16.0        15.25     11.25     11.50      0.00      N.A.      -7.03
NYB   New York Bancorp, Inc. of NY       33.87    11,099     375.9        36.25     20.50     33.62      0.74    377.72      50.53
PDB   Piedmont Bancorp of NC             10.87     2,751      29.9        19.12     10.37     10.87      0.00      N.A.     -13.04
PLE   Pinnacle Bank of AL                17.00       890      15.1        18.87     15.50     17.00      0.00    151.85      -5.56
SSB   Scotland Bancorp of NC             14.25     1,840      26.2        14.25     11.62     14.00      1.79      N.A.       N.A.
SZB   SouthFirst Bancshares of AL        12.50       863      10.8        16.00     11.37     12.87     -2.87      N.A.     -19.35
SRN   Southern Banc Company of AL        13.37     1,382      18.5        13.75     11.37     13.50     -0.96      N.A.       3.89
SSM   Stone Street Bancorp of NC         19.62     1,825      35.8        20.12     16.25     19.50      0.62      N.A.       N.A.
TSH   Teche Holding Company of LA        13.25     3,541      46.9        14.12     12.00     13.00      1.92      N.A.      -3.64
FTF   Texarkana Fst. Fin. Corp of AR     14.50     1,885      27.3        16.87     13.50     14.25      1.75      N.A.       2.69
THR   Three Rivers Fin. Corp. of MI      13.62       851      11.6        14.37     12.00     13.62      0.00      N.A.      11.18
TBK   Tolland Bank of CT*                11.62     1,157      13.4        13.25      9.06     12.00     -3.17     60.28      22.32
WSB   Washington SB, FSB of MD            4.94     4,220      20.8         5.69      4.38      4.94      0.00    295.20      -1.20


NASDAQ Listed OTC Companies
___________________________
FBCV  1st Bancorp of Vincennes IN        30.50       671      20.5        31.50     26.00     30.50      0.00      N.A.       4.56
AFED  AFSALA Bancorp of NY               11.50     1,455      16.7        12.12     11.31     12.00     -4.17      N.A.       N.A.
ALBK  ALBANK Fin. Corp. of Albany NY     31.00    13,100     406.1        32.81     22.92     31.62     -1.96     33.33      24.00
AMFC  AMB Financial Corp. of IN          12.87     1,124      14.5        12.94      9.75     12.50      2.96      N.A.       N.A.
ASBP  ASB Financial Corp. of OH          17.50     1,714      30.0        18.25     13.75     17.75     -1.41      N.A.      10.27
ABBK  Abington Savings Bank of MA(8)*    19.62     1,887      37.0        21.25     14.50     19.25      1.92    196.37      13.74
AABC  Access Anytime Bancorp of NM        5.63       732       4.1         7.00      5.25      5.75     -2.09    -16.59     -16.59
AADV  Advantage Bancorp of WI            31.87     3,393     108.1        34.50     29.60     31.75      0.38    246.41       5.53
AFCB  Affiliated Comm BC, Inc of MA      22.62     5,095     115.2        23.00     16.06     22.62      0.00      N.A.      30.22


                                                            Current Per Share Financials
                                                  ________________________________________________

Financial Institution                                                   Tangible
_____________________                             Trailing     12 Mo.     Book      Book
                                                   12 Mo.      Core      Value/    Value/    Assets/
                                                   EPS(3)      EPS(3)    Share    Share(4)   Share
                                                  ________    _______   _______   _______   _______
                                                     ($)        ($)       ($)       ($)       ($)

NYSE Traded Companies
_____________________
AHM   Ahmanson and Co. H.F. of CA                   0.62       2.07     18.86     15.82     479.53
CAL   CalFed Inc. of Los Angeles CA(8)              1.01       1.60     13.24     13.24     285.81
CSA   Coast Savings Financial of CA                 0.54       2.12     22.24     21.89     460.02
CFB   Commercial Federal Corp. of NE                2.89       4.14     25.95     23.19     481.18
DME   Dime Savings Bank, FSB of NY*                 0.71       1.20      9.60      9.50     184.91
DSL   Downey Financial Corp. of CA                  0.80       1.28     15.07     14.82     194.60
FRC   First Republic Bancorp of CA*                 1.45       1.36     16.04     16.02     288.30
FED   FirstFed Fin. Corp. of CA                     0.23       1.15     17.49     17.21     399.00
GLN   Glendale Fed. Bk, FSB of CA                  -0.14       1.14     16.87     15.65     320.24
GDW   Golden West Fin. Corp. of CA                  6.18       7.59     39.57     39.57     645.07
GWF   Great Western Fin. Corp. of CA                1.35       2.18     17.84     15.69     316.87
GPT   GreenPoint Fin. Corp. of NY*                  2.48       2.42     29.76     16.44     281.40
SFB   Standard Fed. Bancorp of MI                   2.86       3.85     28.72     23.37     492.23
TCB   TCF Financial Corp. of MN                     2.40       2.84     14.98     14.35     204.03
WES   Westcorp Inc. of Orange CA                    1.30       0.52     12.10     12.06     122.43


AMEX Traded Companies
_____________________
ANA   Acadiana Bancshares of LA*                   -0.43      -0.40     17.03     17.03      97.06
BKC   American Bank of Waterbury CT*                2.76       1.87     19.96     19.01     239.19
BFD   BostonFed Bancorp of MA                       0.34       0.55     13.48     13.48     120.92
CFX   Cheshire Fin. Corp. of NH*                    0.62       0.82     10.55      9.79     124.07
CZF   Citisave Fin. Corp. of LA                     0.63       0.84     12.58     12.57      78.62
CBK   Citizens First Fin.Corp. of IL                0.21       0.44     14.32     14.32      94.57
ESX   Essex Bancorp of VA(8)                       -7.61      -4.57      0.54     -0.23     162.87
FCB   Falmouth Co-Op Bank of MA*                    0.39       0.39     15.06     15.06      62.21
GAF   GA Financial Corp. of PA                      0.44       0.69     14.26     14.26      66.17
KNK   Kankakee Bancorp of IL                        1.05       1.49     24.99     23.25     249.42
KYF   Kentucky First Bancorp of KY                  0.52       0.68     13.78     13.78      61.92
NYB   New York Bancorp, Inc. of NY                  2.88       3.16     13.69     13.69     264.97
PDB   Piedmont Bancorp of NC                        0.57       0.70     13.54     13.54      48.01
PLE   Pinnacle Bank of AL                           1.08       1.70     16.65     16.07     215.35
SSB   Scotland Bancorp of NC                        0.41       0.53     13.47     13.47      37.29
SZB   SouthFirst Bancshares of AL                   0.57       0.76     15.12     15.12     104.92
SRN   Southern Banc Company of AL                   0.17       0.46     14.22     14.07      78.06
SSM   Stone Street Bancorp of NC                    0.67       0.83     20.48     20.48      58.29
TSH   Teche Holding Company of LA                   0.71       1.03     14.76     14.76     107.20
FTF   Texarkana Fst. Fin. Corp of AR                1.27       1.57     14.02     14.02      87.93
THR   Three Rivers Fin. Corp. of MI                 0.52       0.78     14.87     14.80     102.67
TBK   Tolland Bank of CT*                           1.19       1.03     12.43     11.94     197.11
WSB   Washington SB, FSB of MD                      0.56       0.51      5.10      5.10      58.47

NASDAQ Listed OTC Companies
___________________________
FBCV  1st Bancorp of Vincennes IN                   6.92      -0.65     31.52     31.52     384.44
AFED  AFSALA Bancorp of NY                          0.61       0.61     14.05     14.05     102.70
ALBK  ALBANK Fin. Corp. of Albany NY                1.89       2.41     23.97     20.58     267.92
AMFC  AMB Financial Corp. of IN                     0.33       0.52     14.40     14.40      74.33
ASBP  ASB Financial Corp. of OH                     0.37       0.58     14.79     14.79      66.68
ABBK  Abington Savings Bank of MA(8)*               1.80       1.51     17.17     15.27     256.53
AABC  Access Anytime Bancorp of NM                 -0.90      -0.34      6.82      6.82     148.79
AADV  Advantage Bancorp of WI                       0.89       2.34     26.19     24.16     299.55
AFCB  Affiliated Comm BC, Inc of MA                 1.17       1.69     19.25     19.11     197.33


RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                                                                  Exhibit IV-1 (continued)
                                                                                             Weekly Thrift Market Line - Part One
                                                                                                Prices As Of December 13, 1996




                                             Market Capitalization                      Price Change Data
                                            ________________________     ________________________________________________
                                                                           52 Week (1)              % Change From
                                                     Shares  Market      _______________         ________________________
                                             Price/  Outst- Capital-                       Last   Last   Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2) 1995(2)
_____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
ALBC  Albion Banc Corp. of Albion NY          17.50     250     4.4        18.00   15.87   17.37    0.75   34.62     6.06
ATSB  AmTrust Capital Corp. of IN             10.12     528     5.3        11.25    8.50   10.37   -2.41    N.A.    -1.27
AHCI  Ambanc Holding Co. of NY*               11.00   4,880    53.7        11.00    9.38   10.62    3.58    N.A.     8.80
ASBI  Ameriana Bancorp of IN                  15.63   3,278    51.2        16.00   12.87   15.75   -0.76   69.34     9.68
AFFFZ America First Fin. Fund of CA           29.37   6,011   176.5        30.75   25.87   29.12    0.86   56.64    -1.28
AMFB  American Federal Bank of SC             19.00  10,955   208.1        19.45   14.25   19.00    0.00  300.00    24.59
ANBK  American Nat'l Bancorp of MD            12.25   3,604    44.1        12.62    9.50   12.12    1.07    N.A.    25.64
ABCW  Anchor Bancorp Wisconsin of WI          34.75   4,629   160.9        36.25   30.25   34.87   -0.34   18.32    -3.12
ANDB  Andover Bancorp, Inc. of MA*            25.75   5,118   131.8        27.87   17.08   25.37    1.50  139.53    46.31
ASFC  Astoria Financial Corp. of NY           35.00  21,511   752.9        37.75   22.16   35.00    0.00   33.33    53.44
AVND  Avondale Fin. Corp. of IL               16.75   3,603    60.4        17.12   12.50   16.87   -0.71    N.A.    15.52
BFSI  BFS Bankorp, Inc. of NY                 49.50   1,635    80.9        55.00   35.25   49.50    0.00  446.36    40.43
BKCT  Bancorp Connecticut of CT*              22.25   2,665    59.3        23.75   14.17   22.50   -1.11  154.29    50.44
BPLS  Bank Plus Corp. of CA                   11.25  18,243   205.2        11.75    8.00   11.25    0.00    N.A.    25.00
BWFC  Bank West Fin. Corp. of MI              10.75   1,981    21.3        12.25    8.94   11.00   -2.27    N.A.     6.23
BANC  BankAtlantic Bancorp of FL              13.00  14,720   191.4        13.75   10.08   12.62    3.01  150.00     8.33
BKUNA BankUnited SA of FL                      8.75   5,706    49.9         9.25    6.12    9.00   -2.78   61.14    42.97
BKCO  Bankers Corp. of NJ*                    20.00  12,378   247.6        20.37   16.25   19.50    2.56  220.00    23.08
BVFS  Bay View Capital Corp. of CA            41.50   6,640   275.6        41.87   26.50   39.00    6.41  110.13    45.61
BFSB  Bedford Bancshares of VA                18.00   1,144    20.6        18.25   16.00   17.75    1.41   71.43     3.63
BSBC  Branford SB of CT*                       3.87   6,559    25.4         4.25    2.62    4.12   -6.07   82.55    34.84
BRFC  Bridgeville SB, FSB of PA(8)            16.00   1,124    18.0        16.00   13.00   16.00    0.00   12.28    10.34
BYFC  Broadway Fin. Corp. of CA                9.12     893     8.1        11.00    9.00    9.25   -1.41    N.A.     N.A.
CBCO  CB Bancorp of Michigan City IN          24.25   1,162    28.2        25.50   16.25   23.00    5.43  120.45    34.72
CBES  CBES Bancorp of MO                      13.75   1,025    14.1        14.25   12.62   14.00   -1.79    N.A.     N.A.
CCFH  CCF Holding Company of GA               15.00   1,131    17.0        15.12   11.31   14.50    3.45    N.A.    17.65
CENF  CENFED Financial Corp. of CA            28.00   5,101   142.8        30.37   20.45   28.75   -2.61   78.57    28.32
CFSB  CFSB Bancorp of Lansing MI              19.25   4,826    92.9        21.82   17.73   18.25    5.48  113.89    -1.53
CKFB  CKF Bancorp of Danville KY              19.75     941    18.6        20.75   18.00   19.75    0.00    N.A.     2.60
CNSB  CNS Bancorp of MO                       15.00   1,653    24.8        15.25   11.00   14.62    2.60    N.A.     N.A.
CSBF  CSB Financial Group Inc of IL           10.56   1,035    10.9        10.56    8.81   10.00    5.60    N.A.    11.16
CFHC  California Fin. Hld. Co. of CA          28.94   4,721   136.6        29.00   18.87   29.00   -0.21  175.62    41.17
CBCI  Calumet Bancorp of Chicago IL           32.62   2,377    77.5        33.87   27.50   32.75   -0.40   61.09    17.55
CAFI  Camco Fin. Corp. of OH                  16.25   2,076    33.7        19.29   15.75   16.00    1.56    N.A.    -5.19
CMRN  Cameron Fin. Corp. of MO                15.50   2,850    44.2        16.00   13.50   15.63   -0.83    N.A.     7.86
CAPS  Capital Savings Bancorp of MO           14.00   1,876    26.3        14.75    8.87   13.50    3.70    5.66    51.35
CFNC  Carolina Fincorp of NC*                 13.12   1,852    24.3        13.37   13.00   13.00    0.92    N.A.     N.A.
CARV  Carver FSB of New York, NY               8.00   2,314    18.5         9.50    7.37    8.00    0.00   28.00   -11.11
CASB  Cascade SB of Everett WA                13.00   2,051    26.7        17.50   12.40   14.37   -9.53    1.56    -2.26
CATB  Catskill Fin. Corp. of NY*              13.87   5,687    78.9        14.37    9.87   13.87    0.00    N.A.     N.A.
CNIT  Cenit Bancorp of Norfolk VA             39.25   1,633    64.1        40.50   31.75   39.00    0.64  147.17     6.80
CTBK  Center Banks, Inc. of NY*               16.12     946    15.2        16.75   13.12   16.25   -0.80   46.55    14.65
CEBK  Central Co-Op. Bank of MA*              18.37   1,965    36.1        18.50   12.50   17.50    4.97  249.90    22.47
CJFC  Central Jersey Fin. Corp of NJ(8)       37.50   2,668   100.1        39.25   22.50   37.50    0.00  302.36    50.00
CBSB  Charter Financial Inc. of IL            12.50   4,874    60.9        13.00   10.68   13.00   -3.85    N.A.    15.63
COFI  Charter One Financial of OH             39.12  46,765 1,829.4        44.00   27.14   41.00   -4.59  123.54    34.11
CVAL  Chester Valley Bancorp of PA            18.50   1,636    30.3        20.00   17.26   18.50    0.00   63.28     0.93
CTZN  CitFed Bancorp of Dayton OH             29.75   8,582   255.3        32.50   21.75   28.25    5.31  230.56    29.35
CLAS  Classic Bancshares of KY                11.62   1,322    15.4        12.12   10.37   11.87   -2.11    N.A.    -1.11
CMSB  Cmnwealth Bancorp of PA                 14.25  17,953   255.8        14.50    9.75   14.12    0.92    N.A.    27.12
CBSA  Coastal Bancorp of Houston TX           22.62   4,964   112.3        24.75   16.50   23.75   -4.76    N.A.    29.26
CFCP  Coastal Fin. Corp. of SC                21.00   3,436    72.2        22.00   12.48   20.00    5.00  110.00    66.14
COFD  Collective Bancorp Inc. of NJ           34.00  20,372   692.6        36.37   22.50   33.37    1.89  346.19    34.02
CMSV  Commty. Svgs, MHC of FL(47.6)           18.25   4,879    43.4        19.37   14.25   18.37   -0.65    N.A.     7.35
CBIN  Community Bank Shares of IN             12.50   1,984    24.8        14.75   12.00   12.50    0.00    N.A.   -12.28


                                                Current Per Share Financials
                                           ________________________________________
                                                                  Tangible
                                           Trailing  12 Mo. Book   Book
                                            12 Mo.   Core   Value/ Value/   Assets
Financial Institution                       EPS(3)   EPS(3) Share  Share(4) Share
_____________________                      ________ _______ _______ _______ _______
                                               ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
_______________________________________
ALBC  Albion Banc Corp. of Albion NY        -0.24    0.47   23.07   23.07   239.44
ATSB  AmTrust Capital Corp. of IN            0.63    0.04   13.66   13.66   136.16
AHCI  Ambanc Holding Co. of NY*              0.23    0.22   14.42   14.42   101.74
ASBI  Ameriana Bancorp of IN                 0.71    1.06   13.27   13.25   121.94
AFFFZ America First Fin. Fund of CA          1.73    2.92   25.54   25.02   370.59
AMFB  American Federal Bank of SC            1.29    1.61    9.88    9.13   127.33
ANBK  American Nat'l Bancorp of MD           0.19    0.68   12.36   12.36   135.03
ABCW  Anchor Bancorp Wisconsin of WI         2.57    3.54   23.88   23.24   408.64
ANDB  Andover Bancorp, Inc. of MA*           2.31    2.38   18.10   18.10   234.23
ASFC  Astoria Financial Corp. of NY          1.61    2.44   26.32   21.56   337.79
AVND  Avondale Fin. Corp. of IL              0.64    0.67   16.31   16.31   170.09
BFSI  BFS Bankorp, Inc. of NY                5.65    6.64   30.71   30.71   393.38
BKCT  Bancorp Connecticut of CT*             1.74    1.72   16.38   16.38   150.99
BPLS  Bank Plus Corp. of CA                 -3.71   -3.08    8.66    8.64   182.16
BWFC  Bank West Fin. Corp. of MI             0.46    0.25   12.21   12.21    70.43
BANC  BankAtlantic Bancorp of FL             0.95    0.96    9.49    8.82   147.45
BKUNA BankUnited SA of FL                    0.08    0.38    7.85    7.42   144.47
BKCO  Bankers Corp. of NJ*                   1.74    1.98   15.15   14.87   188.25
BVFS  Bay View Capital Corp. of CA          -0.39    2.62   29.17   27.53   516.29
BFSB  Bedford Bancshares of VA               1.14    1.46   15.93   15.93   111.33
BSBC  Branford SB of CT*                     0.26    0.26    2.45    2.45    26.83
BRFC  Bridgeville SB, FSB of PA(8)           0.48    0.61   14.12   14.12    48.79
BYFC  Broadway Fin. Corp. of CA             -0.21    0.27   14.11   14.11   131.30
CBCO  CB Bancorp of Michigan City IN         1.88    2.22   16.68   16.68   172.12
CBES  CBES Bancorp of MO                     0.70    1.01   16.56   16.56    94.36
CCFH  CCF Holding Company of GA              0.68    0.65   14.86   14.86    70.14
CENF  CENFED Financial Corp. of CA           2.14    2.68   21.35   21.31   423.64
CFSB  CFSB Bancorp of Lansing MI             1.12    1.58   13.02   13.02   168.25
CKFB  CKF Bancorp of Danville KY             0.79    0.79   16.05   16.05    63.65
CNSB  CNS Bancorp of MO                      0.20    0.35   14.60   14.60    59.83
CSBF  CSB Financial Group Inc of IL          0.36    0.36   12.40   12.40    40.12
CFHC  California Fin. Hld. Co. of CA         1.00    1.71   18.32   18.26   283.71
CBCI  Calumet Bancorp of Chicago IL          2.07    2.71   33.48   33.48   207.31
CAFI  Camco Fin. Corp. of OH                 1.32    1.50   13.81   13.81   182.12
CMRN  Cameron Fin. Corp. of MO               0.97    0.95   16.26   16.26    61.70
CAPS  Capital Savings Bancorp of MO          0.69    1.03   10.41   10.41   123.26
CFNC  Carolina Fincorp of NC*                0.52    0.52   12.99   12.99    59.15
CARV  Carver FSB of New York, NY            -0.05    0.38   14.96   14.28   157.76
CASB  Cascade SB of Everett WA               0.77    0.77   10.04   10.04   165.96
CATB  Catskill Fin. Corp. of NY*             0.58    0.58   14.49   14.49    49.90
CNIT  Cenit Bancorp of Norfolk VA            1.91    2.13   29.22   28.18   401.57
CTBK  Center Banks, Inc. of NY*              1.48    1.41   16.78   16.78   255.71
CEBK  Central Co-Op. Bank of MA*             0.85    0.92   16.30   14.36   165.86
CJFC  Central Jersey Fin. Corp of NJ(8)      1.41    1.94   21.04   19.69   174.09
CBSB  Charter Financial Inc. of IL           0.74    0.73   13.09   12.17    75.29
COFI  Charter One Financial of OH            0.56    3.34   19.48   17.99   295.65
CVAL  Chester Valley Bancorp of PA           1.00    1.50   15.36   15.36   173.83
CTZN  CitFed Bancorp of Dayton OH            1.38    2.12   20.39   17.86   320.16
CLAS  Classic Bancshares of KY               0.23    0.39   14.22   11.89   103.04
CMSB  Cmnwealth Bancorp of PA                0.43    0.62   12.67    9.72   116.13
CBSA  Coastal Bancorp of Houston TX          1.32    2.23   18.26   15.04   576.04
CFCP  Coastal Fin. Corp. of SC               1.29    1.13    8.04    8.04   131.78
COFD  Collective Bancorp Inc. of NJ          2.24    2.77   17.87   16.73   257.83
CMSV  Commty. Svgs, MHC of FL(47.6)          1.08    1.10   15.39   15.39   128.31
CBIN  Community Bank Shares of IN            0.66    1.01   12.83   12.81   118.25


RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                                                                  Exhibit IV-1 (continued)
                                                                                            Weekly Thrift Market Line - Part One
                                                                                               Prices As Of December 13, 1996




                                            Market Capitalization                      Price Change Data
                                            _______________________      ________________________________________________
                                                                            52 Week (1)              % Change From
                                                     Shares  Market      _______________         ________________________
                                             Price/  Outst- Capital-                      Last     Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)    High     Low    Week     Week  1994(2) 1995(2)
_____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                              ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
CBNH  Community Bankshares Inc of NH*         20.25   2,429    49.2        20.25   17.12   20.12    0.65  440.00     7.31
CFTP  Community Fed. Bancorp of MS            17.12   4,282    73.3        17.25   12.25   17.25   -0.75    N.A.     N.A.
CFFC  Community Fin. Corp. of VA              21.00   1,272    26.7        22.50   16.00   21.25   -1.18  200.00    16.67
CIBI  Community Inv. Bancorp of OH            16.75     666    11.2        18.25   14.25   16.50    1.52    N.A.     9.84
COOP  Cooperative Bk.for Svgs. of NC          20.50   1,492    30.6        20.87   16.50   20.75   -1.20  105.00     0.00
CNSK  Covenant Bank for Svgs. of NJ*          12.00   2,742    32.9        13.44   10.88   12.50   -4.00    N.A.    -3.77
CRZY  Crazy Woman Creek Bncorp of WY          11.75   1,058    12.4        12.00   10.00   11.50    2.17    N.A.     N.A.
DNFC  D&N Financial Corp. of MI               15.37   7,587   116.6        15.50   12.00   14.87    3.36   75.66    26.82
DSBC  DS Bancor Inc. of Derby CT(8)*          42.50   3,032   128.9        42.56   24.00   42.44    0.14  158.36    66.67
DFIN  Damen Fin. Corp. of Chicago IL          12.87   3,771    48.5        12.87   11.00   12.25    5.06    N.A.    13.19
DCBI  Delphos Citizens Bancorp of OH          11.94   2,039    24.3        12.50   11.87   11.87    0.59    N.A.     N.A.
DIME  Dime Community Bancorp of NY            14.87  14,547   216.3        14.87   11.69   14.50    2.55    N.A.     N.A.
DIBK  Dime Financial Corp. of CT*             17.50   5,129    89.8        18.37   12.00   17.75   -1.41   66.67    29.63
EGLB  Eagle BancGroup of IL                   13.25   1,303    17.3        13.75   10.50   13.50   -1.85    N.A.     N.A.
EBSI  Eagle Bancshares of Tucker GA           13.62   4,552    62.0        19.00   13.62   15.00   -9.20   87.86   -28.32
EGFC  Eagle Financial Corp. of CT             28.75   4,534   130.4        30.50   22.25   30.25   -4.96  228.57     9.52
ETFS  East Texas Fin. Serv. of TX             16.25   1,134    18.4        16.75   14.25   16.12    0.81    N.A.     0.00
EBCP  Eastern Bancorp of NH(8)                22.62   3,652    82.6        24.00   15.17   22.12    2.26   80.24    26.86
ESBK  Elmira SB of Elmira NY*                 17.00     706    12.0        18.75   14.75   16.75    1.49   18.30    -9.33
EIRE  Emerald Island Bancorp, MA*             18.50   1,766    32.7        19.00   14.00   18.00    2.78  142.78    13.85
EFBI  Enterprise Fed. Bancorp of OH           14.50   2,074    30.1        16.00   12.75   15.75   -7.94    N.A.    -1.69
EQSB  Equitable FSB of Wheaton MD             26.75     600    16.1        27.50   21.00   27.50   -2.73    N.A.     7.00
FFFG  F.F.O. Financial Group of FL             2.75   8,430    23.2         3.13    2.31    2.75    0.00  -66.91     7.42
FCBF  FCB Fin. Corp. of Neenah WI             18.75   2,460    46.1        19.50   17.00   19.25   -2.60    N.A.     1.35
FFBS  FFBS Bancorp of Columbus MS             23.00   1,570    36.1        24.25   16.50   23.00    0.00    N.A.    35.29
FFDF  FFD Financial Corp. of OH               13.12   1,455    19.1        13.75   10.00   13.50   -2.81    N.A.     N.A.
FFLC  FFLC Bancorp of Leesburg FL             20.25   2,525    51.1        20.87   17.25   20.00    1.25    N.A.     8.00
FFFC  FFVA Financial Corp. of VA              21.25   5,023   106.7        21.75   13.37   20.50    3.66    N.A.    54.55
FFWC  FFW Corporation of Wabash IN            22.00     702    15.4        22.00   16.50   20.75    6.02    N.A.    11.39
FFYF  FFY Financial Corp. of OH               25.87   5,117   132.4        25.87   20.81   25.75    0.47    N.A.    23.19
FMCO  FMS Financial Corp. of NJ               17.37   2,468    42.9        17.75   14.75   17.12    1.46   93.00     2.18
FFHH  FSF Financial Corp. of MN               14.87   3,478    51.7        14.87   11.37   14.25    4.35    N.A.    14.38
FMLY  Family Bancorp of Haverhill MA(8)*      34.38   4,310   148.2        35.50   17.25   34.38    0.00  559.88    92.39
FOBC  Fed One Bancorp of Wheeling WV          16.12   2,493    40.2        16.62   13.25   15.87    1.58   61.20     6.61
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        24.25   2,299    55.8        25.25   12.00   24.56   -1.26  177.14    74.84
FBCI  Fidelity Bancorp of Chicago IL          17.12   2,866    49.1        17.25   14.50   17.00    0.71    N.A.    11.39
FSBI  Fidelity Bancorp, Inc. of PA            19.00   1,373    26.1        20.50   15.00   19.75   -3.80  145.80    26.67
FFFL  Fidelity FSB, MHC of FL(47.2)           17.25   6,724    54.6        18.00   12.00   17.25    0.00    N.A.     6.15
FFED  Fidelity Fed. Bancorp of IN              9.50   2,494    23.7        14.77    9.25   10.00   -5.00   34.75   -35.68
FFOH  Fidelity Financial of OH                11.37   4,077    46.4        11.50    9.62   11.19    1.61    N.A.     4.41
FIBC  Financial Bancorp of NY                 14.50   1,791    26.0        16.25   12.37   14.50    0.00    N.A.     5.45
FBSI  First Bancshares of MO                  16.50   1,206    19.9        16.81   15.00   16.50    0.00   29.41     3.13
FBBC  First Bell Bancorp of PA                16.00   7,758   124.1        17.37   13.12   17.06   -6.21    N.A.    19.67
FBER  First Bergen Bancorp of NJ              12.00   3,174    38.1        12.12    9.00   12.00    0.00    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD              18.75   2,927    54.9        19.09   15.57   18.44    1.68  115.77     8.57
FFBA  First Colorado Bancorp of Co            17.50  19,031   333.0        17.75   10.47   16.87    3.73  430.30    59.24
FDEF  First Defiance Fin.Corp. of OH          12.06   9,912   119.5        12.50    9.87   12.25   -1.55    N.A.    19.17
FESX  First Essex Bancorp of MA*              13.37   6,059    81.0        14.50   10.00   13.75   -2.76  122.83    17.59
FFES  First FS&LA of E. Hartford CT           23.00   2,615    60.1        23.75   16.50   22.75    1.10  253.85    15.00
FSSB  First FS&LA of San Bern. CA              9.00     328     3.0        12.50    9.00    9.00    0.00  -10.00   -28.00
FFSX  First FS&LA. MHC of IA (45.0)           30.25   1,883    22.9        30.25   21.36   28.00    8.04  202.50    24.38
FFML  First Family Fin. Corp. of FL(8)        22.00     545    12.0        23.00   19.00   22.50   -2.22  238.46     4.76
FFSW  First Fed Fin. Serv. of OH              39.00   3,612   140.9        39.00   21.59   37.75    3.31  129.41    80.64
BDJI  First Fed. Bancorp. of MN               18.00     701    12.6        18.00   12.25   17.87    0.73    N.A.    30.91
FFBH  First Fed. Bancshares of AR             16.00   5,154    82.5        16.37   12.75   16.00    0.00    N.A.     N.A.

                                              Current Per Share Financials
                                          ____________________________________
                                                                   Tangible
                                          Trailing  12 Mo.   Book    Book
                                           12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                      EPS(3)   EPS(3)  Share  Share(4) Share
_____________________                     ________ _______ _______ _______ _______
                                             ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
_______________________________________
CBNH  Community Bankshares Inc of NH*       1.72    1.40   16.18   16.18   225.91
CFTP  Community Fed. Bancorp of MS          0.50    0.63   15.68   15.68    47.65
CFFC  Community Fin. Corp. of VA            1.28    1.62   17.59   17.59   126.41
CIBI  Community Inv. Bancorp of OH          0.90    1.30   17.00   17.00   142.34
COOP  Cooperative Bk.for Svgs. of NC       -2.41   -0.16   16.89   16.89   219.30
CNSK  Covenant Bank for Svgs. of NJ*        0.36    0.64    7.55    7.55   141.20
CRZY  Crazy Woman Creek Bncorp of WY        0.34    0.44   14.62   14.62    48.69
DNFC  D&N Financial Corp. of MI             1.19    1.55   10.30   10.16   185.60
DSBC  DS Bancor Inc. of Derby CT(8)*        3.05    2.84   28.53   27.72   415.38
DFIN  Damen Fin. Corp. of Chicago IL        0.47    0.61   14.02   14.02    62.20
DCBI  Delphos Citizens Bancorp of OH        0.73    0.73   14.26   14.26    53.80
DIME  Dime Community Bancorp of NY          0.46    0.58   14.79   12.86    84.25
DIBK  Dime Financial Corp. of CT*           2.29    2.47   11.58   11.10   134.89
EGLB  Eagle BancGroup of IL                -0.52   -0.10   16.75   16.75   125.66
EBSI  Eagle Bancshares of Tucker GA         0.85    1.13   12.62   12.62   141.07
EGFC  Eagle Financial Corp. of CT           3.06    1.88   22.31   16.36   310.23
ETFS  East Texas Fin. Serv. of TX           0.83    0.76   19.24   19.24   101.71
EBCP  Eastern Bancorp of NH(8)              0.90    1.22   17.41   16.44   237.86
ESBK  Elmira SB of Elmira NY*               0.58    0.54   19.93   19.06   312.61
EIRE  Emerald Island Bancorp, MA*           1.19    1.28   15.18   15.18   222.19
EFBI  Enterprise Fed. Bancorp of OH         0.90    0.62   15.23   15.21   103.12
EQSB  Equitable FSB of Wheaton MD           3.30    3.28   23.64   23.64   446.29
FFFG  F.F.O. Financial Group of FL          0.07    0.22    2.23    2.23    36.90
FCBF  FCB Fin. Corp. of Neenah WI           0.95    1.17   18.92   18.92   109.47
FFBS  FFBS Bancorp of Columbus MS           0.85    1.10   15.69   15.69    80.08
FFDF  FFD Financial Corp. of OH             0.34    0.47   14.72   14.72    58.72
FFLC  FFLC Bancorp of Leesburg FL           0.82    1.26   21.58   21.58   133.07
FFFC  FFVA Financial Corp. of VA            1.06    1.34   15.68   15.35   105.53
FFWC  FFW Corporation of Wabash IN          1.89    2.28   22.04   22.04   220.16
FFYF  FFY Financial Corp. of OH             0.93    1.43   19.98   19.98   117.76
FMCO  FMS Financial Corp. of NJ             1.07    1.79   13.71   13.40   210.11
FFHH  FSF Financial Corp. of MN             0.48    0.67   13.70   13.70   101.97
FMLY  Family Bancorp of Haverhill MA(8)*    1.78    1.86   16.92   15.65   212.95
FOBC  Fed One Bancorp of Wheeling WV        0.95    1.35   15.99   15.18   136.99
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)      0.92    1.31   12.07   12.06   143.21
FBCI  Fidelity Bancorp of Chicago IL        0.75    1.12   17.04   16.98   166.04
FSBI  Fidelity Bancorp, Inc. of PA          0.96    1.68   15.86   15.83   231.52
FFFL  Fidelity FSB, MHC of FL(47.2)         0.47    0.77   11.94   11.82   127.51
FFED  Fidelity Fed. Bancorp of IN           0.34    0.44    5.03    5.03   104.99
FFOH  Fidelity Financial of OH              0.36    0.54   12.46   12.46    62.76
FIBC  Financial Bancorp of NY               0.64    1.19   14.40   14.32   148.95
FBSI  First Bancshares of MO                0.78    1.12   18.90   18.86   127.95
FBBC  First Bell Bancorp of PA              0.99    1.14   13.71   13.71    74.37
FBER  First Bergen Bancorp of NJ            0.09    0.45   13.41   13.41    78.76
FCIT  First Cit. Fin. Corp of MD            0.99    1.41   13.51   13.51   228.38
FFBA  First Colorado Bancorp of Co          0.83    0.83   12.88   12.72    78.89
FDEF  First Defiance Fin.Corp. of OH        0.49    0.64   12.17   12.17    52.89
FESX  First Essex Bancorp of MA*            1.34    1.15   10.67   10.67   143.45
FFES  First FS&LA of E. Hartford CT         1.54    2.34   22.05   22.00   360.48
FSSB  First FS&LA of San Bern. CA          -3.34   -3.89   14.36   13.71   305.90
FFSX  First FS&LA. MHC of IA (45.0)         0.94    1.63   19.39   19.21   243.31
FFML  First Family Fin. Corp. of FL(8)      1.19    0.05   16.92   16.92   286.04
FFSW  First Fed Fin. Serv. of OH            2.05    2.27   16.50   13.48   307.51
BDJI  First Fed. Bancorp. of MN             0.45    1.00   17.58   17.58   153.00
FFBH  First Fed. Bancshares of AR           0.58    0.88   16.17   16.17    98.88


RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                           Exhibit IV-1 (continued)
                                                    Weekly Thrift Market Line - Part One
                                                       Prices As Of December 13, 1996




                                        Market Capitalization                     Price Change Data
                                       _______________________      _______________________________________________
                                                                        52 Week (1)              % Change From
                                                Shares  Market      _______________         _______________________
                                        Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                  Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
_____________________                  _______ _______ _______      _______ _______ _______ _______ _______ ________
                                          ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC
  Companies (continued)
_______________________
FFEC  First Fed. Bancshares of WI(8)     18.37   6,855   125.9        18.37   13.62   18.37    0.00    N.A.    20.46
FTFC  First Fed. Capital Corp. of WI     24.00   6,169   148.1        24.00   17.87   24.00    0.00  113.33    33.33
FFKY  First Fed. Fin. Corp. of KY        19.25   4,197    80.8        22.00   15.25   20.25   -4.94   22.22    25.24
FFBZ  First Federal Bancorp of OH        16.00   1,570    25.1        16.00   10.00   14.75    8.47   60.00    58.10
FFWM  First Fin. Corp of Western MD      31.75   2,124    67.4        32.25   17.75   31.75    0.00  217.50    60.76
FFCH  First Fin. Holdings Inc. of SC     23.25   6,358   147.8        24.25   17.50   23.00    1.09   89.80    20.78
FFBI  First Financial Bancorp of IL      15.87     452     7.2        16.25   15.50   15.87    0.00    N.A.    -0.81
FFHC  First Financial Corp. of WI        28.50  29,915   852.6        30.25   19.50   28.00    1.79   80.95    23.91
FFHS  First Franklin Corp. of OH         16.00   1,158    18.5        17.25   13.50   17.00   -5.88   21.95     0.82
FGHC  First Georgia Hold. Corp of GA      8.62   2,024    17.4         9.25    6.00    8.00    7.75  125.07    12.39
FSPG  First Home SB, SLA of NJ           19.50   2,030    39.6        19.50   17.50   18.25    6.85  225.00     2.63
FFSL  First Independence Corp. of KS     19.62     583    11.4        21.25   17.62   19.62    0.00    N.A.     4.64
FISB  First Indiana Corp. of IN          25.50   8,294   211.5        26.00   19.79   25.37    0.51   88.89    18.83
FKFS  First Keystone Fin. Corp of PA     20.00   1,292    25.8        20.87   16.75   19.25    3.90    N.A.    -4.17
FLKY  First Lancaster Bncshrs of KY      15.50     959    14.9        16.25   13.12   16.00   -3.13    N.A.     N.A.
FLFC  First Liberty Fin. Corp. of GA     18.50   6,003   111.1        21.50   13.50   20.06   -7.78  264.17    30.56
CASH  First Midwest Fin. Corp. of IA     24.75   1,779    44.0        24.75   21.75   24.75    0.00    N.A.     5.32
FMBD  First Mutual Bancorp of IL         14.87   3,845    57.2        14.87   11.62   14.37    3.48    N.A.     9.18
FMSB  First Mutual SB of Bellevue WA*    18.00   2,453    44.2        19.00   11.46   18.00    0.00  132.26    32.94
FNGB  First Northern Cap. Corp of WI     16.00   4,381    70.1        18.62   15.25   16.00    0.00    9.89    -3.03
FFPB  First Palm Beach Bancorp of FL     23.00   5,093   117.1        25.50   19.94   24.87   -7.52    N.A.     8.90
FSNJ  First SB of NJ, MHC (45.0)         17.25   3,062    23.4        18.50   13.75   17.00    1.47    N.A.     0.00
FSLA  First SB, SLA MHC of NJ (37.6)     18.00   7,166    36.0        18.50   13.18   18.00    0.00   80.00    20.00
SOPN  First SB, SSB, Moore Co. of NC     18.00   3,744    67.4        19.25   16.75   18.50   -2.70    N.A.     1.07
FWWB  First Savings Bancorp of WA*       18.50  10,878   201.2        19.00   12.37   18.37    0.71    N.A.    41.01
SHEN  First Shenango Bancorp of PA       22.50   2,258    50.8        23.75   20.00   22.87   -1.62    N.A.     9.76
FSFC  First So.east Fin. Corp. of SC      9.50   4,388    41.7        20.12    9.12    9.62   -1.25    N.A.   -50.00
FSFI  First State Fin. Serv. of NJ(8)    15.00   3,929    58.9        15.37   10.00   15.00    0.00  269.46    10.13
FFDP  FirstFed Bancshares of IL          16.75   3,277    54.9        17.62   14.00   17.00   -1.47  151.50    18.21
FLAG  Flag Financial Corp of GA          11.00   2,037    22.4        14.75    9.75   11.12   -1.08   12.24   -20.00
FFPC  Florida First Bancorp of FL(8)     11.37   3,396    38.6        11.50    7.00   11.37    0.00  504.79    54.27
FFIC  Flushing Fin. Corp. of NY*         18.75   8,575   160.8        18.87   14.12   18.25    2.74    N.A.    21.99
FBHC  Fort Bend Holding Corp. of TX      24.25     819    19.9        25.75   16.87   25.25   -3.96    N.A.    34.72
FTSB  Fort Thomas Fin. Corp. of KY       14.25   1,574    22.4        17.75   11.50   14.25    0.00    N.A.    17.57
FKKY  Frankfort First Bancorp of KY      11.37   3,440    39.1        15.87   10.00   11.37    0.00    N.A.   -14.19
FTNB  Fulton Bancorp of MO               14.87   1,719    25.6        14.87   12.50   14.12    5.31    N.A.     N.A.
GFSB  GFS Bancorp of Grinnell IA         20.75     503    10.4        21.00   19.00   20.75    0.00    N.A.     3.75
GUPB  GFSB Bancorp of Gallup NM          15.87     901    14.3        15.87   13.00   15.25    4.07    N.A.    11.37
GWBC  Gateway Bancorp of KY              14.50   1,114    16.2        15.25   13.00   14.00    3.57    N.A.     1.75
GBCI  Glacier Bancorp of MT              23.37   3,374    78.9        25.25   17.73   24.50   -4.61  383.85    26.94
GLBK  Glendale Co-op. Bank of MA*        20.00     247     4.9        21.00   16.50   20.00    0.00    N.A.     6.67
GFCO  Glenway Financial Corp. of OH      19.00   1,151    21.9        23.33   17.86   19.87   -4.38    N.A.   -18.56
GTPS  Great American Bancorp of IL       14.50   1,950    28.3        15.12   13.19   14.75   -1.69    N.A.    -0.41
GTFN  Great Financial Corp. of KY        29.12  14,184   413.0        29.87   22.62   29.30   -0.61    N.A.    23.91
GSBC  Great Southern Bancorp of MO       17.25   8,730   150.6        17.75   11.50   16.75    2.99  490.75    39.45
GDVS  Greater DV SB,MHC of PA(19.9)*     10.00   3,272     6.5        13.00    9.25   10.12   -1.19    N.A.   -16.67
GRTR  Greater New York SB of NY*         13.50  13,440   181.4        14.37   10.12   14.31   -5.66   45.01    12.50
GSFC  Green Street Fin. Corp. of NC      15.37   4,298    66.1        16.12   12.12   15.50   -0.84    N.A.     N.A.
GROV  GroveBank for Savings of MA(8)*    49.12   1,542    75.7        49.12   24.25   49.12    0.00  453.78    98.46
GFED  Guaranty FS&LA,MHC of MO(31.1)     11.37   3,125     8.8        12.50    9.75   11.00    3.36    N.A.    -4.21
GSLC  Guaranty Svgs & Loan FA of VA       8.25     919     7.6         9.50    7.12    8.75   -5.71    N.A.     6.45
HEMT  HF Bancorp of Hemet CA             11.00   6,282    69.1        11.37    9.25   11.00    0.00    N.A.    11.45
HFFC  HF Financial Corp. of SD           16.50   2,909    48.0        17.50   13.44   17.25   -4.35  230.00     8.20
HFNC  HFNC Financial Corp. of NC         17.87  17,192   307.2        18.25   13.12   17.44    2.47    N.A.    36.20
HMNF  HMN Financial, Inc. of MN          18.25   4,674    85.3        18.25   14.50   18.00    1.39    N.A.    14.06



                                            Current Per Share Financials
                                        _______________________________________
                                                                 Tangible
                                        Trailing  12 Mo.   Book    Book
                                         12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                    EPS(3)   EPS(3)  Share  Share(4) Share
_____________________                   ________ _______ _______ _______ _______
                                            ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC
  Companies (continued)
_______________________
FFEC  First Fed. Bancshares of WI(8)      0.67    0.88   14.27   13.73   106.32
FTFC  First Fed. Capital Corp. of WI      1.56    1.72   15.10   14.24   238.19
FFKY  First Fed. Fin. Corp. of KY         1.03    1.17   11.75   10.98    85.13
FFBZ  First Federal Bancorp of OH         0.91    1.23    8.92    8.90   117.49
FFWM  First Fin. Corp of Western MD       1.34    1.86   19.01   19.01   162.67
FFCH  First Fin. Holdings Inc. of SC      1.11    1.85   14.91   14.91   243.18
FFBI  First Financial Bancorp of IL       0.22    0.70   16.62   16.62   214.92
FFHC  First Financial Corp. of WI         1.66    2.33   13.41   12.95   187.05
FFHS  First Franklin Corp. of OH          0.52    1.15   17.07   16.92   188.54
FGHC  First Georgia Hold. Corp of GA      0.60    0.60    5.91    5.26    71.16
FSPG  First Home SB, SLA of NJ            2.09    2.54   15.50   15.15   240.00
FFSL  First Independence Corp. of KS      1.40    1.89   22.30   22.30   186.17
FISB  First Indiana Corp. of IN           1.62    1.86   16.30   16.07   179.10
FKFS  First Keystone Fin. Corp of PA      0.68    1.47   17.87   17.87   227.74
FLKY  First Lancaster Bncshrs of KY       0.27    0.38   14.08   14.08    39.46
FLFC  First Liberty Fin. Corp. of GA      1.60    1.28   11.39    9.65   165.12
CASH  First Midwest Fin. Corp. of IA      1.76    1.74   21.94   20.49   192.30
FMBD  First Mutual Bancorp of IL          0.35    0.54   16.40   16.40    82.28
FMSB  First Mutual SB of Bellevue WA*     1.55    1.49   10.79   10.79   163.31
FNGB  First Northern Cap. Corp of WI      0.70    1.08   15.84   15.84   138.78
FFPB  First Palm Beach Bancorp of FL      0.11    0.32   20.70   20.15   292.56
FSNJ  First SB of NJ, MHC (45.0)          0.38    0.85   16.01   16.01   212.49
FSLA  First SB, SLA MHC of NJ (37.6)      0.63    1.14   12.59   11.03   136.03
SOPN  First SB, SSB, Moore Co. of NC      0.87    1.08   17.90   17.90    70.30
FWWB  First Savings Bancorp of WA*        0.66    0.66   13.73   12.60    87.06
SHEN  First Shenango Bancorp of PA        1.18    1.60   20.42   20.42   170.10
FSFC  First So.east Fin. Corp. of SC     -0.03    0.67    7.55    7.55    75.05
FSFI  First State Fin. Serv. of NJ(8)     0.02   -0.19   10.17    9.61   169.49
FFDP  FirstFed Bancshares of IL           0.44    0.54   15.76   15.02   183.98
FLAG  Flag Financial Corp of GA          -0.08    0.12    9.89    9.89   112.38
FFPC  Florida First Bancorp of FL(8)      0.52    0.77    6.12    6.12    87.53
FFIC  Flushing Fin. Corp. of NY*          0.71    0.67   15.73   15.73    89.81
FBHC  Fort Bend Holding Corp. of TX       0.82    1.78   21.24   19.62   343.95
FTSB  Fort Thomas Fin. Corp. of KY        0.74    0.74   13.75   13.75    56.46
FKKY  Frankfort First Bancorp of KY       0.32    0.43    9.84    9.84    37.42
FTNB  Fulton Bancorp of MO                0.67    0.65   13.92   13.92    61.05
GFSB  GFS Bancorp of Grinnell IA          1.47    1.94   19.59   19.59   169.40
GUPB  GFSB Bancorp of Gallup NM           0.62    0.79   16.37   16.37    88.47
GWBC  Gateway Bancorp of KY               0.54    0.74   15.64   15.64    62.38
GBCI  Glacier Bancorp of MT               1.61    1.81   11.54   11.53   122.12
GLBK  Glendale Co-op. Bank of MA*         1.16    0.97   23.71   23.71   149.55
GFCO  Glenway Financial Corp. of OH       1.34    1.36   23.27   22.77   242.23
GTPS  Great American Bancorp of IL        0.42    0.41   17.09   17.09    61.37
GTFN  Great Financial Corp. of KY         1.27    1.29   19.27   18.48   199.57
GSBC  Great Southern Bancorp of MO        1.02    1.16    7.62    7.62    75.33
GDVS  Greater DV SB,MHC of PA(19.9)*     -0.15    0.07    8.30    8.30    70.99
GRTR  Greater New York SB of NY*          0.80    0.71   11.40   11.40   190.97
GSFC  Green Street Fin. Corp. of NC       0.48    0.60   14.47   14.47    41.00
GROV  GroveBank for Savings of MA(8)*     3.37    3.16   25.21   25.20   388.14
GFED  Guaranty FS&LA,MHC of MO(31.1)      0.36    0.29    8.49    8.49    58.61
GSLC  Guaranty Svgs & Loan FA of VA       0.50    0.58    6.90    6.90   125.39
HEMT  HF Bancorp of Hemet CA             -0.10   -0.13   12.70   12.70   159.88
HFFC  HF Financial Corp. of SD            1.15    1.45   17.12   17.07   190.49
HFNC  HFNC Financial Corp. of NC          0.46    0.58   14.41   14.41    49.16
HMNF  HMN Financial, Inc. of MN           0.94    1.10   17.90   17.90   120.96


RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                           Exhibit IV-1 (continued)
                                                    Weekly Thrift Market Line - Part One
                                                       Prices As Of December 13, 1996






                                        Market Capitalization                      Price Change Data
                                       _______________________      _______________________________________________
                                                                        52 Week (1)              % Change From
                                                Shares  Market      _______________         _______________________
                                        Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                  Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
_____________________                  _______ _______ _______      _______ _______ _______ _______ _______ ________
                                          ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC
  Companies (continued)
_______________________
HALL  Hallmark Capital Corp. of WI       17.62   1,443    25.4        17.75   14.50   17.50    0.69    N.A.    13.68
HARB  Harbor FSB, MHC of FL (45.7)       32.00   4,934    71.7        34.25   23.75   33.00   -3.03    N.A.    16.36
HRBF  Harbor Federal Bancorp of MD       15.12   1,754    26.5        15.87   12.37   15.50   -2.45   51.20     4.28
HFSA  Hardin Bancorp of Hardin MO        12.37   1,005    12.4        12.75   11.00   12.00    3.08    N.A.    -2.98
HARL  Harleysville SA of PA              18.75   1,292    24.2        20.00   15.00   18.25    2.74    5.63    25.00
HARS  Harris SB, MHC of PA (23.1)        18.12  11,216    45.3        20.50   14.75   18.50   -2.05    N.A.    -9.40
HFFB  Harrodsburg 1st Fin Bcrp of KY     18.50   2,159    39.9        19.00   13.25   18.25    1.37    N.A.    23.33
HHFC  Harvest Home Fin. Corp. of OH       9.87     935     9.2        13.75    9.25    9.87    0.00    N.A.   -19.43
HAVN  Haven Bancorp of Woodhaven NY      28.50   4,323   123.2        29.12   21.88   28.69   -0.66    N.A.    20.66
HVFD  Haverfield Corp. of OH             18.50   1,907    35.3        19.75   13.50   19.25   -3.90   19.35    37.04
HTHR  Hawthorne Fin. Corp. of CA          7.44   2,599    19.3         9.25    4.38    7.37    0.95  -72.95    48.80
HBNK  Highland Federal Bank of CA        17.12   2,296    39.3        17.50   12.00   17.25   -0.75    N.A.    10.45
HIFS  Hingham Inst. for Sav. of MA*      17.50   1,297    22.7        18.25   13.00   18.25   -4.11  283.77    18.64
HNFC  Hinsdale Financial Corp. of IL     24.25   2,695    65.4        27.75   21.00   25.87   -6.26  142.50    12.79
HBEI  Home Bancorp of Elgin IL           12.81   7,009    89.8        13.12   11.81   12.87   -0.47    N.A.     N.A.
HBFW  Home Bancorp of Fort Wayne IN      18.50   2,887    53.4        19.00   13.75   18.50    0.00    N.A.    21.31
HBBI  Home Building Bancorp of IN        18.00     312     5.6        21.25   16.25   18.00    0.00    N.A.     9.09
HOMF  Home Fed Bancorp of Seymour IN     35.25   2,226    78.5        35.25   24.50   35.25    0.00  135.00    33.02
HWEN  Home Financial Bancorp of IN       13.00     506     6.6        13.75    9.87   13.12   -0.91    N.A.     N.A.
HPBC  Home Port Bancorp, Inc. of MA*     16.87   1,842    31.1        17.00   11.25   16.75    0.72  110.88    43.57
HMCI  Homecorp, Inc. of Rockford IL      17.75   1,129    20.0        19.87   16.50   18.00   -1.39   77.50     6.80
LOAN  Horizon Bancorp, Inc of TX(8)*     19.00   1,387    26.4        19.50    8.25   18.50    2.70    N.A.   111.11
HZFS  Horizon Fin'l. Services of IA      14.50     448     6.5        16.37   14.00   14.94   -2.95    N.A.    -4.92
HRZB  Horizon Financial Corp. of WA*     13.25   6,493    86.0        14.00   11.75   12.25    8.16   -1.34     1.92
IBSF  IBS Financial Corp. of NJ          15.63  10,754   168.1        16.25   12.50   15.44    1.23    N.A.    14.59
ISBF  ISB Financial Corp. of LA          17.50   7,051   123.4        18.50   13.62   17.12    2.22    N.A.    16.67
ITLA  Imperial Thrift & Loan of CA*      14.00   7,820   109.5        15.25   11.75   14.50   -3.45    N.A.    14.29
IFSB  Independence FSB of DC              7.62   1,280     9.8         8.62    6.75    7.62    0.00  281.00    -9.72
INCB  Indiana Comm. Bank, SB of IN       16.50     922    15.2        16.75   12.50   15.50    6.45    N.A.     8.20
IFSL  Indiana Federal Corp. of IN(8)     21.75   4,737   103.0        23.00   16.25   21.75    0.00  188.46     2.35
INBI  Industrial Bancorp of OH           12.37   5,554    68.7        16.00    9.87   12.50   -1.04    N.A.   -10.04
IWBK  Interwest SB of Oak Harbor WA      32.25   7,918   255.4        33.00   19.37   32.25    0.00  222.50    58.32
IPSW  Ipswich SB of Ipswich MA*          11.62   1,183    13.7        12.62    7.00   11.37    2.20    N.A.    40.85
IROQ  Iroquois Bancorp of Auburn NY*     16.75   2,361    39.5        17.00   13.00   16.50    1.52  139.29    28.85
JSBF  JSB Financial, Inc. of NY          36.50   9,764   356.4        37.12   31.62   36.25    0.69  217.39    15.43
JXVL  Jacksonville Bancorp of TX         14.50   2,644    38.3        15.00    9.38   14.50    0.00    N.A.    24.57
JXSB  Jcksnville SB,MHC of IL(43.3%)     12.50   1,272     7.0        14.12   11.50   12.00    4.17    N.A.    -9.88
JSBA  Jefferson Svgs Bancorp of MO       22.87   4,182    95.6        30.75   22.25   23.50   -2.68    N.A.   -17.59
JOAC  Joachim Bancorp of MO              14.37     760    10.9        15.25   11.50   14.50   -0.90    N.A.     6.44
KSAV  KS Bancorp of Kenly NC             20.87     663    13.8        21.00   17.12   20.87    0.00    N.A.    19.26
KSBK  KSB Bancorp of Kingfield ME*       23.00     411     9.5        26.00   16.59   26.00  -11.54    N.A.    31.43
KFBI  Klamath First Bancorp of OR        14.94  11,612   173.5        15.12   12.56   14.87    0.47    N.A.     8.65
LBFI  L&B Financial of S. Springs TX(8)  17.00   1,584    26.9        17.75   13.87   17.00    0.00    N.A.    19.30
LSBI  LSB Fin. Corp. of Lafayette IN     18.75     918    17.2        19.50   14.50   19.50   -3.85    N.A.     8.70
LVSB  Lakeview SB of Paterson NJ         23.50   2,487    58.4        24.32   15.19   23.25    1.08    N.A.    51.71
LARK  Landmark Bancshares of KS          17.00   1,853    31.5        17.00   13.50   16.50    3.03    N.A.    23.64
LARL  Laurel Capital Group of PA         15.87   1,514    24.0        16.25   14.50   16.00   -0.81   23.98     2.39
LSBX  Lawrence Savings Bank of MA*        8.25   4,250    35.1         8.87    4.62    8.13    1.48  139.83    78.57
LFED  Leeds FSB, MHC of MD (35.3)        16.00   3,455    20.0        16.75   13.00   15.25    4.92    N.A.    12.28
LXMO  Lexington B&L Fin. Corp. of MO     13.50   1,265    17.1        13.50    9.50   12.87    4.90    N.A.     N.A.
LBCI  Liberty Bancorp of Chicago IL(8)   25.50   2,477    63.2        26.50   22.25   24.25    5.15  155.00     0.99
LIFB  Life Bancorp of Norfolk VA         18.37   9,847   180.9        18.37   14.00   18.00    2.06    N.A.    22.47
LFBI  Little Falls Bancorp of NJ         12.50   2,890    36.1        13.50    9.50   12.50    0.00    N.A.     N.A.
LOGN  Logansport Fin. Corp. of IN        11.75   1,322    15.5        14.75   11.25   11.75    0.00    N.A.    -9.62
LONF  London Financial Corp. of OH       13.50     529     7.1        13.50    9.75   13.00    3.85    N.A.     N.A.


                                              Current Per Share Financials
                                         ________________________________________
                                                                 Tangible
                                        Trailing  12 Mo.   Book    Book
                                         12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                    EPS(3)   EPS(3)  Share  Share(4) Share
_____________________                   ________ _______ _______ _______ _______
                                            ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC
  Companies (continued)
______________________
HALL  Hallmark Capital Corp. of WI        0.98    1.32   18.84   18.84   268.66
HARB  Harbor FSB, MHC of FL (45.7)        1.75    2.36   17.19   16.47   214.32
HRBF  Harbor Federal Bancorp of MD        0.28    0.59   15.67   15.67   121.90
HFSA  Hardin Bancorp of Hardin MO         0.37    0.66   14.66   14.66    87.37
HARL  Harleysville SA of PA               1.21    1.95   15.18   15.18   244.19
HARS  Harris SB, MHC of PA (23.1)         0.03    0.61   13.15   11.09   153.68
HFFB  Harrodsburg 1st Fin Bcrp of KY      0.57    0.57   14.28   14.28    50.75
HHFC  Harvest Home Fin. Corp. of OH       0.57    0.57   13.66   13.66    81.71
HAVN  Haven Bancorp of Woodhaven NY       1.99    3.01   21.73   21.60   361.95
HVFD  Haverfield Corp. of OH              0.72    1.52   14.47   14.45   183.85
HTHR  Hawthorne Fin. Corp. of CA          2.42    1.67   12.25   12.25   318.50
HBNK  Highland Federal Bank of CA        -0.18    0.43   14.57   14.57   204.34
HIFS  Hingham Inst. for Sav. of MA*       1.49    1.49   14.45   14.45   148.95
HNFC  Hinsdale Financial Corp. of IL      1.14    1.71   20.58   19.99   241.52
HBEI  Home Bancorp of Elgin IL            0.06    0.31   14.12   14.12    52.87
HBFW  Home Bancorp of Fort Wayne IN       0.91    0.91   16.96   16.96   109.42
HBBI  Home Building Bancorp of IN        -0.44    0.03   17.62   17.62   136.41
HOMF  Home Fed Bancorp of Seymour IN      2.69    3.19   23.21   22.36   284.54
HWEN  Home Financial Bancorp of IN        0.36    0.52   15.31   15.31    76.45
HPBC  Home Port Bancorp, Inc. of MA*      1.64    1.65   10.66   10.66   102.41
HMCI  Homecorp, Inc. of Rockford IL       0.29    0.99   18.09   18.09   301.55
LOAN  Horizon Bancorp, Inc of TX(8)*      1.29    0.99    8.38    8.13   101.32
HZFS  Horizon Fin'l. Services of IA       0.21    0.54   18.36   18.36   171.10
HRZB  Horizon Financial Corp. of WA*      1.14    1.11   12.28   12.28    77.06
IBSF  IBS Financial Corp. of NJ           0.42    0.68   13.42   13.42    69.00
ISBF  ISB Financial Corp. of LA           0.73    0.99   15.93   15.45    97.27
ITLA  Imperial Thrift & Loan of CA*       1.17    1.17   11.06   11.06    94.06
IFSB  Independence FSB of DC              0.26    0.39   13.03   11.28   193.66
INCB  Indiana Comm. Bank, SB of IN        0.15    0.48   12.10   12.10    98.37
IFSL  Indiana Federal Corp. of IN(8)      1.07    1.50   14.77   13.78   170.81
INBI  Industrial Bancorp of OH            0.42    0.78   10.92   10.92    57.68
IWBK  Interwest SB of Oak Harbor WA       1.37    1.98   14.02   13.66   216.24
IPSW  Ipswich SB of Ipswich MA*           1.56    1.29    7.90    7.90   133.66
IROQ  Iroquois Bancorp of Auburn NY*      1.25    1.69   12.02   10.77   200.63
JSBF  JSB Financial, Inc. of NY           2.60    2.60   33.60   33.60   155.55
JXVL  Jacksonville Bancorp of TX          0.54    0.81   13.34   13.34    82.34
JXSB  Jcksnville SB,MHC of IL(43.3%)      0.21    0.52   13.01   12.98   112.98
JSBA  Jefferson Svgs Bancorp of MO        0.62    1.65   19.53   16.10   269.81
JOAC  Joachim Bancorp of MO               0.19    0.33   14.05   14.05    47.54
KSAV  KS Bancorp of Kenly NC              1.13    1.58   20.84   20.82   145.02
KSBK  KSB Bancorp of Kingfield ME*        2.76    2.76   22.00   20.37   322.46
KFBI  Klamath First Bancorp of OR         0.53    0.76   13.21   13.21    57.87
LBFI  L&B Financial of S. Springs TX(8)   0.59    0.79   15.51   15.51    91.29
LSBI  LSB Fin. Corp. of Lafayette IN      0.90    0.82   18.21   18.21   193.73
LVSB  Lakeview SB of Paterson NJ          2.25    1.54   19.47   15.51   190.07
LARK  Landmark Bancshares of KS           0.76    1.01   17.48   17.48   115.34
LARL  Laurel Capital Group of PA          1.36    1.80   13.88   13.88   133.36
LSBX  Lawrence Savings Bank of MA*        1.09    1.09    6.38    6.38    77.71
LFED  Leeds FSB, MHC of MD (35.3)         0.59    0.85   12.80   12.80    79.51
LXMO  Lexington B&L Fin. Corp. of MO      0.43    0.43   14.81   14.81    48.45
LBCI  Liberty Bancorp of Chicago IL(8)    0.86    1.66   25.55   25.48   268.11
LIFB  Life Bancorp of Norfolk VA          0.77    1.11   14.77   14.28   142.66
LFBI  Little Falls Bancorp of NJ          0.16    0.43   14.45   13.31    97.09
LOGN  Logansport Fin. Corp. of IN         0.71    0.89   12.05   12.05    60.31
LONF  London Financial Corp. of OH        0.52    0.52   15.02   15.02    70.30




RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                           Exhibit IV-1 (continued)
                                                    Weekly Thrift Market Line - Part One
                                                       Prices As Of December 13, 1996






                                        Market Capitalization                      Price Change Data
                                       _______________________      _______________________________________________
                                                                        52 Week (1)              % Change From
                                                Shares  Market      _______________         _______________________
                                        Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                  Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
_____________________                  _______ _______ _______      _______ _______ _______ _______ _______ ________
                                          ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies
  (continued)
___________________________
LISB  Long Island Bancorp of NY          30.87  24,644   760.8        32.87   24.50   30.75    0.39    N.A.    17.06
MAFB  MAF Bancorp of IL                  34.62  10,485   363.0        35.25   22.25   34.75   -0.37  307.29    38.48
MBLF  MBLA Financial Corp. of MO(8)      19.00   1,354    25.7        26.00   18.00   20.00   -5.00    N.A.    -1.91
MFBC  MFB Corp. of Mishawaka IN          16.50   1,974    32.6        19.25   13.75   17.00   -2.94    N.A.    11.86
MLBC  ML Bancorp of Villanova PA         14.56  11,869   172.8        14.75   10.62   14.62   -0.41    N.A.    30.94
MBB   MSB Bancorp of Middletown NY*      19.12   2,834    54.2        22.00   15.00   19.12    0.00   91.20     3.35
MSBF  MSB Financial Corp. of MI          19.25     654    12.6        19.75   15.75   19.25    0.00    N.A.     1.32
MGNL  Magna Bancorp of MS                18.00  13,741   247.3        22.50   14.25   18.50   -2.70  260.00    25.26
MARN  Marion Capital Holdings of IN      20.37   1,843    37.5        21.50   19.25   20.50   -0.63    N.A.     1.85
MFCX  Marshalltown Fin. Corp. of IA(8)   14.50   1,411    20.5        16.75   14.50   15.25   -4.92    N.A.    -7.94
MFSL  Maryland Fed. Bancorp of MD        34.25   3,137   107.4        34.87   26.91   33.50    2.24  226.19    19.88
MASB  MassBank Corp. of Reading MA*      37.37   2,684   100.3        38.75   30.75   37.50   -0.35  203.08    17.70
MFLR  Mayflower Co-Op. Bank of MA*       14.75     889    13.1        15.75   10.75   15.25   -3.28  195.00    34.09
MECH  Mechanics SB of Hartford CT*       15.50   5,290    82.0        16.37   11.00   15.87   -2.33    N.A.     N.A.
MDBK  Medford Savings Bank of MA*        25.00   4,534   113.4        27.00   19.75   25.00    0.00  257.14    16.28
MERI  Meritrust FSB of Thibodaux LA      31.62     774    24.5        34.00   29.25   31.50    0.38    N.A.     2.00
MWBX  Metro West of MA*                   4.87  13,889    67.6         4.87    3.50    4.62    5.41   18.20    18.20
MSEA  Metropolitan Bancorp of WA(8)      19.25   3,634    70.0        19.50   12.50   19.25    0.00  164.79    48.08
MCBS  Mid Continent Bancshares of KS     23.75   2,017    47.9        24.25   17.37   23.37    1.63    N.A.    28.38
MIFC  Mid Iowa Financial Corp. of IA      6.25   1,683    10.5         7.87    6.00    6.37   -1.88   25.00   -19.35
MCBN  Mid-Coast Bancorp of ME            18.75     230     4.3        20.25   17.12   18.75    0.00  228.37     9.52
MIDC  Midconn Bank of Kensington CT*     19.31   1,936    37.4        20.25   13.50   20.25   -4.64   83.90    37.93
MWBI  Midwest Bancshares, Inc. of IA     26.50     349     9.2        27.00   24.50   27.00   -1.85  165.00     2.91
MWFD  Midwest Fed. Fin. Corp of WI       18.00   1,604    28.9        24.50    9.56   21.50  -16.28  260.00    67.44
MFFC  Milton Fed. Fin. Corp. of OH       14.12   2,269    32.0        16.25   11.50   14.62   -3.42    N.A.   -13.11
MIVI  Miss. View Hold. Co. of MN         11.75     910    10.7        12.75   10.75   12.75   -7.84    N.A.     3.34
MBSP  Mitchell Bancorp of NC*            14.25     980    14.0        14.25   10.19   13.87    2.74    N.A.     N.A.
MBBC  Monterey Bay Bancorp of CA         14.87   3,259    48.5        15.63   11.00   14.75    0.81    N.A.    27.97
MORG  Morgan Financial Corp. of CO       11.25     778     8.8        13.00   10.50   12.00   -6.25    N.A.   -10.00
MSBK  Mutual SB, FSB of Bay City MI       5.69   4,274    24.3         6.81    5.12    5.75   -1.04  -34.97    -5.17
NHTB  NH Thrift Bancshares of NH         11.75   1,698    20.0        13.37    9.25   11.75    0.00  154.33    16.11
NSLB  NS&L Bancorp of Neosho MO          13.75     843    11.6        14.00   12.00   14.00   -1.79    N.A.     3.77
NMSB  Newmil Bancorp. of CT*              8.75   4,042    35.4         9.25    6.37    8.50    2.94   37.36    25.00
NFSL  Newnan SB, FSB of Newnan GA        25.25   1,587    40.1        26.75   15.37   25.25    0.00  102.00    46.38
NASB  North American SB of MO            33.75   2,268    76.5        33.75   29.25   31.00    8.87  694.12     5.47
NBSI  North Bancshares of Chicago IL     15.75   1,072    16.9        16.50   13.37   16.00   -1.56    N.A.    16.67
FFFD  North Central Bancshares of IA     13.37   3,811    51.0        13.50   10.12   13.37    0.00    N.A.    26.73
NEBC  Northeast Bancorp of ME*           13.50   1,231    16.6        14.00   11.00   13.50    0.00   14.89    17.39
NEIB  Northeast Indiana Bncrp of IN      13.50   1,954    26.4        14.00   11.50   13.50    0.00    N.A.    12.50
NSBK  Northside SB of Bronx NY(8)*       52.00   4,854   252.4        53.75   29.00   52.50   -0.95  226.02    70.49
NWEQ  Northwest Equity Corp. of WI       12.25     929    11.4        12.25    9.87   11.25    8.89    N.A.    12.70
NWSB  Northwest SB, MHC of PA(29.9)      13.25  23,376    45.7        13.75   10.75   13.25    0.00    N.A.     9.32
NSSY  Norwalk Savings Society of CT*     24.25   2,392    58.0        24.87   18.50   24.25    0.00    N.A.    27.63
NSSB  Norwich Financial Corp. of CT*     19.50   5,385   105.0        20.50   12.25   19.50    0.00  178.57    51.52
NTMG  Nutmeg FS&LA of CT                  7.25     712     5.2         8.00    6.25    7.25    0.00    N.A.     8.70
OHSL  OHSL Financial Corp. of OH         20.75   1,223    25.4        22.00   19.25   20.37    1.87    N.A.    -3.49
OSBF  OSB Fin. Corp. of Oshkosh WI(8)    27.25   1,160    31.6        27.75   22.75   27.00    0.93  136.96    14.74
OCFC  Ocean Fin. Corp. of NJ             25.50   9,059   231.0        26.50   19.62   25.87   -1.43    N.A.     N.A.
OFCP  Ottawa Financial Corp. of MI       16.75   5,179    86.7        16.75   15.37   16.75    0.00    N.A.     7.17
PFFB  PFF Bancorp of Pomona CA           14.25  19,837   282.7        14.25   10.37   14.12    0.92    N.A.     N.A.
PVFC  PVF Capital Corp. of OH            15.00   2,323    34.8        15.75   11.17   14.50    3.45  240.91    23.25
PCCI  Pacific Crest Capital of CA*       11.75   2,960    34.8        11.75    7.00   11.75    0.00    N.A.    62.07
PALM  Palfed, Inc. of Aiken SC           14.50   5,228    75.8        14.75   11.37   14.50    0.00   -5.66    22.16
PBCI  Pamrapo Bancorp, Inc. of NJ        18.87   3,231    61.0        22.50   18.25   18.87    0.00  235.17   -12.23
PFED  Park Bancorp of Chicago IL         12.37   2,701    33.4        12.50   10.19   11.75    5.28    N.A.     N.A.


                                               Current Per Share Financials
                                        _________________________________________
                                                                  Tangible
                                         Trailing  12 Mo.   Book    Book
                                          12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                     EPS(3)   EPS(3)  Share  Share(4) Share
_____________________                    ________ _______ _______ _______ _______
                                             ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies
  (continued)
___________________________
LISB  Long Island Bancorp of NY            1.87    1.70   21.17   21.17   211.86
MAFB  MAF Bancorp of IL                    1.21    2.11   23.07   19.73   301.63
MBLF  MBLA Financial Corp. of MO(8)        0.85    1.12   20.67   20.67   167.94
MFBC  MFB Corp. of Mishawaka IN            0.71    0.70   19.09   19.09   106.67
MLBC  ML Bancorp of Villanova PA           1.11    1.04   11.63   11.26   159.14
MBB   MSB Bancorp of Middletown NY*        0.44    0.49   19.59    7.70   299.31
MSBF  MSB Financial Corp. of MI            1.22    1.50   19.26   19.26    96.07
MGNL  Magna Bancorp of MS                  1.25    1.54    9.16    8.72    94.77
MARN  Marion Capital Holdings of IN        1.09    1.37   21.49   21.49    94.74
MFCX  Marshalltown Fin. Corp. of IA(8)     0.05    0.36   13.71   13.71    88.01
MFSL  Maryland Fed. Bancorp of MD          2.81    1.97   30.17   29.70   359.72
MASB  MassBank Corp. of Reading MA*        3.46    3.26   32.59   32.59   327.55
MFLR  Mayflower Co-Op. Bank of MA*         1.15    1.10   12.90   12.65   130.78
MECH  Mechanics SB of Hartford CT*        -0.44   -0.42   13.48   13.48   134.22
MDBK  Medford Savings Bank of MA*          2.22    2.19   19.97   18.32   222.36
MERI  Meritrust FSB of Thibodaux LA        1.59    2.70   21.67   21.67   298.52
MWBX  Metro West of MA*                    0.45    0.45    2.76    2.76    35.91
MSEA  Metropolitan Bancorp of WA(8)        1.08    1.64   14.01   12.72   207.22
MCBS  Mid Continent Bancshares of KS       1.55    1.78   18.25   18.24   168.43
MIFC  Mid Iowa Financial Corp. of IA       0.62    0.62    6.42    6.41    68.48
MCBN  Mid-Coast Bancorp of ME              0.82    1.39   21.37   21.37   243.29
MIDC  Midconn Bank of Kensington CT*       0.96    1.20   18.00   15.16   185.14
MWBI  Midwest Bancshares, Inc. of IA       2.58    3.86   25.98   25.98   394.58
MWFD  Midwest Fed. Fin. Corp of WI         1.17    1.14   10.19    9.74   121.39
MFFC  Milton Fed. Fin. Corp. of OH         0.50    0.65   14.75   14.75    79.70
MIVI  Miss. View Hold. Co. of MN           0.99    0.93   14.01   14.01    76.18
MBSP  Mitchell Bancorp of NC*              0.18    0.55   15.02   15.02    35.69
MBBC  Monterey Bay Bancorp of CA           0.13    0.39   14.04   13.91   100.38
MORG  Morgan Financial Corp. of CO         0.68    0.90   12.19   12.19    96.47
MSBK  Mutual SB, FSB of Bay City MI        0.12   -0.08    9.23    9.23   158.53
NHTB  NH Thrift Bancshares of NH           0.60    0.90   11.31   11.31   155.49
NSLB  NS&L Bancorp of Neosho MO            0.66    0.60   15.84   15.84    67.96
NMSB  Newmil Bancorp. of CT*               0.58    0.57    7.96    7.96    75.75
NFSL  Newnan SB, FSB of Newnan GA          2.36    2.05   13.08   13.01   102.20
NASB  North American SB of MO              3.68    3.48   22.21   21.37   326.41
NBSI  North Bancshares of Chicago IL       0.36    0.66   16.50   16.50   109.03
FFFD  North Central Bancshares of IA       0.74    0.88   14.71   14.71    51.93
NEBC  Northeast Bancorp of ME*             0.66    0.63   13.16   11.14   186.76
NEIB  Northeast Indiana Bncrp of IN        0.75    0.90   14.29   14.29    81.90
NSBK  Northside SB of Bronx NY(8)*         3.99    3.49   26.27   26.05   337.68
NWEQ  Northwest Equity Corp. of WI         0.66    0.86   12.48   12.48   102.80
NWSB  Northwest SB, MHC of PA(29.9)        0.52    0.79    8.01    7.62    81.35
NSSY  Norwalk Savings Society of CT*       1.90    1.56   19.21   18.43   266.37
NSSB  Norwich Financial Corp. of CT*       1.12    1.09   13.90   12.59   128.96
NTMG  Nutmeg FS&LA of CT                   0.34    0.41    7.08    7.08   131.92
OHSL  OHSL Financial Corp. of OH           0.96    1.44   20.58   20.58   177.95
OSBF  OSB Fin. Corp. of Oshkosh WI(8)      0.08    1.01   26.76   26.76   215.92
OCFC  Ocean Fin. Corp. of NJ              -0.36    1.08   27.23   27.23   131.37
OFCP  Ottawa Financial Corp. of MI         0.48    0.98   14.55   11.50   159.74
PFFB  PFF Bancorp of Pomona CA            -0.06    0.32   14.46   14.30   125.30
PVFC  PVF Capital Corp. of OH              1.30    1.68    9.67    9.67   148.63
PCCI  Pacific Crest Capital of CA*         1.08    0.92    8.10    8.10    89.57
PALM  Palfed, Inc. of Aiken SC             0.45    0.73   10.10    9.63   126.22
PBCI  Pamrapo Bancorp, Inc. of NJ          0.97    1.38   16.91   16.77   112.34
PFED  Park Bancorp of Chicago IL           0.29    0.47   15.38   15.38    65.43


RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                           Exhibit IV-1 (continued)
                                                    Weekly Thrift Market Line - Part One
                                                       Prices As Of December 13, 1996





                                         Market Capitalization                      Price Change Data
                                        _______________________      _______________________________________________
                                                                         52 Week (1)              % Change From
                                                 Shares  Market      _______________         _______________________
                                         Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                   Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
_____________________                   _______ _______ _______      _______ _______ _______ _______ _______ ________
                                           ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies
  (continued)
____________________________
PVSA  Parkvale Financial Corp of PA       25.25   4,042   102.1        26.50   19.60   26.25   -3.81  204.95    14.77
PBIX  Patriot Bank Corp. of PA            13.37   4,457    59.6        13.85   10.26   13.50   -0.96    N.A.    24.60
PEEK  Peekskill Fin. Corp. of NY          13.44   3,820    51.3        14.50   11.12   13.37    0.52    N.A.    10.89
PFSB  PennFed Fin. Services of NJ         20.12   4,853    97.6        20.75   14.50   20.12    0.00    N.A.    36.41
PWBC  PennFirst Bancorp of PA             13.50   3,909    52.8        14.75   11.87   13.50    0.00   69.17     0.00
PWBK  Pennwood SB of PA*                  12.62     610     7.7        12.62    9.00   12.50    0.96    N.A.     N.A.
PBKB  People's SB of Brockton MA*         10.62   3,395    36.1        11.62    8.00   10.62    0.00   78.79     1.14
PFDC  Peoples Bancorp of Auburn IN        20.00   2,325    46.5        21.50   18.75   20.50   -2.44   14.29    -3.01
PBCT  Peoples Bank, MHC of CT(32.3)*      27.25  40,516   322.0        29.12   18.62   27.87   -2.22  246.25    43.42
PFFC  Peoples Fin. Corp. of OH            13.00   1,491    19.4        13.25   10.87   13.00    0.00    N.A.     N.A.
PHBK  Peoples Heritage Fin Grp of ME*     25.75  25,200   648.9        28.25   19.00   27.25   -5.50   68.19    13.19
PBNB  Peoples Sav. Fin. Corp. of CT*      27.75   1,905    52.9        30.19   19.00   27.50    0.91  181.16    44.16
PERM  Permanent Bancorp of IN             20.25   2,130    43.1        20.25   14.00   18.50    9.46    N.A.    24.62
PMFI  Perpetual Midwest Fin. of IA        18.75   1,917    35.9        22.00   16.00   19.06   -1.63    N.A.    13.64
PERT  Perpetual of SC, MHC (46.8%)        22.00   1,505    15.5        22.00   20.25   21.37    2.95    N.A.     N.A.
PCBC  Perry Co. Fin. Corp. of MO          17.00     853    14.5        20.00   15.50   17.25   -1.45    N.A.   -12.82
PHFC  Pittsburgh Home Fin. of PA          13.12   2,182    28.6        13.62    9.50   13.25   -0.98    N.A.     N.A.
PFSL  Pocahnts Fed, MHC of AR (46.4)      17.25   1,625    12.9        17.25   14.25   17.25    0.00    N.A.     8.70
POBS  Portsmouth Bank Shrs Inc of NH(8)*  13.62   5,740    78.2        15.20   12.62   14.00   -2.71   30.84    -9.62
PKPS  Poughkeepsie SB of NY                5.25  12,552    65.9         5.63    4.75    5.12    2.54  -32.26     0.00
PRBC  Prestige Bancorp of PA              13.00     963    12.5        13.75    9.75   12.87    1.01    N.A.     N.A.
PETE  Primary Bank of NH*                 14.62   1,975    28.9        14.62   11.75   13.87    5.41    N.A.    15.85
PSAB  Prime Bancorp, Inc. of PA           20.25   3,725    75.4        20.68   17.50   19.37    4.54  191.79     0.00
PFNC  Progress Financial Corp. of PA       8.37   3,730    31.2         8.75    5.12    8.50   -1.53  -23.98    48.67
PSBK  Progressive Bank, Inc. of NY*       23.00   3,899    89.7        24.00   17.17   23.02   -0.09   72.03    16.93
PROV  Provident Fin. Holdings of CA       14.25   5,125    73.0        14.37   10.12   13.87    2.74    N.A.     N.A.
PULB  Pulaski SB, MHC of MO (29.0)        14.12   2,094     8.5        16.50   12.25   14.75   -4.27    N.A.    -5.87
PULS  Pulse Bancorp of S. River NJ        15.75   3,050    48.0        18.00   14.50   16.00   -1.56   27.32    -7.35
QCFB  QCF Bancorp of Virginia MN          17.69   1,426    25.2        17.75   13.87   16.25    8.86    N.A.    19.93
QCBC  Quaker City Bancorp of CA           16.50   3,801    62.7        17.50   12.62   16.37    0.79  120.00    18.96
QCSB  Queens County SB of NY*             47.25   7,670   362.4        49.37   29.25   48.00   -1.56    N.A.    59.25
RCSB  RCSB Financial, Inc. of NY*         27.87  15,386   428.8        30.50   21.56   29.31   -4.91  126.40    17.35
RARB  Raritan Bancorp. of Raritan NJ*     23.25   1,531    35.6        23.50   20.25   23.00    1.09  138.46     8.14
REDF  RedFed Bancorp of Redlands CA       13.25   7,083    93.8        13.50    8.37   13.16    0.68    N.A.    30.93
RELY  Reliance Bancorp of NY              18.75   8,912   167.1        19.50   13.12   18.62    0.70    N.A.    28.25
RELI  Reliance Bancshares Inc of WI(8)*    6.75   2,562    17.3        10.12    6.50    7.00   -3.57    N.A.     N.A.
RFED  Roosevelt Fin. Grp. Inc. of MO      18.94  42,158   798.5        19.75   15.63   18.62    1.72  385.64    -2.22
RVSB  Rvrview SB,FSB MHC of WA(40.3)      16.75   2,196    13.2        17.25   14.09   16.75    0.00    N.A.    15.20
SCCB  S. Carolina Comm. Bnshrs of SC      15.00     735    11.0        18.12   15.00   15.25   -1.64    N.A.   -17.22
SBFL  SB Fing. Lakes MHC of NY(33.0)      13.50   1,785     8.0        17.00   12.75   13.50    0.00    N.A.   -16.92
SFED  SFS Bancorp of Schenectady NY       14.87   1,278    19.0        16.00   11.50   15.00   -0.87    N.A.    14.38
SGVB  SGV Bancorp of W. Covina CA         11.00   2,591    28.5        11.62    7.75   11.00    0.00    N.A.    12.82
SISB  SIS Bank of Springfield MA*         23.25   5,723   133.1        24.25   16.12   23.94   -2.88    N.A.    42.03
SJSB  SJS Bancorp of St. Joseph MI(8)     25.50     918    23.4        25.87   18.50   25.25    0.99    N.A.    29.11
SWCB  Sandwich Co-Op. Bank of MA*         29.62   1,889    56.0        30.25   17.00   29.62    0.00  243.62    62.30
SFBM  Security Bancorp of MT(8)           30.00   1,485    44.6        30.25   20.00   30.25   -0.83  287.10    42.86
SECP  Security Capital Corp. of WI        73.25   9,205   674.3        73.25   54.75   71.00    3.17    N.A.    21.58
SFSL  Security First Corp. of OH          16.62   4,972    82.6        17.00   11.50   15.50    7.23    5.52    16.63
SMFC  Sho-Me Fin. Corp. of MO             21.62   1,646    35.6        22.00   14.50   21.62    0.00    N.A.    44.13
SOBI  Sobieski Bancorp of S. Bend IN      14.25     884    12.6        16.00   11.75   15.00   -5.00    N.A.     9.62
SOSA  Somerset Savings Bank of MA(8)*      2.00  16,652    33.3         2.12    1.12    1.97    1.52  -60.94    45.99
SSFC  South Street Fin. Corp. of NC*      13.87   4,497    62.4        14.62   12.12   14.00   -0.93    N.A.     N.A.
SMBC  Southern Missouri Bncrp of MO       14.25   1,638    23.3        16.25   13.50   14.19    0.42    N.A.    -5.00
SWBI  Southwest Bancshares of IL          18.25   2,655    48.5        18.58   17.33   18.50   -1.35   82.50     3.28
SVRN  Sovereign Bancorp of PA             13.00  49,334   641.3        13.62    9.29   12.75    1.96  190.83    34.85


                                                 Current Per Share Financials
                                          _________________________________________
                                                                   Tangible
                                          Trailing  12 Mo.   Book    Book
                                           12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                      EPS(3)   EPS(3)  Share  Share(4) Share
_____________________                     ________ _______ _______ _______ _______
                                              ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies
  (continued)
____________________________
PVSA  Parkvale Financial Corp of PA         1.65    2.32   16.96   16.90   228.69
PBIX  Patriot Bank Corp. of PA              0.31    0.52   11.53   11.53   109.84
PEEK  Peekskill Fin. Corp. of NY            0.52    0.67   14.38   14.38    48.82
PFSB  PennFed Fin. Services of NJ           1.12    1.76   18.58   14.91   235.42
PWBC  PennFirst Bancorp of PA               0.73    1.11   12.52   11.35   179.28
PWBK  Pennwood SB of PA*                    0.24    0.24   15.17   15.17    75.78
PBKB  People's SB of Brockton MA*           0.97    0.61    8.49    8.06   151.23
PFDC  Peoples Bancorp of Auburn IN          1.38    1.81   18.36   18.36   120.44
PBCT  Peoples Bank, MHC of CT(32.3)*        1.91    1.53   14.76   14.74   178.61
PFFC  Peoples Fin. Corp. of OH              0.36    0.41   15.57   15.57    61.29
PHBK  Peoples Heritage Fin Grp of ME*       1.72    1.88   14.96   13.46   176.84
PBNB  Peoples Sav. Fin. Corp. of CT*        2.10    2.16   23.62   22.00   241.45
PERM  Permanent Bancorp of IN               0.27    0.81   18.74   18.53   197.96
PMFI  Perpetual Midwest Fin. of IA          0.36    0.76   17.68   17.68   206.42
PERT  Perpetual of SC, MHC (46.8%)          1.36    1.36   19.18   19.18   134.33
PCBC  Perry Co. Fin. Corp. of MO            0.80    0.90   17.69   17.69    94.25
PHFC  Pittsburgh Home Fin. of PA            0.35    0.58   13.92   13.92    89.52
PFSL  Pocahnts Fed, MHC of AR (46.4)        1.21    1.62   13.96   13.96   234.81
POBS  Portsmouth Bank Shrs Inc of NH(8)*    1.06    0.86   11.66   11.66    46.80
PKPS  Poughkeepsie SB of NY                 0.98    1.56    5.59    5.59    68.58
PRBC  Prestige Bancorp of PA                0.03    0.38   15.77   15.77   108.39
PETE  Primary Bank of NH*                  -0.04   -0.05   13.45   13.41   209.79
PSAB  Prime Bancorp, Inc. of PA             1.22    1.59   15.44   14.49   181.83
PFNC  Progress Financial Corp. of PA        0.56    0.69    5.01    4.98    98.44
PSBK  Progressive Bank, Inc. of NY*         2.36    2.43   18.65   16.33   227.25
PROV  Provident Fin. Holdings of CA         0.23   -0.01   16.57   16.57   113.20
PULB  Pulaski SB, MHC of MO (29.0)          0.76    0.70   10.93   10.93    85.70
PULS  Pulse Bancorp of S. River NJ          1.14    1.73   12.61   12.61   164.75
QCFB  QCF Bancorp of Virginia MN            1.32    1.32   18.35   18.35   104.01
QCBC  Quaker City Bancorp of CA             0.40    0.91   17.54   17.48   194.16
QCSB  Queens County SB of NY*               2.92    2.92   26.95   26.95   172.86
RCSB  RCSB Financial, Inc. of NY*           2.56    2.25   18.08   17.47   263.14
RARB  Raritan Bancorp. of Raritan NJ*       1.89    2.09   18.13   17.76   231.34
REDF  RedFed Bancorp of Redlands CA        -0.94   -0.57    9.86    9.86   122.30
RELY  Reliance Bancorp of NY                0.89    1.46   16.78   11.33   205.28
RELI  Reliance Bancshares Inc of WI(8)*     0.25    0.25   11.44   11.44    18.73
RFED  Roosevelt Fin. Grp. Inc. of MO        0.83    1.79   10.46    9.91   214.61
RVSB  Rvrview SB,FSB MHC of WA(40.3)        0.95    1.11   10.73    9.60    99.83
SCCB  S. Carolina Comm. Bnshrs of SC        0.51    0.68   16.85   16.85    58.82
SBFL  SB Fing. Lakes MHC of NY(33.0)       -0.58    0.10   11.22   11.22   110.61
SFED  SFS Bancorp of Schenectady NY         0.58    1.05   16.57   16.57   129.91
SGVB  SGV Bancorp of W. Covina CA          -0.01    0.33   12.07   12.07   133.10
SISB  SIS Bank of Springfield MA*           4.06    4.07   16.96   16.96   224.46
SJSB  SJS Bancorp of St. Joseph MI(8)       0.28    0.79   17.23   17.23   165.45
SWCB  Sandwich Co-Op. Bank of MA*           2.09    2.04   19.93   18.82   243.98
SFBM  Security Bancorp of MT(8)             1.32    1.57   20.83   17.94   257.45
SECP  Security Capital Corp. of WI          3.07    4.14   60.32   60.32   379.62
SFSL  Security First Corp. of OH            0.93    1.32   11.19   10.97   120.64
SMFC  Sho-Me Fin. Corp. of MO               1.12    1.48   18.10   18.10   177.46
SOBI  Sobieski Bancorp of S. Bend IN        0.10    0.41   15.62   15.62    91.23
SOSA  Somerset Savings Bank of MA(8)*       0.14    0.14    1.74    1.74    30.67
SSFC  South Street Fin. Corp. of NC*        0.62    0.66   13.15   13.15    46.25
SMBC  Southern Missouri Bncrp of MO         0.90    0.84   16.01   16.01    97.59
SWBI  Southwest Bancshares of IL            1.12    1.54   14.71   14.71   141.72
SVRN  Sovereign Bancorp of PA               0.85    1.18    7.37    5.05   189.82


RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                           Exhibit IV-1 (continued)
                                                    Weekly Thrift Market Line - Part One
                                                       Prices As Of December 13, 1996




                                        Market Capitalization                      Price Change Data
                                        ______________________      _______________________________________________
                                                                      52 Week (1)                % Change From
                                                Shares  Market      _______________         _______________________
                                         Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                   Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
_____________________                   ______ _______ _______      _______ _______ _______ _______ _______ ________
                                          ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies
  (continued)
____________________________
STFR  St. Francis Cap. Corp. of WI       26.50   5,476   145.1        28.00   22.25   26.50    0.00    N.A.    13.98
SPBC  St. Paul Bancorp, Inc. of IL       27.62  18,082   499.4        28.75   22.25   27.62    0.00   63.72     8.31
STND  Standard Fin. of Chicago IL        21.00  16,197   340.1        21.25   13.50   19.87    5.69    N.A.    43.64
SFFC  StateFed Financial Corp. of IA     16.50     789    13.0        18.25   15.00   16.50    0.00    N.A.    -8.94
SFIN  Statewide Fin. Corp. of NJ         13.87   4,995    69.3        14.00   11.25   13.94   -0.50    N.A.     6.20
STSA  Sterling Financial Corp. of WA     13.75   5,537    76.1        15.00   12.75   13.75    0.00   51.27     0.00
SSBK  Strongsville SB of OH              22.50   2,531    56.9        22.50   18.50   22.50    0.00    N.A.    15.38
SFSB  SuburbFed Fin. Corp. of IL         19.00   1,253    23.8        20.50   16.00   20.37   -6.73  184.86    15.15
SBCN  Suburban Bancorp. of OH            15.00   1,475    22.1        18.50   14.25   15.25   -1.64    N.A.   -18.92
THRD  TF Financial Corp. of PA           16.00   4,288    68.6        16.25   13.75   15.87    0.82    N.A.     4.10
ROSE  TR Financial Corp. of NY           31.62   8,957   283.2        31.62   23.37   30.25    4.53    N.A.    24.00
TPNZ  Tappan Zee Fin. Corp. of NY        13.75   1,539    21.2        14.12   11.37   14.00   -1.79    N.A.     8.95
PTRS  The Potters S&L Co. of OH          18.75     506     9.5        19.50   15.50   18.91   -0.85    N.A.     9.91
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)  16.00   9,037    49.9        16.12   12.37   15.63    2.37    N.A.    23.08
TRIC  Tri-County Bancorp of WY           19.00     609    11.6        19.00   16.50   18.25    4.11    N.A.    15.15
THBC  Troy Hill Bancorp of PA(8)         20.00   1,068    21.4        20.12   12.75   20.00    0.00    N.A.    53.85
TWIN  Twin City Bancorp of TN            17.25     861    14.9        18.25   16.00   17.50   -1.43    N.A.     1.47
UFRM  United FS&LA of Rocky Mount NC      7.75   3,065    23.8         8.50    7.00    8.37   -7.41  138.46     3.33
UBMT  United SB, FA of MT                18.75   1,223    22.9        19.75   17.50   19.75   -5.06   78.57     7.14
VABF  Va. Beach Fed. Fin. Corp of VA      9.25   4,967    45.9         9.50    6.81    9.38   -1.39   97.23    19.35
VFFC  Virginia First Savings of VA       12.87   5,743    73.9        14.62   10.75   12.75    0.94  ***.**    13.19
WHGB  WHG Bancshares of MD               12.81   1,620    20.8        13.75   10.87   12.69    0.95    N.A.     N.A.
WSFS  WSFS Financial Corp. of DE*         9.87  13,842   136.6        10.37    6.75    9.87    0.00   36.14     9.67
WVFC  WVS Financial Corp. of PA*         24.25   1,737    42.1        24.25   18.62   23.00    5.43    N.A.    26.83
WLDN  Walden Bancorp of MA(8)*           34.81   5,115   178.1        35.50   18.00   34.50    0.90  388.90    83.21
WRNB  Warren Bancorp of Peabody MA*      15.63   3,654    57.1        15.75   10.25   14.87    5.11  363.80    38.93
WFSL  Washington FS&LA of Seattle WA     25.75  40,695 1,047.9        27.50   19.69   25.75    0.00   76.49    10.52
WAMU  Washington Mutual Inc. of WA*      42.37  72,155 3,057.2        45.50   26.25   40.37    4.95  128.29    46.76
WYNE  Wayne Bancorp of NJ                14.37   2,231    32.1        14.75   10.75   14.19    1.27    N.A.     N.A.
WAYN  Wayne S&L Co., MHC of OH(46.7)     23.00   1,498    15.2        24.00   19.00   23.00    0.00    N.A.     4.97
WCFB  Webster CityFSB,MHC of IA(45.2     13.06   2,100    12.4        13.50   12.12   13.50   -3.26    N.A.     4.48
WBST  Webster Financial Corp. of CT      37.75   8,108   306.1        37.87   26.75   37.12    1.70  299.89    27.97
WEFC  Wells Fin. Corp. of Wells MN       13.00   2,078    27.0        13.25   10.00   12.56    3.50    N.A.    18.18
WCBI  WestCo Bancorp of IL               21.50   2,601    55.9        22.25   17.83   21.50    0.00  115.00    20.58
WSTR  WesterFed Fin. Corp. of MT         18.12   4,395    79.6        18.75   13.87   18.62   -2.69    N.A.     9.03
WOFC  Western Ohio Fin. Corp. of OH      21.00   2,187    45.9        24.00   19.50   20.31    3.40    N.A.    -9.68
WWFC  Westwood Fin. Corp. of NJ          16.00     647    10.4        16.00   10.25   15.25    4.92    N.A.     N.A.
WEHO  Westwood Hmstd Fin Corp of OH      11.75   2,616    30.7        11.87   10.37   11.50    2.17    N.A.     N.A.
WFCO  Winton Financial Corp. of OH(8)    12.00   1,986    23.8        15.00   10.87   11.50    4.35    N.A.    10.40
FFWD  Wood Bancorp of OH                 16.50   1,498    24.7        17.25   11.83   16.37    0.79    N.A.    37.50
YFCB  Yonkers Fin. Corp. of NY           12.87   3,571    46.0        13.00    9.31   12.12    6.19    N.A.     N.A.
YFED  York Financial Corp. of PA         16.37   7,416   121.4        18.41   14.54   16.75   -2.27   73.23     6.71


                                               Current Per Share Financials
                                         __________________________________________
                                                                   Tangible


                                          Trailing  12 Mo.   Book    Book
                                            12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                       EPS(3)   EPS(3)  Share  Share(4) Share
_____________________                     ________ _______ _______ _______ _______
                                              ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies
  (continued)
____________________________
STFR  St. Francis Cap. Corp. of WI          1.91    1.88   22.86   21.79   256.41
SPBC  St. Paul Bancorp, Inc. of IL          1.37    2.08   20.55   20.48   236.49
STND  Standard Fin. of Chicago IL           0.74    1.01   16.26   16.23   144.45
SFFC  StateFed Financial Corp. of IA        0.93    1.17   18.48   18.48   102.74
SFIN  Statewide Fin. Corp. of NJ            0.47    1.09   13.08   13.05   132.55
STSA  Sterling Financial Corp. of WA        0.05    0.69   10.78    8.83   276.56
SSBK  Strongsville SB of OH                 1.28    1.68   16.56   16.24   214.22
SFSB  SuburbFed Fin. Corp. of IL            0.66    1.42   20.26   20.15   311.98
SBCN  Suburban Bancorp. of OH               0.23    0.83   17.21   17.21   142.33
THRD  TF Financial Corp. of PA              0.77    1.07   16.72   14.51   154.64
ROSE  TR Financial Corp. of NY              3.24    2.60   22.26   22.26   350.62
TPNZ  Tappan Zee Fin. Corp. of NY           0.52    0.48   13.96   13.96    77.88
PTRS  The Potters S&L Co. of OH             0.06    0.89   20.36   20.36   248.02
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)     0.95    0.74   11.24   11.00    57.99
TRIC  Tri-County Bancorp of WY              0.78    1.08   20.80   20.80   130.50
THBC  Troy Hill Bancorp of PA(8)            0.82    0.96   16.87   16.87    93.14
TWIN  Twin City Bancorp of TN               0.94    1.19   15.58   15.58   124.35
UFRM  United FS&LA of Rocky Mount NC        0.23    0.41    6.44    6.44    86.00
UBMT  United SB, FA of MT                   1.05    1.28   19.89   19.89    88.26
VABF  Va. Beach Fed. Fin. Corp of VA        0.04    0.27    8.03    8.03   121.61
VFFC  Virginia First Savings of VA          1.78    1.78   10.64   10.32   136.05
WHGB  WHG Bancshares of MD                  0.43    0.43   14.36   14.36    60.23
WSFS  WSFS Financial Corp. of DE*           1.34    1.36    5.83    5.77    94.40
WVFC  WVS Financial Corp. of PA*            1.76    2.16   19.72   19.72   153.03
WLDN  Walden Bancorp of MA(8)*              2.09    2.32   18.58   16.00   205.16
WRNB  Warren Bancorp of Peabody MA*         1.68    1.65    8.88    8.88    96.86
WFSL  Washington FS&LA of Seattle WA        1.96    2.18   14.20   13.52   125.69
WAMU  Washington Mutual Inc. of WA*         2.72    3.01   19.63   17.69   310.63
WYNE  Wayne Bancorp of NJ                   0.02    0.13   16.10   16.10   107.40
WAYN  Wayne S&L Co., MHC of OH(46.7)        0.41    1.00   15.04   15.04   167.46
WCFB  Webster CityFSB,MHC of IA(45.2        0.40    0.55   10.30   10.30    45.00
WBST  Webster Financial Corp. of CT         2.33    2.88   24.86   19.24   491.42
WEFC  Wells Fin. Corp. of Wells MN          0.52    0.88   13.36   13.36    96.88
WCBI  WestCo Bancorp of IL                  1.17    1.58   18.34   18.34   118.33
WSTR  WesterFed Fin. Corp. of MT            0.75    1.10   17.81   17.81   128.81
WOFC  Western Ohio Fin. Corp. of OH         1.05    0.86   25.44   23.93   152.05
WWFC  Westwood Fin. Corp. of NJ             0.06    1.02   14.75   12.93   144.74
WEHO  Westwood Hmstd Fin Corp of OH        -0.03    0.16   15.10   15.10    45.82
WFCO  Winton Financial Corp. of OH(8)       1.11    0.94   10.62   10.34   142.41
FFWD  Wood Bancorp of OH                    0.85    1.10   13.40   13.40   101.72
YFCB  Yonkers Fin. Corp. of NY              0.43    0.64   13.72   13.72    72.68
YFED  York Financial Corp. of PA            0.89    1.22   12.37   12.37   155.67


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1
                                                                     Weekly Thrift Market Line - Part Two
                                                                        Prices As Of December 13, 1996


                                                            Key Financial Ratios                           Asset Quality Ratios
                                           __________________________________________________________    _______________________
                                                    Tang.
                                           Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                 Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                 _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     Market Averages. SAIF-Insured
      Thrifts(no MHCs)
     ______________________________

     SAIF-Insured Thrifts(322)              12.89    12.70    0.63    5.40    4.52       0.84    7.42       0.89  123.90    0.85
     NYSE Traded Companies(12)               6.03     5.67    0.51    7.43    4.17       0.70   11.28       1.43   65.78    1.26
     AMEX Traded Companies(17)              17.38    17.30    0.73    5.36    4.56       0.97    6.98       0.63  110.41    0.65
     NASDAQ Listed OTC Companies(293)       12.91    12.71    0.63    5.32    4.53       0.83    7.29       0.87  127.14    0.85
     California Companies(25)                7.39     7.26    0.06    0.72    3.20       0.25    3.67       2.15   56.07    1.31
     Florida Companies(7)                    8.24     8.05    0.34    3.88    3.06       0.55    6.81       1.20   84.57    1.17
     Mid-Atlantic Companies(66)             11.11    10.74    0.62    6.62    5.18       0.87    9.14       1.05   90.20    1.02
     Mid-West Companies(151)                14.39    14.25    0.69    5.47    4.59       0.88    7.13       0.62  148.82    0.69
     New England Companies(10)               8.26     7.91    0.51    6.49    5.60       0.61    7.75       0.75   86.86    0.98
     North-West Companies(6)                10.11     9.83    0.78    7.35    4.34       1.01   10.10       0.49  148.74    0.70
     South-East Companies(42)               15.05    14.91    0.78    6.15    4.37       1.02    8.02       0.98  122.95    0.89
     South-West Companies(7)                11.26    11.09    0.37    1.90    0.99       0.59    5.22       0.79   74.50    0.83
     Western Companies (Excl CA)(8)         17.25    17.22    0.92    6.28    4.92       1.12    7.55       0.42  244.04    0.61
     Thrift Strategy(249)                   14.39    14.21    0.64    4.85    4.28       0.86    6.70       0.78  131.60    0.78
     Mortgage Banker Strategy(39)            7.39     7.04    0.63    8.22    5.70       0.70    9.52       1.20   91.45    0.99
     Real Estate Strategy(15)                8.47     8.38    0.48    3.76    5.55       0.79    8.29       1.92  103.62    1.42
     Diversified Strategy(15)                7.89     7.69    0.71    8.75    4.59       1.00   13.22       0.87  100.09    1.19
     Retail Banking Strategy(4)              8.54     8.30    0.34    4.87    3.97       0.50    6.71       0.69  108.06    0.93
     Companies Issuing Dividends(259)       12.93    12.70    0.71    6.22    4.91       0.92    8.16       0.78  123.52    0.83
     Companies Without Dividends(63)        12.74    12.66    0.29    1.94    2.80       0.50    4.34       1.30  125.35    0.93
     Equity/Assets LESS THAN6%(34)           5.03     4.72    0.24    4.67    4.78       0.43    8.21       1.63   80.42    1.05
     Equity/Assets 6-12%(152)                8.58     8.30    0.58    6.75    5.09       0.79    9.09       0.99  127.59    0.99
     Equity/Assets GREATER THAN12%(136)     19.58    19.50    0.77    4.08    3.82       0.99    5.38       0.58  130.76    0.65
     Converted Last 3 Mths (no MHC)(7)      23.66    23.66    0.64    3.49    3.43       0.85    4.80       0.53  127.19    0.54
     Actively Traded Companies(51)           8.35     8.08    0.72    8.76    6.15       0.97   12.15       1.31   89.29    0.95
     Market Value Below $20 Million(77)     15.01    14.91    0.53    3.56    4.02       0.73    5.06       0.93  112.38    0.71
     Holding Company Structure(279)         13.45    13.26    0.62    5.20    4.39       0.84    7.22       0.85  124.43    0.82
     Assets Over $1 Billion(67)              7.97     7.47    0.56    6.95    4.89       0.78   10.11       1.03   85.87    1.01
     Assets $500 Million-$1 Billion(54)     10.90    10.70    0.66    6.70    5.59       0.88    8.77       1.20  127.81    0.97
     Assets $250-$500 Million(71)           11.22    11.07    0.58    5.46    4.50       0.80    7.44       0.82  156.15    0.84
     Assets less than $250 Million(130)     17.23    17.18    0.67    4.02    3.90       0.87    5.43       0.70  125.48    0.72
     Goodwill Companies(133)                 8.88     8.39    0.59    6.46    5.01       0.79    9.03       0.95  103.99    0.94
     Non-Goodwill Companies(189)            15.63    15.63    0.65    4.68    4.18       0.87    6.33       0.84  138.21    0.79
     Acquirors of FSLIC Cases(14)            6.80     6.42    0.64    8.35    5.60       0.95   13.30       1.43   52.85    0.84


                                                        Pricing Ratios                      Dividend Data(6)
                                            _________________________________________    _______________________
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                 Earning   Book   Assets   Book  Earnings      Share   Yield  Ratio(7)
     _____________________                 _______ _______ _______ _______ _______      _______ _______ _______
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     Market Averages. SAIF-Insured
      Thrifts(no MHCs)
     ______________________________

     SAIF-Insured Thrifts(322)               17.23  115.38   14.01  118.28   15.33         0.35    1.89   33.60
     NYSE Traded Companies(12)               17.85  158.36   10.40  172.21   14.78         0.46    1.33   25.08
     AMEX Traded Companies(17)               18.13  105.48   17.10  106.26   15.62         0.40    2.68   51.99
     NASDAQ Listed OTC Companies(293)        17.15  114.39   13.98  117.00   15.34         0.35    1.87   32.89
     California Companies(25)                15.01  120.34    8.57  124.07   14.09         0.26    0.96   19.34
     Florida Companies(7)                    19.19  115.34    9.08  119.32   16.28         0.19    0.97   16.14
     Mid-Atlantic Companies(66)              15.45  116.00   12.19  120.16   13.93         0.35    1.85   34.60
     Mid-West Companies(151)                 17.71  111.98   15.15  113.50   15.96         0.35    1.89   30.73
     New England Companies(10)               17.81  109.86    8.78  120.12   14.34         0.47    2.31   39.70
     North-West Companies(6)                 17.85  156.30   14.80  164.97   16.91         0.34    1.41   27.55
     South-East Companies(42)                17.71  122.14   17.45  124.84   15.42         0.42    2.48   47.07
     South-West Companies(7)                 18.36  101.78   11.05  107.77   16.63         0.30    1.69   38.27
     Western Companies (Excl CA)(8)          19.75  114.06   18.14  114.33   15.87         0.49    2.82   45.67
     Thrift Strategy(249)                    17.75  108.33   14.94  110.46   15.70         0.35    2.00   36.29
     Mortgage Banker Strategy(39)            14.79  136.13    9.95  143.82   14.25         0.33    1.49   22.65
     Real Estate Strategy(15)                11.94  125.46   10.25  126.70   13.21         0.18    0.85   17.96
     Diversified Strategy(15)                19.38  173.38   14.06  179.29   13.84         0.69    2.39   45.65
     Retail Banking Strategy(4)              12.92  111.69    9.71  114.47   18.15         0.14    1.25    0.00
     Companies Issuing Dividends(259)        17.37  118.64   14.42  121.94   15.17         0.44    2.34   41.72
     Companies Without Dividends(63)         16.08  101.84   12.30  103.18   16.33         0.00    0.00    0.00
     Equity/Assets LESS THAN6%(34)           15.68  141.12    7.13  145.94   14.12         0.28    1.18   17.82
     Equity/Assets 6-12%(152)                16.22  123.95   10.64  128.92   13.90         0.40    1.94   33.33
     Equity/Assets GREATER THAN12%(136)      19.23   99.78   19.41  100.37   17.68         0.33    2.02   38.09
     Converted Last 3 Mths (no MHC)(7)       19.26   86.78   20.49   86.78   17.92         0.00    0.00    0.00
     Actively Traded Companies(51)           15.84  144.24   11.80  150.95   12.96         0.53    2.04   29.22
     Market Value Below $20 Million(77)      17.50   92.65   13.91   93.73   16.24         0.28    1.87   34.56
     Holding Company Structure(279)          17.63  114.69   14.48  117.48   15.52         0.37    1.93   34.62
     Assets Over $1 Billion(67)              17.00  145.98   11.31  155.25   14.41         0.49    1.75   33.05
     Assets $500 Million-$1 Billion(54)      16.21  119.47   12.84  122.66   14.39         0.31    1.69   29.85
     Assets $250-$500 Million(71)            17.11  112.72   12.37  114.38   15.21         0.33    1.94   30.93
     Assets less than $250 Million(130)      17.95   98.87   16.80   99.51   16.53         0.31    2.02   37.06
     Goodwill Companies(133)                 17.01  131.21   11.32  138.70   14.47         0.41    1.86   33.30
     Non-Goodwill Companies(189)             17.42  104.62   15.85  104.62   16.07         0.32    1.91   33.83
     Acquirors of FSLIC Cases(14)            16.67  145.58   10.44  157.38   13.46         0.47    1.91   28.08


     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations.
             The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                            Key Financial Ratios                           Asset Quality Ratios
                                           __________________________________________________________    _______________________
                                                    Tang.
                                           Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                 Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                 _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     Market Averages. SAIF-Insured
       Thrifts(no MHCs)
     _____________________________


     BIF-Insured Thrifts(75)                10.75    10.39    0.89    9.89    6.96       0.90    9.92       1.36  114.68    1.41
     NYSE Traded Companies(3)                7.11     5.51    0.58    8.33    6.12       0.65    9.83       2.53   29.93    1.19
     AMEX Traded Companies(5)               12.98    12.73    0.56    6.17    4.72       0.52    5.54       1.37   94.31    1.46
     NASDAQ Listed OTC Companies(67)        10.75    10.44    0.93   10.30    7.20       0.95   10.30       1.29  120.90    1.42
     California Companies(3)                 8.79     8.79    1.05   13.18    8.69       0.98   12.20       2.23   50.97    1.43
     Mid-Atlantic Companies(20)             10.47     9.88    0.77    8.52    6.12       0.83    9.35       1.75   73.94    1.33
     New England Companies(42)               9.11     8.81    0.95   11.19    7.89       0.92   10.76       1.23  103.68    1.58
     North-West Companies(4)                11.16    10.68    1.11   11.18    6.80       1.12   11.36       0.23  383.36    0.99
     South-East Companies(4)                27.51    27.51    0.56    1.30    1.67       0.85    2.07       1.06  278.93    0.72
     Thrift Strategy(48)                    12.28    11.81    0.85    8.55    6.45       0.87    8.54       1.24  108.51    1.37
     Mortgage Banker Strategy(10)            6.81     6.63    0.81   11.42    8.05       0.83   11.83       1.17  165.59    1.16
     Real Estate Strategy(8)                10.25    10.25    1.28   13.35    7.94       1.25   13.00       1.56  110.68    1.70
     Diversified Strategy(7)                 6.99     6.73    1.16   16.92   10.01       1.17   17.02       2.27  109.49    1.92
     Retail Banking Strategy(2)              6.39     6.24    0.08    1.30    1.57       0.07    1.16       1.17   59.03    1.03
     Companies Issuing Dividends(55)         9.24     8.74    0.95   10.70    7.59       0.94   10.53       1.26  115.61    1.40
     Companies Without Dividends(20)        14.69    14.68    0.74    7.78    5.32       0.81    8.30       1.64  112.08    1.44
     Equity/Assets LESS THAN6%(8)            5.66     5.52    0.62   10.90    7.47       0.64   11.35       2.56   47.53    1.32
     Equity/Assets 6-12%(51)                 8.37     7.88    0.95   11.43    7.89       0.94   11.31       1.31  111.09    1.53
     Equity/Assets GREATER THAN12%(16)      20.79    20.69    0.85    4.56    3.79       0.94    4.82       0.81  177.52    1.08
     Converted Last 3 Mths (no MHC)(2)      25.20    25.20    1.11    4.36    4.22       1.15    4.51       0.06  659.32    0.48
     Actively Traded Companies(28)           8.44     8.08    0.99   11.85    8.38       1.00   11.88       1.13   93.85    1.45
     Market Value Below $20 Million(12)     13.73    13.52    0.66    7.66    6.63       0.71    7.22       1.43   59.43    1.18
     Holding Company Structure(47)          11.69    11.34    0.98   10.28    7.24       1.02   10.50       1.11  123.57    1.45
     Assets Over $1 Billion(17)              7.97     7.39    1.03   12.89    8.15       1.07   13.59       1.85   84.38    1.48
     Assets $500 Million-$1 Billion(18)     10.06     9.48    0.94    9.87    7.15       0.87    8.92       1.10  111.81    1.53
     Assets $250-$500 Million(22)           10.28    10.05    0.80    9.19    6.25       0.84    9.71       1.26  128.14    1.44
     Assets less than $250 Million(18)      14.42    14.27    0.83    8.17    6.64       0.87    7.89       1.26  129.71    1.21
     Goodwill Companies(38)                  7.97     7.21    0.81   10.17    7.21       0.81   10.27       1.35   89.01    1.38
     Non-Goodwill Companies(37)             13.28    13.28    0.96    9.64    6.74       0.99    9.60       1.36  141.21    1.44


                                                        Pricing Ratios                      Dividend Data(6)
                                            _________________________________________    _______________________
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                 Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                 _______ _______ _______ _______ _______      _______ _______ _______
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     Market Averages. SAIF-Insured
       Thrifts(no MHCs)
     _____________________________


     BIF-Insured Thrifts(75)                 13.16  127.62   12.99  133.38   13.53         0.37    1.82   24.11
     NYSE Traded Companies(3)                17.47  141.84   10.47  130.69   15.06         0.27    0.54   10.75
     AMEX Traded Companies(5)                10.09  112.47   13.36  117.07   15.49         0.52    2.59   36.88
     NASDAQ Listed OTC Companies(67)         13.02  128.20   13.10  134.91   13.31         0.37    1.82   24.15
     California Companies(3)                 11.52  125.88   11.30  125.92   12.41         0.00    0.00    0.00
     Mid-Atlantic Companies(20)              14.42  126.05   12.56  135.07   13.82         0.38    1.63   19.21
     New England Companies(42)               12.52  128.93   11.49  133.76   13.35         0.44    2.29   30.71
     North-West Companies(4)                 12.94  156.33   15.78  165.26   12.70         0.44    1.87   28.40
     South-East Companies(4)                 22.37   96.26   26.69   96.26   21.02         0.00    0.00    0.00
     Thrift Strategy(48)                     13.62  119.86   13.88  126.64   14.04         0.38    1.88   26.64
     Mortgage Banker Strategy(10)            12.32  138.32    9.46  141.76   12.84         0.40    1.91   15.25
     Real Estate Strategy(8)                 13.13  150.47   15.70  150.47   13.29         0.30    1.42   19.12
     Diversified Strategy(7)                 11.75  156.35   10.90  163.78   11.90         0.39    1.66   22.61
     Retail Banking Strategy(2)               0.00   97.00    6.20   99.11    0.00         0.32    1.88    0.00
     Companies Issuing Dividends(55)         12.97  132.37   12.10  140.40   13.40         0.52    2.52   32.33
     Companies Without Dividends(20)         13.95  115.23   15.32  115.44   14.03         0.00    0.00    0.00
     Equity/Assets LESS THAN6%(8)            13.53  135.50    7.64  139.02   14.13         0.15    1.16   13.77
     Equity/Assets 6-12%(51)                 12.44  133.53   11.18  141.39   12.83         0.47    2.24   28.39
     Equity/Assets GREATER THAN12%(16)       17.52  105.13   21.36  105.99   17.48         0.20    0.85   16.84
     Converted Last 3 Mths (no MHC)(2)       22.37  103.24   26.09  103.24   21.02         0.00    0.00    0.00
     Actively Traded Companies(28)           12.85  135.22   11.28  141.70   12.69         0.50    2.36   29.97
     Market Value Below $20 Million(12)      12.42   99.36   13.00  102.72   13.64         0.23    1.55   19.87
     Holding Company Structure(47)           12.78  129.15   14.27  137.45   12.93         0.42    2.00   24.77
     Assets Over $1 Billion(17)              13.38  151.52   12.24  156.37   13.26         0.51    1.87   21.78
     Assets $500 Million-$1 Billion(18)      11.37  125.08   12.55  139.79   13.11         0.44    2.17   27.75
     Assets $250-$500 Million(22)            14.13  128.06   12.36  131.66   13.75         0.34    1.69   26.47
     Assets less than $250 Million(18)       13.30  108.55   14.86  110.86   13.94         0.24    1.62   20.16
     Goodwill Companies(38)                  13.49  131.56   10.52  143.98   13.71         0.50    2.28   29.77
     Non-Goodwill Companies(37)              12.82  124.03   15.25  124.03   13.35         0.26    1.40   19.34


     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations.
             The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                            Key Financial Ratios                           Asset Quality Ratios
                                           __________________________________________________________    _______________________
                                                    Tang.
                                           Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                 Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                 _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     Market Averages. MHC Institutions
     __________________________________


     SAIF-Insured Thrifts(19)               11.13    10.88    0.53    4.72    3.35       0.77    7.13       0.59  152.96    0.83
     BIF-Insured Thrifts(2)                  9.98     9.97    0.45    6.13    2.75       0.49    6.00       2.17   65.43    2.02
     NASDAQ Listed OTC Companies(21)        11.02    10.78    0.52    4.86    3.29       0.75    7.01       0.76  143.74    0.95
     Florida Companies(3)                    9.79     9.65    0.73    7.20    4.70       0.92    9.30       0.48  114.11    0.79
     Mid-Atlantic Companies(8)              10.45    10.02    0.20    1.71    1.10       0.59    5.30       1.05  186.31    1.11
     Mid-West Companies(7)                  12.08    12.06    0.53    4.77    3.60       0.71    6.62       0.57  119.04    0.76
     New England Companies(1)                8.26     8.25    1.10   13.97    7.01       0.88   11.19       1.42   85.13    1.82
     North-West Companies(1)                10.75     9.62    0.99    9.12    5.67       1.16   10.65       0.20  166.22    0.52
     South-East Companies(1)                14.28    14.28    1.01    7.09    6.18       1.01    7.09       0.00    0.00    1.08
     Thrift Strategy(19)                    11.18    10.99    0.46    4.11    2.95       0.72    6.58       0.75  145.87    0.92
     Mortgage Banker Strategy(1)            10.75     9.62    0.99    9.12    5.67       1.16   10.65       0.20  166.22    0.52
     Diversified Strategy(1)                 8.26     8.25    1.10   13.97    7.01       0.88   11.19       1.42   85.13    1.82
     Companies Issuing Dividends(20)        10.85    10.60    0.49    4.74    3.14       0.73    7.01       0.76  143.74    0.94
     Companies Without Dividends(1)         14.28    14.28    1.01    7.09    6.18       1.01    7.09       0.00    0.00    1.08
     Equity/Assets LESS THAN6%(1)            5.95     5.95    0.54    9.00    7.01       0.72   12.04       0.32  141.55    1.25
     Equity/Assets 6-12%(14)                 9.56     9.23    0.41    4.37    2.67       0.69    7.08       0.82  102.35    0.99
     Equity/Assets GREATER THAN12%(6)       16.10    16.10    0.83    5.40    4.30       0.92    5.83       0.64  289.16    0.77
     Actively Traded Companies(1)            9.26     8.11    0.47    5.02    3.50       0.86    9.08       0.75   70.10    1.01
     Market Value Below $20 Million(1)      11.52    11.49    0.19    1.60    1.68       0.47    3.96       0.37  131.69    0.59
     Holding Company Structure(1)            9.26     8.11    0.47    5.02    3.50       0.86    9.08       0.75   70.10    1.01
     Assets Over $1 Billion(4)               8.67     8.13    0.68    7.81    4.14       0.91    9.96       0.88  109.33    1.25
     Assets $500 Million-$1 Billion(5)       9.54     9.23    0.49    4.59    3.59       0.71    6.97       0.65   64.01    0.81
     Assets $250-$500 Million(4)             9.75     9.73    0.49    5.32    3.90       0.78    8.46       0.27  357.67    0.62
     Assets less than $250 Million(8)       13.56    13.42    0.47    3.28    2.42       0.67    4.84       1.03   86.73    1.02
     Goodwill Companies(10)                  9.28     8.77    0.57    6.20    3.69       0.83    8.72       0.60  128.74    0.89
     Non-Goodwill Companies(11)             12.44    12.44    0.48    3.76    2.96       0.68    5.62       0.90  157.25    0.99
     MHC Institutions(21)                   11.02    10.78    0.52    4.86    3.29       0.75    7.01       0.76  143.74    0.95
     MHC Converted Last 3 Months(1)         14.28    14.28    1.01    7.09    6.18       1.01    7.09       0.00    0.00    1.08

                                                        Pricing Ratios                      Dividend Data(6)
                                            _________________________________________    _______________________
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                 Earning   Book   Assets   Book  Earnings      Share   Yield  Ratio(7)
     _____________________                 _______ _______ _______ _______ _______      _______ _______ _______
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     Market Averages. MHC Institutions
     __________________________________


     SAIF-Insured Thrifts(19)                16.97  135.43   14.84  140.09   18.38         0.61    3.48   50.56
     BIF-Insured Thrifts(2)                  14.27  152.55   14.67  152.68   17.81         0.62    3.41   46.07
     NASDAQ Listed OTC Companies(21)         16.58  137.14   14.82  141.35   18.34         0.61    3.47   50.00
     Florida Companies(3)                    17.59  149.74   14.23  152.94   17.52         0.93    4.26   71.32
     Mid-Atlantic Companies(8)                0.00  131.39   13.69  139.14   17.92         0.46    3.05   59.34
     Mid-West Companies(7)                   16.42  131.21   15.64  131.45   20.03         0.72    4.40   69.42
     New England Companies(1)                14.27  184.62   15.26  184.87   17.81         0.88    3.23   46.07
     North-West Companies(1)                 17.63  156.10   16.78  174.48   15.09         0.22    1.31   23.16
     South-East Companies(1)                 16.18  114.70   16.38  114.70   16.18         0.00    0.00    0.00
     Thrift Strategy(19)                     16.84  133.45   14.69  137.09   18.61         0.61    3.61   55.12
     Mortgage Banker Strategy(1)             17.63  156.10   16.78  174.48   15.09         0.22    1.31   23.16
     Diversified Strategy(1)                 14.27  184.62   15.26  184.87   17.81         0.88    3.23   46.07
     Companies Issuing Dividends(20)         16.65  138.32   14.74  142.76   18.49         0.64    3.66   57.14
     Companies Without Dividends(1)          16.18  114.70   16.38  114.70   16.18         0.00    0.00    0.00
     Equity/Assets LESS THAN6%(1)            14.26  123.57    7.35  123.57   10.65         0.84    4.87   69.42
     Equity/Assets 6-12%(14)                 16.77  142.12   13.40  148.13   18.54         0.60    3.14   55.09
     Equity/Assets GREATER THAN12%(6)        17.38  125.92   20.28  125.92   19.73         0.57    4.12    0.00
     Actively Traded Companies(1)             0.00  142.97   13.23  163.19   15.79         0.36    2.00   57.14
     Market Value Below $20 Million(1)        0.00   96.08   11.06   96.30   24.04         0.40    3.20    0.00
     Holding Company Structure(1)             0.00  142.97   13.23  163.19   15.79         0.36    2.00   57.14
     Assets Over $1 Billion(4)               16.28  168.50   14.57  179.11   16.05         0.75    3.15   58.73
     Assets $500 Million-$1 Billion(5)       16.90  128.44   12.28  133.86   18.77         0.62    3.48   65.61
     Assets $250-$500 Million(4)             14.26  139.38   13.41  139.74   17.76         0.79    3.87   69.42
     Assets less than $250 Million(8)        17.46  124.70   16.93  127.02   19.84         0.44    3.43   11.58
     Goodwill Companies(10)                  16.73  152.18   13.92  161.54   18.00         0.61    2.90   51.30
     Non-Goodwill Companies(11)              16.48  124.84   15.56  124.84   18.68         0.61    3.94   47.83
     MHC Institutions(21)                    16.58  137.14   14.82  141.35   18.34         0.61    3.47   50.00
     MHC Converted Last 3 Months(1)          16.18  114.70   16.38  114.70   16.18         0.00    0.00    0.00


     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations.
             The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                              Key Financial Ratios                           Asset Quality Ratios
                                             __________________________________________________________    _______________________
                                                      Tang.
                                             Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                   Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans)
     _____________________                   _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                                (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     NYSE Traded Companies
     _____________________


     AHM   Ahmanson and Co. H.F. of CA         3.93     3.30    0.13    2.91    1.97       0.44    9.73       2.14   36.71    1.23
     CAL   CalFed Inc. of Los Angeles CA(8)    4.63     4.63    0.35    7.84    4.16       0.56   12.42       1.16  103.40    1.66
     CSA   Coast Savings Financial of CA       4.83     4.76    0.12    2.40    1.52       0.47    9.42       1.53   48.84    1.08
     CFB   Commercial Federal Corp. of NE      5.39     4.82    0.62   10.78    6.28       0.88   15.44       1.07   69.60    1.01
     DME   Dime Savings Bank, FSB of NY*       5.19     5.14    0.38    7.63    4.81       0.65   12.90       2.45   24.13    1.09
     DSL   Downey Financial Corp. of CA        7.74     7.62    0.43    5.30    4.24       0.69    8.48       1.36   44.87    0.68
     FRC   First Republic Bancorp of CA*       5.56     5.56    0.54    9.54    8.53       0.51    8.95       2.22   38.76    0.97
     FED   FirstFed Fin. Corp. of CA           4.38     4.31    0.06    1.27    1.03       0.29    6.34       2.15   83.45    2.42
     GLN   Glendale Fed. Bk, FSB of CA         5.27     4.89   -0.04   -0.86   -0.63       0.36    6.98       1.76   66.28    1.56
     GDW   Golden West Fin. Corp. of CA        6.13     6.13    1.00   15.50    9.97       1.23   19.03       1.37   35.24    0.59
     GWF   Great Western Fin. Corp. of CA      5.63     4.95    0.42    7.48    4.58       0.68   12.07       1.79   41.34    1.03
     GPT   GreenPoint Fin. Corp. of NY*       10.58     5.84    0.82    7.83    5.02       0.80    7.64       2.91   26.91    1.52
     SFB   Standard Fed. Bancorp of MI         5.83     4.75    0.63    9.71    5.06       0.85   13.07       0.59   53.01    0.43
     TCB   TCF Financial Corp. of MN           7.34     7.03    1.17   16.06    5.75       1.39   19.01       0.76  132.47    1.36
     WES   Westcorp Inc. of Orange CA          9.88     9.85    1.09   11.13    6.08       0.44    4.45       1.16  111.77    2.49


     AMEX Traded Companies
     _____________________
     ANA   Acadiana Bancshares of LA*         17.55    17.55   -0.47   -4.71   -3.02      -0.44   -4.39       0.56  159.79    1.32
     BKC   American Bank of Waterbury CT*      8.34     7.95    1.24   14.18    9.60       0.84    9.61       2.39   38.52    1.42
     BFD   BostonFed Bancorp of MA            11.15    11.15    0.32    2.87    2.29       0.52    4.64       0.54   97.04    0.63
     CFX   Cheshire Fin. Corp. of NH*          8.50     7.89    0.72    7.72    3.82       0.95   10.21       0.74  140.78    1.47
     CZF   Citisave Fin. Corp. of LA          16.00    15.99    0.78    4.47    4.50       1.04    5.97       0.22   40.85    0.15
     CBK   Citizens First Fin.Corp. of IL     15.14    15.14    0.25    2.32    1.51       0.52    4.87       0.53   35.95    0.24
     ESX   Essex Bancorp of VA(8)              0.33    -0.14   -2.71     NM      NM       -1.63  -40.51       3.44   51.87    2.16
     FCB   Falmouth Co-Op Bank of MA*         24.21    24.21    0.68    3.44    2.97       0.68    3.44       0.02     NA     1.22
     GAF   GA Financial Corp. of PA           21.55    21.55    0.72    4.10    2.98       1.13    6.43       0.19   85.78    0.42
     KNK   Kankakee Bancorp of IL             10.02     9.32    0.42    4.14    4.38       0.60    5.87       0.90   74.47    0.99
     KYF   Kentucky First Bancorp of KY       22.25    22.25    0.90    3.71    4.52       1.17    4.85       0.09  486.84    0.81
     NYB   New York Bancorp, Inc. of NY        5.17     5.17    1.14   20.41    8.50       1.25   22.40       1.32   49.76    1.04
     PDB   Piedmont Bancorp of NC             28.20    28.20    1.28    4.82    5.24       1.57    5.92       0.76   62.96    0.66
     PLE   Pinnacle Bank of AL                 7.73     7.46    0.50    6.42    6.35       0.79   10.11       0.83   82.73    1.01
     SSB   Scotland Bancorp of NC             36.12    36.12    1.16    4.04    2.88       1.50    5.22        NA      NA     0.50
     SZB   SouthFirst Bancshares of AL        14.41    14.41    0.57    3.47    4.56       0.75    4.63       0.52   53.93    0.41
     SRN   Southern Banc Company of AL        18.22    18.02    0.22    1.24    1.27       0.58    3.36        NA      NA     0.24
     SSM   Stone Street Bancorp of NC         35.13    35.13    1.22    4.38    3.41       1.51    5.42       0.17  272.78    0.61
     TSH   Teche Holding Company of LA        13.77    13.77    0.72    4.30    5.36       1.04    6.24        NA      NA     1.00
     FTF   Texarkana Fst. Fin. Corp of AR     15.94    15.94    1.47    7.51    8.76       1.81    9.28       0.17  403.17    0.84
     THR   Three Rivers Fin. Corp. of MI      14.48    14.42    0.52    3.44    3.82       0.78    5.17       1.22   42.90    0.79
     TBK   Tolland Bank of CT*                 6.31     6.06    0.63   10.20   10.24       0.54    8.83       3.16   38.16    1.87
     WSB   Washington SB, FSB of MD            8.72     8.72    0.91   11.57   11.34       0.83   10.54       0.95   49.34    0.96


     NASDAQ Listed OTC Companies
     ___________________________
     FBCV  1st Bancorp of Vincennes IN         8.20     8.20    1.72   22.62   22.69      -0.16   -2.12       0.44   79.07    0.51
     AFED  AFSALA Bancorp of NY               13.68    13.68    0.59    4.34    5.30       0.59    4.34       0.59   96.04    1.10
     ALBK  ALBANK Fin. Corp. of Albany NY      8.95     7.68    0.77    7.76    6.10       0.98    9.90       1.15   69.91    1.12
     AMFC  AMB Financial Corp. of IN          19.37    19.37    0.49    3.04    2.56       0.76    4.79       0.43   98.60    0.56
     ASBP  ASB Financial Corp. of OH          22.18    22.18    0.57    2.44    2.11       0.89    3.83       1.89   40.89    1.25
     ABBK  Abington Savings Bank of MA(8)*     6.69     5.95    0.72   10.94    9.17       0.61    9.18       0.27  135.80    0.59
     AABC  Access Anytime Bancorp of NM        4.58     4.58   -0.57  -12.10  -15.99      -0.22   -4.57       1.58   24.19    0.97
     AADV  Advantage Bancorp of WI             8.74     8.07    0.31    3.22    2.79       0.80    8.47       0.47  119.85    1.02
     AFCB  Affiliated Comm BC, Inc of MA       9.76     9.68    0.64    6.09    5.17       0.93    8.80       0.62  119.38    1.19
     ALBC  Albion Banc Corp. of Albion NY      9.63     9.63   -0.10   -1.00   -1.37       0.20    1.96       0.37  139.82    0.65

                                                         Pricing Ratios                      Dividend Data(6)
                                            _________________________________________      _______________________
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                   Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                   ______ _______ _______ _______ _______      _______ _______ _______
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NYSE Traded Companies
     _____________________


     AHM   Ahmanson and Co. H.F. of CA          NM   167.02    6.57  199.12   15.22         0.88    2.79     NM
     CAL   CalFed Inc. of Los Angeles CA(8)   24.01  183.16    8.48  183.16   15.16         0.00    0.00    0.00
     CSA   Coast Savings Financial of CA        NM   159.62    7.72  162.17   16.75         0.00    0.00    0.00
     CFB   Commercial Federal Corp. of NE     15.92  177.26    9.56  198.36   11.11         0.42    0.91   14.53
     DME   Dime Savings Bank, FSB of NY*      20.77  153.65    7.98  155.26   12.29         0.00    0.00    0.00
     DSL   Downey Financial Corp. of CA       23.59  125.22    9.70  127.33   14.74         0.32    1.70   40.00
     FRC   First Republic Bancorp of CA*      11.72  105.99    5.90  106.12   12.50         0.00    0.00    0.00
     FED   FirstFed Fin. Corp. of CA            NM   127.22    5.58  129.29   19.35         0.00    0.00    0.00
     GLN   Glendale Fed. Bk, FSB of CA          NM   131.89    6.95  142.17   19.52         0.00    0.00     NM
     GDW   Golden West Fin. Corp. of CA       10.03  156.68    9.61  156.68    8.17         0.44    0.71    7.12
     GWF   Great Western Fin. Corp. of CA     21.85  165.36    9.31  188.02   13.53         1.00    3.39   74.07
     GPT   GreenPoint Fin. Corp. of NY*       19.91  165.89   17.54     NM    20.40         0.80    1.62   32.26
     SFB   Standard Fed. Bancorp of MI        19.76  196.73   11.48  241.76   14.68         0.80    1.42   27.97
     TCB   TCF Financial Corp. of MN          17.40     NM    20.46     NM    14.70         0.75    1.80   31.25
     WES   Westcorp Inc. of Orange CA         16.44  176.61   17.45  177.20     NM          0.40    1.87   30.77


     AMEX Traded Companies
     _____________________
     ANA   Acadiana Bancshares of LA*           NM    83.68   14.68   83.68     NM          0.00    0.00     NM
     BKC   American Bank of Waterbury CT*     10.42  144.04   12.02  151.24   15.37         1.36    4.73   49.28
     BFD   BostonFed Bancorp of MA              NM   110.31   12.30  110.31     NM          0.20    1.34   58.82
     CFX   Cheshire Fin. Corp. of NH*           NM   154.03   13.10  165.99   19.82         0.92    5.66     NM
     CZF   Citisave Fin. Corp. of LA          22.22  111.29   17.81  111.38   16.67         0.40    2.86   63.49
     CBK   Citizens First Fin.Corp. of IL       NM    96.86   14.67   96.86     NM          0.00    0.00    0.00
     ESX   Essex Bancorp of VA(8)               NM      NM     1.38     NM      NM          0.00    0.00     NM
     FCB   Falmouth Co-Op Bank of MA*           NM    87.12   21.09   87.12     NM          0.20    1.52   51.28
     GAF   GA Financial Corp. of PA             NM   103.44   22.29  103.44   21.38         0.32    2.17   72.73
     KNK   Kankakee Bancorp of IL             22.86   96.04    9.62  103.23   16.11         0.40    1.67   38.10
     KYF   Kentucky First Bancorp of KY       22.12   83.45   18.57   83.45   16.91         0.50    4.35     NM
     NYB   New York Bancorp, Inc. of NY       11.76  247.41   12.78  247.41   10.72         0.80    2.36   27.78
     PDB   Piedmont Bancorp of NC             19.07   80.28   22.64   80.28   15.53         0.48    4.42     NM
     PLE   Pinnacle Bank of AL                15.74  102.10    7.89  105.79   10.00         0.72    4.24   66.67
     SSB   Scotland Bancorp of NC               NM   105.79   38.21  105.79     NM          0.30    2.11   73.17
     SZB   SouthFirst Bancshares of AL        21.93   82.67   11.91   82.67   16.45         0.50    4.00     NM
     SRN   Southern Banc Company of AL          NM    94.02   17.13   95.02     NM          0.35    2.62     NM
     SSM   Stone Street Bancorp of NC           NM    95.80   33.66   95.80   23.64         0.44    2.24   65.67
     TSH   Teche Holding Company of LA        18.66   89.77   12.36   89.77   12.86         0.50    3.77   70.42
     FTF   Texarkana Fst. Fin. Corp of AR     11.42  103.42   16.49  103.42    9.24         0.45    3.10   35.43
     THR   Three Rivers Fin. Corp. of MI        NM    91.59   13.27   92.03   17.46         0.36    2.64   69.23
     TBK   Tolland Bank of CT*                 9.76   93.48    5.90   97.32   11.28         0.12    1.03   10.08
     WSB   Washington SB, FSB of MD            8.82   96.86    8.45   96.86    9.69         0.10    2.02   17.86


     NASDAQ Listed OTC Companies
     ___________________________
     FBCV  1st Bancorp of Vincennes IN         4.41   96.76    7.93   96.76     NM          0.40    1.31    5.78
     AFED  AFSALA Bancorp of NY               18.85   81.85   11.20   81.85   18.85         0.00    0.00    0.00
     ALBK  ALBANK Fin. Corp. of Albany NY     16.40  129.33   11.57  150.63   12.86         0.60    1.94   31.75
     AMFC  AMB Financial Corp. of IN            NM    89.38   17.31   89.38   24.75         0.24    1.86   72.73
     ASBP  ASB Financial Corp. of OH            NM   118.32   26.24  118.32     NM          0.40    2.29     NM
     ABBK  Abington Savings Bank of MA(8)*    10.90  114.27    7.65  128.49   12.99         0.40    2.04   22.22
     AABC  Access Anytime Bancorp of NM         NM    82.55    3.78   82.55     NM          0.00    0.00     NM
     AADV  Advantage Bancorp of WI              NM   121.69   10.64  131.91   13.62         0.32    1.00   35.96
     AFCB  Affiliated Comm BC, Inc of MA      19.33  117.51   11.46  118.37   13.38         0.60    2.65   51.28
     ALBC  Albion Banc Corp. of Albion NY       NM    75.86    7.31   75.86     NM          0.31    1.77     NM




     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700



                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                           Key Financial Ratios                           Asset Quality Ratios
                                          __________________________________________________________    _______________________
                                                   Tang.
                                          Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                             (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     NASDAQ Listed OTC Companies
       (continued)
     ____________________________

     ATSB  AmTrust Capital Corp. of IN      10.03    10.03    0.47    4.40    6.23       0.03    0.28       2.58   26.59    0.95
     AHCI  Ambanc Holding Co. of NY*        14.17    14.17    0.26    1.73    2.09       0.25    1.66       3.63   26.16    1.70
     ASBI  Ameriana Bancorp of IN           10.88    10.87    0.61    5.14    4.54       0.91    7.67       0.48   58.85    0.39
     AFFFZ America First Fin. Fund of CA     6.89     6.75    0.45    6.64    5.89       0.75   11.21       0.58   54.76    0.50
     AMFB  American Federal Bank of SC       7.76     7.17    1.04   13.07    6.79       1.30   16.31       0.51  150.52    1.25
     ANBK  American Nat'l Bancorp of MD      9.15     9.15    0.15    1.44    1.55       0.54    5.14        NA      NA     1.59
     ABCW  Anchor Bancorp Wisconsin of WI    5.84     5.69    0.67   10.05    7.40       0.92   13.84       0.75  157.67    1.54
     ANDB  Andover Bancorp, Inc. of MA*      7.73     7.73    1.03   13.57    8.97       1.06   13.98       1.30   77.05    1.40
     ASFC  Astoria Financial Corp. of NY     7.79     6.38    0.51    6.06    4.60       0.77    9.18       0.66   29.39    0.55
     AVND  Avondale Fin. Corp. of IL         9.59     9.59    0.39    3.71    3.82       0.41    3.88       0.71  103.55    1.46
     BFSI  BFS Bankorp, Inc. of NY           7.81     7.81    1.57   20.19   11.41       1.84   23.72       1.04   90.39    1.03
     BKCT  Bancorp Connecticut of CT*       10.85    10.85    1.17   10.76    7.82       1.16   10.64       1.45   84.76    1.98
     BPLS  Bank Plus Corp. of CA             4.75     4.74   -2.04  -38.41     NM       -1.69  -31.88       3.35   56.47    2.24
     BWFC  Bank West Fin. Corp. of MI       17.34    17.34    0.66    3.39    4.28       0.36    1.84       0.10  126.57    0.18
     BANC  BankAtlantic Bancorp of FL        6.44     5.98    0.75   10.73    7.31       0.76   10.85       0.76  118.19    1.52
     BKUNA BankUnited SA of FL               5.43     5.14    0.06    1.28    0.91       0.30    6.07       0.85   30.71    0.33
     BKCO  Bankers Corp. of NJ*              8.05     7.90    1.05   11.58    8.70       1.20   13.18       1.20   25.55    0.43
     BVFS  Bay View Capital Corp. of CA      5.65     5.33   -0.08   -1.25   -0.94       0.55    8.38       0.72  157.67    1.49
     BFSB  Bedford Bancshares of VA         14.31    14.31    1.09    7.00    6.33       1.40    8.97       0.54   95.03    0.59
     BSBC  Branford SB of CT*                9.13     9.13    0.97   11.21    6.72       0.97   11.21       2.19   96.45    2.95
     BRFC  Bridgeville SB, FSB of PA(8)     28.94    28.94    0.98    3.41    3.00       1.25    4.33       0.21  128.21    0.74
     BYFC  Broadway Fin. Corp. of CA        10.75    10.75   -0.17   -1.88   -2.30       0.21    2.42       2.24   43.23    1.17
     CBCO  CB Bancorp of Michigan City IN    9.69     9.69    1.11   11.72    7.75       1.31   13.84       1.70   54.83    2.02
     CBES  CBES Bancorp of MO               17.55    17.55    0.80    7.42    5.09       1.15   10.70        NA      NA      NA
     CCFH  CCF Holding Company of GA        21.19    21.19    0.96    5.14    4.53       0.92    4.92       0.92   59.37    0.89
     CENF  CENFED Financial Corp. of CA      5.04     5.03    0.51   10.37    7.64       0.64   12.98       1.34   49.80    0.94
     CFSB  CFSB Bancorp of Lansing MI        7.74     7.74    0.70    8.57    5.82       0.98   12.09       0.20  271.42    0.64
     CKFB  CKF Bancorp of Danville KY       25.22    25.22    1.28    4.72    4.00       1.28    4.72       1.47   13.42    0.22
     CNSB  CNS Bancorp of MO                24.40    24.40    0.36    2.18    1.33       0.63    3.82       0.33  111.42    0.62
     CSBF  CSB Financial Group Inc of IL    30.91    30.91    0.92    3.77    3.41       0.92    3.77       0.70   37.37    0.47
     CFHC  California Fin. Hld. Co. of CA    6.46     6.44    0.37    5.50    3.46       0.62    9.40       1.21   45.60    0.76
     CBCI  Calumet Bancorp of Chicago IL    16.15    16.15    0.98    5.93    6.35       1.28    7.76       1.29   86.03    1.45
     CAFI  Camco Fin. Corp. of OH            7.58     7.58    0.78    9.70    8.12       0.88   11.02       0.57   50.44    0.34
     CMRN  Cameron Fin. Corp. of MO         26.35    26.35    1.60    5.81    6.26       1.56    5.69       0.96   74.48    0.85
     CAPS  Capital Savings Bancorp of MO     8.45     8.45    0.63    6.34    4.93       0.93    9.47       0.20  141.28    0.38
     CFNC  Carolina Fincorp of NC*          21.96    21.96    0.88    4.00    3.96       0.88    4.00       0.06  659.32    0.57
     CARV  Carver FSB of New York, NY        9.48     9.05   -0.03   -0.33   -0.63       0.24    2.52       1.54   16.92    1.03
     CASB  Cascade SB of Everett WA          6.05     6.05    0.49    7.79    5.92       0.49    7.79       0.51  168.34    1.19
     CATB  Catskill Fin. Corp. of NY*       29.04    29.04    1.18    6.57    4.18       1.18    6.57       0.61  106.20    1.47
     CNIT  Cenit Bancorp of Norfolk VA       7.28     7.02    0.50    6.96    4.87       0.55    7.76       0.82   71.39    1.03
     CTBK  Center Banks, Inc. of NY*         6.56     6.56    0.64    9.21    9.18       0.61    8.77       1.59   54.86    1.03
     CEBK  Central Co-Op. Bank of MA*        9.83     8.66    0.52    5.32    4.63       0.56    5.76       1.69   53.35    1.25
     CJFC  Central Jersey Fin. Corp of NJ(8)12.09    11.31    0.81    6.81    3.76       1.11    9.36       1.39   46.80    1.43
     CBSB  Charter Financial Inc. of IL     17.39    16.16    1.17    6.86    5.92       1.15    6.77       0.52  130.13    0.94
     COFI  Charter One Financial of OH       6.59     6.08    0.21    3.26    1.43       1.28   19.42       0.37  129.94    0.84
     CVAL  Chester Valley Bancorp of PA      8.84     8.84    0.60    6.54    5.41       0.90    9.81       0.76  127.23    1.14
     CTZN  CitFed Bancorp of Dayton OH       6.37     5.58    0.46    6.84    4.64       0.71   10.50       0.91   71.24    1.12
     CLAS  Classic Bancshares of KY         13.80    11.54    0.38    1.79    1.98       0.64    3.04       0.86   71.29    1.06
     CMSB  Cmnwealth Bancorp of PA          10.91     8.37    0.44    4.47    3.02       0.64    6.45       0.41  116.96    0.94
     CBSA  Coastal Bancorp of Houston TX     3.17     2.61    0.24    7.11    5.84       0.40   12.02       0.59   39.07    0.54
     CFCP  Coastal Fin. Corp. of SC          6.10     6.10    1.04   17.09    6.14       0.91   14.97       0.15  598.96    1.06
     COFD  Collective Bancorp Inc. of NJ     6.93     6.49    0.89   12.89    6.59       1.11   15.94       0.43   55.96    0.47
     CMSV  Commty. Svgs, MHC of FL(47.6)    11.99    11.99    0.89    7.13    5.92       0.90    7.27       0.53   68.77    0.63
     CBIN  Community Bank Shares of IN      10.85    10.83    0.59    5.15    5.28       0.90    7.88       0.22  117.84    0.46
     CBNH  Community Bankshares Inc of NH*   7.16     7.16    0.86   11.90    8.49       0.70    9.69       0.38  178.91    1.02
     CFTP  Community Fed. Bancorp of MS     32.91    32.91    1.14    4.32    2.92       1.44    5.44       0.35   80.00    0.48

                                                        Pricing Ratios                      Dividend Data(6)
                                            _________________________________________    _______________________
                                                                    Price/  Price/        Ind.   Divi-
     Financial Institution                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     _____________________                 Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7
                                           _______ _______ _______ _______ _______      _______ _______ _______
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies
       (continued)
     ____________________________


     ATSB  AmTrust Capital Corp. of IN      16.06   74.08    7.43   74.08     NM          0.00    0.00    0.00
     AHCI  Ambanc Holding Co. of NY*          NM    76.28   10.81   76.28     NM          0.00    0.00    0.00
     ASBI  Ameriana Bancorp of IN           22.01  117.78   12.82  117.96   14.75         0.60    3.84     NM
     AFFFZ America First Fin. Fund of CA    16.98  115.00    7.93  117.39   10.06         1.60    5.45     NM
     AMFB  American Federal Bank of SC      14.73  192.31   14.92  208.11   11.80         0.40    2.11   31.01
     ANBK  American Nat'l Bancorp of MD       NM    99.11    9.07   99.11   18.01         0.12    0.98   63.16
     ABCW  Anchor Bancorp Wisconsin of WI   13.52  145.52    8.50  149.53    9.82         0.50    1.44   19.46
     ANDB  Andover Bancorp, Inc. of MA*     11.15  142.27   10.99  142.27   10.82         0.60    2.33   25.97
     ASFC  Astoria Financial Corp. of NY    21.74  132.98   10.36  162.34   14.34         0.44    1.26   27.33
     AVND  Avondale Fin. Corp. of IL          NM   102.70    9.85  102.70   25.00         0.00    0.00    0.00
     BFSI  BFS Bankorp, Inc. of NY           8.76  161.19   12.58  161.19    7.45         0.00    0.00    0.00
     BKCT  Bancorp Connecticut of CT*       12.79  135.84   14.74  135.84   12.94         0.80    3.60   45.98
     BPLS  Bank Plus Corp. of CA              NM   129.91    6.18  130.21     NM          0.00    0.00     NM
     BWFC  Bank West Fin. Corp. of MI       23.37   88.04   15.26   88.04     NM          0.28    2.60   60.87
     BANC  BankAtlantic Bancorp of FL       13.68  136.99    8.82  147.39   13.54         0.15    1.15   15.79
     BKUNA BankUnited SA of FL                NM   111.46    6.06  117.92   23.03         0.00    0.00    0.00
     BKCO  Bankers Corp. of NJ*             11.49  132.01   10.62  134.50   10.10         0.64    3.20   36.78
     BVFS  Bay View Capital Corp. of CA       NM   142.27    8.04  150.74   15.84         0.60    1.45     NM
     BFSB  Bedford Bancshares of VA         15.79  112.99   16.17  112.99   12.33         0.44    2.44   38.60
     BSBC  Branford SB of CT*               14.88  157.96   14.42  157.96   14.88         0.08    2.07   30.77
     BRFC  Bridgeville SB, FSB of PA(8)       NM   113.31   32.79  113.31     NM          0.32    2.00   66.67
     BYFC  Broadway Fin. Corp. of CA          NM    64.64    6.95   64.64     NM          0.20    2.19     NM
     CBCO  CB Bancorp of Michigan City IN   12.90  145.38   14.09  145.38   10.92         1.30    5.36   69.15
     CBES  CBES Bancorp of MO               19.64   83.03   14.57   83.03   13.61         0.00    0.00    0.00
     CCFH  CCF Holding Company of GA        22.06  100.94   21.39  100.94   23.08         0.40    2.67   58.82
     CENF  CENFED Financial Corp. of CA     13.08  131.15    6.61  131.39   10.45         0.36    1.29   16.82
     CFSB  CFSB Bancorp of Lansing MI       17.19  147.85   11.44  147.85   12.18         0.48    2.49   42.86
     CKFB  CKF Bancorp of Danville KY       25.00  123.05   31.03  123.05   25.00         0.44    2.23   55.70
     CNSB  CNS Bancorp of MO                  NM   102.74   25.07  102.74     NM          0.20    1.33     NM
     CSBF  CSB Financial Group Inc of IL      NM    85.16   26.32   85.16     NM          0.00    0.00    0.00
     CFHC  California Fin. Hld. Co. of CA     NM   157.97   10.20  158.49   16.92         0.44    1.52   44.00
     CBCI  Calumet Bancorp of Chicago IL    15.76   97.43   15.73   97.43   12.04         0.00    0.00    0.00
     CAFI  Camco Fin. Corp. of OH           12.31  117.67    8.92  117.67   10.83         0.46    2.83   34.85
     CMRN  Cameron Fin. Corp. of MO         15.98   95.33   25.12   95.33   16.32         0.28    1.81   28.87
     CAPS  Capital Savings Bancorp of MO    20.29  134.49   11.36  134.49   13.59         0.24    1.71   34.78
     CFNC  Carolina Fincorp of NC*            NM   101.00   22.18  101.00     NM          0.00    0.00    0.00
     CARV  Carver FSB of New York, NY         NM    53.48    5.07   56.02   21.05         0.00    0.00     NM
     CASB  Cascade SB of Everett WA         16.88  129.48    7.83  129.48   16.88         0.00    0.00    0.00
     CATB  Catskill Fin. Corp. of NY*       23.91   95.72   27.80   95.72   23.91         0.00    0.00    0.00
     CNIT  Cenit Bancorp of Norfolk VA      20.55  134.33    9.77  139.28   18.43         1.00    2.55   52.36
     CTBK  Center Banks, Inc. of NY*        10.89   96.07    6.30   96.07   11.43         0.40    2.48   27.03
     CEBK  Central Co-Op. Bank of MA*       21.61  112.70   11.08  127.92   19.97         0.32    1.74   37.65
     CJFC  Central Jersey Fin. Corp of NJ(8)  NM   178.23   21.54  190.45   19.33         1.26    3.36     NM
     CBSB  Charter Financial Inc. of IL     16.89   95.49   16.60  102.71   17.12         0.24    1.92   32.43
     COFI  Charter One Financial of OH        NM   200.82   13.23  217.45   11.71         0.92    2.35     NM
     CVAL  Chester Valley Bancorp of PA     18.50  120.44   10.64  120.44   12.33         0.44    2.38   44.00
     CTZN  CitFed Bancorp of Dayton OH      21.56  145.90    9.29  166.57   14.03         0.32    1.08   23.19
     CLAS  Classic Bancshares of KY           NM    81.72   11.28   97.73     NM          0.24    2.07     NM
     CMSB  Cmnwealth Bancorp of PA            NM   112.47   12.27  146.60   22.98         0.24    1.68   55.81
     CBSA  Coastal Bancorp of Houston TX    17.14  123.88    3.93  150.40   10.14         0.40    1.77   30.30
     CFCP  Coastal Fin. Corp. of SC         16.28     NM    15.94     NM    18.58         0.44    2.10   34.11
     COFD  Collective Bancorp Inc. of NJ    15.18  190.26   13.19  203.23   12.27         1.00    2.94   44.64
     CMSV  Commty. Svgs, MHC of FL(47.6)    16.90  118.58   14.22  118.58   16.59         0.80    4.38   74.07
     CBIN  Community Bank Shares of IN      18.94   97.43   10.57   97.58   12.38         0.34    2.72   51.52
     CBNH  Community Bankshares Inc of NH*  11.77  125.15    8.96  125.15   14.46         0.64    3.16   37.21
     CFTP  Community Fed. Bancorp of MS       NM   109.18   35.93  109.18     NM          0.30    1.75   60.00


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                               Key Financial Ratios                           Asset Quality Ratios
                                              __________________________________________________________    _______________________
                                                       Tang.
                                              Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                    Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                    _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                                 (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     NASDAQ Listed OTC Companies
       (continued)
     ____________________________


     CFFC  Community Fin. Corp. of VA          13.92    13.92    1.03    7.49    6.10       1.30    9.48       0.20  317.33    0.72
     CIBI  Community Inv. Bancorp of OH        11.94    11.94    0.68    5.05    5.37       0.98    7.29       0.88   53.98    0.64
     COOP  Cooperative Bk.for Svgs. of NC       7.70     7.70   -1.14  -12.66  -11.76      -0.08   -0.84       0.42   56.37    0.31
     CNSK  Covenant Bank for Svgs. of NJ*       5.35     5.35    0.29    5.54    3.00       0.52    9.85       1.62   48.97    1.35
     CRZY  Crazy Woman Creek Bncorp of WY      30.03    30.03    0.80    3.09    2.89       1.04    3.99       0.12  452.46    1.06
     DNFC  D&N Financial Corp. of MI            5.55     5.47    0.71   12.74    7.74       0.93   16.60       0.66  112.57    0.94
     DSBC  DS Bancor Inc. of Derby CT(8)*       6.87     6.67    0.74   11.24    7.18       0.69   10.46       2.02   28.99    0.83
     DFIN  Damen Fin. Corp. of Chicago IL      22.54    22.54    0.77    3.66    3.65       1.00    4.75       0.15   98.29    0.38
     DCBI  Delphos Citizens Bancorp of OH      26.51    26.51    1.36    5.12    6.11       1.36    5.12       0.40   25.92    0.14
     DIME  Dime Community Bancorp of NY        17.55    15.26    0.52    3.13    3.09       0.65    3.94       1.03   68.42    1.41
     DIBK  Dime Financial Corp. of CT*          8.58     8.23    1.76   21.77   13.09       1.89   23.48       1.01  197.32    3.33
     EGLB  Eagle BancGroup of IL               13.33    13.33   -0.44   -5.05   -3.92      -0.08   -0.97       1.76   31.80    0.87
     EBSI  Eagle Bancshares of Tucker GA        8.95     8.95    0.65    7.91    6.24       0.87   10.51       1.06   53.91    0.84
     EGFC  Eagle Financial Corp. of CT          7.19     5.27    1.03   14.06   10.64       0.63    8.64       1.22   50.16    1.04
     ETFS  East Texas Fin. Serv. of TX         18.92    18.92    0.81    4.18    5.11       0.74    3.82       0.23  106.64    0.62
     EBCP  Eastern Bancorp of NH(8)             7.32     6.91    0.39    5.21    3.98       0.53    7.06       1.38   23.81    0.58
     ESBK  Elmira SB of Elmira NY*              6.38     6.10    0.18    2.90    3.41       0.17    2.70       0.93   72.34    0.89
     EIRE  Emerald Island Bancorp, MA*          6.83     6.83    0.59    8.77    6.43       0.63    9.43       0.23  281.89    1.04
     EFBI  Enterprise Fed. Bancorp of OH       14.77    14.75    0.92    5.37    6.21       0.63    3.70       0.04  510.67    0.27
     EQSB  Equitable FSB of Wheaton MD          5.30     5.30    0.78   14.99   12.34       0.78   14.90       1.00   21.61    0.31
     FFFG  F.F.O. Financial Group of FL         6.04     6.04    0.20    3.17    2.55       0.62    9.95       2.94   55.67    2.35
     FCBF  FCB Fin. Corp. of Neenah WI         17.28    17.28    0.91    4.91    5.07       1.11    6.04       0.11  408.42    0.52
     FFBS  FFBS Bancorp of Columbus MS         19.59    19.59    1.08    5.51    3.70       1.40    7.13       0.63   83.16    0.77
     FFDF  FFD Financial Corp. of OH           25.07    25.07    0.68    3.69    2.59       0.95    5.10       0.15  116.80    0.29
     FFLC  FFLC Bancorp of Leesburg FL         16.22    16.22    0.63    3.72    4.05       0.97    5.72       0.23  133.73    0.48
     FFFC  FFVA Financial Corp. of VA          14.86    14.55    1.03    6.31    4.99       1.31    7.97       0.44  143.89    1.04
     FFWC  FFW Corporation of Wabash IN        10.01    10.01    0.90    8.36    8.59       1.08   10.09       0.10  312.66    0.48
     FFYF  FFY Financial Corp. of OH           16.97    16.97    0.82    4.56    3.59       1.26    7.01       0.84   69.96    0.78
     FMCO  FMS Financial Corp. of NJ            6.53     6.38    0.52    7.93    6.16       0.87   13.26       1.18   45.42    0.91
     FFHH  FSF Financial Corp. of MN           13.44    13.44    0.51    3.25    3.23       0.71    4.54       0.06  354.34    0.36
     FMLY  Family Bancorp of Haverhill MA(8)*   7.95     7.35    0.86   11.09    5.18       0.90   11.59       0.68  112.19    1.48
     FOBC  Fed One Bancorp of Wheeling WV      11.67    11.08    0.70    5.75    5.89       1.00    8.17       0.27  151.30    1.07
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)     8.43     8.42    0.66    7.78    3.79       0.94   11.07       1.14   84.83    1.16
     FBCI  Fidelity Bancorp of Chicago IL      10.26    10.23    0.50    4.18    4.38       0.74    6.24       0.67   25.45    0.23
     FSBI  Fidelity Bancorp, Inc. of PA         6.85     6.84    0.44    5.99    5.05       0.77   10.47       0.53   90.64    1.00
     FFFL  Fidelity FSB, MHC of FL(47.2)        9.36     9.27    0.39    3.94    2.72       0.65    6.45       0.40   65.32    0.34
     FFED  Fidelity Fed. Bancorp of IN          4.79     4.79    0.31    6.17    3.58       0.40    7.99       0.17  415.56    0.83
     FFOH  Fidelity Financial of OH            19.85    19.85    0.60    3.45    3.17       0.91    5.18       0.42   77.55    0.43
     FIBC  Financial Bancorp of NY              9.67     9.61    0.46    4.29    4.41       0.85    7.98       3.44   17.16    1.11
     FBSI  First Bancshares of MO              14.77    14.74    0.66    3.98    4.73       0.95    5.72       0.65   52.74    0.43
     FBBC  First Bell Bancorp of PA            18.43    18.43    1.41    6.72    6.19       1.63    7.74       0.10  114.26    0.13
     FBER  First Bergen Bancorp of NJ          17.03    17.03    0.12    0.91    0.75       0.59    4.55        NA      NA     2.71
     FCIT  First Cit. Fin. Corp of MD           5.92     5.92    0.46    7.45    5.28       0.66   10.62       2.58   41.67    1.50
     FFBA  First Colorado Bancorp of Co        16.33    16.12    1.09    8.24    4.74       1.09    8.24       0.22  102.47    0.32
     FDEF  First Defiance Fin.Corp. of OH      23.01    23.01    0.93    3.75    4.06       1.21    4.90       0.23  168.53    0.49
     FESX  First Essex Bancorp of MA*           7.44     7.44    0.97   13.15   10.02       0.84   11.29       0.55  140.92    1.18
     FFES  First FS&LA of E. Hartford CT        6.12     6.10    0.44    6.92    6.70       0.67   10.51       0.65   42.48    1.53
     FSSB  First FS&LA of San Bern. CA          4.69     4.48   -1.07  -20.30     NM       -1.24  -23.65       3.02   35.25    1.49
     FFSX  First FS&LA. MHC of IA (45.0)        7.97     7.90    0.40    4.87    3.11       0.69    8.44       0.13  288.03    0.54
     FFML  First Family Fin. Corp. of FL(8)     5.92     5.92    0.41    7.44    5.41       0.02    0.31       0.46   95.51    0.63
     FFSW  First Fed Fin. Serv. of OH           5.37     4.38    0.74   13.47    5.26       0.82   14.91       0.16  155.53    0.35
     BDJI  First Fed. Bancorp. of MN           11.49    11.49    0.31    2.22    2.50       0.68    4.94       0.38  112.10    0.88
     FFBH  First Fed. Bancshares of AR         16.35    16.35    0.63    5.48    3.63       0.95    8.32       0.15  159.31    0.31
     FFEC  First Fed. Bancshares of WI(8)      13.42    12.91    0.69    4.76    3.65       0.91    6.25       0.03  398.60    0.16
     FTFC  First Fed. Capital Corp. of WI       6.34     5.98    0.70   10.32    6.50       0.77   11.38       0.12  467.72    0.76
     FFKY  First Fed. Fin. Corp. of KY         13.80    12.90    1.24    8.81    5.35       1.41   10.01       0.54   92.15    0.57


                                                           Pricing Ratios                      Dividend Data(6)
                                               _________________________________________    _______________________
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                    Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                    _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies
       (continued)
     ____________________________


     CFFC  Community Fin. Corp. of VA           16.41  119.39   16.61  119.39   12.96         0.52    2.48   40.63
     CIBI  Community Inv. Bancorp of OH         18.61   98.53   11.77   98.53   12.88         0.40    2.39   44.44
     COOP  Cooperative Bk.for Svgs. of NC         NM   121.37    9.35  121.37     NM          0.00    0.00     NM
     CNSK  Covenant Bank for Svgs. of NJ*         NM   158.94    8.50  158.94   18.75         0.00    0.00    0.00
     CRZY  Crazy Woman Creek Bncorp of WY         NM    80.37   24.13   80.37     NM          0.40    3.40     NM
     DNFC  D&N Financial Corp. of MI            12.92  149.22    8.28  151.28    9.92         0.00    0.00    0.00
     DSBC  DS Bancor Inc. of Derby CT(8)*       13.93  148.97   10.23  153.32   14.96         0.24    0.56    7.87
     DFIN  Damen Fin. Corp. of Chicago IL         NM    91.80   20.69   91.80   21.10         0.24    1.86   51.06
     DCBI  Delphos Citizens Bancorp of OH       16.36   83.73   22.19   83.73   16.36         0.00    0.00    0.00
     DIME  Dime Community Bancorp of NY           NM   100.54   17.65  115.63     NM          0.00    0.00    0.00
     DIBK  Dime Financial Corp. of CT*           7.64  151.12   12.97  157.66    7.09         0.32    1.83   13.97
     EGLB  Eagle BancGroup of IL                  NM    79.10   10.54   79.10     NM          0.00    0.00     NM
     EBSI  Eagle Bancshares of Tucker GA        16.02  107.92    9.65  107.92   12.05         0.60    4.41   70.59
     EGFC  Eagle Financial Corp. of CT           9.40  128.87    9.27  175.73   15.29         0.92    3.20   30.07
     ETFS  East Texas Fin. Serv. of TX          19.58   84.46   15.98   84.46   21.38         0.20    1.23   24.10
     EBCP  Eastern Bancorp of NH(8)               NM   129.93    9.51  137.59   18.54         0.56    2.48   62.22
     ESBK  Elmira SB of Elmira NY*                NM    85.30    5.44   89.19     NM          0.64    3.76     NM
     EIRE  Emerald Island Bancorp, MA*          15.55  121.87    8.33  121.87   14.45         0.28    1.51   23.53
     EFBI  Enterprise Fed. Bancorp of OH        16.11   95.21   14.06   95.33   23.39         0.00    0.00    0.00
     EQSB  Equitable FSB of Wheaton MD           8.11  113.16    5.99  113.16    8.16         0.00    0.00    0.00
     FFFG  F.F.O. Financial Group of FL           NM   123.32    7.45  123.32   12.50         0.00    0.00    0.00
     FCBF  FCB Fin. Corp. of Neenah WI          19.74   99.10   17.13   99.10   16.03         0.72    3.84     NM
     FFBS  FFBS Bancorp of Columbus MS            NM   146.59   28.72  146.59   20.91         0.50    2.17   58.82
     FFDF  FFD Financial Corp. of OH              NM    89.13   22.34   89.13     NM          0.20    1.52   58.82
     FFLC  FFLC Bancorp of Leesburg FL          24.70   93.84   15.22   93.84   16.07         0.40    1.98   48.78
     FFFC  FFVA Financial Corp. of VA           20.05  135.52   20.14  138.44   15.86         0.40    1.88   37.74
     FFWC  FFW Corporation of Wabash IN         11.64   99.82    9.99   99.82    9.65         0.60    2.73   31.75
     FFYF  FFY Financial Corp. of OH              NM   129.48   21.97  129.48   18.09         0.70    2.71     NM
     FMCO  FMS Financial Corp. of NJ            16.23  126.70    8.27  129.63    9.70         0.20    1.15   18.69
     FFHH  FSF Financial Corp. of MN              NM   108.54   14.58  108.54   22.19         0.50    3.36     NM
     FMLY  Family Bancorp of Haverhill MA(8)*   19.31  203.19   16.14  219.68   18.48         0.48    1.40   26.97
     FOBC  Fed One Bancorp of Wheeling WV       16.97  100.81   11.77  106.19   11.94         0.58    3.60   61.05
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)       NM   200.91   16.93  201.08   18.51         0.20    0.82   21.74
     FBCI  Fidelity Bancorp of Chicago IL       22.83  100.47   10.31  100.82   15.29         0.24    1.40   32.00
     FSBI  Fidelity Bancorp, Inc. of PA         19.79  119.80    8.21  120.03   11.31         0.32    1.68   33.33
     FFFL  Fidelity FSB, MHC of FL(47.2)          NM   144.47   13.53  145.94   22.40         0.80    4.64     NM
     FFED  Fidelity Fed. Bancorp of IN            NM   188.87    9.05  188.87   21.59         0.80    8.42     NM
     FFOH  Fidelity Financial of OH               NM    91.25   18.12   91.25   21.06         0.20    1.76   55.56
     FIBC  Financial Bancorp of NY              22.66  100.69    9.73  101.26   12.18         0.30    2.07   46.88
     FBSI  First Bancshares of MO               21.15   87.30   12.90   87.49   14.73         0.20    1.21   25.64
     FBBC  First Bell Bancorp of PA             16.16  116.70   21.51  116.70   14.04         0.40    2.50   40.40
     FBER  First Bergen Bancorp of NJ             NM    89.49   15.24   89.49     NM          0.12    1.00     NM
     FCIT  First Cit. Fin. Corp of MD           18.94  138.79    8.21  138.79   13.30         0.00    0.00    0.00
     FFBA  First Colorado Bancorp of Co         21.08  135.87   22.18  137.58   21.08         0.32    1.83   38.55
     FDEF  First Defiance Fin.Corp. of OH       24.61   99.10   22.80   99.10   18.84         0.28    2.32   57.14
     FESX  First Essex Bancorp of MA*            9.98  125.30    9.32  125.30   11.63         0.48    3.59   35.82
     FFES  First FS&LA of E. Hartford CT        14.94  104.31    6.38  104.55    9.83         0.60    2.61   38.96
     FSSB  First FS&LA of San Bern. CA            NM    62.67    2.94   65.65     NM          0.00    0.00     NM
     FFSX  First FS&LA. MHC of IA (45.0)          NM   156.01   12.43  157.47   18.56         0.72    2.38     NM
     FFML  First Family Fin. Corp. of FL(8)     18.49  130.02    7.69  130.02     NM          0.00    0.00    0.00
     FFSW  First Fed Fin. Serv. of OH           19.02  236.36   12.68     NM    17.18         0.48    1.23   23.41
     BDJI  First Fed. Bancorp. of MN              NM   102.39   11.76  102.39   18.00         0.00    0.00    0.00
     FFBH  First Fed. Bancshares of AR            NM    98.95   16.18   98.95   18.18         0.00    0.00    0.00
     FFEC  First Fed. Bancshares of WI(8)         NM   128.73   17.28  133.79   20.88         0.28    1.52   41.79
     FTFC  First Fed. Capital Corp. of WI       15.38  158.94   10.08  168.54   13.95         0.64    2.67   41.03
     FFKY  First Fed. Fin. Corp. of KY          18.69  163.83   22.61  175.32   16.45         0.48    2.49   46.60


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                          Key Financial Ratios                           Asset Quality Ratios
                                         __________________________________________________________    _______________________
                                                  Tang.
                                         Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution               Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________               _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                            (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     NASDAQ Listed OTC Companies
       (continued)
     ___________________________


     FFBZ  First Federal Bancorp of OH      7.59     7.58    0.81   10.59    5.69       1.10   14.32       0.50  174.92    1.00
     FFWM  First Fin. Corp of Western MD   11.69    11.69    0.86    7.04    4.22       1.19    9.77       1.75  129.77    2.82
     FFCH  First Fin. Holdings Inc. of SC   6.13     6.13    0.48    7.44    4.77       0.81   12.41       1.28   56.63    0.87
     FFBI  First Financial Bancorp of IL    7.73     7.73    0.12    1.27    1.39       0.37    4.03       0.43  106.97    0.61
     FFHC  First Financial Corp. of WI      7.17     6.92    0.90   12.68    5.82       1.27   17.80       0.29  147.30    0.67
     FFHS  First Franklin Corp. of OH       9.05     8.97    0.28    2.99    3.25       0.62    6.61       0.52   81.80    0.62
     FGHC  First Georgia Hold. Corp of GA   8.31     7.39    0.87   10.71    6.96       0.87   10.71       1.34   51.51    0.82
     FSPG  First Home SB, SLA of NJ         6.46     6.31    0.91   14.05   10.72       1.11   17.07       0.78   98.58    1.42
     FFSL  First Independence Corp. of KS  11.98    11.98    0.78    6.21    7.14       1.06    8.39       0.57  112.38    1.01
     FISB  First Indiana Corp. of IN        9.10     8.97    0.90   10.21    6.35       1.03   11.72       1.76   63.33    1.34
     FKFS  First Keystone Fin. Corp of PA   7.85     7.85    0.31    3.74    3.40       0.67    8.09       2.28   39.11    1.52
     FLKY  First Lancaster Bncshrs of KY   35.68    35.68    0.70    1.52    1.74       0.99    2.14       0.83   31.75    0.31
     FLFC  First Liberty Fin. Corp. of GA   6.90     5.84    1.03   15.28    8.65       0.83   12.23       1.22   66.75    1.09
     CASH  First Midwest Fin. Corp. of IA  11.41    10.66    1.05    8.17    7.11       1.03    8.07       0.20  268.44    0.81
     FMBD  First Mutual Bancorp of IL      19.93    19.93    0.47    1.94    2.35       0.72    2.99       0.14  275.66    0.46
     FMSB  First Mutual SB of Bellevue WA   6.61     6.61    1.02   15.36    8.61       0.98   14.77       0.12  723.09    1.07
     FNGB  First Northern Cap. Corp of WI  11.41    11.41    0.53    4.29    4.38       0.82    6.62       0.12  377.58    0.51
     FFPB  First Palm Beach Bancorp of FL   7.08     6.89    0.04    0.51    0.48       0.12    1.48        NA      NA     1.16
     FSNJ  First SB of NJ, MHC (45.0)       7.53     7.53    0.19    2.28    2.20       0.43    5.10       0.91   51.83    1.27
     FSLA  First SB, SLA MHC of NJ (37.6)   9.26     8.11    0.47    5.02    3.50       0.86    9.08       0.75   70.10    1.01
     SOPN  First SB, SSB, Moore Co. of NC  25.46    25.46    1.26    4.87    4.83       1.57    6.05       0.10  224.72    0.33
     FWWB  First Savings Bancorp of WA*    15.77    14.47    1.01    5.45    3.57       1.01    5.45       0.21  311.17    1.08
     SHEN  First Shenango Bancorp of PA    12.00    12.00    0.75    5.69    5.24       1.02    7.72       0.50  140.23    1.04
     FSFC  First So.east Fin. Corp. of SC  10.06    10.06   -0.04   -0.24   -0.32       0.85    5.30       0.07  577.21    0.50
     FSFI  First State Fin. Serv. of NJ(8)  6.00     5.67    0.01    0.19    0.13      -0.12   -1.79       4.24   32.21    1.67
     FFDP  FirstFed Bancshares of IL        8.57     8.16    0.24    2.62    2.63       0.29    3.21       0.14  167.24    0.37
     FLAG  Flag Financial Corp of GA        8.80     8.80   -0.07   -0.77   -0.73       0.11    1.15       3.67   52.67    2.77
     FFPC  Florida First Bancorp of FL(8)   6.99     6.99    0.58    8.57    4.57       0.86   12.69       0.78  149.50    2.01
     FFIC  Flushing Fin. Corp. of NY*      17.51    17.51    0.85    5.06    3.79       0.80    4.78       0.71   95.82    1.46
     FBHC  Fort Bend Holding Corp. of TX    6.18     5.70    0.27    3.82    3.38       0.58    8.29       1.31   43.41    1.29
     FTSB  Fort Thomas Fin. Corp. of KY    24.35    24.35    1.33    5.37    5.19       1.33    5.37       1.27   28.12    0.42
     FKKY  Frankfort First Bancorp of KY   26.30    26.30    0.81    2.52    2.81       1.09    3.39       0.16   48.04    0.09
     FTNB  Fulton Bancorp of MO            22.80    22.80    1.10    4.81    4.51       1.06    4.67       0.92   99.36    1.02
     GFSB  GFS Bancorp of Grinnell IA      11.56    11.56    0.91    7.59    7.08       1.20   10.02       1.63   49.75    0.92
     GUPB  GFSB Bancorp of Gallup NM       18.50    18.50    0.81    3.56    3.91       1.03    4.53       0.25  159.18    0.75
     GWBC  Gateway Bancorp of KY           25.07    25.07    0.83    3.26    3.72       1.14    4.47       0.45   25.80    0.44
     GBCI  Glacier Bancorp of MT            9.45     9.44    1.37   14.32    6.89       1.54   16.10       0.29  173.40    0.70
     GLBK  Glendale Co-op. Bank of MA*     15.85    15.85    0.79    4.97    5.80       0.66    4.16       0.30   96.33    0.70
     GFCO  Glenway Financial Corp. of OH    9.61     9.40    0.56    5.90    7.05       0.57    5.99       0.41   52.03    0.27
     GTPS  Great American Bancorp of IL    27.85    27.85    0.69    2.42    2.90       0.68    2.36       0.13  192.81    0.35
     GTFN  Great Financial Corp. of KY      9.66     9.26    0.70    6.47    4.36       0.71    6.57       3.23   14.46    0.65
     GSBC  Great Southern Bancorp of MO    10.12    10.12    1.35   13.44    5.91       1.54   15.28       1.83  121.83    2.59
     GDVS  Greater DV SB,MHC of PA(19.9)*  11.69    11.69   -0.21   -1.72   -1.50       0.10    0.80       2.91   45.73    2.22
     GRTR  Greater New York SB of NY*       5.97     5.97    0.42    7.32    5.93       0.37    6.50       7.90    9.80    1.94
     GSFC  Green Street Fin. Corp. of NC   35.29    35.29    1.18    5.35    3.12       1.48    6.68       0.20   68.31    0.19
     GROV  GroveBank for Savings of MA(8)*  6.50     6.49    0.90   14.23    6.86       0.84   13.34       0.58  100.00    0.77
     GFED  Guaranty FS&LA,MHC of MO(31.1)  14.49    14.49    0.62    4.23    3.17       0.50    3.41       1.57   73.15    1.47
     GSLC  Guaranty Svgs & Loan FA of VA    5.50     5.50    0.44    7.28    6.06       0.51    8.44        NA      NA     0.91
     HEMT  HF Bancorp of Hemet CA           7.94     7.94   -0.08   -0.74   -0.91      -0.10   -0.97       0.95   64.23    1.37
     HFFC  HF Financial Corp. of SD         8.99     8.96    0.60    6.61    6.97       0.75    8.33       0.59  127.45    0.96
     HFNC  HFNC Financial Corp. of NC      29.31    29.31    1.02    3.72    2.57       1.28    4.68       1.15   80.19    1.39
     HMNF  HMN Financial, Inc. of MN       14.80    14.80    0.80    4.93    5.15       0.94    5.77       0.08  531.92    0.65
     HALL  Hallmark Capital Corp. of WI     7.01     7.01    0.41    5.32    5.56       0.56    7.17       0.05  715.63    0.56
     HARB  Harbor FSB, MHC of FL (45.7)     8.02     7.68    0.90   10.52    5.47       1.21   14.19       0.50  208.24    1.41
     HRBF  Harbor Federal Bancorp of MD    12.85    12.85    0.27    1.71    1.85       0.56    3.60       0.43   41.21    0.28
     HFSA  Hardin Bancorp of Hardin MO     16.78    16.78    0.44    2.40    2.99       0.78    4.28       0.19   90.18    0.29


                                                      Pricing Ratios                      Dividend Data(6)
                                          _________________________________________    _______________________
                                                                  Price/  Price/        Ind.   Divi-
                                          Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution               Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________               _______ _______ _______ _______ _______      _______ _______ _______
                                            (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies
       (continued)
     ___________________________


     FFBZ  First Federal Bancorp of OH      17.58  179.37   13.62  179.78   13.01         0.24    1.50   26.37
     FFWM  First Fin. Corp of Western MD    23.69  167.02   19.52  167.02   17.07         0.48    1.51   35.82
     FFCH  First Fin. Holdings Inc. of SC   20.95  155.94    9.56  155.94   12.57         0.72    3.10   64.86
     FFBI  First Financial Bancorp of IL      NM    95.49    7.38   95.49   22.67         0.00    0.00    0.00
     FFHC  First Financial Corp. of WI      17.17  212.53   15.24  220.08   12.23         0.75    2.63   45.18
     FFHS  First Franklin Corp. of OH         NM    93.73    8.49   94.56   13.91         0.32    2.00   61.54
     FGHC  First Georgia Hold. Corp of GA   14.37  145.85   12.11  163.88   14.37         0.08    0.93   13.33
     FSPG  First Home SB, SLA of NJ          9.33  125.81    8.13  128.71    7.68         0.48    2.46   22.97
     FFSL  First Independence Corp. of KS   14.01   87.98   10.54   87.98   10.38         0.40    2.04   28.57
     FISB  First Indiana Corp. of IN        15.74  156.44   14.24  158.68   13.71         0.56    2.20   34.57
     FKFS  First Keystone Fin. Corp of PA     NM   111.92    8.78  111.92   13.61         0.20    1.00   29.41
     FLKY  First Lancaster Bncshrs of KY      NM   110.09   39.28  110.09     NM          0.00    0.00    0.00
     FLFC  First Liberty Fin. Corp. of GA   11.56  162.42   11.20  191.71   14.45         0.40    2.16   25.00
     CASH  First Midwest Fin. Corp. of IA   14.06  112.81   12.87  120.79   14.22         0.54    2.18   30.68
     FMBD  First Mutual Bancorp of IL         NM    90.67   18.07   90.67     NM          0.32    2.15     NM
     FMSB  First Mutual SB of Bellevue WA   11.61  166.82   11.02  166.82   12.08         0.20    1.11   12.90
     FNGB  First Northern Cap. Corp of WI   22.86  101.01   11.53  101.01   14.81         0.60    3.75     NM
     FFPB  First Palm Beach Bancorp of FL     NM   111.11    7.86  114.14     NM          0.40    1.74     NM
     FSNJ  First SB of NJ, MHC (45.0)         NM   107.75    8.12  107.75   20.29         0.50    2.90     NM
     FSLA  First SB, SLA MHC of NJ (37.6)     NM   142.97   13.23  163.19   15.79         0.36    2.00   57.14
     SOPN  First SB, SSB, Moore Co. of NC   20.69  100.56   25.60  100.56   16.67         0.68    3.78     NM
     FWWB  First Savings Bancorp of WA*       NM   134.74   21.25  146.83     NM          0.20    1.08   30.30
     SHEN  First Shenango Bancorp of PA     19.07  110.19   13.23  110.19   14.06         0.48    2.13   40.68
     FSFC  First So.east Fin. Corp. of SC     NM   125.83   12.66  125.83   14.18         0.20    2.11     NM
     FSFI  First State Fin. Serv. of NJ(8)    NM   147.49    8.85  156.09     NM          0.22    1.47     NM
     FFDP  FirstFed Bancshares of IL          NM   106.28    9.10  111.52     NM          0.40    2.39     NM
     FLAG  Flag Financial Corp of GA          NM   111.22    9.79  111.22     NM          0.34    3.09     NM
     FFPC  Florida First Bancorp of FL(8)   21.87  185.78   12.99  185.78   14.77         0.24    2.11   46.15
     FFIC  Flushing Fin. Corp. of NY*         NM   119.20   20.88  119.20     NM          0.16    0.85   22.54
     FBHC  Fort Bend Holding Corp. of TX      NM   114.17    7.05  123.60   13.62         0.28    1.15   34.15
     FTSB  Fort Thomas Fin. Corp. of KY     19.26  103.64   25.24  103.64   19.26         0.25    1.75   33.78
     FKKY  Frankfort First Bancorp of KY      NM   115.55   30.38  115.55     NM          0.36    3.17     NM
     FTNB  Fulton Bancorp of MO             22.19  106.82   24.36  106.82   22.88         0.00    0.00    0.00
     GFSB  GFS Bancorp of Grinnell IA       14.12  105.92   12.25  105.92   10.70         0.40    1.93   27.21
     GUPB  GFSB Bancorp of Gallup NM          NM    96.95   17.94   96.95   20.09         0.40    2.52   64.52
     GWBC  Gateway Bancorp of KY              NM    92.71   23.24   92.71   19.59         0.40    2.76   74.07
     GBCI  Glacier Bancorp of MT            14.52  202.51   19.14  202.69   12.91         0.64    2.74   39.75
     GLBK  Glendale Co-op. Bank of MA*      17.24   84.35   13.37   84.35   20.62         0.00    0.00    0.00
     GFCO  Glenway Financial Corp. of OH    14.18   81.65    7.84   83.44   13.97         0.68    3.58   50.75
     GTPS  Great American Bancorp of IL       NM    84.84   23.63   84.84     NM          0.40    2.76     NM
     GTFN  Great Financial Corp. of KY      22.93  151.12   14.59  157.58   22.57         0.48    1.65   37.80
     GSBC  Great Southern Bancorp of MO     16.91  226.38   22.90  226.38   14.87         0.40    2.32   39.22
     GDVS  Greater DV SB,MHC of PA(19.9)*     NM   120.48   14.09  120.48     NM          0.36    3.60     NM
     GRTR  Greater New York SB of NY*       16.88  118.42    7.07  118.42   19.01         0.20    1.48   25.00
     GSFC  Green Street Fin. Corp. of NC      NM   106.22   37.49  106.22     NM          0.40    2.60     NM
     GROV  GroveBank for Savings of MA(8)*  14.58  194.84   12.66  194.92   15.54         0.72    1.47   21.36
     GFED  Guaranty FS&LA,MHC of MO(31.1)     NM   133.92   19.40  133.92     NM          0.36    3.17     NM
     GSLC  Guaranty Svgs & Loan FA of VA    16.50  119.57    6.58  119.57   14.22         0.10    1.21   20.00
     HEMT  HF Bancorp of Hemet CA             NM    86.61    6.88   86.61     NM          0.00    0.00     NM
     HFFC  HF Financial Corp. of SD         14.35   96.38    8.66   96.66   11.38         0.36    2.18   31.30
     HFNC  HFNC Financial Corp. of NC         NM   124.01   36.35  124.01     NM          0.28    1.57   60.87
     HMNF  HMN Financial, Inc. of MN        19.41  101.96   15.09  101.96   16.59         0.00    0.00    0.00
     HALL  Hallmark Capital Corp. of WI     17.98   93.52    6.56   93.52   13.35         0.00    0.00    0.00
     HARB  Harbor FSB, MHC of FL (45.7)     18.29  186.15   14.93  194.29   13.56         1.20    3.75   68.57
     HRBF  Harbor Federal Bancorp of MD       NM    96.49   12.40   96.49     NM          0.40    2.65     NM
     HFSA  Hardin Bancorp of Hardin MO        NM    84.38   14.16   84.38   18.74         0.40    3.23     NM


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                              Key Financial Ratios                           Asset Quality Ratios
                                             __________________________________________________________    _______________________
                                                      Tang.
                                             Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                   Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                   _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                                (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
     NASDAQ Listed OTC Companies
       (continued)
     ___________________________


     HARL  Harleysville SA of PA               6.22     6.22    0.54    8.12    6.45       0.88   13.09       0.09  602.74    0.75
     HARS  Harris SB, MHC of PA (23.1)         8.56     7.22    0.02    0.23    0.17       0.49    4.58       0.75   63.17    0.84
     HFFB  Harrodsburg 1st Fin Bcrp of KY     28.14    28.14    1.17    4.61    3.08       1.17    4.61       0.58   46.70    0.39
     HHFC  Harvest Home Fin. Corp. of OH      16.72    16.72    0.74    4.13    5.78       0.74    4.13       0.19   75.00    0.26
     HAVN  Haven Bancorp of Woodhaven NY       6.00     5.97    0.57    9.09    6.98       0.86   13.74       1.01   64.99    1.38
     HVFD  Haverfield Corp. of OH              7.87     7.86    0.40    4.91    3.89       0.84   10.36       0.28  276.81    0.94
     HTHR  Hawthorne Fin. Corp. of CA          3.85     3.85    0.82   21.28   32.53       0.57   14.69      10.58   17.32    2.16
     HBNK  Highland Federal Bank of CA         7.13     7.13   -0.09   -1.31   -1.05       0.22    3.12       3.30   46.96    2.00
     HIFS  Hingham Inst. for Sav. of MA*       9.70     9.70    1.07   10.69    8.51       1.07   10.69       0.78   88.21    0.90
     HNFC  Hinsdale Financial Corp. of IL      8.52     8.28    0.45    5.68    4.70       0.68    8.52       0.17  211.76    0.41
     HBEI  Home Bancorp of Elgin IL           26.71    26.71    0.13    0.80    0.47       0.68    4.14       0.49   50.03    0.35
     HBFW  Home Bancorp of Fort Wayne IN      15.50    15.50    0.84    5.00    4.92       0.84    5.00       0.04     NA     0.57
     HBBI  Home Building Bancorp of IN        12.92    12.92   -0.32   -2.31   -2.44       0.02    0.16       0.35   51.68    0.27
     HOMF  Home Fed Bancorp of Seymour IN      8.16     7.86    0.98   12.02    7.63       1.16   14.25       0.46  108.25    0.58
     HWEN  Home Financial Bancorp of IN       20.03    20.03    0.50    4.10    2.77       0.72    5.92       0.96   44.47    0.58
     HPBC  Home Port Bancorp, Inc. of MA*     10.41    10.41    1.73   15.77    9.72       1.74   15.87       0.40  307.31    1.54
     HMCI  Homecorp, Inc. of Rockford IL       6.00     6.00    0.10    1.59    1.63       0.33    5.44       3.64   11.70    0.53
     LOAN  Horizon Bancorp, Inc of TX(8)*      8.27     8.02    1.42   16.41    6.79       1.09   12.60       0.38  135.94    0.72
     HZFS  Horizon Fin'l. Services of IA      10.73    10.73    0.13    1.11    1.45       0.33    2.85       1.12   45.26    0.76
     HRZB  Horizon Financial Corp. of WA*     15.94    15.94    1.52    9.43    8.60       1.48    9.18       0.01     NA     0.81
     IBSF  IBS Financial Corp. of NJ          19.45    19.45    0.61    2.97    2.69       0.98    4.81       0.11  123.82    0.55
     ISBF  ISB Financial Corp. of LA          16.38    15.88    0.81    4.38    4.17       1.09    5.94        NA      NA     1.03
     ITLA  Imperial Thrift & Loan of CA*      11.76    11.76    1.43   14.06    8.36       1.43   14.06       2.24   61.01    1.64
     IFSB  Independence FSB of DC              6.73     5.82    0.13    1.97    3.41       0.20    2.96        NA      NA     0.38
     INCB  Indiana Comm. Bank, SB of IN       12.30    12.30    0.15    1.06    0.91       0.48    3.41        NA      NA      NA
     IFSL  Indiana Federal Corp. of IN(8)      8.65     8.07    0.68    7.23    4.92       0.96   10.14       1.32   64.27    1.12
     INBI  Industrial Bancorp of OH           18.93    18.93    0.73    3.38    3.40       1.36    6.27       0.46  101.75    0.54
     IWBK  Interwest SB of Oak Harbor WA       6.48     6.32    0.77   11.23    4.25       1.11   16.23       0.54   87.60    0.82
     IPSW  Ipswich SB of Ipswich MA*           5.91     5.91    1.33   21.97   13.43       1.10   18.17       1.81   47.96    1.19
     IROQ  Iroquois Bancorp of Auburn NY*      5.99     5.37    0.65   10.80    7.46       0.88   14.61       0.92   72.68    0.91
     JSBF  JSB Financial, Inc. of NY          21.60    21.60    1.66    7.56    7.12       1.66    7.56       1.37   24.80    0.61
     JXVL  Jacksonville Bancorp of TX         16.20    16.20    0.68    4.84    3.72       1.02    7.26        NA      NA      NA
     JXSB  Jcksnville SB,MHC of IL(43.3%)     11.52    11.49    0.19    1.60    1.68       0.47    3.96       0.37  131.69    0.59
     JSBA  Jefferson Svgs Bancorp of MO        7.24     5.97    0.23    3.21    2.71       0.61    8.55       1.02   48.29    0.67
     JOAC  Joachim Bancorp of MO              29.55    29.55    0.41    1.53    1.32       0.71    2.66       0.33   63.87    0.32
     KSAV  KS Bancorp of Kenly NC             14.37    14.36    0.82    5.34    5.41       1.15    7.47       0.55   55.53    0.37
     KSBK  KSB Bancorp of Kingfield ME*        6.82     6.32    0.89   13.40   12.00       0.89   13.40       1.38   47.56    0.90
     KFBI  Klamath First Bancorp of OR        22.83    22.83    0.98    3.78    3.55       1.40    5.42       0.04  356.92    0.20
     LBFI  L&B Financial of S. Springs TX(8)  16.99    16.99    0.65    3.72    3.47       0.87    4.98       0.51  103.00    1.08
     LSBI  LSB Fin. Corp. of Lafayette IN      9.40     9.40    0.50    4.76    4.80       0.46    4.33       1.37   70.21    1.09
     LVSB  Lakeview SB of Paterson NJ         10.24     8.16    1.24   11.79    9.57       0.85    8.07       1.21   55.15    1.73
     LARK  Landmark Bancshares of KS          15.16    15.16    0.69    4.20    4.47       0.92    5.58       0.19  193.45    0.59
     LARL  Laurel Capital Group of PA         10.41    10.41    1.06   10.06    8.57       1.40   13.31       0.64  148.64    1.27
     LSBX  Lawrence Savings Bank of MA*        8.21     8.21    1.46   18.83   13.21       1.46   18.83       0.85  129.65    2.42
     LFED  Leeds FSB, MHC of MD (35.3)        16.10    16.10    0.76    4.69    3.69       1.10    6.76       0.02  942.86    0.25
     LXMO  Lexington B&L Fin. Corp. of MO     30.57    30.57    1.04    5.72    3.19       1.04    5.72       0.98   33.39    0.49
     LBCI  Liberty Bancorp of Chicago IL(8)    9.53     9.50    0.32    3.31    3.37       0.62    6.40       0.10  508.37    0.72
     LIFB  Life Bancorp of Norfolk VA         10.35    10.01    0.63    4.95    4.19       0.91    7.14       0.38  196.63    1.76
     LFBI  Little Falls Bancorp of NJ         14.88    13.71    0.17    1.44    1.28       0.45    3.86       1.18   28.24    0.84
     LOGN  Logansport Fin. Corp. of IN        19.98    19.98    1.23    4.85    6.04       1.54    6.08       0.36   81.47    0.42
     LONF  London Financial Corp. of OH       21.37    21.37    0.78    5.39    3.85       0.78    5.39       0.21  242.86    0.68
     LISB  Long Island Bancorp of NY           9.99     9.99    0.93    8.80    6.06       0.85    8.00        NA      NA     1.08
     MAFB  MAF Bancorp of IL                   7.65     6.54    0.53    7.80    3.50       0.92   13.60       0.47  119.22    0.74
     MBLF  MBLA Financial Corp. of MO(8)      12.31    12.31    0.57    4.07    4.47       0.75    5.36       0.19  127.59    0.50
     MFBC  MFB Corp. of Mishawaka IN          17.90    17.90    0.72    3.67    4.30       0.71    3.62       0.06  258.14    0.24
     MLBC  ML Bancorp of Villanova PA          7.31     7.08    0.74    9.25    7.62       0.69    8.67       0.61  129.89    1.81

                                                             Pricing Ratios                      Dividend Data(6)
                                                 _________________________________________    _______________________
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend   Payout
     Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield  Ratio(7)
     _____________________                      _______ _______ _______ _______ _______      _______ _______ ______
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)    (%)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________


     HARL  Harleysville SA of PA                  15.50  123.52    7.68  123.52    9.62         0.44    2.35  36.36
     HARS  Harris SB, MHC of PA (23.1)              NM   137.79   11.79  163.39     NM          0.58    3.20    NM
     HFFB  Harrodsburg 1st Fin Bcrp of KY           NM   129.55   36.45  129.55     NM          0.40    2.16  70.18
     HHFC  Harvest Home Fin. Corp. of OH          17.32   72.25   12.08   72.25   17.32         0.40    4.05  70.18
     HAVN  Haven Bancorp of Woodhaven NY          14.32  131.16    7.87  131.94    9.47         0.60    2.11  30.15
     HVFD  Haverfield Corp. of OH                   NM   127.85   10.06  128.03   12.17         0.54    2.92    NM
     HTHR  Hawthorne Fin. Corp. of CA              3.07   60.73    2.34   60.73    4.46         0.00    0.00   0.00
     HBNK  Highland Federal Bank of CA              NM   117.50    8.38  117.50     NM          0.00    0.00    NM
     HIFS  Hingham Inst. for Sav. of MA*          11.74  121.11   11.75  121.11   11.74         0.36    2.06  24.16
     HNFC  Hinsdale Financial Corp. of IL         21.27  117.83   10.04  121.31   14.18         0.00    0.00   0.00
     HBEI  Home Bancorp of Elgin IL                 NM    90.72   24.23   90.72     NM          0.00    0.00   0.00
     HBFW  Home Bancorp of Fort Wayne IN          20.33  109.08   16.91  109.08   20.33         0.20    1.08  21.98
     HBBI  Home Building Bancorp of IN              NM   102.16   13.20  102.16     NM          0.30    1.67    NM
     HOMF  Home Fed Bancorp of Seymour IN         13.10  151.87   12.39  157.65   11.05         0.60    1.70  22.30
     HWEN  Home Financial Bancorp of IN             NM    84.91   17.00   84.91   25.00         0.20    1.54  55.56
     HPBC  Home Port Bancorp, Inc. of MA*         10.29  158.26   16.47  158.26   10.22         0.80    4.74  48.78
     HMCI  Homecorp, Inc. of Rockford IL            NM    98.12    5.89   98.12   17.93         0.00    0.00   0.00
     LOAN  Horizon Bancorp, Inc of TX(8)*         14.73  226.73   18.75  233.70   19.19         0.16    0.84  12.40
     HZFS  Horizon Fin'l. Services of IA            NM    78.98    8.47   78.98     NM          0.32    2.21    NM
     HRZB  Horizon Financial Corp. of WA*         11.62  107.90   17.19  107.90   11.94         0.40    3.02  35.09
     IBSF  IBS Financial Corp. of NJ                NM   116.47   22.65  116.47   22.99         0.32    2.05    NM
     ISBF  ISB Financial Corp. of LA              23.97  109.86   17.99  113.27   17.68         0.34    1.94  46.58
     ITLA  Imperial Thrift & Loan of CA*          11.97  126.58   14.88  126.58   11.97         0.00    0.00   0.00
     IFSB  Independence FSB of DC                   NM    58.48    3.93   67.55   19.54         0.22    2.89    NM
     INCB  Indiana Comm. Bank, SB of IN             NM   136.36   16.77  136.36     NM          0.35    2.12    NM
     IFSL  Indiana Federal Corp. of IN(8)         20.33  147.26   12.73  157.84   14.50         0.72    3.31  67.29
     INBI  Industrial Bancorp of OH                 NM   113.28   21.45  113.28   15.86         0.40    3.23    NM
     IWBK  Interwest SB of Oak Harbor WA          23.54  230.03   14.91  236.09   16.29         0.52    1.61  37.96
     IPSW  Ipswich SB of Ipswich MA*               7.45  147.09    8.69  147.09    9.01         0.20    1.72  12.82
     IROQ  Iroquois Bancorp of Auburn NY*         13.40  139.35    8.35  155.52    9.91         0.32    1.91  25.60
     JSBF  JSB Financial, Inc. of NY              14.04  108.63   23.47  108.63   14.04         1.20    3.29  46.15
     JXVL  Jacksonville Bancorp of TX               NM   108.70   17.61  108.70   17.90         0.50    3.45    NM
     JXSB  Jcksnville SB,MHC of IL(43.3%)           NM    96.08   11.06   96.30   24.04         0.40    3.20    NM
     JSBA  Jefferson Svgs Bancorp of MO             NM   117.10    8.48  142.05   13.86         0.32    1.40  51.61
     JOAC  Joachim Bancorp of MO                    NM   102.28   30.23  102.28     NM          0.50    3.48    NM
     KSAV  KS Bancorp of Kenly NC                 18.47  100.14   14.39  100.24   13.21         0.60    2.87  53.10
     KSBK  KSB Bancorp of Kingfield ME*            8.33  104.55    7.13  112.91    8.33         0.20    0.87   7.25
     KFBI  Klamath First Bancorp of OR              NM   113.10   25.82  113.10   19.66         0.28    1.87  52.83
     LBFI  L&B Financial of S. Springs TX(8)        NM   109.61   18.62  109.61   21.52         0.40    2.35  67.80
     LSBI  LSB Fin. Corp. of Lafayette IN         20.83  102.97    9.68  102.97   22.87         0.32    1.71  35.56
     LVSB  Lakeview SB of Paterson NJ             10.44  120.70   12.36  151.52   15.26         0.25    1.06  11.11
     LARK  Landmark Bancshares of KS              22.37   97.25   14.74   97.25   16.83         0.40    2.35  52.63
     LARL  Laurel Capital Group of PA             11.67  114.34   11.90  114.34    8.82         0.44    2.77  32.35
     LSBX  Lawrence Savings Bank of MA*            7.57  129.31   10.62  129.31    7.57         0.00    0.00   0.00
     LFED  Leeds FSB, MHC of MD (35.3)              NM   125.00   20.12  125.00   18.82         0.68    4.25    NM
     LXMO  Lexington B&L Fin. Corp. of MO           NM    91.15   27.86   91.15     NM          0.00    0.00   0.00
     LBCI  Liberty Bancorp of Chicago IL(8)         NM    99.80    9.51  100.08   15.36         0.60    2.35  69.77
     LIFB  Life Bancorp of Norfolk VA             23.86  124.37   12.88  128.64   16.55         0.44    2.40  57.14
     LFBI  Little Falls Bancorp of NJ               NM    86.51   12.87   93.91     NM          0.10    0.80  62.50
     LOGN  Logansport Fin. Corp. of IN            16.55   97.51   19.48   97.51   13.20         0.40    3.40  56.34
     LONF  London Financial Corp. of OH             NM    89.88   19.20   89.88     NM          0.24    1.78  46.15
     LISB  Long Island Bancorp of NY              16.51  145.82   14.57  145.82   18.16         0.40    1.30  21.39
     MAFB  MAF Bancorp of IL                        NM   150.07   11.48  175.47   16.41         0.36    1.04  29.75
     MBLF  MBLA Financial Corp. of MO(8)          22.35   91.92   11.31   91.92   16.96         0.40    2.11  47.06
     MFBC  MFB Corp. of Mishawaka IN              23.24   86.43   15.47   86.43   23.57         0.32    1.94  45.07
     MLBC  ML Bancorp of Villanova PA             13.12  125.19    9.15  129.31   14.00         0.38    2.61  34.23



     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                              Key Financial Ratios                           Asset Quality Ratios
                                             __________________________________________________________    _______________________
                                                      Tang.
                                             Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                   Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                   _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                                (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     NASDAQ Listed OTC Companies
      (continued)
     ___________________________


     MBB   MSB Bancorp of Middletown NY*       6.55     2.57    0.18    2.32    2.30       0.20    2.58       0.78   26.77    0.54
     MSBF  MSB Financial Corp. of MI          20.05    20.05    1.40    6.17    6.34       1.72    7.59       0.78   72.91    0.61
     MGNL  Magna Bancorp of MS                 9.67     9.20    1.36   13.84    6.94       1.67   17.05       3.81   19.52    1.09
     MARN  Marion Capital Holdings of IN      22.68    22.68    1.14    4.80    5.35       1.43    6.03       0.95  121.70    1.37
     MFCX  Marshalltown Fin. Corp. of IA(8)   15.58    15.58    0.06    0.36    0.34       0.41    2.63        NA      NA     0.19
     MFSL  Maryland Fed. Bancorp of MD         8.39     8.26    0.79    9.63    8.20       0.56    6.75       0.48   84.24    0.46
     MASB  MassBank Corp. of Reading MA*       9.95     9.95    1.07   10.64    9.26       1.01   10.02       0.27  100.30    0.94
     MFLR  Mayflower Co-Op. Bank of MA*        9.86     9.67    0.92    9.28    7.80       0.88    8.88       1.16   80.27    1.50
     MECH  Mechanics SB of Hartford CT*       10.04    10.04   -0.34   -4.95   -2.84      -0.32   -4.73       2.06   56.89    1.71
     MDBK  Medford Savings Bank of MA*         8.98     8.24    1.03   11.54    8.88       1.02   11.38       0.53  139.29    1.34
     MERI  Meritrust FSB of Thibodaux LA       7.26     7.26    0.55    7.37    5.03       0.93   12.52        NA      NA      NA
     MWBX  Metro West of MA*                   7.69     7.69    1.31   17.51    9.24       1.31   17.51       2.21   46.46    1.39
     MSEA  Metropolitan Bancorp of WA(8)       6.76     6.14    0.52    7.73    5.61       0.80   11.73        NA      NA     1.76
     MCBS  Mid Continent Bancshares of KS     10.84    10.83    1.05    8.54    6.53       1.21    9.81       0.15   82.23    0.23
     MIFC  Mid Iowa Financial Corp. of IA      9.38     9.36    0.93    9.97    9.92       0.93    9.97       0.05  513.21    0.44
     MCBN  Mid-Coast Bancorp of ME             8.78     8.78    0.34    3.85    4.37       0.58    6.53       0.41  120.43    0.60
     MIDC  Midconn Bank of Kensington CT*      9.72     8.19    0.51    5.40    4.97       0.64    6.75       1.96   27.19    0.68
     MWBI  Midwest Bancshares, Inc. of IA      6.58     6.58    0.66    9.61    9.74       0.99   14.37       0.47  103.85    0.82
     MWFD  Midwest Fed. Fin. Corp of WI        8.39     8.02    1.04   11.36    6.50       1.01   11.07       0.24  322.17    1.04
     MFFC  Milton Fed. Fin. Corp. of OH       18.51    18.51    0.66    3.25    3.54       0.86    4.22       0.34   79.06    0.42
     MIVI  Miss. View Hold. Co. of MN         18.39    18.39    1.30    6.73    8.43       1.22    6.33       0.51  249.15    2.04
     MBSP  Mitchell Bancorp of NC*            42.08    42.08    0.50    1.20    1.26       1.54    3.66       2.56   17.67    0.60
     MBBC  Monterey Bay Bancorp of CA         13.99    13.86    0.13    0.89    0.87       0.39    2.68       0.48   83.49    0.56
     MORG  Morgan Financial Corp. of CO       12.64    12.64    0.74    5.16    6.04       0.97    6.83       1.29   12.36    0.22
     MSBK  Mutual SB, FSB of Bay City MI       5.82     5.82    0.07    1.30    2.11      -0.05   -0.87       0.13  208.44    0.73
     NHTB  NH Thrift Bancshares of NH          7.27     7.27    0.40    5.27    5.11       0.60    7.90       1.10   58.61    0.79
     NSLB  NS&L Bancorp of Neosho MO          23.31    23.31    0.97    4.06    4.80       0.88    3.69       0.02  390.91    0.14
     NMSB  Newmil Bancorp. of CT*             10.51    10.51    0.77    7.14    6.63       0.76    7.02       1.86   86.77    3.07
     NFSL  Newnan SB, FSB of Newnan GA        12.80    12.73    2.24   19.70    9.35       1.95   17.11        NA      NA     1.41
     NASB  North American SB of MO             6.80     6.55    1.25   17.53   10.90       1.18   16.58       3.12   24.45    0.89
     NBSI  North Bancshares of Chicago IL     15.13    15.13    0.34    1.96    2.29       0.62    3.60        NA      NA     0.30
     FFFD  North Central Bancshares of IA     28.33    28.33    1.50    6.26    5.53       1.79    7.44       0.21  474.69    1.19
     NEBC  Northeast Bancorp of ME*            7.05     5.96    0.37    4.96    4.89       0.35    4.73       1.36   79.76    1.43
     NEIB  Northeast Indiana Bncrp of IN      17.45    17.45    1.01    4.97    5.56       1.22    5.96       0.20  320.13    0.73
     NSBK  Northside SB of Bronx NY(8)*        7.78     7.71    1.21   15.88    7.67       1.05   13.89       0.41   85.58    1.02
     NWEQ  Northwest Equity Corp. of WI       12.14    12.14    0.70    5.17    5.39       0.91    6.73       1.19   39.21    0.58
     NWSB  Northwest SB, MHC of PA(29.9)       9.85     9.37    0.69    6.52    3.92       1.05    9.90       0.86   80.78    0.93
     NSSY  Norwalk Savings Society of CT*      7.21     6.92    0.81   10.33    7.84       0.67    8.48       2.21   38.08    1.18
     NSSB  Norwich Financial Corp. of CT*     10.78     9.76    0.87    8.07    5.74       0.85    7.86       1.66  134.62    3.29
     NTMG  Nutmeg FS&LA of CT                  5.37     5.37    0.28    4.82    4.69       0.33    5.81        NA      NA     0.51
     OHSL  OHSL Financial Corp. of OH         11.57    11.57    0.57    4.63    4.63       0.85    6.95       0.22  107.97    0.33
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)    12.39    12.39    0.04    0.29    0.29       0.46    3.66       0.17  249.07    0.63
     OCFC  Ocean Fin. Corp. of NJ             20.73    20.73   -0.29   -2.66   -1.41       0.88    7.99       0.80   62.07    0.91
     OFCP  Ottawa Financial Corp. of MI        9.11     7.20    0.40    3.14    2.87       0.83    6.42       0.32  113.73    0.44
     PFFB  PFF Bancorp of Pomona CA           11.54    11.41   -0.06   -0.55   -0.42       0.30    2.92       1.93   53.40    1.42
     PVFC  PVF Capital Corp. of OH             6.51     6.51    0.93   14.19    8.67       1.21   18.34       0.68  107.66    0.82
     PCCI  Pacific Crest Capital of CA*        9.04     9.04    1.19   15.95    9.19       1.02   13.59       2.24   53.13    1.69
     PALM  Palfed, Inc. of Aiken SC            8.00     7.63    0.37    4.51    3.10       0.59    7.31       3.44   34.31    1.51
     PBCI  Pamrapo Bancorp, Inc. of NJ        15.05    14.93    0.85    5.46    5.14       1.21    7.77       3.45   23.22    1.35
     PFED  Park Bancorp of Chicago IL         23.51    23.51    0.50    3.51    2.34       0.81    5.69       0.15  188.68    0.76
     PVSA  Parkvale Financial Corp of PA       7.42     7.39    0.73    9.98    6.53       1.03   14.04       0.26  596.13    2.23
     PBIX  Patriot Bank Corp. of PA           10.50    10.50    0.40    2.96    2.32       0.67    4.97       0.15  247.00    0.70
     PEEK  Peekskill Fin. Corp. of NY         29.46    29.46    1.08    3.90    3.87       1.40    5.03       1.31   25.21    1.42
     PFSB  PennFed Fin. Services of NJ         7.89     6.33    0.53    5.88    5.57       0.84    9.24       0.86   28.23    0.38
     PWBC  PennFirst Bancorp of PA             6.98     6.33    0.42    5.51    5.41       0.64    8.38       0.59   75.76    1.46
     PWBK  Pennwood SB of PA*                 20.02    20.02    0.33    2.73    1.90       0.33    2.73        NA      NA     1.60

                                                          Pricing Ratios                      Dividend Data(6)
                                              _________________________________________    _______________________
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                   Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                   _______ _______ _______ _______ _______      _______ _______ _______
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies
      (continued)
     ___________________________


     MBB   MSB Bancorp of Middletown NY*         NM    97.60    6.39  248.31     NM          0.60    3.14     NM
     MSBF  MSB Financial Corp. of MI           15.78   99.95   20.04   99.95   12.83         0.50    2.60   40.98
     MGNL  Magna Bancorp of MS                 14.40  196.51   18.99  206.42   11.69         0.60    3.33   48.00
     MARN  Marion Capital Holdings of IN       18.69   94.79   21.50   94.79   14.87         0.80    3.93   73.39
     MFCX  Marshalltown Fin. Corp. of IA(8)      NM   105.76   16.48  105.76     NM          0.00    0.00    0.00
     MFSL  Maryland Fed. Bancorp of MD         12.19  113.52    9.52  115.32   17.39         0.66    1.93   23.49
     MASB  MassBank Corp. of Reading MA*       10.80  114.67   11.41  114.67   11.46         0.96    2.57   27.75
     MFLR  Mayflower Co-Op. Bank of MA*        12.83  114.34   11.28  116.60   13.41         0.48    3.25   41.74
     MECH  Mechanics SB of Hartford CT*          NM   114.99   11.55  114.99     NM          0.00    0.00     NM
     MDBK  Medford Savings Bank of MA*         11.26  125.19   11.24  136.46   11.42         0.68    2.72   30.63
     MERI  Meritrust FSB of Thibodaux LA       19.89  145.92   10.59  145.92   11.71         0.70    2.21   44.03
     MWBX  Metro West of MA*                   10.82  176.45   13.56  176.45   10.82         0.10    2.05   22.22
     MSEA  Metropolitan Bancorp of WA(8)       17.82  137.40    9.29  151.34   11.74         0.00    0.00    0.00
     MCBS  Mid Continent Bancshares of KS      15.32  130.14   14.10  130.21   13.34         0.40    1.68   25.81
     MIFC  Mid Iowa Financial Corp. of IA      10.08   97.35    9.13   97.50   10.08         0.08    1.28   12.90
     MCBN  Mid-Coast Bancorp of ME             22.87   87.74    7.71   87.74   13.49         0.52    2.77   63.41
     MIDC  Midconn Bank of Kensington CT*      20.11  107.28   10.43  127.37   16.09         0.60    3.11   62.50
     MWBI  Midwest Bancshares, Inc. of IA      10.27  102.00    6.72  102.00    6.87         0.60    2.26   23.26
     MWFD  Midwest Fed. Fin. Corp of WI        15.38  176.64   14.83  184.80   15.79         0.30    1.67   25.64
     MFFC  Milton Fed. Fin. Corp. of OH          NM    95.73   17.72   95.73   21.72         0.56    3.97     NM
     MIVI  Miss. View Hold. Co. of MN          11.87   83.87   15.42   83.87   12.63         0.16    1.36   16.16
     MBSP  Mitchell Bancorp of NC*               NM    94.87   39.93   94.87     NM          0.00    0.00    0.00
     MBBC  Monterey Bay Bancorp of CA            NM   105.91   14.81  106.90     NM          0.10    0.67     NM
     MORG  Morgan Financial Corp. of CO        16.54   92.29   11.66   92.29   12.50         0.24    2.13   35.29
     MSBK  Mutual SB, FSB of Bay City MI         NM    61.65    3.59   61.65     NM          0.00    0.00    0.00
     NHTB  NH Thrift Bancshares of NH          19.58  103.89    7.56  103.89   13.06         0.50    4.26     NM
     NSLB  NS&L Bancorp of Neosho MO           20.83   86.81   20.23   86.81   22.92         0.50    3.64     NM
     NMSB  Newmil Bancorp. of CT*              15.09  109.92   11.55  109.92   15.35         0.24    2.74   41.38
     NFSL  Newnan SB, FSB of Newnan GA         10.70  193.04   24.71  194.08   12.32         0.44    1.74   18.64
     NASB  North American SB of MO              9.17  151.96   10.34  157.93    9.70         0.63    1.87   17.12
     NBSI  North Bancshares of Chicago IL        NM    95.45   14.45   95.45   23.86         0.40    2.54     NM
     FFFD  North Central Bancshares of IA      18.07   90.89   25.75   90.89   15.19         0.25    1.87   33.78
     NEBC  Northeast Bancorp of ME*            20.45  102.58    7.23  121.18   21.43         0.32    2.37   48.48
     NEIB  Northeast Indiana Bncrp of IN       18.00   94.47   16.48   94.47   15.00         0.32    2.37   42.67
     NSBK  Northside SB of Bronx NY(8)*        13.03  197.94   15.40  199.62   14.90         1.00    1.92   25.06
     NWEQ  Northwest Equity Corp. of WI        18.56   98.16   11.92   98.16   14.24         0.40    3.27   60.61
     NWSB  Northwest SB, MHC of PA(29.9)         NM   165.42   16.29  173.88   16.77         0.32    2.42   61.54
     NSSY  Norwalk Savings Society of CT*      12.76  126.24    9.10  131.58   15.54         0.20    0.82   10.53
     NSSB  Norwich Financial Corp. of CT*      17.41  140.29   15.12  154.88   17.89         0.48    2.46   42.86
     NTMG  Nutmeg FS&LA of CT                  21.32  102.40    5.50  102.40   17.68         0.15    2.07   44.12
     OHSL  OHSL Financial Corp. of OH          21.61  100.83   11.66  100.83   14.41         0.76    3.66     NM
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)       NM   101.83   12.62  101.83     NM          0.64    2.35     NM
     OCFC  Ocean Fin. Corp. of NJ                NM    93.65   19.41   93.65   23.61         0.00    0.00     NM
     OFCP  Ottawa Financial Corp. of MI          NM   115.12   10.49  145.65   17.09         0.36    2.15     NM
     PFFB  PFF Bancorp of Pomona CA              NM    98.55   11.37   99.65     NM          0.00    0.00     NM
     PVFC  PVF Capital Corp. of OH             11.54  155.12   10.09  155.12    8.93         0.00    0.00    0.00
     PCCI  Pacific Crest Capital of CA*        10.88  145.06   13.12  145.06   12.77         0.00    0.00    0.00
     PALM  Palfed, Inc. of Aiken SC              NM   143.56   11.49  150.57   19.86         0.08    0.55   17.78
     PBCI  Pamrapo Bancorp, Inc. of NJ         19.45  111.59   16.80  112.52   13.67         0.90    4.77     NM
     PFED  Park Bancorp of Chicago IL            NM    80.43   18.91   80.43     NM          0.00    0.00    0.00
     PVSA  Parkvale Financial Corp of PA       15.30  148.88   11.04  149.41   10.88         0.52    2.06   31.52
     PBIX  Patriot Bank Corp. of PA              NM   115.96   12.17  115.96     NM          0.32    2.39     NM
     PEEK  Peekskill Fin. Corp. of NY            NM    93.46   27.53   93.46   20.06         0.36    2.68   69.23
     PFSB  PennFed Fin. Services of NJ         17.96  108.29    8.55  134.94   11.43         0.28    1.39   25.00
     PWBC  PennFirst Bancorp of PA             18.49  107.83    7.53  118.94   12.16         0.36    2.67   49.32
     PWBK  Pennwood SB of PA*                    NM    83.19   16.65   83.19     NM          0.00    0.00    0.00



     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                               Key Financial Ratios                           Asset Quality Ratios
                                              __________________________________________________________    _______________________
                                                       Tang.
                                              Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                    Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                    _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                                 (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     NASDAQ Listed OTC Companies
      (continued)
     ____________________________


     PBKB  People's SB of Brockton MA*          5.61     5.33    0.75   13.51    9.13       0.47    8.50       1.02   90.38    1.79
     PFDC  Peoples Bancorp of Auburn IN        15.24    15.24    1.15    7.54    6.90       1.51    9.89       0.40   79.14    0.40
     PBCT  Peoples Bank, MHC of CT(32.3)*       8.26     8.25    1.10   13.97    7.01       0.88   11.19       1.42   85.13    1.82
     PFFC  Peoples Fin. Corp. of OH            25.40    25.40    0.59    2.31    2.77       0.67    2.63       0.76   32.38    0.47
     PHBK  Peoples Heritage Fin Grp of ME*      8.46     7.61    1.19   13.96    6.68       1.30   15.26       1.14  120.91    1.89
     PBNB  Peoples Sav. Fin. Corp. of CT*       9.78     9.11    0.95    9.01    7.57       0.97    9.27       0.61   55.81    0.61
     PERM  Permanent Bancorp of IN              9.47     9.36    0.15    1.40    1.33       0.44    4.19       1.71   31.61    1.07
     PMFI  Perpetual Midwest Fin. of IA         8.57     8.57    0.18    1.94    1.92       0.39    4.11       0.46  147.80    0.88
     PERT  Perpetual of SC, MHC (46.8%)        14.28    14.28    1.01    7.09    6.18       1.01    7.09        NA      NA     1.08
     PCBC  Perry Co. Fin. Corp. of MO          18.77    18.77    0.88    4.37    4.71       0.99    4.92        NA      NA     0.09
     PHFC  Pittsburgh Home Fin. of PA          15.55    15.55    0.43    4.07    2.67       0.71    6.74       1.22   47.30    0.83
     PFSL  Pocahnts Fed, MHC of AR (46.4)       5.95     5.95    0.54    9.00    7.01       0.72   12.04       0.32  141.55    1.25
     POBS  Portsmouth Bank Shrs Inc of NH(8)*  24.91    24.91    2.27    9.02    7.78       1.85    7.32       0.29   89.58    0.76
     PKPS  Poughkeepsie SB of NY                8.15     8.15    1.48   18.01   18.67       2.36   28.68       4.49   21.98    1.33
     PRBC  Prestige Bancorp of PA              14.55    14.55    0.03    0.28    0.23       0.38    3.52       0.18  170.81    0.43
     PETE  Primary Bank of NH*                  6.41     6.39   -0.02   -0.31   -0.27      -0.02   -0.39       1.40   45.71    1.16
     PSAB  Prime Bancorp, Inc. of PA            8.49     7.97    0.73    7.98    6.02       0.95   10.41       1.34   45.65    1.00
     PFNC  Progress Financial Corp. of PA       5.09     5.06    0.59   11.76    6.69       0.73   14.50       0.98   61.67    0.96
     PSBK  Progressive Bank, Inc. of NY*        8.21     7.19    1.14   13.10   10.26       1.17   13.49       1.05   94.69    1.53
     PROV  Provident Fin. Holdings of CA       14.64    14.64    0.21    2.06    1.61      -0.01   -0.09       1.95   46.19    1.08
     PULB  Pulaski SB, MHC of MO (29.0)        12.75    12.75    0.88    7.12    5.38       0.81    6.56       0.53   47.67    0.31
     PULS  Pulse Bancorp of S. River NJ         7.65     7.65    0.74    7.33    7.24       1.12   11.12       1.23   39.65    1.79
     QCFB  QCF Bancorp of Virginia MN          17.64    17.64    1.24    6.25    7.46       1.24    6.25        NA      NA      NA
     QCBC  Quaker City Bancorp of CA            9.03     9.00    0.22    2.25    2.42       0.49    5.11       1.81   61.38    1.30
     QCSB  Queens County SB of NY*             15.59    15.59    1.77   10.50    6.18       1.77   10.50       0.72   98.47    0.83
     RCSB  RCSB Financial, Inc. of NY*          6.87     6.64    1.01   12.24    9.19       0.88   10.76       0.74   94.44    1.37
     RARB  Raritan Bancorp. of Raritan NJ*      7.84     7.68    0.83   11.06    8.13       0.92   12.23       0.44  183.19    1.26
     REDF  RedFed Bancorp of Redlands CA        8.06     8.06   -0.77  -12.38   -7.09      -0.46   -7.51       3.94   29.77    1.40
     RELY  Reliance Bancorp of NY               8.17     5.52    0.52    5.16    4.75       0.85    8.46       0.97   25.31    0.54
     RELI  Reliance Bancshares Inc of WI(8)*   61.08    61.08    1.33    2.19    3.70       1.33    2.19        NA      NA     0.56
     RFED  Roosevelt Fin. Grp. Inc. of MO       4.87     4.62    0.38    8.07    4.38       0.83   17.41       0.83   28.67    0.51
     RVSB  Rvrview SB,FSB MHC of WA(40.3)      10.75     9.62    0.99    9.12    5.67       1.16   10.65       0.20  166.22    0.52
     SCCB  S. Carolina Comm. Bnshrs of SC      28.65    28.65    0.85    2.94    3.40       1.14    3.92        NA      NA     0.87
     SBFL  SB Fing. Lakes MHC of NY(33.0)      10.14    10.14   -0.57   -5.05   -4.30       0.10    0.87       1.15   49.69    1.27
     SFED  SFS Bancorp of Schenectady NY       12.75    12.75    0.45    3.23    3.90       0.81    5.85       0.66   59.05    0.55
     SGVB  SGV Bancorp of W. Covina CA          9.07     9.07   -0.01   -0.08   -0.09       0.27    2.64       0.92   31.65    0.39
     SISB  SIS Bank of Springfield MA*          7.56     7.56    2.02   27.49   17.46       2.03   27.56       0.59  203.71    2.55
     SJSB  SJS Bancorp of St. Joseph MI(8)     10.41    10.41    0.17    1.51    1.10       0.49    4.26       0.35  129.05    0.66
     SWCB  Sandwich Co-Op. Bank of MA*          8.17     7.71    0.90   10.86    7.06       0.88   10.60       0.77  100.59    1.13
     SFBM  Security Bancorp of MT(8)            8.09     6.97    0.53    6.24    4.40       0.63    7.42       0.39   86.91    0.61
     SECP  Security Capital Corp. of WI        15.89    15.89    0.84    5.04    4.19       1.13    6.79       0.10     NA     1.51
     SFSL  Security First Corp. of OH           9.28     9.09    0.90    9.98    5.60       1.28   14.16       0.21  377.44    0.89
     SMFC  Sho-Me Fin. Corp. of MO             10.20    10.20    0.69    5.99    5.18       0.92    7.91       0.06  980.22    0.70
     SOBI  Sobieski Bancorp of S. Bend IN      17.12    17.12    0.11    0.62    0.70       0.47    2.56       0.11  222.22    0.37
     SOSA  Somerset Savings Bank of MA(8)*      5.67     5.67    0.46    8.38    7.00       0.46    8.38       8.41   14.61    1.58
     SSFC  South Street Fin. Corp. of NC*      28.43    28.43    1.34    4.71    4.47       1.43    5.02        NA      NA     0.39
     SMBC  Southern Missouri Bncrp of MO       16.41    16.41    0.94    5.51    6.32       0.88    5.15       0.71   56.68    0.64
     SWBI  Southwest Bancshares of IL          10.38    10.38    0.82    6.91    6.14       1.13    9.49       0.22   93.24    0.30
     SVRN  Sovereign Bancorp of PA              3.88     2.66    0.49   12.20    6.54       0.68   16.93       0.68   53.74    0.57
     STFR  St. Francis Cap. Corp. of WI         8.92     8.50    0.81    7.87    7.21       0.80    7.75        NA      NA     0.82
     SPBC  St. Paul Bancorp, Inc. of IL         8.69     8.66    0.59    6.56    4.96       0.90    9.95       0.57  149.12    1.19
     STND  Standard Fin. of Chicago IL         11.26    11.24    0.55    4.41    3.52       0.75    6.02       0.16  176.36    0.47
     SFFC  StateFed Financial Corp. of IA      17.99    17.99    0.97    4.98    5.64       1.22    6.27       1.27   23.88    0.37
     SFIN  Statewide Fin. Corp. of NJ           9.87     9.85    0.38    3.40    3.39       0.89    7.89       0.92   57.17    1.09
     STSA  Sterling Financial Corp. of WA       3.90     3.19    0.02    0.44    0.36       0.25    6.02       0.58   93.09    0.88
     SSBK  Strongsville SB of OH                7.73     7.58    0.64    7.81    5.69       0.83   10.26       0.42   62.45    0.34

                                                           Pricing Ratios                      Dividend Data(6)
                                               _________________________________________    _______________________
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                    Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                    _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies
      (continued)
     ____________________________


     PBKB  People's SB of Brockton MA*          10.95  125.09    7.02  131.76   17.41         0.32    3.01   32.99
     PFDC  Peoples Bancorp of Auburn IN         14.49  108.93   16.61  108.93   11.05         0.60    3.00   43.48
     PBCT  Peoples Bank, MHC of CT(32.3)*       14.27  184.62   15.26  184.87   17.81         0.88    3.23   46.07
     PFFC  Peoples Fin. Corp. of OH               NM    83.49   21.21   83.49     NM          0.00    0.00    0.00
     PHBK  Peoples Heritage Fin Grp of ME*      14.97  172.13   14.56  191.31   13.70         0.68    2.64   39.53
     PBNB  Peoples Sav. Fin. Corp. of CT*       13.21  117.49   11.49  126.14   12.85         0.92    3.32   43.81
     PERM  Permanent Bancorp of IN                NM   108.06   10.23  109.28   25.00         0.30    1.48     NM
     PMFI  Perpetual Midwest Fin. of IA           NM   106.05    9.08  106.05   24.67         0.30    1.60     NM
     PERT  Perpetual of SC, MHC (46.8%)         16.18  114.70   16.38  114.70   16.18         0.00    0.00    0.00
     PCBC  Perry Co. Fin. Corp. of MO           21.25   96.10   18.04   96.10   18.89         0.30    1.76   37.50
     PHFC  Pittsburgh Home Fin. of PA             NM    94.25   14.66   94.25   22.62         0.20    1.52   57.14
     PFSL  Pocahnts Fed, MHC of AR (46.4)       14.26  123.57    7.35  123.57   10.65         0.84    4.87   69.42
     POBS  Portsmouth Bank Shrs Inc of NH(8)*   12.85  116.81   29.10  116.81   15.84         0.60    4.41   56.60
     PKPS  Poughkeepsie SB of NY                 5.36   93.92    7.66   93.92    3.37         0.10    1.90   10.20
     PRBC  Prestige Bancorp of PA                 NM    82.44   11.99   82.44     NM          0.00    0.00    0.00
     PETE  Primary Bank of NH*                    NM   108.70    6.97  109.02     NM          0.00    0.00     NM
     PSAB  Prime Bancorp, Inc. of PA            16.60  131.15   11.14  139.75   12.74         0.68    3.36   55.74
     PFNC  Progress Financial Corp. of PA       14.95  167.07    8.50  168.07   12.13         0.08    0.96   14.29
     PSBK  Progressive Bank, Inc. of NY*         9.75  123.32   10.12  140.85    9.47         0.53    2.30   22.46
     PROV  Provident Fin. Holdings of CA          NM    86.00   12.59   86.00     NM          0.00    0.00    0.00
     PULB  Pulaski SB, MHC of MO (29.0)         18.58  129.19   16.48  129.19   20.17         1.00    7.08     NM
     PULS  Pulse Bancorp of S. River NJ         13.82  124.90    9.56  124.90    9.10         0.70    4.44   61.40
     QCFB  QCF Bancorp of Virginia MN           13.40   96.40   17.01   96.40   13.40         0.00    0.00    0.00
     QCBC  Quaker City Bancorp of CA              NM    94.07    8.50   94.39   18.13         0.00    0.00    0.00
     QCSB  Queens County SB of NY*              16.18  175.32   27.33  175.32   16.18         1.00    2.12   34.25
     RCSB  RCSB Financial, Inc. of NY*          10.89  154.15   10.59  159.53   12.39         0.60    2.15   23.44
     RARB  Raritan Bancorp. of Raritan NJ*      12.30  128.24   10.05  130.91   11.12         0.60    2.58   31.75
     REDF  RedFed Bancorp of Redlands CA          NM   134.38   10.83  134.38     NM          0.00    0.00     NM
     RELY  Reliance Bancorp of NY               21.07  111.74    9.13  165.49   12.84         0.56    2.99   62.92
     RELI  Reliance Bancshares Inc of WI(8)*      NM    59.00   36.04   59.00     NM          0.00    0.00    0.00
     RFED  Roosevelt Fin. Grp. Inc. of MO       22.82  181.07    8.83  191.12   10.58         0.62    3.27   74.70
     RVSB  Rvrview SB,FSB MHC of WA(40.3)       17.63  156.10   16.78  174.48   15.09         0.22    1.31   23.16
     SCCB  S. Carolina Comm. Bnshrs of SC         NM    89.02   25.50   89.02   22.06         0.60    4.00     NM
     SBFL  SB Fing. Lakes MHC of NY(33.0)         NM   120.32   12.21  120.32     NM          0.40    2.96     NM
     SFED  SFS Bancorp of Schenectady NY          NM    89.74   11.45   89.74   14.16         0.24    1.61   41.38
     SGVB  SGV Bancorp of W. Covina CA            NM    91.14    8.26   91.14     NM          0.00    0.00     NM
     SISB  SIS Bank of Springfield MA*           5.73  137.09   10.36  137.09    5.71         0.00    0.00    0.00
     SJSB  SJS Bancorp of St. Joseph MI(8)        NM   148.00   15.41  148.00     NM          0.44    1.73     NM
     SWCB  Sandwich Co-Op. Bank of MA*          14.17  148.62   12.14  157.39   14.52         1.20    4.05   57.42
     SFBM  Security Bancorp of MT(8)            22.73  144.02   11.65  167.22   19.11         0.68    2.27   51.52
     SECP  Security Capital Corp. of WI         23.86  121.44   19.30  121.44   17.69         0.90    1.23   29.32
     SFSL  Security First Corp. of OH           17.87  148.53   13.78  151.50   12.59         0.44    2.65   47.31
     SMFC  Sho-Me Fin. Corp. of MO              19.30  119.45   12.18  119.45   14.61         0.00    0.00    0.00
     SOBI  Sobieski Bancorp of S. Bend IN         NM    91.23   15.62   91.23     NM          0.00    0.00    0.00
     SOSA  Somerset Savings Bank of MA(8)*      14.29  114.94    6.52  114.94   14.29         0.00    0.00    0.00
     SSFC  South Street Fin. Corp. of NC*       22.37  105.48   29.99  105.48   21.02         0.00    0.00    0.00
     SMBC  Southern Missouri Bncrp of MO        15.83   89.01   14.60   89.01   16.96         0.50    3.51   55.56
     SWBI  Southwest Bancshares of IL           16.29  124.07   12.88  124.07   11.85         0.76    4.16   67.86
     SVRN  Sovereign Bancorp of PA              15.29  176.39    6.85     NM    11.02         0.08    0.62    9.41
     STFR  St. Francis Cap. Corp. of WI         13.87  115.92   10.34  121.62   14.10         0.48    1.81   25.13
     SPBC  St. Paul Bancorp, Inc. of IL         20.16  134.40   11.68  134.86   13.28         0.48    1.74   35.04
     STND  Standard Fin. of Chicago IL            NM   129.15   14.54  129.39   20.79         0.32    1.52   43.24
     SFFC  StateFed Financial Corp. of IA       17.74   89.29   16.06   89.29   14.10         0.40    2.42   43.01
     SFIN  Statewide Fin. Corp. of NJ             NM   106.04   10.46  106.28   12.72         0.40    2.88     NM
     STSA  Sterling Financial Corp. of WA         NM   127.55    4.97  155.72   19.93         0.00    0.00    0.00
     SSBK  Strongsville SB of OH                17.58  135.87   10.50  138.55   13.39         0.48    2.13   37.50


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                                                                 Exhibit IV-1 (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                              Prices As Of December 13, 1996


                                                              Key Financial Ratios                           Asset Quality Ratios
                                             __________________________________________________________    _______________________
                                                      Tang.
                                             Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
     Financial Institution                   Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                   _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                                (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     NASDAQ Listed OTC Companies
      (continued)
     ___________________________


     SFSB  SuburbFed Fin. Corp. of IL          6.49     6.46    0.22    3.20    3.47       0.48    6.89       0.28   84.20    0.42
     SBCN  Suburban Bancorp. of OH            12.09    12.09    0.17    1.30    1.53       0.61    4.70       0.13     NA     1.84
     THRD  TF Financial Corp. of PA           10.81     9.38    0.62    4.46    4.81       0.87    6.19       0.32   79.91    0.57
     ROSE  TR Financial Corp. of NY            6.35     6.35    0.97   14.97   10.25       0.78   12.01        NA      NA     0.86
     TPNZ  Tappan Zee Fin. Corp. of NY        17.93    17.93    0.69    4.16    3.78       0.64    3.84       2.12   26.73    1.22
     PTRS  The Potters S&L Co. of OH           8.21     8.21    0.03    0.28    0.32       0.39    4.17       2.20   76.26    3.61
     TSBS  Trenton SB, FSB MHC of NJ(35.0(8)  19.38    18.97    1.66    8.70    5.94       1.29    6.78       0.36   91.15    0.52
     TRIC  Tri-County Bancorp of WY           15.94    15.94    0.66    3.67    4.11       0.92    5.08       0.07  801.92    1.19
     THBC  Troy Hill Bancorp of PA(8)         18.11    18.11    1.01    4.92    4.10       1.18    5.76       1.39   49.75    0.81
     TWIN  Twin City Bancorp of TN            12.53    12.53    0.78    5.80    5.45       0.99    7.34       0.53   37.63    0.27
     UFRM  United FS&LA of Rocky Mount NC      7.49     7.49    0.28    3.47    2.97       0.49    6.19       1.20   93.51    1.62
     UBMT  United SB, FA of MT                22.54    22.54    1.20    5.25    5.60       1.46    6.40       0.70    9.92    0.22
     VABF  Va. Beach Fed. Fin. Corp of VA      6.60     6.60    0.03    0.49    0.43       0.21    3.29       1.42   51.34    1.00
     VFFC  Virginia First Savings of VA        7.82     7.59    1.40   18.18   13.83       1.40   18.18       2.32   44.65    1.17
     WHGB  WHG Bancshares of MD               23.84    23.84    0.75    4.87    3.36       0.75    4.87       0.60   30.56    0.24
     WSFS  WSFS Financial Corp. of DE*         6.18     6.11    1.47   25.09   13.58       1.49   25.47       2.86   65.77    2.95
     WVFC  WVS Financial Corp. of PA*         12.89    12.89    1.24    8.73    7.26       1.52   10.71       0.36  204.24    1.31
     WLDN  Walden Bancorp of MA(8)*            9.06     7.80    1.09   11.91    6.00       1.21   13.22       0.89  120.99    1.79
     WRNB  Warren Bancorp of Peabody MA*       9.17     9.17    1.73   19.58   10.75       1.70   19.23       1.75   73.15    2.03
     WFSL  Washington FS&LA of Seattle WA     11.30    10.76    1.63   13.52    7.61       1.81   15.03       0.79   37.73    0.41
     WAMU  Washington Mutual Inc. of WA*       6.32     5.69    0.90   14.48    6.42       0.99   16.03       0.56  115.82    0.98
     WYNE  Wayne Bancorp of NJ                14.99    14.99    0.02    0.18    0.14       0.14    1.16       1.17   61.42    1.26
     WAYN  Wayne S&L Co., MHC of OH(46.7)      8.98     8.98    0.25    2.71    1.78       0.60    6.61       0.61   58.24    0.42
     WCFB  Webster CityFSB,MHC of IA(45.2     22.89    22.89    0.87    3.89    3.06       1.20    5.35       0.45   92.96    0.73
     WBST  Webster Financial Corp. of CT       5.06     3.92    0.53   10.21    6.17       0.65   12.61       0.85  110.74    1.45
     WEFC  Wells Fin. Corp. of Wells MN       13.79    13.79    0.55    3.80    4.00       0.93    6.44       0.34   87.34    0.33
     WCBI  WestCo Bancorp of IL               15.50    15.50    0.99    6.36    5.44       1.33    8.58       0.53   54.54    0.40
     WSTR  WesterFed Fin. Corp. of MT         13.83    13.83    0.57    4.24    4.14       0.84    6.23       0.23  155.72    0.54
     WOFC  Western Ohio Fin. Corp. of OH      16.73    15.74    0.89    3.89    5.00       0.73    3.19        NA      NA     0.55
     WWFC  Westwood Fin. Corp. of NJ          10.19     8.93    0.04    0.40    0.38       0.71    6.86       0.14  155.97    0.54
     WEHO  Westwood Hmstd Fin Corp of OH      32.96    32.96   -0.08   -0.38   -0.26       0.41    2.03       0.03  459.38    0.18
     WFCO  Winton Financial Corp. of OH(8)     7.46     7.26    0.93   12.27    9.25       0.78   10.39       0.44   70.82    0.37
     FFWD  Wood Bancorp of OH                 13.17    13.17    0.89    6.32    5.15       1.15    8.18       0.29  120.40    0.45
     YFCB  Yonkers Fin. Corp. of NY           18.88    18.88    0.68    5.24    3.34       1.01    7.80       1.30   27.74    1.07
     YFED  York Financial Corp. of PA          7.95     7.95    0.61    7.26    5.44       0.84    9.95       2.45   25.75    0.73

                                                          Pricing Ratios                      Dividend Data(6)
                                              _________________________________________    _______________________
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                   Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                   _______ _______ _______ _______ _______      _______ _______ _______
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies
      (continued)
     ___________________________


     SFSB  SuburbFed Fin. Corp. of IL            NM    93.78    6.09   94.29   13.38         0.32    1.68   48.48
     SBCN  Suburban Bancorp. of OH               NM    87.16   10.54   87.16   18.07         0.60    4.00     NM
     THRD  TF Financial Corp. of PA            20.78   95.69   10.35  110.27   14.95         0.32    2.00   41.56
     ROSE  TR Financial Corp. of NY             9.76  142.05    9.02  142.05   12.16         0.80    2.53   24.69
     TPNZ  Tappan Zee Fin. Corp. of NY           NM    98.50   17.66   98.50     NM          0.20    1.45   38.46
     PTRS  The Potters S&L Co. of OH             NM    92.09    7.56   92.09   21.07         0.28    1.49     NM
     TSBS  Trenton SB, FSB MHC of NJ(35.0(8)   16.84  142.35   27.59  145.45   21.62         0.35    2.19   36.84
     TRIC  Tri-County Bancorp of WY            24.36   91.35   14.56   91.35   17.59         0.50    2.63   64.10
     THBC  Troy Hill Bancorp of PA(8)          24.39  118.55   21.47  118.55   20.83         0.40    2.00   48.78
     TWIN  Twin City Bancorp of TN             18.35  110.72   13.87  110.72   14.50         0.64    3.71   68.09
     UFRM  United FS&LA of Rocky Mount NC        NM   120.34    9.01  120.34   18.90         0.20    2.58     NM
     UBMT  United SB, FA of MT                 17.86   94.27   21.24   94.27   14.65         0.92    4.91     NM
     VABF  Va. Beach Fed. Fin. Corp of VA        NM   115.19    7.61  115.19     NM          0.16    1.73     NM
     VFFC  Virginia First Savings of VA         7.23  120.96    9.46  124.71    7.23         0.10    0.78    5.62
     WHGB  WHG Bancshares of MD                  NM    89.21   21.27   89.21     NM          0.20    1.56   46.51
     WSFS  WSFS Financial Corp. of DE*          7.37  169.30   10.46  171.06    7.26         0.00    0.00    0.00
     WVFC  WVS Financial Corp. of PA*          13.78  122.97   15.85  122.97   11.23         0.80    3.30   45.45
     WLDN  Walden Bancorp of MA(8)*            16.66  187.35   16.97  217.56   15.00         0.64    1.84   30.62
     WRNB  Warren Bancorp of Peabody MA*        9.30  176.01   16.14  176.01    9.47         0.44    2.82   26.19
     WFSL  Washington FS&LA of Seattle WA      13.14  181.34   20.49  190.46   11.81         0.92    3.57   46.94
     WAMU  Washington Mutual Inc. of WA*       15.58  215.84   13.64  239.51   14.08         0.96    2.27   35.29
     WYNE  Wayne Bancorp of NJ                   NM    89.25   13.38   89.25     NM          0.00    0.00    0.00
     WAYN  Wayne S&L Co., MHC of OH(46.7)        NM   152.93   13.73  152.93   23.00         0.92    4.00     NM
     WCFB  Webster CityFSB,MHC of IA(45.2        NM   126.80   29.02  126.80   23.75         0.80    6.13     NM
     WBST  Webster Financial Corp. of CT       16.20  151.85    7.68  196.21   13.11         0.72    1.91   30.90
     WEFC  Wells Fin. Corp. of Wells MN        25.00   97.31   13.42   97.31   14.77         0.00    0.00    0.00
     WCBI  WestCo Bancorp of IL                18.38  117.23   18.17  117.23   13.61         0.60    2.79   51.28
     WSTR  WesterFed Fin. Corp. of MT          24.16  101.74   14.07  101.74   16.47         0.38    2.10   50.67
     WOFC  Western Ohio Fin. Corp. of OH       20.00   82.55   13.81   87.76   24.42         1.00    4.76     NM
     WWFC  Westwood Fin. Corp. of NJ             NM   108.47   11.05  123.74   15.69         0.20    1.25     NM
     WEHO  Westwood Hmstd Fin Corp of OH         NM    77.81   25.64   77.81     NM          0.00    0.00     NM
     WFCO  Winton Financial Corp. of OH(8)     10.81  112.99    8.43  116.05   12.77         0.42    3.50   37.84
     FFWD  Wood Bancorp of OH                  19.41  123.13   16.22  123.13   15.00         0.36    2.18   42.35
     YFCB  Yonkers Fin. Corp. of NY              NM    93.80   17.71   93.80   20.11         0.20    1.55   46.51
     YFED  York Financial Corp. of PA          18.39  132.34   10.52  132.34   13.42         0.60    3.67   67.42



                                    EXHIBIT IV-2
                            Historical Stock Price Indices

                  Historical Stock Price Indices(1)


                                                        SNL       SNL
                                           NASDAQ      Thrift     Bank
Year/Qtr. Ended       DJIA     S&P 500    Composite    Index     Index
---------------      ------    -------    ---------    ------    -----
1991:  Quarter 1     2881.1     375.2        482.3      125.5     66.0
       Quarter 2     2957.7     371.2        475.9      130.5     82.0
       Quarter 3     3018.2     387.9        526.9      141.8     90.7
       Quarter 4     3168.0     417.1        586.3      144.7    103.1

1992:  Quarter 1     3235.5     403.7        603.8      157.0    113.3
       Quarter 2     3318.5     408.1        563.6      173.3    119.7
       Quarter 3     3271.7     417.8        583.3      167.0    117.1
       Quarter 4     3301.1     435.7        677.0      201.1    136.7

1993:  Quarter 1     3435.1     451.7        690.1      228.2    151.4
       Quarter 2     3516.1     450.5        704.0      219.8    147.0
       Quarter 3     3555.1     458.9        762.8      258.4    154.3
       Quarter 4     3754.1     466.5        776.8      252.5    146.2

1994:  Quarter 1     3625.1     445.8        743.5      241.6    143.1
       Quarter 2     3625.0     444.3        706.0      269.6    152.6
       Quarter 3     3843.2     462.6        764.3      279.7    149.2
       Quarter 4     3834.4     459.3        752.0      244.7    137.6

1995:  Quarter 1     4157.7     500.7        817.2      278.4    152.1
       Quarter 2     4556.1     544.8        933.5      313.5    171.7
       Quarter 3     4789.1     584.4      1,043.5      362.3    195.3
       Quarter 4     5117.1     615.9      1,052.1      376.5    207.6

1996:  Quarter 1     5587.1     645.5      1,101.4      382.1    225.1
       Quarter 2     5654.6     670.6      1,185.0      387.2    224.7
       Quarter 3     5882.2     687.3      1,226.9      429.3    249.2
December 13, 1996    6304.9     728.6      1,284.9      473.6    271.9
(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

                                     EXHIBIT IV-3
                           Historical Thrift Stock Indices

                                     MONTHLY MARKET REPORT

                                          Index Values


                                        Index Values                          Percent Change
                            --------------------------------------        -----------------------
                            11/29/96  10/31/96  12/29/95  11/30/95        1 Month   YTD   52 Week
                            --------  --------  --------  --------        -------   ---   -------

All Pub. Traded Thrifts      485.8      456.7     376.5     370.2           6.4     29.0    31.2

MHC Index                    520.4      476.5     458.5     479.4           9.2     13.5     8.6

Insurance Indices
----------------------------------------------------------------------------------------------------
SAIF Thrifts                 441.9      414.5     356.4     349.9           6.6      24.0    26.3

BIF Thrifts                  617.6      583.5     436.9     431.0           5.8      41.4    43.3


Stock Exchange Indices
----------------------------------------------------------------------------------------------------
AMEX Thrifts                 156.5      148.5     137.7     136.0           5.4      13.7    15.1

NYSE Thrifts                 285.1      265.9     257.6     249.4           7.2      10.7    14.3

OTC Thrifts                  564.9      533.0     449.5     445.0           6.0      25.7    26.9


Geographical Indices
---------------------------------------------------------------------------------------------------
New England Thrifts          424.9      386.6     316.1     315.6           9.9      34.4    34.6

Mid-Atlantic Thrifts         967.8      911.9     720.1     715.1           6.1      34.4    35.3

Southwestern Thrifts         318.9      298.2     241.7     249.8           6.9      31.9    27.7

Midwestern Thrifts         1,149.0    1,085.4     951.5     927.5           5.9      20.8    23.9

Southeastern Thrifts         454.5      433.9     367.2     366.2           4.7      23.8    24.1

Western Thrifts              484.6      455.0     380.4     370.1           6.5      27.4    30.9


Asset Size Indices
---------------------------------------------------------------------------------------------------
Less than $250M              586.6      570.6     538.4     535.5           2.8       9.0     9.5

$250M to $500M               778.0      738.1     680.3     673.3           5.4      14.4    15.6

$500M to $1B                 517.5      489.0     431.4     427.0           5.8      20.0    21.2

$1B to $5B                   541.9      508.9     421.7     416.8           6.5      28.5    30.0

Over $5B                     310.8      290.3     233.5     227.6           7.1      33.1    36.6


Comparative Indices
---------------------------------------------------------------------------------------------------
Dow Jones Industrials      6,521.7    6,029.4   5,117.1   5,074.5           8.2      27.4    28.5

S&P 500                      757.0      705.3     615.9     605.4           7.3      22.9    25.0


All SNL indices are market-value weighted; i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1994. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1,164.9.

New England: CT, ME, MA, NH, RI, VT; Mid-Atlantic: DE, DC, PA, MD, NJ, NY,
PR; Southwest; CO, LA, NM, OK, TX, UT; Midwest: IA, IL, IN, KS, KY, MI, MN,
MO, ND, NE, OH, SD, WI; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; West:
AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                     EXHIBIT IV-4
                           Market Area Acquisition Activity

                                      Exhibit IV-4
                      Pending Louisiana Mergers and Acquisisitons
                                   (Banks and Thrifts)


                                                                 Seller Financials at Announcement
                                                            -----------------------------------------------


Announce  Bank/    Seller/                     Pooling/     Total     Eqty/    YTD    YTD    NPAs/   Rsrvs/
  Date    Thrift   Buyer                 ST    Purchase     Assets   Assets   ROAA   ROAE    Assets   NPLs
--------  ------   --------------------  --    --------     ------   ------   ----   ----    ------  ------
                                                            ($000)    (%)     (%)     (%)     (%)      (%)

10/11/96  Bank     First National Bkshr  LA    Pooling      209,917   8.32    1.08   13.45   1.49     90.73
                   Whitney Holding Corp  LA

09/27/96  Bank     Gulf South Bancshrs   LA    Purchase      54,502   8.92    1.20   13.76   0.80    112.18
                   Regions Financial     AL

08/23/96  Bank     Assumption Bncshrs    LA    Purchase     107,946   8.64    1.26   14.75   0.72    165.12
                   ArgentBank            LA

08/23/96  Bank     Jefferson Guaranty    LA    Purchase     302,631   6.85    1.06   15.46   0.12   2705.91
                   Deposit Guaranty      MS

07/31/96  Bank     Southeast NB          LA    Purchase      36,441  10.22    1.36   13.06   0.85   1736.36
                   Hancock Holding Co    MS

06/25/96  Bank     West Carroll Bncshrs  LA    Pooling      117,069  10.68    2.43   23.78   0.20    278.50
                   Regions Financial     AL

06/19/96  Bank     Community Bancshares  LA    Purchase      93,496  11.26    1.03    8.67   1.02     63.22
                   Hancock Holding Co    MS

04/01/96  Bank     St. Bernard B&TC      LA    Purchase     254,950   9.38    0.99   10.88   0.00        NA
                   Hibernia Corporation  LA

                                         AVERAGE           $147,119   9.28    1.30   14.23   0.65    736.00
                                         MEDIAN             112,508   9.15    1.14   13.61   0.76    165.12


             Deal Terms at Announcement             Acquisition Pricing
             ----------------------------    -------------------------------------
             Ann'd   Ann'd                   Ann'd    Ann'd     Ann'd       Ann'd
             Deal     Deal                    Deal   Deal Pr/  Deal Pr/    Deal Pr/
Announce     Value   Price Per   Consider    Pr/Bk    Tg Bk     Assets      4-Qtr
  Date       ($M)    Share ($)   Type         (%)      (%)       (%)        EPS (x)
--------     -----   ---------   ---------   -----    ------    ------      -------
10/11/96     41.0      20.32     Com Stock   234.64   234.64    19.53        16.52


09/27/96      9.0      23.06     Com Stock   173.08   173.08    16.51         9.16


08/23/96     21.5         NA     Mixture     230.41   230.41    19.92        18.55


08/23/96     50.6         NA     Mixture     244.24   244.24    16.72        15.58


07/31/96      7.6      16.58     Mixture     203.97   203.97    20.86        11.52


06/25/96     30.6      186.00    Com Stock   244.70   244.70    26.14        11.87


06/19/96     22.0      251.28    Mixture     208.93   208.93    23.53        24.86


04/01/96     46.0     1226.67    Cash        192.39   192.39    18.04        17.79


             28.5      215.49                216.55   216.55    20.16        15.73
             26.3      104.53                219.67   219.67    19.73        16.05


               Completed Louisiana Mergers and Acquisitions, 1994-Present
                                   (Banks and Thrifts)


                                                                           Seller Financials at Completion
                                                                --------------------------------------------------------
           Date
Bank/    Completed/   Seller/                     Pooling/      Total       Eqty/     YTD      YTD        NPAs/    Rsrvs/
Thrift   Announced    Buyer                  ST   Purchase      Assets     Assets     ROAA     ROAE      Assets    NPLs
------   ----------   --------------------  ---   --------    --------   --------   -------   ------    -------   -------
                                                                ($000)      (%)       (%)      (%)        (%)       (%)


Bank     10/31/96     Tuscaloosa Bcshrs      LA   Purch.       41,292      9.21      1.75      18.72     0.33     709.76
         07/22/96     Deposit Guaranty       MS

Thrift   10/18/96     Jefferson Bancorp      LA   Purch.      265,870     13.09      1.01       8.35     0.54      47.79
         03/29/96     ISB Financial Corp.    LA

Bank     09/23/96     First American Bank    LA   Purch.        7,240     16.15      0.56       3.44     0.30         NA
         07/23/96     One American Corp      LA

Bank     09/12/96     American Bncshrs       LA   Purch.       86,300      9.52      1.25      13.47     1.64      97.91
         03/01/96     Regions Financial      AL

Bank     08/26/96     C M Bank Holding Co.   LA   Purch.      774,188     14.41      1.55      11.41     0.33     179.37
         04/02/96     Hibernia Corporation   LA

Bank     08/08/96     Delta B&TC             LA   Purch.      204,627      7.92      1.02      13.43     1.67      44.96
         11/15/95     Regions Financial      AL

Bank     06/28/96     Bank of Gonzales Hld   LA   Purch.      122,932     10.19      2.07      21.44     1.13     137.97
         02/06/96     Deposit Guaranty       MS

Bank     06/07/96     First Community Bshr   LA   Purch.       47,319      8.12      1.87      24.88     0.83     154.29
         01/15/96     Sabine Bancshares      LA

Bank     05/06/96     Royal BankGroup        LA   Purch.       60,922     12.43      0.73       5.49     1.29         NA
         12/06/95     ISB Financial Corp.    LA

Bank     03/08/96     First Citizens BncSt   LA   Pooling     231,697     10.83      1.58      14.89     0.27     491.79
         09/29/95     Whitney Holding Corp   LA

Bank     01/19/96     First State B&TC       LA   Purch.       43,237     13.93      1.09       8.14     0.40     297.54
         07/07/95     Peoples Holding Corp   LA

Bank     01/15/96     Bunkie Bancshares      LA   Pooling     105,979      8.18      1.02      12.85     0.44     268.57
         09/07/95     Hibernia Corporation   LA

Bank     01/03/96     FNB Bancshares, Inc.   LA   Pooling      57,705      7.02      1.16      15.25     0.00         NA
         06/15/95     Hibernia Corporation   LA



                                                    Acquisition Terms                           Final Deal Pricing
                                             ----------------------------------     ----------------------------------------
           Date                                         Deal
Bank/    Completed/   Seller/                 Deal    Price Per      Consider         Deal     Deal Pr/   Deal Pr/   Deal Pr/
Thrift   Announced    Buyer                  Value    Share ($)      Type            Pr/Bk     Tg Bk       Assets      EPS
------   ----------   --------------------   -----    ---------      ---------      -------   ---------   --------   ------
                                              ($M)       ($)                          (%)       (%)         (%)        (x)


Bank     10/31/96     Tuscaloosa Bcshrs      10.4       2.921        Com Stock      256.22     256.22      25.42      15.09
         07/22/96     Deposit Guaranty

Thrift   10/18/96     Jefferson Bancorp      51.5      23.000        Cash           140.07     140.07      19.39      19.17
         03/29/96     ISB Financial Corp.

Bank     09/23/96     First American Bank      NA          NA        Cash               NA         NA         NA         NA
         07/23/96     One American Corp

Bank     09/12/96     American Bncshrs       18.1      79.058        Com Stock      210.39     210.39      20.41      14.70
         03/01/96     Regions Financial

Bank     08/26/96     C M Bank Holding Co.  201.7          NA        Cash           179.03     179.16      25.48      16.92
         04/02/96     Hibernia Corporation

Bank     08/08/96     Delta B&TC             38.2     102.120        Com Stock      235.45     237.80      19.38      24.50
         11/15/95     Regions Financial

Bank     06/28/96     Bank of Gonzales Hld   27.9      51.480        Com Stock      228.86     228.86      22.46      10.68
         02/06/96     Deposit Guaranty

Bank     06/07/96     First Community Bshr     NA          NA        Cash               NA         NA         NA         NA
         01/15/96     Sabine Bancshares

Bank     05/06/96     Royal BankGroup         9.1      16.734        Cash           114.15     153.41      13.66      14.47
         12/06/95     ISB Financial Corp.

Bank     03/08/96     First Citizens BncSt   68.1      50.144        Com Stock      238.55     238.55      28.07      19.66
         09/29/95     Whitney Holding Corp

Bank     01/19/96     First State B&TC        8.2          NA        Cash           140.00     140.00      19.36      12.37
         07/07/95     Peoples Holding Corp

Bank     01/15/96     Bunkie Bancshares      19.2    1745.985        Com Stock      207.75     207.75      17.60      13.97
         09/07/95     Hibernia Corporation

Bank     01/03/96     FNB Bancshares, Inc.    9.5     977.500        Com Stock      229.47     229.47      18.39      12.10
         06/15/95     Hibernia Corporation



               Completed Louisiana Mergers and Acquisitions, 1994-Present
                                   (Banks and Thrifts)

                                                                           Seller Financials at Completion
                                                                --------------------------------------------------------
           Date
Bank/    Completed/   Seller/                     Pooling/      Total       Eqty/     YTD      YTD        NPAs/    Rsrvs/
Thrift   Announced    Buyer                  ST   Purchase      Assets     Assets     ROAA     ROAE      Assets    NPLs
------   ----------   --------------------  ---   --------    --------   --------   -------   ------    -------   -------
                                                                ($000)      (%)       (%)      (%)        (%)       (%)


Bank     01/02/96     Premier Bancorp        LA   Purch.    5,494,245      8.69      1.24      15.17     0.56     311.82
         07/19/95     Banc One Corporation   OH

Bank     11/30/95     HNB Corporation        LA   Purch.       93,452      5.51      1.23      21.18     1.94         NA
         05/02/95     Premier Bancorp        LA

Bank     10/23/95     Central Corporation    LA   Pooling     820,150      8.55      1.35      16.00     0.29         NA
         05/16/95     First Commerce Corp    LA

Bank     10/02/95     Peoples Bancshares     LA   Pooling     172,214      8.34      0.77       9.49     0.76         NA
         05/02/95     First Commerce Corp    LA

Bank     08/04/95     Lakeside Bancshares    LA   Pooling     172,362      9.65      0.76       8.38     1.58         NA
         05/17/94     First Commerce Corp    LA

Bank     07/31/95     Sugarland Bancshares   LA   Purch.       17,559     12.37      0.86       7.03     0.48         NA
         12/28/94     MidSouth Bancorp       LA

Bank     07/01/95     Bank of St John        LA   Pooling     113,341     10.62      2.82      28.76     0.47         NA
         01/25/95     Hibernia Corporation   LA

Bank     07/01/95     Progressive Bancorp    LA   Pooling     141,833      7.68      2.02      25.97     0.13         NA
         12/01/94     Hibernia Corporation   LA

Bank     05/19/95     Citizens Nat'l Bcshr   LA   Pooling     196,855     10.55      1.70      15.99     0.94         NA
         12/02/94     Deposit Guaranty       MS

Bank     05/02/95     STABA Bancshares       LA   Pooling      95,253      7.79      1.32      17.94     0.25         NA
         11/04/94     Hibernia Corporation   LA

Bank     04/03/95     Bayoulands Financial   LA   Purch.       25,150      6.02      0.84      13.99       NA         NA
         06/21/94     Iberville Trust        LA

Bank     03/16/95     First Commercial Bsh   LA   Purch.      110,641      8.31      1.25      15.95     0.89         NA
         10/20/94     Regions Financial      AL

Bank     03/01/95     American Bank          LA   Pooling      97,246      7.91      1.44      18.13     1.59         NA
         09/19/94     Hibernia Corporation   LA



                                                    Acquisition Terms                           Final Deal Pricing
                                             ----------------------------------     ---------------------------------------
           Date                                         Deal
Bank/    Completed/   Seller/                 Deal    Price Per      Consider         Deal     Deal Pr/   Deal Pr/  Deal Pr/
Thrift   Announced    Buyer                  Value    Share ($)      Type            Pr/Bk     Tg Bk       Assets      EPS
------   ----------   --------------------   -----    ---------      ---------      -------   ---------   --------  --------
                                              ($M)       ($)                          (%)       (%)         (%)        (x)


Bank     01/02/96     Premier Bancorp         802.7      23.243        Com Stock      162.09     176.35      14.58    11.51
         07/19/95     Banc One Corporation

Bank     11/30/95     HNB Corporation          12.8     496.230        Mixture        209.15     209.15      13.07    11.06
         05/02/95     Premier Bancorp

Bank     10/23/95     Central Corporation     227.5      55.945        Com Stock      301.27     304.55      27.56    20.05
         05/16/95     First Commerce Corp

Bank     10/02/95     Peoples Bancshares       30.1    1286.813        Com Stock      197.31     202.57      17.08    20.74
         05/02/95     First Commerce Corp

Bank     08/04/95     Lakeside Bancshares      29.8      59.545        Com Stock      177.36     177.36      16.83    19.08
         05/17/94     First Commerce Corp

Bank     07/31/95     Sugarland Bancshares      2.7      14.250        Pref Stock     121.18     121.18      15.16    14.84
         12/28/94     MidSouth Bancorp

Bank     07/01/95     Bank of St John          29.6      98.513        Com Stock      250.34     250.34      23.91    10.10
         01/25/95     Hibernia Corporation

Bank     07/01/95     Progressive Bancorp      28.3      35.922        Mixture        242.05     242.05      19.93     8.19
         12/01/94     Hibernia Corporation

Bank     05/19/95     Citizens Nat'l Bcshr     50.9     139.503        Com Stock      241.89     241.89      26.78    19.61
         12/02/94     Deposit Guaranty

Bank     05/02/95     STABA Bancshares         18.0     151.223        Com Stock      234.71     234.71      19.51    12.77
         11/04/94     Hibernia Corporation

Bank     04/03/95     Bayoulands Financial      2.7      18.000        Cash           162.31     162.31      11.02    16.07
         06/21/94     Iberville Trust

Bank     03/16/95     First Commercial Bsh     20.8          NA        Mixture        201.61     201.61      18.20    13.44
         10/20/94     Regions Financial

Bank     03/01/95     American Bank            16.3      37.316        Com Stock      195.00     195.00      19.52     7.13
         09/19/94     Hibernia Corporation


               Completed Louisiana Mergers and Acquisitions, 1994-Present
                                   (Banks and Thrifts)

                                                                           Seller Financials at Completion
                                                                --------------------------------------------------------
           Date
Bank/    Completed/   Seller/                     Pooling/      Total       Eqty/     YTD      YTD        NPAs/    Rsrvs/
Thrift   Announced    Buyer                  ST   Purchase      Assets     Assets     ROAA     ROAE      Assets    NPLs
------   ----------   --------------------  ---   --------    --------   --------   -------   ------    -------   -------
                                                                ($000)      (%)       (%)      (%)        (%)       (%)


Bank     02/16/95     First Bancshares Inc   LA   Pooling     245,337      8.01      2.35      38.31     0.55         NA
         05/27/94     First Commerce Corp    LA

Bank     02/16/95     City Bancorp Inc       LA   Purch.       80,194      9.50      1.29      14.89     0.52         NA
         06/03/94     First Commerce Corp    LA

Bank     01/31/95     Washington Bancorp     LA   Pooling      85,053     13.42      1.58      13.52     0.71         NA
         07/07/94     Hancock Holding Co     MS

Bank     01/13/95     First Denham Bncshrs   LA   Purch.      109,340      8.55      2.36      28.11     2.16         NA
         08/22/94     Hancock Holding Co     MS

Bank     12/31/94     LBO Bancorp Inc        LA   Pooling      94,534      7.95      1.63      22.14     0.60         NA
         06/02/94     Deposit Guaranty       MS

Bank     12/31/94     First State B & T      LA   Pooling     148,490     13.28      0.78       5.90     1.61         NA
         08/16/94     Hibernia Corporation   LA

Bank     12/31/94     Pioneer Bancshares     LA   Pooling     355,331      7.83      0.91      13.03     0.61         NA
         06/01/94     Hibernia Corporation   LA

Bank     11/10/94     American Bancshares    LA   Purch.      305,021      7.93      1.64      21.06     0.34         NA
         06/02/94     Regions Financial      AL

Bank     11/01/94     Springhill Bancshrs    LA   Purch.       57,530     12.02      2.03      16.97     1.22         NA
         06/03/94     FDH Bancshares         AR

Bank     09/23/94     Vernon Bancshares      LA   Purch.       37,638      9.55      0.44       4.59     2.03         NA
         07/29/94     Investor Group         LA

Bank     08/31/94     BNR Bancshares         LA   Pooling     136,717     11.27      1.75      16.76     1.12         NA
         03/17/94     Regions Financial      AL

Bank     08/25/94     Red River Valley Bk    LA   Pooling     139,487      9.72      1.55      16.62     2.44         NA
         03/22/94     Premier Bancorp        LA

Bank     08/01/94     First Continental      LA   Pooling     395,671      3.99      0.72      19.71     4.63         NA
         12/06/93     Hibernia Corporation   LA




                                                    Acquisition Terms                           Final Deal Pricing
                                             ----------------------------------     ---------------------------------------
           Date                                         Deal
Bank/    Completed/   Seller/                 Deal    Price Per      Consider         Deal     Deal Pr/   Deal Pr/  Deal Pr/
Thrift   Announced    Buyer                  Value    Share ($)      Type            Pr/Bk     Tg Bk       Assets      EPS
------   ----------   --------------------   -----    ---------      ---------      -------   ---------   --------  -------
                                              ($M)       ($)                          (%)       (%)         (%)        (x)


Bank     02/16/95     First Bancshares Inc    70.3      82.940        Com Stock      320.85     320.85      28.56    21.54
         05/27/94     First Commerce Corp

Bank     02/16/95     City Bancorp Inc        13.4     134.226        Com Stock      168.68     168.68      15.66    13.87
         06/03/94     First Commerce Corp

Bank     01/31/95     Washington Bancorp      15.4     190.748        Com Stock      126.47     126.47      17.45    11.14
         07/07/94     Hancock Holding Co

Bank     01/13/95     First Denham Bncshrs    27.2          NA        Mixture        281.22     281.22      25.37    11.11
         08/22/94     Hancock Holding Co

Bank     12/31/94     LBO Bancorp Inc         20.5      53.110        Com Stock      273.59     274.54      21.44    15.88
         06/02/94     Deposit Guaranty

Bank     12/31/94     First State B & T       26.0     259.625        Com Stock      129.82     129.82      17.37    14.35
         08/16/94     Hibernia Corporation

Bank     12/31/94     Pioneer Bancshares      64.9     236.375        Com Stock      217.41     228.69      17.93    16.24
         06/01/94     Hibernia Corporation

Bank     11/10/94     American Bancshares     55.0      75.315        Com Stock      197.03     208.85      18.12    11.70
         06/02/94     Regions Financial

Bank     11/01/94     Springhill Bancshrs      6.9     222.180        Cash           131.47     131.47      11.85     6.61
         06/03/94     FDH Bancshares

Bank     09/23/94     Vernon Bancshares        2.9      25.000        Cash           124.46     124.46      11.91    26.20
         07/29/94     Investor Group

Bank     08/31/94     BNR Bancshares          26.2      80.338        Com Stock      166.85     166.85      18.34    11.27
         03/17/94     Regions Financial

Bank     08/25/94     Red River Valley Bk     25.5      90.950        Com Stock      180.14     180.14      17.59    13.49
         03/22/94     Premier Bancorp

Bank     08/01/94     First Continental       58.6      12.250        Mixture        211.94     269.82      14.81       NA
         12/06/93     Hibernia Corporation


               Completed Louisiana Mergers and Acquisitions, 1994-Present
                                   (Banks and Thrifts)

                                                                           Seller Financials at Completion
                                                                --------------------------------------------------------
           Date
Bank/    Completed/   Seller/                     Pooling/      Total       Eqty/     YTD      YTD        NPAs/    Rsrvs/
Thrift   Announced    Buyer                  ST   Purchase      Assets     Assets     ROAA     ROAE      Assets    NPLs
------   ----------   --------------------  ---   --------    --------   --------   -------   ------    -------   -------
                                                                ($000)      (%)       (%)      (%)        (%)       (%)




Bank     08/01/94     First Bancorp of LA    LA   Pooling     219,729      9.98      1.87      18.84     1.22         NA
         11/04/93     Hibernia Corporation   LA

Bank     07/01/94     Bastrop National Bk    LA   Pooling     126,763     11.14      1.74      16.12     0.36         NA
         11/04/93     Hibernia Corporation   LA

Bank     07/01/94     Commercial Bncshrs     LA   Pooling     175,316      7.46      1.88      29.65     1.89         NA
         07/27/93     Hibernia Corporation   LA

Bank     06/24/94     Heritage Fncl Corp     LA   Pooling     433,042      6.97      1.08      16.09     0.65         NA
         02/23/94     Premier Bancorp        LA

Bank     05/31/94     Guaranty Bancorp       LA   Pooling     181,313      6.23      1.38      23.97     1.75         NA
         12/29/93     Regions Financial      AL

Bank     04/30/94     NB of Commerce         LA   Pooling      85,809      8.75      1.07      11.84     0.79         NA
         12/14/93     Premier Bancorp        LA

Bank     04/29/94     First State B&T Co     LA   Pooling      73,411     14.98      1.34       9.69     0.53         NA
         11/18/93     Hancock Holding Co     MS

                                             Average:         284,464       9.6      1.38      16.16     1.00     249.25
                                             Median:          118,137      8.98      1.33      15.97     0.71     179.37


                                                    Acquisition Terms                           Final Deal Pricing
                                             ----------------------------------     ---------------------------------------
           Date                                         Deal
Bank/    Completed/   Seller/                 Deal    Price Per      Consider         Deal     Deal Pr/   Deal Pr/  Deal Pr/
Thrift   Announced    Buyer                  Value    Share ($)      Type            Pr/Bk     Tg Bk       Assets      EPS
------   ----------   --------------------   -----    ---------      ---------      -------   ---------   --------  -------
                                              ($M)       ($)                          (%)       (%)         (%)        (x)


Bank     08/01/94     First Bancorp of LA     37.7     158.725        Com Stock      255.33     255.33      17.18      13.32
         11/04/93     Hibernia Corporation

Bank     07/01/94     Bastrop National Bk     21.1          NA        Com Stock      142.94     142.94      16.17      10.29
         11/04/93     Hibernia Corporation

Bank     07/01/94     Commercial Bncshrs      20.4          NA        Com Stock      145.37     155.37      12.07       9.77
         07/27/93     Hibernia Corporation

Bank     06/24/94     Heritage Fncl Corp      75.0          NA        Com Stock      248.34     256.96      17.32      16.42
         02/23/94     Premier Bancorp

Bank     05/31/94     Guaranty Bancorp        28.3      37.324        Com Stock      225.01     225.01      15.64      11.22
         12/29/93     Regions Financial

Bank     04/30/94     NB of Commerce          14.8      28.000        Com Stock      184.56     184.56      17.18      17.27
         12/14/93     Premier Bancorp

Bank     04/29/94     First State B&T Co      17.3          NA        Com Stock      150.00     150.00      21.07      13.83
         11/18/93     Hancock Holding Co

                                              53.7     198.682                       199.04     202.79      18.77      14.51
                                              25.8      77.187                       199.49     205.16      18.03      13.87


                                  EXHIBIT IV-5
                  Guaranty Savings and Homestead Association
                Director and Senior Management Summary Resumes

                         Guaranty Savings and Homestead Association
                                  Summary Director Resumes


     Kenneth B. Caldcleugh. Mr. Caldcleugh is a Vice President and Regional Manager of Glazer Wholesale Spirit & Wine Distributors.

     Stephen L. Cory. Mr. Cory is an insurance Agent and President of the Cory, Tucker & Lorrowe Insurance Agency in Metairie, Louisiana.

     Bradford A. Glazer. Mr. Glazer is the Chairman of Glazer Steel Corporation, a metal service center in New Orleans, Louisiana and Knoxville, Tennessee. He is also Chairman and President of Glazer Enterprises, Cincinnati, Ohio, an enterprise with diversified business management and investment interests.

     J. Scott Key. Mr. Key is the President of Kencoil, Inc. (previously D&S Industries), an electric motor coil manufacturer and its subsidiary Scott Armature, a provider of sales and service of electric apparatus, In Belle Chasse, Louisiana.

     Victor Kirschman. Mr. Kirschman is the Chairman of M. Kirschman & Co., Inc., a retail furniture business with its main office in New Orleans, Louisiana.

     Mannie D. Paine. Dr. Paine is a retired physician. Dr. Paine has provided consulting services to Blue Cross and Blue Shield of Louisiana since 1990 and Unisys.

     Bruce A. Scott. Mr. Scott is an attorney and Executive Vice President of the Association. Mr. Scott is legal counsel and Personnel Manager for the Association. Mr. Scott also performs certain legal services for the Association and its borrowers in connection with real estate loan closings and receives fees from the borrowers in connection therewith.

     Donald C. Scott. Mr. Scott has served as President of the Association since 1985, prior thereto he served in various management and other positions at Guaranty Savings.

     Albert J. Zahn, Jr. Mr. Zahn is a certified public accountant and partner in the firm of Zahn, Kenney & Bresette in Metairie, Louisiana.



Source: Guaranty Savings' prospectus

                  Guaranty Savings and Homestead Association
                      Summary Senior Management Resumes






     Donald C. Scott. Mr Scott has served as President of the Association since 1985, prior thereto he served in various management and other positions at Guaranty Savings.



     Bruce A. Scott. Mr. Scott is an attorney and Executive Vice President of the Association. Mr. Scott is legal counsel and Personnel Manager for the Association. Mr. Scott also performs certain legal services for the Association and its borrowers in connection with real estate loan closings and receives fees from the borrowers in connection therewith.



     Lettie Rufin Moll. Ms. Moll currently is Vice President and corporate Secretary of Guaranty Savings. She has been an employee of the Association since 1975.



     Ralph Weber. Mr. Weber has primary responsibility for the Association's data processing requirements and currently serves as Vice President. Mr. Weber has been employed at Guaranty Savings since 1977.


Source: Guaranty Savings' prospectus.

                                  EXHIBIT IV-6
                Guaranty Savings and Homestead Association
                    Pro Forma Regulatory Capital Ratios

                                 EXHIBIT IV-6
                  Guaranty Savings and Homestead Association
                      Pro Forma Regulatory Capital Ratios

                                                                    Pro Forma at September 30, 1996 Based on
                                               ----------------------------------------------------------------------------------
                                                   2,210,000             2,600,000            2,990,000           3,438,500
                                                  Shares Sold           Shares Sold          Shares Sold         Shares Sold
                            Historical at          at $10.00             at $10.00            at $10.00           at $10.00
                          September 30, 1996       Per Share             Per Share            Per Share           Per Share
                          ------------------   ------------------   ------------------    ------------------   ------------------

                                  Percent of           Percent of           Percent of            Percent of           Percent of
                          Amount   Assets(1)   Amount   Assets(1)   Amount   Assets(1)    Amount   Assets(1)   Amount   Assets(1)
                         -------  ----------  -------  ----------  -------  ----------   -------  ----------  -------  -----------
                                                                  (Dollars in Thousands)

Tangible capital:
  Actual                 $23,822    27.79%    $31,856    33.34%    $33,311    34.23%     $34,722    35.09%    $36,476    36.06%
  Requirement              1,298     1.50       1,433     1.50       1,460     1.50        1,486     1.50       1,517     1.50
                         -------    -----     -------    -----     -------    -----      -------    -----     -------    -----
  Excess                 $22,524    26.29%    $30,423    31.84%    $31,851    32.73%     $33,285    33.59%    $34,959    34.56%
                         -------    -----     -------    -----     -------    -----      -------    -----     -------    -----
                         -------    -----     -------    -----     -------    -----      -------    -----     -------    -----
Core Capital(2):
  Actual                 $23,822    27.79%    $31,856    33.34%    $33,311    34.23%     $34,722    35.09%    $36,476    36.06%
  Requirement              2,596     3.00       2,866     3.00       2,919     3.00        2,972     3.00       3,034     3.00
                         -------    -----     -------    -----     -------    -----      -------    -----     -------    -----
  Excess                 $21,226    24.79%    $28,991    30.34%    $30,392    31.23%     $31,799    32.09%    $33,442    33.06%
                         -------    -----     -------    -----     -------    -----      -------    -----     -------    -----
                         -------    -----     -------    -----     -------    -----      -------    -----     -------    -----
Risk-based capital(2):
  Actual                 $24,038    80.10%    $32,072    91.87%    $33,527    93.66%     $34,988    95.38%    $36,692    97.29%
  Requirement              2,408     8.00       2,793     8.00       2,864     8.00        2,935     8.00       3,017     8.00
                         -------    -----     -------    -----     -------    -----      -------    -----     -------    -----
  Excess                 $21,630    72.10%    $29,279    83.87%    $30,664    85.66%     $32,053    87.38%    $33,675    89.29%
                         -------    -----     -------    -----     -------    -----      -------    -----     -------    -----
                         -------    -----     -------    -----     -------    -----      -------    -----     -------    -----


------------------------------

(1)  Adjusted total or adjusted risk-weighted assets, as appropriate.
(2) Does not reflect the interest rate risk component to be added to the risk-based capital requirements or, in the case of the core capital requirement, the 4.0% requirement to be met in order for an institution to be "adequately capitalized" under applicable laws and regulations. See "Regulation--The Association--Prompt Corrective Action."

     Source: Guaranty Savings' prospectus.

                                  EXHIBIT IV-7
                  Guaranty Savings and Homestead Association
                            Pro Forma Analysis Sheet

                                  EXHIBIT IV-7
                           PRO FORMA ANALYSIS SHEET
                    Guaranty Savings and Homestead Association
                          Prices as of December 13, 1996



                                               Comparable        All SAIF
                                                Companies        Companies
                                            ----------------- ----------------
Price Multiple          Symbol  Subject (1)   Mean    Median   Mean     Median
--------------          ------  -----------   ----    ------   ----     ------
Price-earnings ratio  =  P/E        33.40 x   21.10x  22.09x   17.22x   18.61x

Price-book ratio      =  P/B       55.80%     97.82%  93.75%  116.52%  111.11%

Price-assets ratio    =  P/A       23.94%     21.21%  21.04%   14.06%   12.43%



Valuation Parameters
--------------------

Pre-Conversion Earnings (Y)           $379,000               ESOP Stock Purchases (E)          8.00%
Pre-Conversion Book Value (B)      $24,500,000               Cost of ESOP Borrowings (S)       0.00%
Pre-Conversion Assets (A)          $86,521,000               ESOP Amortization (T)             10.00 years
Reinvestment Rate (2)(R)                 3.91%               RRP Amount (M)                    4.00%
Est. Conversion Expenses (3)(X)          3.01% (4)           RRP Vesting (N)                    5.00 years
Tax rate (TAX)                          34.00%               LA Share/Franchise Tax (L)     $190,000
                                                             Capital Not Reinvested(C)         0.00% (5)

Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.    V=           P/E * (Y - L)                                V=  $26,000,088
        -----------------------------------------------------
         1 - P/E * ((1-X-E-M-C)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.    V=           P/B  *  B                                    V=  $26,000,010
        -----------------------------
         1 - P/B * (1-X-E-M)

3.    V=           P/A * A                                      V=  $26,000,026
        -----------------------------
         1 - P/A * (1-X-E-M)

                                                        Gross Proceeds
Conclusion                                              and Stock Issued
----------                                              -----------------
Minimum                                                   $22,100,000
Midpoint                                                  $26,000,000
Maximum                                                   $29,900,000
Supermaximum                                              $34,385,000

_____________________________________________________________________
(1) Pricing ratios shown reflect the final value for conversion.
(2) Net return reflects a reinvestment rate of 5.92 percent, and a tax rate of
    34.00 percent.
(3) Conversion expenses as set forth in the Bank's prospectus.
(4) "X" is calculated as $782,000 of offering expenses divided by $26,000,000 of gross proceeds.

                                  EXHIBIT IV-8
                 Guaranty Savings and Homestead Association
                   Pro Forma Effect of Conversion Proceeds

                                  Exhibit IV-8
                   PRO FORMA EFFECT OF CONVERSION PROCEEDS
                 Guaranty Savings and Homestead Association
                         At the Minimum of the Range



1.  Pro Forma Market Value
     Offering Proceeds and Stock Issuance           $22,100,000
     Less: Estimated Offering Expenses                  728,000
                                                        -------
     Net Increase to Capital                        $21,372,000
     Less common stock acquired by ESOP               1,768,000
     Less common stock acquired by Recognion Plan       884,000
                                                        -------
     Net proceeds available for investment          $18,720,000

2.  Estimated Additional Income from Conversion

    Net Increase to Capital                         $18,720,000
      Less: Capital that will not be reinvested               0
                                                              -
    Net Proceeds Reinvested                         $18,720,000
    Estimated net incremental rate of return              3.91%
                                                          -----
    Earnings Increase                                  $731,952
      Less: Impact of State Franchise/Share Taxes       183,000
      Less: Estimated cost of ESOP borrowings(1)              0
      Less: Amortization of ESOP borrowings(2)          116,688
      Less: Recognition Plan Vesting(3)                 116,688
                                                        -------
    Net Earnings Increase                              $315,576


                                                           Net
                                              Before     Earnings     After
3.  Pro Forma Earnings                       Conversion  Increase   Conversion
                                             ----------  --------   ----------
    12 Months ended September 30, 1996          $379,000   $315,576   $694,576
    12 Months ended September 30, 1996, (core)  $718,000   $315,576   $1,033,576

                                          Before       Net Cash     After
4.  Pro Forma Net Worth                  Conversion    Proceeds   Conversion
                                         ----------    --------   -----------
    September 30, 1996                   $24,500,000  $18,720,000  $43,220,000


                                          Before        Net Cash    After
5.  Pro Forma Assets                     Conversion     Proceeds  Conversion
                                         ----------     --------  -----------
    September 30, 1996                   $86,521,000  $18,720,000  $105,241,000



(1) ESOP stock purchases are internally financed by a loan from the Holding Company.
(2) ESOP borrowings are amortized over 10 years, amortization expense is tax effected at a 34.0 percent rate.
(3) Recognition Plan is vested over a five year period and the amortization is tax effected at a 34.0 percent rate.

                                 Exhibit IV-8
                   PRO FORMA EFFECT OF CONVERSION PROCEEDS
                 Guaranty Savings and Homestead Association
                        At the Midpoint of the Range



1.  Pro Forma Market Value
     Offering Proceeds and Stock Issuance                          $26,000,000
     Less: Estimated Offering Expenses                                 782,000
                                                                       -------
     Net Increase to Capital                                       $25,218,000
     Less common stock acquired by ESOP                              2,080,000
     Less common stock acquired by Recognion Plan                    1,040,000
                                                                       -------
     Net proceeds available for investment                         $22,098,000

2.  Estimated Additional Income from Conversion Proceeds

    Net Increase to Capital                                       $22,098,000
      Less: Capital that will not be reinvested                             0
                                                                            -
    Net Proceeds Reinvested                                       $22,098,000
    Estimated net incremental rate of return                            3.91%
                                                                        -----
    Earnings Increase                                                $864,032
      Less: Impact of State Franchise/Share Taxes                     190,000
      Less: Estimated cost of ESOP borrowings(1)                            0
      Less: Amortization of ESOP borrowings(2)                        137,280
      Less: Recognition Plan Vesting(3)                               137,280
                                                                      -------
    Net Earnings Increase                                            $399,472


                                                           Net
                                              Before     Earnings    After
3.  Pro Forma Earnings                      Conversion   Increase   Conversion
                                            ----------   --------   ----------

    12 Months ended September 30, 1996          $379,000   $399,472    $778,472
    12 Months ended September 30, 1996, (core)  $718,000   $399,472  $1,117,472

                                              Before     Net Cash    After
4.  Pro Forma Net Worth                     Conversion   Proceeds   Conversion
                                            ----------   --------   ----------

    September 30, 1996                     $24,500,000  $22,098,000  $46,598,000


                                             Before      Net Cash    After
5.  Pro Forma Assets                       Conversion    Proceeds   Conversion
                                            ----------   --------   ----------

    September 30, 1996                     $86,521,000  $22,098,000 $108,619,000



(1) ESOP stock purchases are internally financed by a loan from the Holding Company.
(2) ESOP borrowings are amortized over 10 years, amortization expense is tax effected at a 34.0 percent rate.
(3) Recognition Plan is vested over a five year period and the amortization is tax effected at a 34.0 percent rate.

                                Exhibit IV-8
                  PRO FORMA EFFECT OF CONVERSION PROCEEDS
                Guaranty Savings and Homestead Association
                        At the Maximum of the Range



1.  Pro Forma Market Value
      Offering Proceeds and Stock Issuance                         $29,900,000
      Less: Estimated Offering Expenses                                825,000
                                                                       -------
      Net Increase to Capital                                      $29,075,000
      Less common stock acquired by ESOP                             2,392,000
      Less common stock acquired by Recognion Plan                   1,196,000
                                                                     ---------
      Net proceeds available for investment                        $25,487,000

2.  Estimated Additional Income from Conversion

    Net Increase to Capital                                        $25,487,000
      Less: Capital that will not be reinvested                              0
                                                                             -
    Net Proceeds Reinvested                                        $25,487,000
    Estimated net incremental rate of return                             3.91%
                                                                         -----
    Earnings Increase                                                 $996,542
      Less: Impact of State Franchise/Share Taxes                      197,000
      Less: Estimated cost of ESOP borrowings(1)                             0
      Less: Amortization of ESOP borrowings(2)                         157,872
      Less: Recognition Plan Vesting(3)                                157,872
                                                                       -------
    Net Earnings Increase                                             $483,798


                                                           Net
                                             Before      Earnings     After
3.  Pro Forma Earnings                      Conversion   Increase    Conversion
                                            ----------   --------    ----------

    12 Months ended September 30, 1996          $379,000  $483,798    $862,798
    12 Months ended September 30, 1996, (core)  $718,000  $483,798  $1,201,798


                                            Before      Net Cash     After
4.  Pro Forma Net Worth                    Conversion   Proceeds    Conversion
                                           ----------   --------    ----------

    September 30, 1996                    $24,500,000  $25,487,000  $49,987,000


                                            Before      Net Cash     After
5.  Pro Forma Assets                       Conversion   Proceeds    Conversion
                                           ----------   --------    ----------

    September 30, 1996                    $86,521,000  $25,487,000  $112,008,000



(1) ESOP stock purchases are internally financed by a loan from the Holding Company.
(2) ESOP borrowings are amortized over 10 years, amortization expense is tax effected at a 34.0 percent rate.
(3) Recognition Plan is vested over a five year period and the amortization is tax effected at a 34.0 percent rate.

                                Exhibit IV-8
              PRO FORMA EFFECT OF CONVERSION AND REORGANIZATION
                 Guaranty Savings and Homestead Association
                           At the Superrange Maximum



1.  Pro Forma Market Value
     Offering Proceeds and Stock Issuance                           $34,385,000
     Less: Estimated Offering Expenses                                  825,000
                                                                        -------
     Net Conversion Proceeds                                        $33,560,000
     Less common stock acquired by ESOP                               2,750,800
     Less common stock acquired by Recognion Plan                     1,375,400
                                                                      ---------
     Net proceeds available for investment                          $29,433,800

2.  Estimated Additional Income from Conversion

    Net Increase to Capital                                         $29,433,800
    Less: Capital that will not be reinvested                                 0
                                                                              -
    Net Proceeds Reinvested                                         $29,433,800
    Estimated net incremental rate of return                              3.91%
                                                                          -----
    Earnings Increase                                                $1,150,862
      Less: Impact of State Franchise/Share Taxes                       205,000
      Less: Estimated cost of ESOP borrowings(1)                              0
      Less: Amortization of ESOP borrowings(2)                          181,553
      Less: Recognition Plan Vesting(3)                                 181,553
                                                                        -------
    Net Earnings Increase                                              $582,756


                                                           Net
                                              Before     Earnings    After
3.  Pro Forma Earnings                       Conversion  Increase  Conversion
                                             ----------  --------  ----------

    12 Months ended September 30, 1996           $379,000  $582,756    $961,756
    12 Months ended September 30, 1996, (core)   $718,000  $582,756  $1,300,756

                                           Before      Net Increase    After
4.  Pro Forma Net Worth                   Conversion    To Capital   Conversion
                                          ----------   ------------  ----------

    September 30, 1996                    $24,500,000  $29,433,800  $53,933,800


                                            Before     Net Increase    After
5.  Pro Forma Assets                       Conversion    To Assets   Conversion
                                           ----------  ------------  ----------

    September 30, 1996                    $86,521,000  $29,433,800  $115,954,800



(1) ESOP stock purchases are internally financed by a loan from the Holding Company.
(2) ESOP borrowings are amortized over 10 years, amortization expense is tax effected at a 34.0 percent rate.
(3) Recognition Plan is vested over a five year period and the amortization is tax effected at a 34.0 percent rate.

                                     EXHIBIT IV-9
                          Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                     Core Earnings Analysis
                                  Comparable Institution Analysis
                             For the Twelve Months Ended September 30, 1996



                                                                                               Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income                Estimated
                                           to Common   Gains(Loss)      @ 34%        Items     to Common      Shares     Core EPS
                                           __________  ___________   __________   __________   __________   __________   _________
                                             ($000)      ($000)        ($000)       ($000)       ($000)       ($000)        ($)


Comparable Group
________________

CCFH  CCF Holding Company of GA(1)              773         -56            19          0            736        1,131       0.65
CKFB  CKF Bancorp of Danville KY                744          -8             3          0            739          941       0.79
CZF   Citisave Fin. Corp. of LA                 606         302          -103          0            805          962       0.84
DFIN  Damen Fin. Corp. of Chicago IL          1,780         776          -264          0          2,292        3,771       0.61
FTSB  Fort Thomas Fin. Corp. of KY(1)         1,169           0             0          0          1,169        1,574       0.74
GWBC  Gateway Bancorp of KY                     606         337          -115          0            828        1,114       0.74
KYF   Kentucky First Bancorp of KY              718         351          -119          0            950        1,389       0.68
MARN  Marion Capital Holdings of IN           2,003         777          -264          0          2,516        1,843       1.37
NSLB  NS&L Bancorp of Neosho MO(1)              560         -82            28          0            506          843       0.60
TSH   Teche Holding Company of LA             2,521       1,733          -589          0          3,665        3,541       1.03


(1) Financial information is for the quarter ending June 30, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

                                     EXHIBIT V-1
                                  RP Financial, LC.
                            Firm Qualifications Statement

                                                    FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.


STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program referred to as SAFE, Strategic Alternatives Financial Evaluations, RP Financial analyzes strategic options which will enhance shareholder value or otherwise achieve desired results. Our planning services involve conducting situation analyses and establishing mission statements, strategic goals and objectives, with overall emphasis on enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Our planning services include the development of strategies in the following areas: capital formation and management, asset/liability targets, profitability and return on equity.
Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies as well as assessing the feasibility and compatibility of such strategies with regulations and/or other guidelines.


MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.


VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary and related industry companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, deposit portfolios and core deposits. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.


OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.


RP Financial's Key Personnel (Years of Relevant Experience)

    Ronald S. Riggins, Managing Director (16)
    William E. Pommerening, Managing Director (11)
    Gregory E. Dunn, Senior Vice President (15)
    James P. Hennessey, Senior Vice President (10)
    James J. Oren, Vice President (9)
    Timothy M. Biddle, Vice President (7)
    Alan P. Carruthers, Director-Community Banking (15)